PROSPECTUS SUPPLEMENT
(To Prospectus Dated December 18, 1995)

                          $207,272,000 (Approximate)
                   CS First Boston Mortgage Securities Corp.
                                   Depositor
                    Wells Fargo Bank, National Association
                          Seller, Master Servicer and
                           Initial Special Servicer
        Commercial Mortgage Pass-Through Certificates, Series 1995-WF1
                                  -----------
$87,030,000 (Approximate) Senior Class A-1 Certificates
$71,472,000 (Approximate) Senior Class A-2 Certificates
$14,631,000 (Approximate) Subordinated Class B Certificates
$19,508,000 (Approximate) Subordinated Class C Certificates
$14,631,000 (Approximate) Subordinated Class D Certificates

The Commercial Mortgage Pass-Through Certificates, Series 1995-WF1 (the "Cer-tificates") will be comprised of the Class A-1 Certificates, Class A-2 Cer-tificates, Class A-X Certificates, Class B Certificates, Class C Certifi-cates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates and the Class R-I and the Class R-II Certificates (the Class R-I and R-II Certificates, together, the "Residual Certifi-cates"). Only the Class A-1, Class A-2, Class B, Class C and Class D Certificates (collectively, the "Offered Certificates") are offered hereby. It is a condition of the issuance of the Offered Certifi-cates that the Class A-1 Certificates and the Class A-2 Certifi-cates each be rated "AAA" by Standard & Poor's Ratings Services, a division of The McGraw- Hill Companies, Inc. ("S&P") and Duff & Phelps Credit Rating Co. ("D&P"), that the Class B Certifi-cates be rated not lower than "AA" by S&P and "AA+" by D&P, that the Class C Certificates be rated not lower than "A-" by S&P and "A" by D&P and that the Class D Certificates be rated not lower than "BBB-" by S&P and "BBB" by D&P. See "Ratings" herein.

The Certificates (other than the Class R-I Certificates) will evidence benefi-cial ownership interests in a trust fund, the assets of which, together with the Class R-I Certificates, will constitute all of the beneficial interest in another trust fund (the "Trust Fund") to be created by CS First Boston Mort-gage Securities Corp. (the "Depositor") pursuant to a Pooling and Servicing Agreement (the "Pooling and Servicing Agreement") dated as of December 1, 1995 among the Depositor, Wells Fargo Bank, National Association, as Master Servicer (in its capacity as Master Servicer, the "Master Servicer") and as initial Special Servicer (in its capacity as initial Special Servicer, the "Special Servicer"), LaSalle National Bank, a nationally chartered bank, as Trustee (the "Trustee") and ABN AMRO Bank N.V., a Netherlands banking cor-poration, as Fiscal Agent (the "Fiscal Agent"). The assets of the Trust Fund will consist primarily of a pool (the "Mortgage Pool") of fixed-rate mortgage loans secured by mortgages on commercial and multifamily proper-ties (the "Mortgage Loans"). Wells Fargo Bank, National Association (in its capacity as seller of the Mortgage Loans, the "Seller") will sell the Mortgage Loans to the Depositor on the date of delivery of the Certifi-cates. The Mortgage Loans were originated by the Seller as described herein. The Mortgage Loans are more fully described in this Prospectus Supplement.

The Offered Certificates are being offered by CS First Boston Corporation and Morgan Stanley & Co. Incorporated (together, the "Underwriters") from time to time in negotiated transactions or otherwise at prices to be determined at the time of sale. Proceeds to the Depositor from the sale of the Offered Certificates will be approximately $207,272,000 plus accrued interest thereon from December 1, 1995, before deducting issuance expenses payable by the Depositor, estimated to be approximately $75,000. For further in-formation with respect to the plan of distribution and any discounts, commissions and profits on resale that may be deemed underwriting dis-counts or commissions, see "PLAN OF DISTRIBUTION" herein.
                                  -----------
SEE "RISK FACTORS" IMMEDIATELY FOLLOWING "SUMMARY OF TERMS" HEREIN FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED BEFORE PURCHASING ANY OF THE OFFERED CERTIFICATES.
                                  -----------
THE CERTIFICATES REPRESENT AN INTEREST IN THE TRUST FUND ONLY AND DO NOT REP-RESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, THE UNDERWRITERS, THE SELLER, THE MASTER SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE FISCAL AGENT OR ANY OF THEIR AFFILIATES. A CERTIFICATE IS NOT A DEPOSIT AND NEITHER THE CERTIFICATES NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECU-RITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMI-NAL OFFENSE.
                                  -----------

  The Offered Certificates are offered by the Underwriters when, as and if issued by the Depositor, delivered to and accepted by the Underwriters and subject to their right to reject orders in whole or in part. It is expected that delivery of the Offered Certificates in book-entry form will be made through the facilities of DTC on or about December 21, 1995.

CS First Boston                            Morgan Stanley & Co. Incorporated

         The date of this Prospectus Supplement is December 18, 1995.

  The initial Certificate Principal Balance of each Class of Offered Certificates is set forth on the cover page and is subject to a permitted variance of plus or minus 5%. Interest and principal, if any, in the amounts and priority set forth herein, will be distributed to the holders of Certificates entitled thereto on the twenty-first day of each month (or, if such day is not a business day, on the following business day), commencing January 22, 1996 (each, a "Distribution Date"). The Class B, Class C, Class D, Class E, Class F, Class G and Residual Certificates (the "Subordinate Certificates") are subordinated to the Class A-1, Class A-2 and Class A-X Certificates to the extent described herein. The Class C, Class D, Class E, Class F, Class G and Residual Certificates are also subordinated to the Class B Certificates, the Class D, Class E, Class F, Class G and Residual Certificates are also subordinated to the Class C Certificates and the Class E, Class F, Class G and Residual Certificates are also subordinated to the Class D Certificates, in each case to the extent described herein. The Final Rated Distribution Date (defined herein) for the Offered Certificates is December 21, 2027.

  During each Interest Accrual Period (defined herein), the Class A-1, Class A-2, Class B, Class C and Class D Certificates will bear interest at a rate per annum (the "Class A-1 Certificate Rate," the "Class A-2 Certificate Rate," the "Class B Certificate Rate," the "Class C Certificate Rate" and the "Class D Certificate Rate," respectively) equal to 6.452%, 6.648%, 6.847%, 7.043% and 7.532%, respectively.

  Any Prepayment Premiums (defined herein) actually collected on the Mortgage Loans will be distributed to the holders of the Class A-X Certificates separately from the Available Distribution Amount. See "DESCRIPTION OF THE CERTIFICATES--Principal and Interest Distributions--Distributions of Prepayment Premiums" herein.

  As described herein, the rights of the holders of Offered Certificates to receive payments of principal and interest will be subordinated to the rights of the holders of any Offered Certificates senior thereto. In addition, as described herein, the principal portions of Realized Losses and the Appraisal Reduction Capitalization Amounts (as defined herein), if any, will be allocated sequentially to the Class G, Class F, Class E, Class D, Class C, Class B and finally to the Class A-1 and Class A-2 Certificates pro rata, until the Certificate Principal Balances thereof have been reduced to zero, and the interest portions of Realized Losses (defined herein) will be allocated sequentially to the Class G, Class F, Class E, Class D, Class C, Class B and finally to the Class A-1, Class A-2 and Class A-X Certificates, pro rata, in proportion to the respective amounts of interest accrued thereon. Any Realized Loss allocated as described above to a Class of Certificates will be allocated among the respective Certificates of such Class, pro rata, based on their respective Percentage Interest. Investors in the Class B, Class C and Class D Certificates should fully consider the risk that, to the extent losses are actually realized by the Trust Fund on delinquent or defaulted Mortgage Loans, after the Certificate Principal Balances of the Class E, Class F and Class G Certificates have been reduced to zero, and, in the case of the Class B Certificates, after the Certificate Principal Balances of the Class C and Class D Certificates have been reduced to zero, and, in the case of the Class C Certificates, after the Certificate Principal Balance of the Class D Certificates has been reduced to zero, the amount of such losses will be applied to reduce the Certificate Principal Balances of the Class B, Class C and Class D Certificates. See "DESCRIPTION OF THE CERTIFICATES--Subordination" and
"--Allocation of Realized Losses and Certain Expenses" herein.

  The yield to investors in the Offered Certificates will depend on, among other things, the rate and timing of principal payments (including prepayments and default and liquidation proceeds) on the Mortgage Loans. Approximately 96.29% (by principal balance as of the Cut-off Date) of the Mortgage Loans provide for payments of principal and interest based on amortization schedules that extend beyond the maturity date of the related Mortgage Loan, with all unpaid principal and interest due at maturity ("Balloon Loans"). In addition, the yield on the Certificates may be affected by the allocation of Additional Trust Fund Expenses and Appraisal Reductions, as described herein. See "DESCRIPTION OF THE MORTGAGE POOL AND THE UNDERLYING MORTGAGED PROPERTIES" and "YIELD CONSIDERATIONS" herein. The yield on the Certificates may also be affected by the allocation of Deferred Interest as described under "DESCRIPTION OF THE CERTIFICATES--Principal and Interest Distributions-- Deferred Interest" herein.

  There is currently no secondary market for the Offered Certificates. The Underwriters expect to make a secondary market in the Offered Certificates but have no obligation to do so. There can be no assurance that a secondary market for the Offered Certificates will develop, or if it does develop, that it will continue. The Underwriters may sell the Offered Certificates to affiliates of the Underwriters or entities over which affiliates of the Underwriters have discretionary authority in accordance with applicable law.

  As described herein, two separate "real estate mortgage investment conduit" ("REMIC") elections will be made with respect to the Trust Fund for federal income tax purposes. The Offered Certificates will be treated as REMIC "regular interests." See "CERTAIN FEDERAL INCOME TAX CONSEQUENCES" herein and in the Prospectus.

  The Offered Certificates will be available to investors only in book-entry form through the facilities of The Depository Trust Company ("DTC"). Beneficial interests in the Offered Certificates will be shown on, and transfers thereof will be effected only through, records maintained by DTC and its participants. Physical certificates for the Offered Certificates will be available only under certain limited circumstances as described herein. See "DESCRIPTION OF THE CERTIFICATES--Book-Entry Registration" and "--Definitive Certificates" herein.

  For a discussion of certain significant matters affecting investments in the Offered Certificates, see "RISK FACTORS" herein and "CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS" herein and in the Prospectus.

  THE OFFERED CERTIFICATES OFFERED BY THIS PROSPECTUS SUPPLEMENT CONSTITUTE PART OF A SEPARATE SERIES OF CERTIFICATES BEING OFFERED BY THE DEPOSITOR FROM TIME TO TIME PURSUANT TO ITS PROSPECTUS DATED DECEMBER 18, 1995, WHICH ACCOMPANIES THIS PROSPECTUS SUPPLEMENT AND OF WHICH THIS PROSPECTUS SUPPLEMENT FORMS A PART. THE PROSPECTUS CONTAINS IMPORTANT INFORMATION REGARDING THIS OFFERING WHICH IS NOT CONTAINED HEREIN, AND PROSPECTIVE INVESTORS ARE URGED TO READ THE PROSPECTUS AND THIS PROSPECTUS SUPPLEMENT IN FULL. SALES OF THE OFFERED CERTIFICATES MAY NOT BE CONSUMMATED UNLESS THE PURCHASER HAS RECEIVED BOTH THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS.

  UNTIL MARCH 14, 1996, ALL DEALERS EFFECTING TRANSACTIONS IN THE OFFERED CERTIFICATES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                             AVAILABLE INFORMATION

  The Depositor has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement under the Securities Act of 1933, as amended, with respect to the Offered Certificates. This Prospectus Supplement and the related Prospectus, which form a part of the Registration Statement, omit certain information contained in such Registration Statement pursuant to the Rules and Regulations of the Commission. The Registration Statement can be inspected and copied at the Public Reference Room of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 and the Commission's regional offices at Seven World Trade Center, 13th Floor, New York, New York 10048, and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such materials can be obtained at prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549.

                         REPORTS TO CERTIFICATEHOLDERS

  The Trustee will mail monthly reports concerning the Certificates to all Certificateholders of record. In addition, any beneficial owner of a Certificate will be entitled to receive copies of such reports upon presentation of evidence of ownership of Certificates to the Trustee in the manner prescribed in the Pooling and Servicing Agreement. Until such time as Definitive Certificates (defined herein) are issued in respect of the Book-Entry Certificates (defined herein), the foregoing information and access will be available to the related Certificate Owners (defined herein) only to the extent it is forwarded by or otherwise available through DTC and its participants. Any Certificate Owner who does not receive information through DTC or its participants may request that the Trustee reports be mailed directly to it by written request to the Trustee (accompanied by verification of such Certificate Owner's ownership interest) at the Trustee's corporate trust office. Certain information set forth in such Trustee reports is to be available via facsimile transmission through LaSalle National Bank's ASAP (Automated Statements by Phone) System by calling (312) 904-2200 and requesting statement number 164. The manner in which notices and other communications are conveyed by DTC to participants, and by participants to the Certificate Owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. The Master Servicer, the Special Servicer, the Trustee and the Depositor are required to recognize as Certificateholders only those persons in whose names the Certificates are registered on the books and records of the Certificate Registrar.

                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
SUMMARY OF TERMS...........................................................  S-7
RISK FACTORS............................................................... S-25
  Commercial and Multifamily Lending Generally............................. S-25
  Nonrecourse Mortgage Loans............................................... S-26
  Geographic Concentration................................................. S-26
  Other Concentration Issues............................................... S-26
  Balloon Payments and Extension of Maturity............................... S-26
  Early Repayment of Mortgage Loans........................................ S-27
  Certain Environmental Matters............................................ S-27
  Zoning Compliance; Inspections........................................... S-28
  Costs of Compliance with Americans with Disabilities Act................. S-28
  Special Servicer Actions................................................. S-28
  Variability of Average Life.............................................. S-29
  Subordination of the Class B, Class C and Class D Certificates........... S-29
  Limited Obligations...................................................... S-30
  Limited Liquidity........................................................ S-30
  Conflicts of Interest.................................................... S-30
DESCRIPTION OF THE MORTGAGE POOL AND THE UNDERLYING MORTGAGED PROPERTIES... S-32
  General.................................................................. S-32
  Description of the Mortgage Loans........................................ S-32
  Certain Characteristics of the Mortgage Loans............................ S-34
  Prepayments.............................................................. S-37
  Acceleration of Mortgage Loans........................................... S-39
  Late Charges............................................................. S-39
  Due-on-Sale Clauses...................................................... S-39
  Insurance................................................................ S-40
  Escrow Payments.......................................................... S-40
  Certain Legal Aspects of the Mortgage Loans.............................. S-41
  Types of Mortgaged Property.............................................. S-41
  Loan Underwriting........................................................ S-41
  Representations and Warranties........................................... S-43
DESCRIPTION OF THE CERTIFICATES............................................ S-45
  General.................................................................. S-45
  Book-Entry Registration.................................................. S-46
  Definitive Certificates.................................................. S-47
  Principal and Interest Distributions..................................... S-48
  Reports to Certificateholders............................................ S-51
  Example of Distributions................................................. S-53
  Treatment of REO Properties.............................................. S-54
  Collection and Distribution Account...................................... S-54
  Modified Lock-Box Accounts............................................... S-54
  Subordination; Allocation of Realized Losses and Certain Expenses........ S-54
  Appraisal Reductions..................................................... S-55
  Repurchase or Substitution of Mortgage Loans............................. S-57
  Optional Termination..................................................... S-58
MATURITY CONSIDERATIONS.................................................... S-58
  Weighted Average Life.................................................... S-58
  Final Rated Distribution Date............................................ S-61
YIELD CONSIDERATIONS....................................................... S-61
  General.................................................................. S-61
SERVICING.................................................................. S-62
  General.................................................................. S-62
  The Master Servicer...................................................... S-63
  The Special Servicer..................................................... S-64
  Wells Fargo Bank......................................................... S-65
  Specially Serviced Mortgage Loans........................................ S-66
  The Operating Advisor.................................................... S-66
  Mortgage Loan Modification............................................... S-67
  Advances................................................................. S-68
  Monthly Advances......................................................... S-68
  Property Protection Advances............................................. S-69
  Nonrecoverable Advances.................................................. S-69
  Amendment................................................................ S-69
  Voting Rights............................................................ S-70
THE TRUSTEE AND THE FISCAL AGENT........................................... S-70
  The Trustee.............................................................. S-70
  Duties of the Trustee.................................................... S-71
  The Fiscal Agent......................................................... S-71
  Duties of the Fiscal Agent............................................... S-71
CERTAIN FEDERAL INCOME TAX CONSEQUENCES.................................... S-72
ERISA CONSIDERATIONS....................................................... S-73
USE OF PROCEEDS............................................................ S-75
PLAN OF DISTRIBUTION....................................................... S-75
LEGAL MATTERS.............................................................. S-75
RATINGS.................................................................... S-76
INDEX OF TERMS............................................................. S-77

                               TABLE OF CONTENTS

                                   PROSPECTUS

                                                                           PAGE
                                                                           ----
PROSPECTUS SUPPLEMENT.....................................................   2
ADDITIONAL INFORMATION....................................................   2
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE.........................   2
THE DEPOSITOR.............................................................   3
USE OF PROCEEDS...........................................................   3
DESCRIPTION OF THE CERTIFICATES...........................................   3
  General.................................................................   4
  Distributions on Certificates...........................................   4
  Accounts................................................................   5
  Amendment...............................................................   7
  Termination; Repurchase of Mortgage Loans...............................   8
  Reports to Certificateholders...........................................   8
  The Trustee.............................................................   8
THE MORTGAGE POOLS........................................................   9
  General.................................................................   9
  Assignment of Mortgage Loans............................................  10
  Mortgage Underwriting Standards and Procedures..........................  11
  Representations and Warranties..........................................  12
SERVICING OF THE MORTGAGE LOANS...........................................  14
  General.................................................................  14
  Collections and Other Servicing Procedures..............................  14
  Insurance...............................................................  14
  Fidelity Bonds and Errors and Omissions Insurance.......................  16
  Servicing Compensation and Payment of Expenses..........................  16
  Advances................................................................  16
  Modifications, Waivers and Amendments...................................  17
  Evidence of Compliance..................................................  17
  Certain Matters With Respect to the Master Servicer, the Special
   Servicer and the Trustee...............................................  17
  Events of Default.......................................................  18
ENHANCEMENT...............................................................  19
  General.................................................................  19
  Subordinate Certificates................................................  19
  Cross-Support Features..................................................  20
  Letter of Credit........................................................  20
  Certificate Guarantee Insurance.........................................  20
  Reserve Funds...........................................................  20
CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS...............................  21
  Mortgages and Deeds of Trust Generally..................................  21
  Installment Contracts...................................................  22
  Junior Mortgages; Rights of Senior Mortgagees or Beneficiaries..........  22
  Foreclosure.............................................................  24
  Environmental Risks.....................................................  26
  Statutory Rights of Redemption..........................................  27
  Anti-Deficiency Legislation.............................................  28
  Bankruptcy Laws.........................................................  28
  Enforceability of Certain Provisions....................................  30
  Prepayment Provisions...................................................  30
  Due-on-Sale Provisions..................................................  30
  Acceleration on Default.................................................  31

                                                                            PAGE
                                                                            ----
  Soldiers' and Sailors' Relief Act........................................  31
  Applicability of Usury Laws..............................................  31
  Alternative Mortgage Instruments.........................................  32
  Leases and Rents.........................................................  32
  Secondary Financing; Due-on-Encumbrance Provisions.......................  33
  Certain Laws and Regulations.............................................  33
  Type of Mortgaged Property...............................................  33
  Americans With Disabilities Act..........................................  34
CERTAIN FEDERAL INCOME TAX CONSEQUENCES....................................  35
  General..................................................................  35
  Taxation of the REMIC and its Holders....................................  35
  Taxation of Regular Interests............................................  35
  Interest and Acquisition Discount........................................  35
  Interest Weighted Certificates...........................................  38
  Variable Rate Regular Interests..........................................  38
  Market Discount and Premium..............................................  39
  Interest Election........................................................  39
  Treatment of Subordinate Certificates....................................  40
  REMIC Expenses...........................................................  40
  Sale or Exchange of REMIC Regular Interest Certificates..................  40
  Taxation of the REMIC....................................................  41
  General..................................................................  41
  Calculation of REMIC Income..............................................  41
  Taxation of Holders of Residual Interest
   Certificates............................................................  42
  Prohibited Transactions and Contributions Tax............................  42
  Limitation on Losses.....................................................  42
  Distributions............................................................  43
  Sale or Exchange.........................................................  43
  Excess Inclusions........................................................  43
  Restrictions on Ownership and Transfer of
   Residual Interest Certificates..........................................  44
  Administrative Matters...................................................  44
  Tax Status as a Grantor Trust............................................  45
  General..................................................................  45
  Discount or Premium on Pass-Through Certificates.........................  45
  Discount or Premium on Stripped Certificates.............................  46
  Possible Alternative Characterizations...................................  48
  Character as Qualifying Mortgage Loans...................................  48
  Sale of Certificates.....................................................  48
  Miscellaneous Tax Aspects................................................  48
  Backup Withholding.......................................................  48
  Tax Treatment of Foreign Investors.......................................  49
STATE TAX CONSIDERATIONS...................................................  50
ERISA CONSIDERATIONS.......................................................  50
  Prohibited Transactions..................................................  50
  Unrelated Business Taxable Income--Residual Interests....................  51
LEGAL INVESTMENT...........................................................  52
PLAN OF DISTRIBUTION.......................................................  53
LEGAL MATTERS..............................................................  54
GLOSSARY...................................................................  55

                                SUMMARY OF TERMS

  The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus Supplement and in the accompanying Prospectus. An "Index of Terms" is included at the end of this Prospectus Supplement. Capitalized terms used in this Prospectus Supplement and not defined herein have the meanings ascribed to them in the Prospectus. References to percentages of the Mortgage Loans or to the principal balance of the Mortgage Loans in this Prospectus Supplement are to percentages (except as otherwise indicated) by aggregate principal balance as of the Cut-off Date.

Securities Offered............ $207,272,000 (approximate) initial Certificate
                               Principal Balance (subject to an upward or downward variance of up to 5%) of Commercial Mortgage Pass-Through Certificates, Series 1995-WF1 (the "Certificates"), consisting of the following classes of Certificates offered hereby (the "Offered Certificates"):

                               $87,030,000 (Approximate) Senior Class A-1 Cer-tificates
                               $71,472,000 (Approximate) Senior Class A-2 Cer-tificates
                               $14,631,000 (Approximate) Subordinated Class B Certificates
                               $19,508,000 (Approximate) Subordinated Class C Certificates
                               $14,631,000 (Approximate) Subordinated Class D Certificates

                               The Certificates will also include $0 Class A-X Certificates, $19,508,000 (Approximate) Class E Certificates, $9,754,000 (Approximate) Class F Certificates, $7,315,771 (Approximate) Class G Certificates and the Class R-I and Class R-II Certificates (the Class R-I and R-II Certifi-cates, together, the "Residual Certificates"). The Class A-X Certificates will be entitled to distributions of interest and will not have a principal balance.

Description of the
Certificates.................. The Certificates (other than the Class R-I Cer-
                               tificates) will evidence interests in a trust fund, the assets of which, together with the Class R-I Certificates, will constitute all of the beneficial interest in another trust fund (the "Trust Fund") to be formed pursuant to a Pooling and Servicing Agreement (the "Pooling and Servicing Agreement") dated as of December 1, 1995 among CS First Boston Mortgage Securi-ties Corp. (the "Depositor"), Wells Fargo Bank, National Association, as Master Servicer (in its capacity as Master Servicer, the "Master Servicer") and as Special Servicer (in its ca-pacity as initial Special Servicer, the "Spe-cial Servicer"), LaSalle National Bank, a na-tionally chartered bank , as Trustee (the "Trustee") and ABN AMRO Bank N.V., a Nether-lands banking corporation, as Fiscal Agent (the "Fiscal Agent"). The assets of the Trust Fund will consist primarily of a pool (the "Mortgage Pool") of 64 fixed-rate mortgage loans secured by mortgages on commercial and multifamily properties (the "Mortgage Loans") with an ag-gregate outstanding principal balance as of the Cut-off Date (defined herein) of approximately $243,851,771. Wells Fargo Bank, National Asso-ciation (in its capacity as seller of the Mort-gage Loans, the "Seller") will sell the Mort-gage Loans to the Depositor on the Delivery Date (defined herein). The Certificates collec-tively represent the entire interest in the Trust Fund. The Trust Fund will also contain any property which secured a Mortgage Loan and is acquired by foreclosure or deed in lieu of foreclosure, and certain other related property, as more fully described herein and in the Prospectus. See "DESCRIPTION OF THE CERTIFICATES" herein.

Depositor..................... CS First Boston Mortgage Securities Corp., a
                               Delaware corporation. See "THE DEPOSITOR" in the Prospectus.

Seller........................ Wells Fargo Bank, National Association, a na-
                               tional banking association.

Master Servicer............... Wells Fargo Bank, National Association, a na-
                               tional banking association. See "SERVICING--The Master Servicer" herein.

Special Servicer.............. Wells Fargo Bank, National Association, a na-
                               tional banking association, initially will be responsible for making certain decisions and taking certain actions with respect to Spe-cially Serviced Mortgage Loans (defined here-in). It is anticipated that Banc One Management and Consulting Corporation, an Ohio corpora-tion, will hold the Class G Certificates and will appoint itself to act as Special Servicer. See "SERVICING--The Special Servicer" herein. Certain actions of the Special Servicer require approval of the Operating Advisor (defined herein), if any. See "SERVICING--The Operating Advisor" herein.

Trustee....................... LaSalle National Bank, a nationally chartered bank. See "THE TRUSTEE AND THE FISCAL AGENT-- The Trustee" herein.

Fiscal Agent.................. ABN AMRO Bank N.V., a Netherlands banking cor-
                               poration, and the indirect corporate parent of the Trustee. See "THE TRUSTEE AND THE FISCAL AGENT--The Fiscal Agent" herein.

Operating Advisor............. The holder (or holders) of the majority of the most subordinate Class of Certificates (by Cer-tificate Principal Balance of such Class) that has a Certificate Principal Balance exceeding 25% of its initial Certificate Principal Bal-ance will have the right to (i) appoint a des-ignated person (an "Operating Advisor") who will have the right to review and approve cer-tain material actions proposed by the Special Servicer under the various circumstances de-scribed herein and (ii) replace the Special Servicer subject to certain conditions de-scribed herein. See "SERVICING--The Operating Advisor" herein.

Cut-off Date.................. December 1, 1995 or, with respect to one Mort-
                               gage Loan,December 6, 1995.

Delivery Date................. On or about December 21, 1995.

Book-Entry Certificates;
 Denominations................ Except in certain limited circumstances as de-
                               scribed herein, the Offered Certificates will be available only in book-entry form in minimum denominations of $100,000 and integral multi-ples of $1,000 in excess thereof. See "DESCRIP-TION OF THE CERTIFICATES--Book-Entry Registra-tion" and "--Definitive Certificates" herein.

Record Date................... The record date (the "Record Date") for each distribution on the Offered Certificates will be the last day of the month preceding the month in which the related Distribution Date occurs.

Distribution Date............. The 21st day of each month (unless such day is not a business day, in which case, distribu-tions will be made on the next succeeding busi-ness day) (each, a "Distribution Date"), com-mencing January 22, 1996.

Principal and Interest
Distributions
A. General.................... On each Distribution Date, scheduled principal and interest payments (less the Servicing Fee and Additional Trust Fund Expenses (each as de-fined herein)), including Balloon Payments (de-fined herein) ("Scheduled Payments"), due on the Mortgage Loans during the related Due Pe-riod (defined below) and collected on or prior to the related Determination Date (defined be-low) or advanced with respect to such Distribu-tion Date, and Principal Prepayments (defined below) collected during the related Prepayment Period (defined below), will be distributed to Certificateholders of record as of the related Record Date. Interest will accrue on the Cer-tificates with respect to each related Distri-bution Date from the first day of the month preceding the month in which such Distribution Date occurs through the last day of the month preceding the month in which such Distribution Date occurs (each, an "Interest Accrual Peri-od").

                               The "Due Period" with respect to any Distribu-tion Date commences on the second day of the month preceding the month in which such Distri-bution Date occurs and ends on the first day of the month in which such Distribution Date oc-curs. A "Principal Prepayment" is any payment or other recovery of principal on a Mortgage Loan, including Liquidation Proceeds, Repur-chase Proceeds and Insurance Proceeds (each as defined in the Prospectus), received in advance of their Due Date and not accompanied by an amount of interest representing scheduled in-terest due on any date or dates in any month or months subsequent to the month of payment. The "Prepayment Period" with respect to any Distri-bution Date commences on the day after the De-termination Date in the month preceding the month in which such Distribution Date occurs and ends on the Determination Date in the month in which such Distribution Date occurs. The "Determination Date" with respect to any Dis-tribution Date is the 11th day of the month in which such Distribution Date occurs (or, if such day is not a business day, the next suc-ceeding business day).

                               Any Prepayment Premiums actually collected on the Mortgage Loans will be distributed to the holders of the Class A-X Certificates sepa-rately from the Available Distribution Amount. See "DESCRIPTION OF THE CERTIFICATES--Principal and Interest Distributions--Distribution of Prepayment Premiums" herein.

B. Interest................... On each Distribution Date, holders of each
                               Class of Offered Certificates will be entitled to receive, from the Available Distribution Amount (defined herein), interest accrued dur-ing the related Interest Accrual Period on the outstanding Certificate Principal Balance (de-fined below) of such Certificates immediately preceding such Distribution Date at the per an-num rates set forth below, reduced (to not less than zero) by such Class's allocable share of any Net Aggregate Prepayment Interest Shortfall (defined herein) for such Distribution Date (such amounts payable to holders of the Certif-icates of any Class, the "Interest Distribution Amount" for such Class). The Net Aggregate Pre-payment Interest Shortfall for any Distribution Date will be allocated among the respective Classes of Certificates, pro rata, in accor-dance with the respective amounts of interest accrued for such Classes for such Distribution Date. For so long as a more senior Class of Certificates is outstanding, the amount of in-terest otherwise distributable on such Distri-bution Date to each Class of Certificates to which an Appraisal Reduction is allocated on such Distribution Date will be reduced by the amount of interest accrued at the applicable Certificate Rate on the portion of the Certifi-cate Principal Balance of such Class equal to the Appraisal Reduction Capitalization Amount (defined herein) allocated to such Class for such Distribution Date. See "DESCRIPTION OF THE CERTIFICATES--Principal and Interest Distribu-tions--Distributions of Interest," "--Prepay-ment Interest Shortfalls and Excess Prepayment Interest" and "--Appraisal Reductions" herein.

                               "Certificate Principal Balance" means, with re-spect to any Certificate or Class of Certifi-cates (other than the Class A-X Certificates), as of any Distribution Date, an amount equal to the initial principal amount set forth on the face of such Certificate (or, in the case of a Class of Certificates, the aggregate of such amounts for the Certificates of such Class), as increased by any Deferred Interest (defined be-low) and any Appraisal Reduction Capitalization Amount added to such principal amount, as de-scribed herein, less (i) the amount of all principal distributions previously made with respect to such Certificate or Class, (ii) all Realized Losses (defined below) allocated to such Certificate or Class and (iii) for the purpose of determining distributions of inter-est on such Distribution Date and Voting Rights, as described herein, all Appraisal Re-ductions, allocated to such Certificate or Class pursuant to the Pooling and Servicing Agreement.

                               The interest rates for the Offered Certifi-cates (each, a "Certificate Rate," which term has the same meaning as the term "Pass-Through Rate" in the Prospectus) are set forth below:

                               On each Distribution Date the holders of the Class A-1 Certificates will be entitled to receive, out of the Available Distribu-tion Amount, interest for the related In-terest Accrual Period on the Certificate Principal Balance thereof at a rate (the "Class A-1 Certificate Rate") of 6.452% per annum.

                               On each Distribution Date the holders of the Class A-2 Certificates will be entitled to receive, out of the Available Distribu-tion Amount, interest for the related In-terest Accrual Period on the Certificate Principal Balance thereof at a rate (the "Class A-2 Certificate Rate") of 6.648% per annum.

                               On each Distribution Date the holders of the Class B Certificates will be entitled to receive, out of the Available Distribu-tion Amount, interest for the related In-terest Accrual Period on the Certificate Principal Balance thereof at a rate (the "Class B Certificate Rate") of 6.847% per annum.

                               On each Distribution Date the holders of the Class C Certificates will be entitled to receive, out of the Available Distribu-tion Amount, interest for the related In-terest Accrual Period on the Certificate Principal Balance thereof at a rate (the "Class C Certificate Rate") of 7.043% per annum.

                               On each Distribution Date the holders of the Class D Certificates will be entitled to receive, out of the Available Distribu-tion Amount, interest for the related In-terest Accrual Period on the Certificate Principal Balance thereof at a rate (the "Class D Certificate Rate") of 7.532% per annum.

                               See "YIELD CONSIDERATIONS" and "DESCRIPTION
                               OF THE MORTGAGE POOL AND THE UNDERLYING
                               MORTGAGED PROPERTIES" herein.

C. Deferred Interest.......... As of the Cut-off Date, no Mortgage Loan
                               provides for Deferred Interest (defined be-low). However, if a modification to any Mortgage Loan causes any portion of the in-terest accrued on such Mortgage Loan in any month to be deferred (such amount, "De-ferred Interest"), such portion will be added to the principal balance of such Mortgage Loan. On each Distribution Date on which the portion of the Available Distri-bution Amount (defined herein) allocable to interest on the Mortgage Loans is insuffi-cient to pay interest accrued on the Cer-tificates as a result of Deferred Interest on the Mortgage Loans, such Deferred Inter-est will (i) reduce the Interest Distribu-tion Amount payable to the holders of the Class G, Class F, Class E, Class D, Class C and Class B Certificates, in that order, and finally, the Class A-1 and Class A-2 Certificates, pro rata, in proportion to the respective amounts of interest accrued thereon, and (ii) will be added to the Cer-tificate Principal Balances of the Class G, Class F, Class E, Class D, Class C,
                               Class B, Class A-1 and Class A-2 Certifi-cates, to the extent of the reduction in the Interest Distribution Amount payable to the holders of such Classes. See "DESCRIP-TION OF THE CERTIFICATES--Principal and In-terest Distributions--Deferred Interest" herein.

D. Principal.................. On each Distribution Date, to the extent the Available Distribution Amount on such Distribution Date is sufficient therefor, distributions in respect of principal will be made on the Certificates in an aggregate amount equal to the related Principal Distribution Amount (defined be-low) for such Distribution Date. Such dis-tributions in respect of principal will be made on each Distribution Date in the order of priority described under "Priority of Distributions" below, and, to the extent made in respect of any Class, will reduce the aggregate Certificate Principal Balance of such Class.

                               "Principal Distribution Amount" means, with respect to the Classes of Certificates then entitled to payments of principal, on any Distribution Date, the sum of (i) the prin-cipal portion of Scheduled Payments due on the related Due Date on each Mortgage Loan, to the extent received or advanced prior to the related Determination Date, (ii) for each Mortgage Loan which was repurchased during the related Prepayment Period pursu-ant to the Pooling and Servicing Agreement, the principal amount of the Purchase Price (net of amounts with respect to which a distribution of principal has already been made) (as defined below), (iii) any other
                               Principal Prepayments and other unscheduled collections of principal received with re-spect to Mortgage Loans during the related Prepayment Period and (iv) to the extent received from the related Borrower, the re-lated Appraisal Reduction Capitalization Amounts for such Distribution Date.

E. Available Distribution
Amount........................ The "Available Distribution Amount" for any
                               Distribution Date generally equals the ag-gregate of (i) Monthly Payments on the Mortgage Loans due during the related Due Period and received on or prior to the re-lated Determination Date, (ii) Principal Prepayments and other unscheduled collec-tions of principal received during the re-lated Prepayment Period, (iii) Advances (defined herein) with respect to the Mort-gage Loans made by the Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent with respect to such Distribution Date and (iv) amounts relating to REO Prop-erties required to be deposited from time to time in the Collection Account pursuant to the Pooling and Servicing Agreement, less the sum of:

                                 (a) all Monthly Payments collected but
                                 due on a date subsequent to the related
                                 Due Date;

                                 (b) all other collections allocable to
                                 principal (or applied as recoveries of
                                 principal) received after the related De-termination Date (together with any in-terest with respect thereto for periods after the related Prepayment Period); and

                                 (c) all amounts that are currently due or reimbursable to the Master Servicer, the Special Servicer, the Trustee or the Fis-cal Agent (including the Servicing Fee, any Special Servicing Fee, Extension Fee and Workout Fee, any indemnification pay-ments, and reimbursement of Advances and Property Protection Advances (defined herein)) or other Additional Trust Fund Expenses (as defined below), in each case plus interest thereon from the date paid at the Prime Rate (defined herein). Any prepayment premiums received with respect to the Mortgage Loans will be paid to the Class A-X Certificates.

F. Priority of Distributions.. On each Distribution Date, the Available
                               Distribution Amount will be paid in the
                               following order of priority:

                                 (i) to the Class A-1, Class A-2 and Class
                                 A-X Certificates, pro rata, in respect of interest, in an amount equal to the In-terest Distribution Amount in respect of each such class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribu-tion Dates;

                                 (ii) to the Class A-1 Certificates in re-duction of their Certificate Principal Balance, the Principal Distribution Amount until the Certificate Principal Balance thereof has been reduced to zero;

                                 (iii) to the Class A-2 Certificates in
                                 reduction of their Certificate Principal
                                 Balance, the Principal Distribution
                                 Amount until the Certificate Principal
                                 Balance thereof has been reduced to zero;

                                 (iv) to the Class B Certificates in re-
                                 spect of interest, in an amount equal to the Interest Distribution Amount in re-spect of such class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Dis-tribution Dates;

                                 (v) to the Class B Certificates in reduc-tion of their Certificate Principal Bal-ance, the Principal Distribution Amount until the Certificate Principal Balance thereof has been reduced to zero;

                                 (vi) to the Class C Certificates in re-
                                 spect of interest, in an amount equal to the Interest Distribution Amount in re-spect of such class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Dis-tribution Dates;

                                 (vii) to the Class C Certificates in re-duction of their Certificate Principal Balance, the Principal Distribution Amount until the Certificate Principal Balance thereof has been reduced to zero;

                                 (viii) to the Class D Certificates in re-spect of interest, in an amount equal to the Interest Distribution Amount in re-spect of such class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Dis-tribution Dates;

                                 (ix) to the Class D Certificates in re-
                                 duction of their Certificate Principal
                                 Balance, the Principal Distribution
                                 Amount until the Certificate Principal
                                 Balance thereof has been reduced to zero;
                                 and

                                 (x) to the Class E, Class F and Class G
                                 Certificates in payment of interest and
                                 principal thereof in accordance with the priorities set forth in the Pooling and Servicing Agreement.

                               After the Class A-1, Class A-2, Class A-X,
                               Class B, Class C, Class D, Class E, Class F and Class G Certificates receive all pay-ments due to them, all remaining amounts received on the Mortgage Loans will be paid to the holders of the Residual Certificates as provided in the Pooling and Servicing Agreement.

                               In addition to the payment of interest de-scribed in (i) above, the Class A-X Certif-icates will be paid any prepayment premiums collected on the Mortgage Loans.

Prepayment Interest
Shortfalls and Excess
Prepayment Interest........... When a voluntary Principal Prepayment is made between Due Dates or certain involun-tary prepayments are received, a full month's interest may not be received. The amount of any such interest shortfall (a "Prepayment Interest Shortfall") will first be offset by any Excess Prepayment Interest (defined below) and the Servicing Fee to the extent described herein and any remain-ing interest shortfall (each, a "Net Aggre-gate Prepayment Interest Shortfall") will be allocated pro rata in accordance with the respective amounts of interest accrued on each Class of Certificates for such Dis-tribution Date, in each case in reduction of the Interest Distribution Amounts for such Classes of Certificates. To the extent that the aggregate of all Prepayment Inter-est Shortfalls for all Mortgage Loans for any Distribution Date exceeds the aggregate of all Excess Prepayment Interest for all Mortgage Loans for such Distribution Date, the Servicing Fee for the corresponding pe-riod will be reduced in an amount necessary (up to one-twelfth of the difference be-tween (i) the Servicing Fee Rate and (ii) the per annum rate at which the Trustee's fees accrue, on the Scheduled Principal Balance of each Mortgage Loan) to offset such additional remaining Prepayment Inter-est Shortfalls. None of the Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent shall have the obliga-tion to make any Advance to cover such Net Aggregate Prepayment Interest Shortfalls. See "DESCRIPTION OF THE CERTIFICATES--Prin-cipal and Interest Distributions--Prepay-ment Interest Shortfalls and Excess Prepay-ment Interest" and "Principal and Interest Distributions--Distributions of Interest" herein.

                               If a Principal Prepayment is made during a Prepayment Period but after the Due Date for such Mortgage Loan, "Excess Prepayment Interest" will arise. The amount of such Excess Prepayment Interest will equal the interest which accrues on the Mortgage Loan from the last Due Date for such Mortgage Loan to the date such Principal Prepayment is made (net of the Servicing Fee). To the extent that Excess Prepayment Interest for all Mortgage Loans as of any Distribution Date exceeds the Prepayment Interest Shortfall for all of the Mortgage Loans as of such Distribution Date, such excess will be payable to the Master Servicer as addi-tional servicing compensation.

Allocation of Realized Losses
and Additional Trust Fund
Expenses...................... Realized Losses of principal with respect to the Mortgage Loans will be allocated to the Class G, Class F, Class E, Class D, Class C and Class B Certificates, in that order, and then to the Class A-1 and Class A-2 Certificates, pro rata, until the Certificate Principal Bal-ance of each such Class has been reduced to ze-ro. Realized Losses of interest with respect to the Mortgage Loans and Addi-tional Trust Fund Expenses will be allocated to (and will reduce the interest payable on) the Class G, Class F, Class E, Class D, Class C and Class B Certificates, in that order, and then to the Class A-1, Class A-2 and Class A-X Cer-tificates, pro rata, based on the interest oth-erwise payable on each Class of Certificates as described herein. Any Additional Trust Fund Ex-penses with respect to any Distribution Date will reduce the Available Distribution Amount for such Distribution Date. See "DESCRIPTION OF THE CERTIFICATES--Subordination; Allocation of Realized Losses and Certain Expenses," "--Prin-cipal and Interest Distributions--Available Distribution Amount" and "--Priority of Distri-butions" herein.

                               "Additional Trust Fund Expenses" include (i) any Special Servicer Compensation paid to the Special Servicer, (ii) any interest paid to the Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent in respect of unreimbursed Advances, and (iii) all other ex-penses of the Trust Fund permitted to be reim-bursed out of the Collection Account, includ-ing, without limitation, Mortgage Loan and non-Mortgage Loan specific expenses, reimbursements permitted under the Pooling and Servicing Agreement to the Trustee, the Master Servicer or the Special Servicer for expenses incurred, and federal, state and local taxes and tax re-lated expenses (net of recoveries received in any such month). Additional Trust Fund Expenses will reduce amounts payable to Certificateholders and, subject to the priority of distributions described herein, may result in a loss on one or more Classes of Offered Certificates.

Treatment of REO Properties... Notwithstanding that a Mortgaged Property may be acquired on behalf of the Certificateholders through foreclosure, deed in lieu of foreclo-sure or otherwise (upon acquisition, an "REO Property"), the related Mortgage Loan will be treated, for purposes of determining distribu-tions on the Certificates, allocations of Real-ized Losses to the Certificates and the amount of fees payable to the Master Servicer and the Special Servicer, as having remained outstand-ing until such REO Property is liquidated. In connection therewith, operating revenues and other proceeds derived from such REO Property (exclusive of related operating costs, includ-ing certain reimbursements payable to the Mas-ter Servicer and the Special Servicer in con-nection with the operation and disposition of such REO Property) will be "applied" by the Master Servicer as interest, principal and other amounts "due" on such Mortgage Loan, in that order, and the Special Servicer will be obligated to make Advances in respect of such Mortgage Loan, in all cases as if such Mortgage Loan had remained outstanding, except to the extent the Special Servicer's obligations to make Advances is reduced by the creation of an Appraisal Reduction. See "SERVICING--Advances" and "DESCRIPTION OF THE CERTIFICATES--Appraisal Reductions" herein.

Appraisal Reductions.......... Within 45 days after the earliest to occur of
                               (i) the date on which a change in the Mortgage Interest Rate, principal balance, payment rate or amortization terms (each, a "Money Term") or in the stated maturity of any Specially Serv-iced Mortgage Loan becomes effective as a re-sult of a modification of such Mortgage Loan by the Special Servicer, (ii) 90 days after the date on which an uncured delinquency occurs in respect of a Mortgage Loan, (iii) 60 days after the date on which a receiver is appointed (if such appointment remains in effect during such 60-day period) in respect of a Mortgaged Prop-erty or (iv) as soon as reasonably practical after the date on which a Mortgaged Property becomes an REO Property (defined below), an MAI appraisal will be obtained by the Special Servicer at the expense of the Trust Fund (ex-cept if an appraisal has been conducted within the 12-month period preceding such event). As a result of such appraisal, an Appraisal Reduc-tion may be created, which Appraisal Reduction will be allocated, for purposes of determining distributions of interest, to the Certificates in the manner and priority described below.

                               The "Appraisal Reduction" for any Distribution Date with respect to any such Mortgage Loan will be an amount equal to the excess of (a) the principal balance of such Mortgage Loan over (b) the excess, if any, of (i) 90% of the appraised value of such Mortgaged Property as determined by such independent appraisal of the Mortgaged Property securing such Mortgage Loan over (ii) the sum of (A) to the extent not pre-viously advanced by the Master Servicer, all then outstanding unpaid accrued interest on such Mortgage Loan at a per annum rate equal to the Mortgage Interest Rate, (B) all unreimbursed Advances and Property Protection Advances, Servicing Fees and Special Servicing Fees and interest accrued thereon at the Prime Rate (as defined herein) in respect of such Mortgage Loan, and (C) to the extent funds on deposit in the related escrow account are not sufficient therefor, all currently due and de-linquent real estate taxes and assessments and insurance premiums in respect of the related Mortgaged Property. An Appraisal Reduction re-lated to a Mortgage Loan will be reduced to zero as of the date such Mortgage Loan is paid in full, liquidated, repurchased or otherwise disposed of. Notwithstanding the foregoing, an Appraisal Reduction will be an amount equal to zero with respect to such Mortgage Loan if (i) the event giving rise to such Appraisal Reduc-tion is the extension of the maturity of such Mortgage Loan, (ii) the payments (other than any Balloon Payment) on such Mortgage Loan were not delinquent during the twelve-month period immediately preceding such extension, and (iii) the payments on such Mortgage Loan are then current; provided, that if at any later date there occurs a delinquency in payment with re-spect to such Mortgage Loan, any subsequent Ap-praisal Reduction will be recalculated and ap-plied to the same extent as it would have been previously applied. In addition, in any case, upon the occurrence of any event giving rise to a subse-quent Appraisal Reduction (including the delin-quency referred to in the immediately preceding sentence) more than twelve months after an ap-praisal was obtained with respect to an Ap-praisal Reduction, the Special Servicer will obtain a new appraisal as described above, within 45 days of the occurrence of any such event giving rise to a subsequent Appraisal Re-duction and will adjust the amount of the Ap-praisal Reduction in accordance therewith.

                               The aggregate of all current Appraisal Reduc-tions will be allocated on each Distribution Date, for purposes of determining distributions in respect of interest on such Distribution Date, to the Certificate Principal Balance of the most subordinated Class of Certificates that would otherwise receive distributions of interest, after allocation of Realized Losses and Additional Trust Fund Expenses. For so long as any more senior Class of Certificates is outstanding, the amount of interest otherwise distributable on such Distribution Date to each Class of Certificates to which Appraisal Reduc-tions are allocated on such Distribution Date will be reduced by the amount of interest ac-crued at the applicable Certificate Rate on the portion of the Certificate Principal Balance of such Class equal to the amount of Appraisal Re-ductions allocated to such Class or Classes for such Distribution Date, and the amount of such interest reduction (the "Appraisal Reduction Capitalization Amount") will be added to the Certificate Principal Balance of such Class of Certificates and an equal amount will be in-cluded in the Principal Distribution Amount for such Distribution Date to the extent actually paid by the related Borrower. Appraisal Reduc-tions will be treated as Realized Losses for purposes of determining the Voting Rights of each Class; provided, that to the extent the amount of principal recovered after the date of an Appraisal Reduction on a Mortgage Loan with respect to which an Appraisal Reduction oc-curred exceeds the principal balance of such Mortgage Loan on the date of such Appraisal Re-duction, net of the amount of the Appraisal Re-duction, the amount treated as a Realized Loss shall be reduced.

                               The creation of an Appraisal Reduction in re-spect of a Mortgage Loan will proportionately reduce the Special Servicer's or Master Servicer's obligation to make advances with re-spect to Scheduled Payments due on such Mort-gage Loan, which may adversely affect payments to the most subordinated Class of Certificates then outstanding and the Class A-X Certifi-cates. The addition of an amount equal to the Appraisal Reduction Capitalization Amounts to amounts distributed to any Class of Certifi-cates will have the effect of accelerating the distribution of principal to that Class of Cer-tificates and increasing the Certificate Prin-cipal Balance of the Classes of Certificates to which the Appraisal Reduction Capitalization Amount is allocated.

Optional Termination.......... On any Distribution Date on or after the date on which the aggregate principal balance of the Mortgage Loans has been reduced below 5% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date, the Master Servicer will have the right to pur-chase, in whole, but not in part, all of the Mortgage Loans, and any property acquired in respect of the Mortgage Loans. The proceeds of any such purchase will be treated as a payment of principal and interest on the Mortgage Loans for purposes of distributions to Certificateholders. See "DESCRIPTION OF THE CERTIFICATES--Optional Termination" herein.

The Mortgage Loans............ The Mortgage Pool will consist of 64 Mortgage
                               Loans with an aggregate principal balance as of the Cut-off Date of approximately $243,851,771 evidenced by promissory notes secured by first mortgages or deeds of trust. Each Mortgage Loan was originated by the Seller as described under "DESCRIPTION OF THE MORTGAGE POOL AND THE UN-DERLYING MORTGAGED PROPERTIES."

                               None of the Mortgage Loans will be guaranteed by any governmental agency or instrumentality, the Depositor, the Seller, the Master Servicer, the Special Servicer, their respective affili-ates or any other entity.

                               Set forth below is certain information regard-ing the Mortgage Loans and the related Mort-gaged Properties as of the Cut-off Date (all weighted averages set forth below are based on the Cut-off Date principal balances of the re-spective Mortgage Loans). Such information is more fully described, and additional informa-tion regarding the Mortgage Loans and the Mort-gaged Properties is set forth, under "DESCRIP-TION OF THE MORTGAGE POOL AND THE UNDERLYING MORTGAGED PROPERTIES" herein.

                                                                      PERCENT OF
                                                 CUT-OFF DATE         PRINCIPAL
                                                  AGGREGATE    NUMBER BALANCE OF
                                                  PRINCIPAL      OF    MORTGAGE
                                                   BALANCE     LOANS    LOANS
                                                 ------------  ------ ----------
                    Aggregate Principal
                     Balance...................  $243,851,771    64     100.00%
                    Balloon Mortgage Loans.....  $234,802,377    58      96.29%
                    Fully Amortizing Mortgage
                     Loans.....................  $  9,049,393     6       3.71%
                    PROPERTY TYPE
                      Retail...................  $153,882,463    33      63.10%
                      Industrial...............  $ 40,173,306    17      16.47%
                      Office...................  $ 25,229,940     7      10.35%
                      Multi-family.............  $ 24,566,062     7      10.07%
                    GEOGRAPHIC LOCATION
                      California...............  $184,641,763    44      75.72%
                      Texas....................  $ 26,623,218     9      10.92%
                      Other....................  $ 32,586,790    11      13.36%
                    Average Cut-off Date
                     Principal Balance.........  $  3,810,184
                    Maximum Cut-off Date
                     Principal Balance.........  $ 23,084,586
                    Minimum Cut-off Date
                     Principal Balance.........  $    781,097
                    Weighted Average Mortgage
                     Interest Rate.............          8.55%
                    Weighted Average Property
                     Age (years)(1)............             8
                    Weighted Average Number of
                     Months Until Prepayment
                     Premium is Reduced to 1%
                     of Outstanding Principal
                     Balance...................            85
                    Weighted Average of the
                     Occupancy Percentages.....            97%
                    Weighted Average Remaining
                     Term to Stated Maturity
                     (years)...................          8.33
                    Weighted Average Cut-off
                     Date Loan to Value
                     Ratio(2)..................         67.21%
                    Weighted Average Debt
                     Service Coverage Ratio(3).          1.47x

                               --------
                               (1) The weighted average age of the Mortgaged
                                   Properties based on the later of the date of construction or the date of most recent major rehabilitation.
                               (2) Based on the appraisals made in connection
                                   with the origination of the subject
                                   Mortgage Loans. See "RISK FACTORS--
                                   Commercial and Multifamily Lending
                                   Generally" herein for certain information with respect to the dates and availability of such appraisals.
                               (3) Represents the ratio of the net operating
                                   income available for debt service on the Mortgaged Property, annualized and normalized in certain cases (as described herein), to debt service. See "Description of the Mortgage Pool and the Underlying Mortgaged Properties--Certain
                                   Characteristics of the Mortgage Loans" for a description of the calculation of Debt Service Coverage Ratios.

Yield Considerations.......... The yield to maturity on each Class of Offered
                               Certificates will be sensitive to the rate and timing of principal payments (including prepay-ments and default and liquidation proceeds) on the Mortgage Loans, and may fluctuate signifi-cantly from time to time. Approximately 96.29% of the Mortgage Loans (based on the Cut-off Date principal balances of the Mortgage Loans) are Balloon Loans. The rate and timing of Bal-loon Payments on Balloon Loans will affect the yield to maturity of the Offered

                               Certificates. The yield to maturity on each Of-fered Certificate may also be affected by Pre-payment Interest Shortfalls and Deferred Inter-est as described herein. See "DESCRIPTION OF THE CERTIFICATES--Principal and Interest Dis-tributions--Priority of Distributions," "--De-ferred Interest" and "--Prepayment Interest Shortfalls and Excess Prepayment Interest" herein. In addition, the allocation of Realized Losses, Additional Trust Fund Expenses, De-ferred Interest, Prepayment Interest Shortfalls and Appraisal Reductions on the Mortgage Loans will have the effect of reducing the effective yield on the Classes of Certificates to which such Realized Losses, Additional Trust Fund Ex-penses, Deferred Interest, Prepayment Interest Shortfalls and Appraisal Reductions are allo-cated. See "DESCRIPTION OF THE CERTIFICATES-- Subordination; Allocation of Realized Losses and Certain Expenses," "--Principal and Inter-est Distributions--Deferred Interest" and "-- Appraisal Reductions" herein for a description of the allocation of Realized Losses, Addi-tional Trust Fund Expenses, Deferred Interest and Appraisal Reductions on the Mortgage Loans.

                               In general, if an Offered Certificate is pur-chased at a premium and principal distributions thereon occur at a rate faster than anticipated at the time of purchase, the investor's actual yield to maturity will be lower than that as-sumed at the time of purchase. Conversely, if an Offered Certificate is purchased at a dis-count and principal distributions thereon occur at a rate slower than that assumed at the time of purchase, the investor's actual yield to ma-turity will be lower than that assumed at the time of purchase. See "YIELD CONSIDERATIONS" herein.

                               The yield on the Offered Certificates will be less than the yield that would otherwise be produced by the applicable Certificate Rate and the applicable purchase price because interest accrued on such Classes of Certificates through the last day of a month will not be distributed until the twenty-first day of the following month, or, if such day is not a business day, then on the next succeeding business day. See "YIELD CONSIDERATIONS" herein.

Servicing Fee................. The Master Servicer will be entitled to receive each month, out of payments received on the Mortgage Loans in such month, a servicing fee (the "Servicing Fee") equal to one-twelfth of 0.15% per annum of the Scheduled Principal Bal-ance (defined herein) of each Mortgage Loan as compensation for servicing the Mortgage Loans, subject to reduction as described herein under "DESCRIPTION OF THE CERTIFICATES--Principal and Interest Distributions--Prepayment Interest
                               Shortfalls and Excess Prepayment Interest." See "SERVICING--The Master Servicer" herein.

Special Servicing
Compensation.................. The Special Servicer will be entitled to re-
                               ceive, with respect to any Due Period, a fee
                               (the "Extension Fee") equal to $3,000 with re-spect to any Mortgage Loan whose maturity date has been extended with no change of a Money Term by the Special Servicer during such Due Period, a spe-cial servicing fee the ("Special Servicing Fee") equal to one-twelfth of 0.50% per annum of the outstanding Scheduled Principal Balance of each Specially Serviced Mortgage Loan as of the first day of such Due Period and (except with respect to Mortgage Loans whose maturity dates have been extended with no change of a Money Term) a fee (the "Workout Fee") equal to 1.0% of (i) collections on the Specially Serv-iced Mortgage Loans and Mortgage Loans which were Specially Serviced Mortgage Loans and for which servicing has been transferred to the Master Servicer, and (ii) the net proceeds re-ceived in connection with a final disposition of a Specially Serviced Mortgage Loan or an REO Property during such Due Period (collectively, the "Special Servicer Compensation"). The Spe-cial Servicer is also permitted to retain cer-tain mortgagor-paid fees, investment income earned on amounts on deposit in any REO Ac-counts and charges specified in the Pooling and Servicing Agreement.
Trustee and Fiscal Agent
Fees.......................... The Master Servicer is responsible for the pay-
                               ment of all fees of the Trustee. The Trustee is responsible for the payment of all fees of the Fiscal Agent.

Advances...................... The Master Servicer will be obligated to ad-
                               vance delinquent installments of principal
                               (other than any Balloon Payment payable at ma-turity) and interest (net of the related Ser-vicing Fee and Special Servicing Fees) ("Ad-vances") on the Mortgage Loans that are not Specially Serviced Mortgage Loans, but only if the Master Servicer believes that the amount advanced, plus interest that will accrue there-on, will be recoverable from subsequent pay-ments or collections (including insurance pro-ceeds and liquidation proceeds net of liquida-tion expenses) in respect of the related Mort-gage Loan, and only until the Mortgage Loan be-comes a Liquidated Loan (defined herein); pro-vided, however, that the amount of any Advance required to be made by the Master Servicer with respect to any Mortgage Loan as to which there has been an Appraisal Reduction will be an amount equal to the product of (i) the amount required to be advanced by the Master Servicer without giving effect to this proviso and (ii) a fraction, the numerator of which is the out-standing principal balance of such Mortgage Loan as of the immediately preceding Determina-tion Date less any Appraisal Reduction thereon and the denominator of which is the outstanding principal balance of the Mortgage Loan as of such Determination Date.

                               The Special Servicer will be obligated to make Advances on the Specially Serviced Mortgage Loans to the same extent and subject to the same conditions as the Master Servicer is obli-gated with respect to the Mortgage Loans that are not Specially Serviced Mortgage Loans. In addition, the Special Servicer will be obli-gated to reimburse the Master Servicer for any unreimbursed Advances and Property Protection Advances (defined below) that it determines to be recoverable from the related Specially Serviced Mortgage Loans. The Special Servicer will be entitled to reimbursement for and interest on Advances and Property Protec-tion Advances with respect to Specially Served Mortgage Loans to the same extent as the Master Servicer will be with respect to the remaining Mortgage Loans.

                               The Master Servicer or the Special Servicer, as the case may be, will be required to advance funds, to the extent amounts otherwise avail-able are not sufficient therefor and to the ex-tent the Master Servicer or the Special Servicer deems such amounts to be recoverable from subsequent payments or collections in re-spect of the related Mortgage Loan, necessary for the proper operation, management and main-tenance of any REO Property, including amounts necessary with respect to insurance premiums, real estate taxes and assessments and costs and expenses of certain improvements (together, "Property Protection Advances").

                               With respect to any Balloon Loan for which the related Balloon Payment payable at maturity is delinquent, the Master Servicer will only be required to make Advances in the amount of the scheduled payment of principal and interest (net of the related Servicing Fee and Special Servicing Fees) due on the Due Date immediately prior to the Due Date for such Balloon Payment.

                               The determination by the Master Servicer or Special Servicer that any Advance or Property Protection Advance would be nonrecoverable shall be at the sole discretion of the Master Servicer or Special Servicer, as the case may be, and be conclusive and binding upon the Certificateholders, the Trustee and the Deposi-tor. Interest on any Advances and Property Pro-tection Advances will accrue at the Prime Rate (defined herein) and will be reimbursed as de-scribed herein. See "SERVICING--Advances" here-in.

Representations and
Warranties.................... The Seller will make certain limited represen-
                               tations and warranties as to the status of the mortgages securing the Mortgage Loans, the pay-ment status of the Mortgage Loans and certain other information described herein. The Deposi-tor will assign to the Trustee the benefits of such representations and warranties. If any such representation or warranty is breached in respect of any Mortgage Loan in a manner that materially and adversely affects the interests of Certificateholders and is not thereafter cured, the Seller will be required to purchase such Mortgage Loan from the Trust Fund, or, during certain specified periods after the date of issuance of the Certificates, at its option and subject to certain conditions, to substi-tute a qualifying mortgage loan or loans in place of the affected Mortgage Loan. See "DE-SCRIPTION OF THE MORTGAGE POOL AND THE UNDER-LYING MORTGAGED PROPERTIES--Representations and Warranties" herein.

Final Rated Distribution
Date.......................... The Final Rated Distribution Date for the Of-
                               fered Certificates is December 21, 2027, which is the Distribution Date occurring in the month following the month that is two years after the maturity date of the Mortgage Loan with the latest stated maturity date, without taking into account any scheduled Balloon Pay-ment (except in instances where Scheduled Pay-ments provide for interest only), but instead assuming the full amortization of such Mortgage Loan in accordance with its amortization sched-ule.

Certain Federal Income Tax
 Consequences.................
                               For federal income tax purposes, two separate "real estate mortgage investment conduit" ("REMIC") elections will be made with respect to each trust fund. For federal income tax pur-poses, the Offered Certificates will be REMIC "regular interests." As REMIC regular inter-ests, the Offered Certificates will generally be treated as debt for federal income tax pur-poses.

                               The Offered Certificates are not expected to be treated for federal income tax reporting pur-poses as having been issued with original issue discount. Certain Classes of the Offered Cer-tificates may be treated for federal income tax purposes as having been issued at a premium. For the purpose of determining the rate of ac-crual of market discount and premium for fed-eral income tax purposes, it is assumed that prepayments are made on the Mortgage Loans dur-ing each monthly period at the rate of 4% CPR for those Mortgage Loans having a prepayment premium of 2% or less of the amount prepaid during that monthly period, and at the rate of 0% CPR for the remainder of the Mortgage Loans. No representation is made as to whether the Mortgage Loans will prepay.

                               See "CERTAIN FEDERAL INCOME TAX CONSEQUENCES" herein and in the Prospectus.

Legal Investment.............. The Offered Certificates will not constitute
                               "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984. The appropriate characterization of a Class of Offered Certificates under various le-gal investment restrictions, and thus the abil-ity of investors subject to these restrictions to purchase Offered Certificates, may be sub-ject to significant interpretive uncertainties. All investors whose investment authority is subject to legal restrictions should consult their own legal advisors to determine whether, and to what extent, the Offered Certificates will constitute legal investments for them.

                               The Depositor makes no representations as to the proper characterization of the Offered Cer-tificates for legal investment or financial in-stitution regulatory purposes, or as to the ability of particular investors to purchase the Offered Certificates under applicable legal in-vestment restrictions. The uncertainties de-scribed above (and any unfavorable future de-terminations concerning legal investment or fi-nancial institution regulatory characteristics of the Offered Certificates) may adversely af-fect the liquidity of the Offered Certificates. See "LEGAL INVESTMENT" in the Prospectus.

ERISA Considerations.......... The United States Department of Labor has is-
                               sued an exemption to CS First Boston Corpora-tion which generally exempts from the application of certain of the prohibited trans-action provisions of Section 406 of the Em-ployee Retirement Income Security Act of 1974, as amended ("ERISA"), and the excise taxes and civil penalties imposed on such prohibited transactions by Section 4975(a) and (b) of the Code and Section 502(i) of ERISA, transactions relating to the purchase, sale and holding of certificates underwritten by the Underwriters such as the Class A-1 and Class A-2 Certifi-cates and the servicing and operation of asset pools such as the Mortgage Pool, provided that certain conditions are satisfied. Transactions relating to the purchase, sale and holding, of the Class A-1 and Class A-2 Certificates may meet the requirements of such exemptions, as described herein. The Class B, Class C and Class D Certificates will not meet the require-ments of such exemptions. See "ERISA CONSIDERA-TIONS" herein and in the Prospectus.

Ratings....................... It is a condition of the issuance of the Of-
                               fered Certificates that the Class A-1 Certifi-cates and the Class A-2 Certificates each be rated "AAA" by Standard & Poor's Ratings Serv-ices, a division of The McGraw-Hill Companies, Inc. ("S&P") and Duff & Phelps Credit Rating Co. ("D&P"), that the Class B Certificates be rated not lower than "AA" by S&P and "AA+" by D&P, that the Class C Certificates be rated not lower than "A-" by S&P and "A" by D&P and that the Class D Certificates be rated not lower than "BBB-" by S&P and "BBB" by D&P.

                               The ratings on mortgage pass-through certifi-cates address the likelihood of the receipt by certificateholders of all distributions on the underlying mortgage loans to which they are en-titled including the receipt of all principal payments by the Final Rated Distribution Date. Such ratings address the structural and legal aspects associated with the certificates, in-cluding the nature of the underlying mortgage loans.

                               A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organizations. Each security rating should be evaluated independently of any other security rating. In addition, a security rating does not address the likelihood or fre-quency of prepayments of Mortgage Loans or the corresponding effect on yield to investors. See "YIELD CONSIDERATIONS" and "RATINGS" herein.

                                 RISK FACTORS

  Investors should consider, among other things, the following factors in connection with the purchase of the Offered Certificates:

COMMERCIAL AND MULTIFAMILY LENDING GENERALLY

  Commercial and multifamily lending is generally viewed as exposing the lender to a greater risk of loss than one- to four-family residential lending. Commercial and multifamily lending typically involves larger loans to single borrowers or groups of related borrowers than residential one- to four-family mortgage loans. Further, the repayment of loans secured by income producing properties is typically dependent upon the successful operation of the related real estate project. If the cash flow from the project is reduced (for example, if leases are not obtained or renewed), the borrower's ability to repay the loan may be impaired. Commercial and multifamily real estate can be affected significantly by the supply and demand in the market for the type of property securing the loan and, therefore, may be subject to adverse economic conditions. Market values may vary as a result of economic events or governmental regulations outside the control of the borrower or lender, such as rent control laws in the case of multifamily mortgage loans, which impact the future cash flow of the property.

  The available appraisals of the Mortgaged Properties were made at varying times in connection with the origination of the subject Mortgage Loans. No additional appraisals of the Mortgaged Properties for any Mortgage Loan have been or will be obtained and no new valuations have been assigned to the Mortgage Loans by the Depositor in connection with the offering of the Offered Certificates.

  The weighted average age of the Mortgaged Properties based on the later of the date of construction or the date of most recent major rehabilitation is approximately 8 years. The age, construction quality and design of a particular property may affect the occupancy level as well as the rents that may be charged for individual leases. The effects of poor construction quality will increase over time in the form of increased cash flow required from the property for maintenance and capital improvements. Even good construction will deteriorate over time if the property managers do not schedule and perform adequate maintenance in a timely fashion. If, during the terms of the Mortgage Loans, properties of a similar type are built in the areas where the Mortgaged Properties of such type are located or other similar properties in such areas are substantially updated and refurbished during that time, the value and net operating income of such Mortgaged Properties could be reduced. There is no assurance that the value of any Mortgaged Property during the term of the related Mortgage will equal or exceed its appraised value at the date of origination of such Mortgage Loan.

  Income from and the market value of the Mortgaged Properties would be adversely affected if space in the Mortgaged Properties could not be leased, if tenants were unable to meet their lease obligations, if a significant tenant were to become a debtor in a bankruptcy case under the United States Bankruptcy Code, or if for any other reason rental payments could not be collected. If the tenant sales in the Mortgaged Properties that contain retail space were to decline, percentage rents may decline and tenants may be unable to pay their rent or other occupancy costs. Upon the occurrence of an event of default by a tenant, delays and costs in enforcing the lessor's rights could be experienced. Repayment of the Mortgage Loans will be affected by the expiration of space leases and the ability of the respective borrowers to renew the leases or relet the space on comparable terms.

  Other multifamily residences, office buildings, retail centers and industrial properties located in the areas of the Mortgaged Properties compete with the Mortgaged Properties of such types to attract residents, retailers, customers and tenants. In addition, retailers at the Mortgaged Properties that have retail space face competition from discount shopping centers and clubs, factory outlet centers, direct mail and telemarketing. Increased competition could adversely affect income from and market value of the Mortgaged Properties.

NONRECOURSE MORTGAGE LOANS

  Each Mortgage Loan is a nonrecourse loan as to which, in the event of a default under such Mortgage Loan, recourse generally may be had only against the specific property and other assets that have been pledged to secure the Mortgage Loan. Consequently, payment on each Mortgage Loan prior to maturity is dependent primarily on the sufficiency of the net operating income of the related Mortgaged Property, and at maturity (whether at scheduled maturity or, in the event of a default under the related Mortgage Loan, upon the acceleration of such maturity) upon the then market value of the related Mortgaged Property or the ability of the related borrower to refinance the Mortgaged Property.

GEOGRAPHIC CONCENTRATION

  Forty-four of the Mortgaged Properties, representing approximately 75.72% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date, and 9 of the Mortgaged Properties, representing approximately 10.92% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date, are located in the States of California and Texas, respectively. No more than 5% of the Mortgage Loans (by aggregate principal balance as of the Cut-off Date) are secured by Mortgaged Properties located in any other single state. See "DESCRIPTION OF THE MORTGAGE POOL AND THE UNDERLYING MORTGAGED PROPERTIES-- Certain Characteristics of the Mortgage Loans" for a description of the location of the Mortgaged Properties located in California by county. Repayments by borrowers and the market value of the Mortgaged Properties could be affected by economic conditions generally or in regions where the borrowers and the Mortgaged Properties are located, conditions in the real estate market where the Mortgaged Properties are located, changes in governmental rules and fiscal policies, acts of nature, including earthquakes (which may result in uninsured losses), and other factors which are beyond the control of the borrowers. Improvements on Mortgaged Properties located in California may be more susceptible to earthquakes than properties located in other parts of the country. The Mortgage Loans generally do not require the Borrowers to maintain earthquake insurance. In addition, the economies of certain States may be adversely affected to a greater degree than that of other areas of the country by developments affecting industries concentrated in such states. Moreover, in recent periods, several regions of the United States in which one or more of the Mortgaged Properties are located, including California, have experienced significant downturns in the market value of real estate. Because of the relative lack of geographic diversity in the Mortgaged Properties, losses on the Mortgage Loans may be higher than would be the case if the location of the Mortgaged Properties were more diverse. See "DESCRIPTION OF THE MORTGAGE POOL AND THE UNDERLYING MORTGAGED PROPERTIES--Loan Underwriting" herein.

OTHER CONCENTRATION ISSUES

  Three of the Mortgage Loans, representing approximately 18.37% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date, each have a principal balance as of the Cut-off Date greater than $10,000,000. Defaults with respect to such Mortgage Loans or adverse events with respect to the related Mortgaged Properties may have a disproportionately greater impact on payments or losses on the Certificates than would be the case if the aggregate principal balance of the Mortgaged Properties in the Mortgage Pool was distributed among Mortgage Loans each with a smaller principal balance.

BALLOON PAYMENTS AND EXTENSION OF MATURITY

  As of the Cut-off Date, 58 Mortgage Loans, with an aggregate principal balance of approximately $234,802,377, are balloon payment mortgage loans ("Balloon Loans"), which will have a balloon payment (each, a "Balloon Payment") due for each such Mortgage Loan at its respective maturity date. Mortgage Loans with Balloon Payments involve a greater risk to a lender than self-amortizing loans, because the ability of a borrower to pay such amount will normally depend on its ability to obtain refinancing of the related Mortgage Loan or to sell the related Mortgaged Property at a price sufficient to permit the mortgagor to make the Balloon Payments, which will depend on a number of factors prevailing at the time such refinancing or sale is required, including, without limitation, the strength of the commercial and multifamily real estate markets, tax laws, the financial situation and operating history of the underlying property, interest rates and general economic conditions. None of the Seller, the Depositor, the Master Servicer, the Special Servicer or their affiliates is under any obligation to refinance any Mortgage Loan.

  The Pooling and Servicing Agreement permits the Special Servicer to waive, modify and amend certain terms of a Specially Serviced Mortgage Loan under certain circumstances. There can be no assurance, however, that any such waiver, modification or amendment will increase the present value of a Specially Serviced Mortgage Loan. Furthermore, such actions may result in an Appraisal Reduction or in Deferred Interest. Such a waiver, modification or amendment may cause the weighted average life of the Certificates to be longer than if the Mortgage Loan had been paid pursuant to its original terms. In addition, as described under "DESCRIPTION OF THE MORTGAGE POOL AND THE UNDERLYING MORTGAGED PROPERTIES--Description of the Mortgage Loans" herein, certain of the Mortgage Loans are assumable under certain circumstances. This characteristic may cause the weighted average life of the Certificates to be longer than otherwise expected. See "SERVICING--The Operating Advisor" and "-- Mortgage Loan Modifications" herein.

EARLY REPAYMENT OF MORTGAGE LOANS

  Voluntary principal prepayments of the Mortgage Loans and the condemnation of, or the occurrence of a casualty loss on, the Mortgaged Property securing any Mortgage Loan or the acceleration of payments due under a Mortgage Loan by reason of default may result in an unscheduled principal prepayment at any time. See "DESCRIPTION OF THE MORTGAGE POOL AND THE UNDERLYING MORTGAGED PROPERTIES--Prepayments" herein.

  All of the Mortgage Loans contain due-on-sale clauses, which permit the lender to accelerate the maturity of the Mortgage Loan if the Borrower sells, transfers or conveys the related Mortgaged Property or its interest in the Mortgaged Property without the lender's prior consent. Such due-on-sale clauses are generally enforceable subject to certain exceptions. Notwithstanding the foregoing, the Mortgage Loans generally permit the Borrower to make a one time assignment of the Mortgage Loan in connection with a sale of the related Mortgaged Property, subject to approval of the proposed purchaser by the lender, payment of an assumption fee equal to one percent (1%) of the then outstanding principal balance of the Mortgage Loan, and certain other conditions. See "DESCRIPTION OF THE MORTGAGE POOL AND THE UNDERLYING MORTGAGED PROPERTIES--Due-on-Sale Clauses" herein.

  All of the Mortgage Loans include a debt-acceleration clause, which permits the lender to accelerate the debt upon a monetary default of the Borrower. Courts will generally enforce clauses providing for acceleration in the event of a material payment default after the giving of appropriate notices. Courts, however, may refuse to foreclose a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the acceleration unconscionable. See "DESCRIPTION OF THE MORTGAGE POOL AND UNDERLYING MORTGAGED PROPERTIES--Certain Legal Aspects of the Mortgage Loans" herein and "CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS" in the Prospectus.

CERTAIN ENVIRONMENTAL MATTERS

  The Mortgaged Properties consist of commercial and multifamily properties and, as such, are subject to federal, state and local laws and regulations relating to environmental protection. Such laws may include laws regulating emissions of air pollutants, discharges of waste water or storm water, the generation, transport, storage or disposal of hazardous waste, underground storage tanks, the removal and disposal of asbestos-containing materials and the management of electrical equipment containing polychlorinated biphenyls. The failure to comply with such laws and regulations may result in significant penalties, including civil and criminal fines.

  Under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), a lender may be liable, as an "owner" or "operator," for clean-up costs on a mortgaged property on which there has been a release or threatened release of hazardous substances if agents or employees of the lender have become involved in the operations of the borrower, regardless of whether a previous owner caused the environmental damage. If the lender actually takes possession of the property, or control of its operations, or a receiver is appointed, it may be liable for clean-up costs pursuant to CERCLA.

  A "Phase I" environmental site assessment was performed on each Mortgaged Property as a condition to the origination of the related Mortgage Loan. Based on the Seller's review of such assessments, the Seller has concluded that such assessments do not indicate the existence of an environmental condition on any Mortgaged Property which could have a material adverse effect on the value of such Mortgaged Property. Such assessment, however, may not in all cases reveal the existence of a materially adverse environmental condition and neither Seller, the Depositor, the Master Servicer or the Special Servicer will make any representation or warranty with respect to the compliance of any Mortgaged Property with applicable environmental laws or the effect thereof on the value of such Mortgaged Property, the collectability of the related Mortgage Loan or the condition (financial or otherwise) of the related Borrower.

  The Pooling and Servicing Agreement provides that, prior to causing the Trustee to acquire possession of or title to any Mortgaged Property on behalf of the Trust Fund, the Special Servicer will obtain a Phase I environmental assessment. If the Phase I environmental assessment or other information indicates the presence of any hazardous substances and the Special Servicer determines that acquiring title to or possession of the Mortgaged Property would likely subject the Master Servicer, the Special Servicer, the Trustee or the Trust Fund to substantial liability, the Special Servicer will, in its reasonable judgment in accordance with the Servicing Standard, elect not to cause the Trust Fund to acquire possession of or title to the Mortgaged Property, and the obligation of the Master Servicer and the Special Servicer, as the case may be, to make Advances and Property Protection Advances with respect to the related Mortgage Loan will cease.

ZONING COMPLIANCE; INSPECTIONS

  Due to changes in applicable building and zoning ordinances and codes ("Zoning Laws") affecting certain of the Mortgaged Properties which have come into effect after the construction of improvements on such Mortgaged Properties and for other reasons, certain improvements may not comply fully with current Zoning Laws, including density, use, parking and set back requirements, but qualify as permitted non-conforming uses. Such changes may limit the ability of the borrower to rebuild the premises "as is" in the event of a substantial casualty with respect thereto.

COSTS OF COMPLIANCE WITH AMERICANS WITH DISABILITIES ACT

  Under the Americans with Disabilities Act of 1990 (the "ADA"), all public accommodations are required to meet certain federal requirements related to access and use by disabled persons. To the extent the Mortgaged Properties do not comply with the ADA, the borrowers may incur costs of complying with the ADA. In addition, non-compliance could result in the imposition of fines by the federal government or an award of damages to private litigants.

SPECIAL SERVICER ACTIONS

  In connection with the servicing of the Specially Serviced Mortgaged Loans, the Special Servicer may take actions with respect to such Mortgage Loans that could adversely affect the holders of some or all of the Classes of Offered Certificates. As described herein under "SERVICING--The Special Servicer" and "--The Operating Advisor," certain actions of the Special Servicer will be subject to approval during certain periods by a designated person (who may be a Certificateholder) selected by the holders of the Class of Certificates described herein, which may have interests in conflict with those of the holders of the other Classes of Certificates. Although the Special Servicer will at all times be required to act consistently with the Servicing Standard (as defined herein), there may be times when a conflict occurs with respect to the interests of certain Classes of Certificates. As a result, it is possible that the Special Servicer may take actions which conflict with the interests of certain Classes of the Offered Certificates. See "SERVICING-- General" and "--The Operating Advisor" herein.

VARIABILITY OF AVERAGE LIFE

  The payment experience on the Mortgage Loans will affect the actual payment experience on and the weighted average lives of the Offered Certificates. Prepayments on the Mortgage Loans (including prepayments resulting from repurchases, defaults and liquidations) will tend to shorten the weighted average lives of the Offered Certificates. Since all principal payments on the Mortgage Loans are initially directed to reduce the Certificate Principal Balances of the Class A-1 Certificates and then the Class A-2 Certificates, prepayments on the Mortgage Loans will have a disproportionately greater effect on the Class A-1 and Class A-2 Certificates relative to the Class B, Class C and Class D Certificates. Prepayments on the Mortgage Loans will be influenced by the prepayment provisions of the Mortgage Loans and may also be affected by a variety of economic, geographic and other factors, including the difference between the interest rates on the Mortgage Loans (giving consideration to the cost of refinancing) and prevailing mortgage rates and the availability of refinancing. In general, if prevailing interest rates fall significantly below the Mortgage Interest Rates on the Mortgage Loans, the rate of prepayment on the Mortgage Loans would be expected to increase. Conversely, if prevailing interest rates rise significantly above the Mortgage Interest Rates on the Mortgage Loans, the rate of prepayment would be expected to decrease. All of the Mortgage Loans provide for a prepayment penalty or charge in connection with the prepayment thereof. However, the Balloon Loans generally permit the Borrower to prepay the outstanding principal balance thereof at any time during the last six months of the scheduled life of such loans without any prepayment penalty or charge. See "DESCRIPTION OF THE MORTGAGE POOL AND THE UNDERLYING MORTGAGED PROPERTIES-- Prepayments" for a summary of the prepayment penalties applicable to the remaining Mortgage Loans.

  Delays in liquidations of defaulted Mortgage Loans and modifications extending the maturity of Mortgage Loans will tend to lengthen the weighted average lives of the Offered Certificates. Because a significant number of Mortgage Loans have Balloon Payments due at maturity and because the ability of the Borrower to make a Balloon Payment typically will depend upon its ability either to refinance the loan or to sell the related Mortgaged Property, there is a risk that a number of Mortgage Loans having Balloon Payments may default at maturity, or that the Special Servicer may extend the maturity of a number of such Mortgage Loans in connection with workouts. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the Borrower or adverse conditions in the market where the property is located. In order to minimize losses on defaulted Mortgage Loans, the Special Servicer is given considerable flexibility under the Pooling and Servicing Agreement to modify Mortgage Loans that are in default or as to which a payment default is reasonably foreseeable or has occurred. Certificateholders are not entitled to receive distributions of Balloon Payments when due except to the extent they are actually received. As a result, any defaulted Balloon Payment or any modification which extends the maturity of a Mortgage Loan will tend to extend the weighted average life of the Offered Certificates.

  Any changes in weighted average life may adversely affect the yield to Certificateholders. Prepayments resulting in a shortening of such weighted average lives may be made at a time of low interest rates when a holder may be unable to reinvest the resulting payments of principal on its Offered Certificates at a rate comparable to the Certificate Rate payable on such Offered Certificates, while delays and extensions resulting in a lengthening of such weighted average lives may occur at a time of high interest rates when a holder may have been able to reinvest principal payments that would otherwise have been received by it at higher rates.

SUBORDINATION OF THE CLASS B, CLASS C AND CLASS D CERTIFICATES

  The rights of the Class B, Class C and Class D Certificateholders to receive payments of principal and interest will be subordinated to the rights of the holders of the Class A-1, Class A-2 and Class A-X Certificates, to the extent described herein. In addition, the rights of the Class D Certificateholders to receive payments of principal and interest will be subordinated to the rights of the holders of the Class B and Class C Certificates and the rights of the Class C Certificateholders to receive payments of principal and interest will be subordinated to the rights of the holders of the Class B Certificates. See "DESCRIPTION OF THE CERTIFICATES--Principal and Interest Distributions--Priority of Distributions" and "--Subordination; Allocation of Realized Losses and Certain Expenses" herein.

  Realized Losses of principal with respect to the Mortgage Loans will be allocated to the Class G, Class F, Class E, Class D, Class C and Class B Certificates, in that order, and then to the Class A-1 and Class A-2 Certificates, pro rata, until the Certificate Principal Balance of each such Class has been reduced to zero. Realized Losses of interest with respect to the Mortgage Loans will be allocated to (and will reduce the interest payable on) the Class G, Class F, Class E, Class D, Class C and Class B Certificates, in that order, and then to the Class A-1, Class A-2 and Class A-X Certificates, pro rata, based on the interest otherwise payable on each Class of Certificates as described herein. Any Additional Trust Fund Expenses with respect to any Distribution Date will reduce the Available Distribution Amount for such Distribution Date. See "DESCRIPTION OF THE CERTIFICATES-- Subordination; Allocation of Realized Losses and Certain Expenses," "-- Principal and Interest Distributions--Available Distribution Amount" and "-- Priority of Distributions" herein.

  Deferred Interest on the Mortgage Loans, and Appraisal Reduction Capitalization Amounts, if any, may be applied to reduce current interest distributable on the Class G, Class F, Class E, Class D, Class C and Class B Certificates, in that order, prior to being applied to reduce current interest on the Class A-1 and Class A-2 Certificates, as described herein under "DESCRIPTION OF THE CERTIFICATES--Principal and Interest Distributions-- Deferred Interest."

  In addition, the creation of an Appraisal Reduction in respect of a Mortgage Loan may result in the reduction of interest payments to one or more Classes of Certificates in reverse order of priority.

LIMITED OBLIGATIONS

  The Certificates do not represent an interest in or obligation of the Depositor, the Underwriters, the Seller, the Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent or any of their affiliates. A Certificate is not a deposit and neither the Certificates nor the underlying mortgage loans are insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality. The Seller's obligation to repurchase or substitute for a Mortgage Loan will arise only under limited circumstances as described herein under "DESCRIPTION OF THE CERTIFICATES--Repurchase or Substitution of Mortgage Loans."

LIMITED LIQUIDITY

  There is currently no secondary market for the Offered Certificates. The Underwriters expect to make a secondary market in the Offered Certificates but have no obligation to do so. There can be no assurance that a secondary market for the Offered Certificates will develop, or if it does develop, that it will continue. In addition, issuance of Certificates in book-entry form may reduce the liquidity thereof in any secondary trading market that may develop therefor because investors may be unwilling to purchase Certificates for which they cannot obtain delivery of physical certificates. See "DESCRIPTION OF THE CERTIFICATES--Book-Entry Registration" herein.

CONFLICTS OF INTEREST

  Because cash flows from the Mortgage Loans will be applied to payments of the Certificates of each Class in accordance with the priorities described herein under "DESCRIPTION OF THE CERTIFICATES--Principal and Interest Distributions--Priority of Distributions," decisions as to when and how to realize upon a particular Mortgage Loan may affect the amount and timing of the realization of proceeds thereon to the disadvantage of the holders of the Certificates of one Class as against the others.

  In most instances, the Operating Advisor (defined herein) will be entitled to approve certain actions of the Special Servicer with respect to Specially Serviced Mortgage Loans (for example, whether to pursue foreclosure on a defaulted Mortgage Loan or a loan modification and extension). The Operating Advisor may have interests in conflict with those of the holders of certain other Classes of Certificates. As a result, it is possible that the Operating Advisor may approve certain actions proposed by the Special Servicer with respect to Specially Serviced Mortgage Loans that conflict with the interests of the holders of certain other Classes of Certificates. In addition, since there is no restriction on a Special Servicer's ability to hold a Class of Certificates, it is possible that the Special Servicer may hold a Class of Certificates which would make it the Operating Advisor. See "SERVICING--The Operating Advisor."

  The Trustee's decisions with respect to the exercise of remedies may disadvantage the holders of the Certificates of one Class as against the others. Also, any decision whether to declare an Event of Default under the Pooling and Servicing Agreement, and thereby replace the Master Servicer or the Special Servicer for cause, may be more advantageous to one Class of Certificates than the others.

                       DESCRIPTION OF THE MORTGAGE POOL
                    AND THE UNDERLYING MORTGAGED PROPERTIES

GENERAL

  The following description summarizes certain characteristics of the Mortgage Loans as of the Cut-off Date. See the information under "--Certain Characteristics of the Mortgage Loans" herein and Appendix A hereto for a more detailed description of certain characteristics of the Mortgage Loans.

  The description of the Mortgage Loans set forth in this Prospectus Supplement is based on the characteristics of the Mortgage Loans expected to be included in the Mortgage Pool as of the date of this Prospectus Supplement. Mortgage Loans may be removed from the Mortgage Pool prior to the date of issuance of the Certificates as a result of prepayments or delinquencies or for other reasons, and additional Mortgage Loans may be added to the Mortgage Pool. If any of the characteristics of the Mortgage Loans actually included in the Trust Fund varies in a material respect from those set forth in the Prospectus Supplement, information as to such characteristics will be included in a Current Report on Form 8-K filed by the Depositor with the Securities and Exchange Commission within fifteen days of the issuance of the Certificates.

  The Depositor will acquire the Mortgage Loans from the Seller. The Depositor will assign the Mortgage Loans to LaSalle National Bank, a national banking association, as Trustee (the "Trustee"). See "THE MORTGAGE POOLS--Assignment of Mortgage Loans" in the Prospectus. Wells Fargo Bank, National Association, as Master Servicer (in its capacity as master servicer, the "Master Servicer"), will service the Mortgage Loans and as Special Servicer (in its capacity as Special Servicer, the "Special Servicer") will oversee the resolution of Mortgage Loans which are Specially Serviced Mortgage Loans, pursuant to a Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of December 1, 1995 among the Depositor, the Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent. The Master Servicer intends to retain Wells Fargo Realty Finance Corporation, its wholly owned subsidiary, to service all of the Mortgage Loans, except Specially Serviced Mortgage Loans.

DESCRIPTION OF THE MORTGAGE LOANS

  The Mortgage Pool will consist of 64 fixed-rate Mortgage Loans with an aggregate principal balance of approximately $243,851,771 evidenced by promissory notes secured by first mortgages and deeds of trust on commercial and multifamily mortgaged properties, including a fee simple interest in the land and all buildings and improvements thereon (the "Mortgaged Properties"). The Mortgage Loans individually have a maximum principal balance of $23,084,586, a minimum principal balance of $781,097 and an average principal balance of $3,810,184, all as of the Cut-off Date. The Mortgage Loans are not insured or guaranteed by the United States, any governmental agency or any private mortgage insurer.

  All of the Mortgage Loans have Due Dates (that is, the dates upon which the related Monthly Payments first become due) that occur on the first day of such month.

  All of the Mortgage Loans accrue interest on the basis of a 360-day year consisting of twelve 30-day months.

  All of the Mortgage Loans are also secured by an assignment of leases and rents relating to the Mortgaged Property. Pursuant to an assignment of leases and rents, the Borrower assigns its right, title and interest as landlord under each lease and the income derived therefrom to the lender, while retaining a right to collect the rents for so long as there is no default. If the Borrower defaults, the Trustee, as assignee of the Seller, is entitled to initiate action to collect the rents from tenants to be applied to the monetary obligations of the Borrower. State law may limit or restrict the enforcement of the assignment of leases and rents by a lender until the lender takes possession of the related Mortgaged Property or a receiver is appointed.

  All of the Mortgage Loans are "nonrecourse" loans or loans for which recourse may be restricted or unenforceable, as to which, in the event of default by the obligor (the "Borrower") on the related Note, the Trust Fund may look only to the related Mortgaged Properties (including any assignments of leases of the

Mortgaged Properties) and any other collateral security (and not to the Borrower's other assets) for satisfaction of the amounts due on the affected Mortgage Loans. Notwithstanding the foregoing, the Borrower with respect to each Mortgage Loan generally will be personally liable for any loss or damage suffered by the lender resulting from any of the following: (a) fraud or willful misrepresentation; (b) waste; (c) failure to pay property or other taxes, assessments or other charges which may create liens senior to the lien of the Mortgage on any portion of the Mortgaged Property; (d) failure to deliver any Insurance Proceeds or condemnation proceeds or any security deposits received by the Borrower to the lender or to apply such sums as required under the terms of the related loan documents; (e) failure to apply rents from the Mortgaged Property received by the Borrower after the occurrence of an event of default to the payment of the Mortgage Loan or the normal operation of the Mortgaged Property; and (f) breach by the Borrower of any representation, warranty or covenant regarding the presence or use of hazardous materials on the Mortgaged Property. See "CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS--Anti-Deficiency Legislation" in the Prospectus.

  The Mortgage Loan documents allow the lender to require the Borrower to furnish quarterly rent rolls and annual operating statements.

  Fifty-eight of the Mortgage Loans are Balloon Loans which provide for scheduled monthly payments of principal and interest (the "Monthly Payments") that would fully amortize such Mortgage Loan over an original term ranging from 168 to 360 months (which is longer than the terms of such Mortgage Loans), with a Balloon Payment due at maturity. The remaining Mortgage Loans in the Mortgage Pool are loans that are fully amortizing over their stated terms to maturity.

  As of the Cut-off Date, all payments are current under the Mortgage Loans. Since their respective dates of origination, none of the Mortgage Loans have been delinquent more than 30 days.

  The Mortgage Loans were originated by the Seller between February 17, 1994 and November 3, 1995. 7.58% and 92.42% of the Mortgage Loans (by principal balance as of the Cut-off Date) were originated in 1994 and 1995, respectively.

  The Mortgage Loans have Debt Service Coverage Ratios (defined herein) ranging from 1.15x to 2.36x and a weighted average Debt Service Coverage Ratio of 1.47x and Loan-to-Value Ratios ranging from 27.70% to 77.12% and a weighted average Loan-to-Value Ratio of 67.21%. With respect to any Mortgage Loan, "Loan-to-Value Ratio" means the ratio (expressed as a percentage) of the Cut-off Date principal balance over the value of the related Mortgaged Property as determined by the appraisal obtained in connection with the origination of the Mortgage Loan. The Mortgage Loans have Mortgage Interest Rates as of the Cut-off Date ranging from 7.55% to 10.33% per annum and a weighted average Mortgage Interest Rate as of the Cut-off Date of 8.55% per annum. Approximately 10.07% of the Mortgage Loans are secured by multifamily properties, approximately 10.35% are secured by office properties, approximately 16.47% are secured by industrial properties and approximately 63.10% are secured by retail properties. Approximately 75.72% and 10.92% of the Mortgage Loans (by principal balance as of the Cut-off Date) are secured by Mortgaged Properties located in the States of California and Texas, respectively. No more than 3.81% (by principal balance as of the Cut-off-Date) of the Mortgage Loans are secured by Mortgaged Properties in any other single state. 17.95% of the Mortgage Loans (by principal balance as of the Cut-off
Date) have been converted to fixed-rate loans bearing interest at the then current market rate of interest since their respective dates of origination.

  Two Mortgage Loans representing 5.64% of the Mortgage Loans (by principal balance as of the Cut-off Date) are to two related parties, both single-purpose entities. In this instance, one individual owns a 56% interest in a general partnership that is the borrower on one Mortgage Loan with a principal balance of $3,479,594 and owns a 100% interest in a general partnership that is the borrower on another Mortgage Loan with a principal balance of $10,279,538. There are no other related borrowers having aggregate loans in excess of 5% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.

CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

  The tables on the following pages set forth certain characteristics of the Mortgage Loans. Percentages of the Mortgage Loans are approximate percentages (except as otherwise indicated) by aggregate principal balance as of the Cut-off Date. The information expressed as a percentage of the aggregate principal balance of the Mortgage Loans, as of the Cut-off Date, may not total 100.00% due to rounding, and the sum of the amounts listed as the aggregate principal balance of the Mortgage Loans as of the Cut-off Date may not total the indicated amount due to rounding.

                  DISTRIBUTION OF ORIGINAL PRINCIPAL BALANCES

                                                                  PERCENTAGE OF
                                                CUT-OFF DATE      CUT-OFF DATE
RANGE OF ORIGINAL PRINCIPAL      NUMBER OF        AGGREGATE         AGGREGATE
BALANCES                       MORTGAGE LOANS PRINCIPAL BALANCE PRINCIPAL BALANCE
---------------------------    -------------- ----------------- -----------------
$   600,001 to $   800,000....        1         $    781,097           0.32%
    800,001 to   1,000,000....        6            5,784,417           2.37
  1,000,001 to   2,000,000....       16           24,374,223          10.00
  2,000,001 to   3,000,000....       11           27,281,504          11.19
  3,000,001 to   4,000,000....       10           33,664,176          13.81
  4,000,001 to   5,000,000....        2            8,606,707           3.53
  5,000,001 to  10,000,000....       15           98,552,757          40.42
 10,000,001 to  20,000,000....        2           21,722,303           8.91
 20,000,001 +.................        1           23,084,586           9.47
                                    ---         ------------         ------
    Total.....................       64         $243,851,771         100.00%
                                    ===         ============         ======

  The average principal balance at origination was approximately $3,827,376.

                DISTRIBUTION OF CUT-OFF DATE PRINCIPAL BALANCES

                                                                PERCENTAGE OF
                                              CUT-OFF DATE      CUT-OFF DATE
RANGE OF CUT-OFF DATE          NUMBER OF        AGGREGATE         AGGREGATE
PRINCIPAL BALANCES           MORTGAGE LOANS PRINCIPAL BALANCE PRINCIPAL BALANCE
---------------------        -------------- ----------------- -----------------
$   600,001 to $   800,000.         1         $    781,097           0.32%
    800,001 to   1,000,000.         6            5,784,417           2.37
  1,000,001 to   2,000,000.        17           26,371,909          10.81
  2,000,001 to   3,000,000.        10           25,283,819          10.37
  3,000,001 to   4,000,000.        10           33,664,176          13.81
  4,000,001 to   5,000,000.         2            8,606,707           3.53
  5,000,001 to  10,000,000.        15           98,552,757          40.42
 10,000,001 to  20,000,000.         2           21,722,303           8.91
 20,000,001 +..............         1           23,084,586           9.47
                                  ---         ------------         ------
    Total..................        64         $243,851,771         100.00%
                                  ===         ============         ======

  The average principal balance as of the Cut-off Date was approximately $3,810,184.

                         TYPES OF MORTGAGED PROPERTIES

                                   CUT-OFF DATE   PERCENTAGE OF       WEIGHTED
                         NUMBER OF  AGGREGATE     CUT-OFF DATE      AVERAGE DEBT
                         MORTGAGE   PRINCIPAL       AGGREGATE     SERVICE COVERAGE
PROPERTY TYPE              LOANS     BALANCE    PRINCIPAL BALANCE      RATIO
-------------            --------- ------------ ----------------- ----------------
Industrial..............     17    $ 40,173,306       16.47%            1.41x
Multifamily.............      7      24,566,062       10.07             1.43
Office..................      7      25,229,940       10.35             1.57
Retail..................     33     153,882,463       63.10             1.48
                            ---    ------------      ------             ----
    Total/Weighted
     Average............     64    $243,851,771      100.00%            1.47x
                            ===    ============      ======             ====

                              GEOGRAPHIC LOCATION

                                                                          PERCENTAGE OF
                                                        CUT-OFF DATE      CUT-OFF DATE
                                         NUMBER OF        AGGREGATE         AGGREGATE
STATE AND COUNTY           LOCATION    MORTGAGE LOANS PRINCIPAL BALANCE PRINCIPAL BALANCE
----------------           --------    -------------- ----------------- -----------------
California.............. Alameda              5         $ 19,346,631           7.93%
                         Los Angeles          7           49,764,557          20.41
                         Orange               5           17,227,020           7.06
                         Sacramento           5           19,667,879           8.07
                         San Bernadino        5           21,273,095           8.72
                         San Diego            5           22,765,751           9.34
                         Other               12           34,596,830          14.19
                                            ---         ------------         ------
Total California........                     44         $184,641,763          75.72%
                                            ---         ------------         ------
Arizona.................                      2            8,065,781           3.31
Colorado................                      1            1,420,794           0.58
Georgia.................                      1              915,009           0.38
Maryland................                      2            9,271,305           3.80
Nevada..................                      4            8,435,716           3.46
Texas...................                      9           26,623,218          10.92
Utah....................                      1            4,478,186           1.84
                                            ---         ------------         ------
    Total...............                     64         $243,851,771         100.00%
                                            ===         ============         ======

                    DISTRIBUTION OF MORTGAGE INTEREST RATES

                                                                 PERCENTAGE OF
                                               CUT-OFF DATE      CUT-OFF DATE
                                NUMBER OF        AGGREGATE         AGGREGATE
MORTGAGE INTEREST RATE        MORTGAGE LOANS PRINCIPAL BALANCE PRINCIPAL BALANCE
----------------------        -------------- ----------------- -----------------
 7.500% to  7.999%...........        4         $ 39,704,677          16.28%
 8.000  to  8.499............       18           91,048,001          37.34
 8.500  to  8.999............       27           66,573,186          27.30
 9.000  to  9.499............       10           31,597,505          12.96
 9.500  to  9.999............        3            5,073,098           2.08
10.000  to 10.499............        2            9,855,304           4.04
                                   ---         ------------         ------
    Total....................       64         $243,851,771         100.00%
                                   ===         ============         ======

  As of the Cut-off Date, the weighted average Mortgage Interest Rate was approximately 8.548% per annum.

                               AMORTIZATION TYPE

                                                                 PERCENTAGE OF
                                               CUT-OFF DATE      CUT-OFF DATE
                                NUMBER OF        AGGREGATE         AGGREGATE
AMORTIZATION TYPE             MORTGAGE LOANS PRINCIPAL BALANCE PRINCIPAL BALANCE
-----------------             -------------- ----------------- -----------------
Balloon......................       58         $234,802,377          96.29%
Fully-Amortizing.............        6            9,049,393           3.71
                                   ---         ------------         ------
    Total....................       64         $243,851,771         100.00%
                                   ===         ============         ======

               DISTRIBUTION OF ORIGINAL TERMS TO STATED MATURITY

                                                               PERCENTAGE OF
                                             CUT-OFF DATE      CUT-OFF DATE
ORIGINAL TERM TO STATED       NUMBER OF        AGGREGATE         AGGREGATE
MATURITY (YEARS)            MORTGAGE LOANS PRINCIPAL BALANCE PRINCIPAL BALANCE
-----------------------     -------------- ----------------- -----------------
5 yrs or less..............        1         $ 23,084,586           9.47%
5+ to 7 years..............       22           82,942,407          34.01
7+ to 10 years.............       31          111,594,202          45.76
10+ to 15 years............       10           26,230,575          10.76
                                 ---         ------------         ------
    Total..................       64         $243,851,771         100.00%
                                 ===         ============         ======

  As of the Cut-off Date, the weighted average original term to stated maturity at origination was approximately 8.73 years.

               DISTRIBUTION OF REMAINING TERM TO STATED MATURITY

                                                                      PERCENTAGE OF
                                                    CUT-OFF DATE      CUT-OFF DATE    WEIGHTED AVERAGE
                                     NUMBER OF        AGGREGATE         AGGREGATE       DEBT SERVICE
REMAINING TERM TO STATED MATURITY  MORTGAGE LOANS PRINCIPAL BALANCE PRINCIPAL BALANCE  COVERAGE RATIO
---------------------------------  -------------- ----------------- ----------------- ----------------
4+ to 5 years...............              1         $ 23,084,586           9.47%            1.55x
5+ to 7 years...............             25           90,541,826          37.13             1.42
7+ to 10 years..............             31          115,237,427          47.26             1.50
10+ to 15 years.............              7           14,987,931           6.15             1.41
                                        ---         ------------         ------             ----
    Total/Weighted Average..             64         $243,851,771         100.00%            1.47x
                                        ===         ============         ======             ====

  As of the Cut-off Date, the weighted average remaining term to stated maturity was approximately 8.33 years.

                       CUT-OFF DATE LOAN-TO-VALUE RATIO

                                                                 PERCENTAGE OF
                                               CUT-OFF DATE      CUT-OFF DATE
RANGE OF                        NUMBER OF        AGGREGATE         AGGREGATE
LOAN-TO-VALUE RATIOS          MORTGAGE LOANS PRINCIPAL BALANCE PRINCIPAL BALANCE
--------------------          -------------- ----------------- -----------------
60.00% or less...............       13         $ 32,227,847          13.22%
60.01 to 65.00...............        9           43,608,746          17.88
65.01 to 70.00...............       19           78,953,557          32.38
70.01 to 75.00...............       19           71,099,474          29.16
75.01 to 80.00...............        4           17,962,146           7.37
                                   ---         ------------         ------
    Total....................       64         $243,851,771         100.00%
                                   ===         ============         ======

  The weighted average Cut-off Date Loan-to-Value Ratio was approximately 67.21%. The Cut-off Date Loan-to-Value Ratio of each Mortgage Loan was computed by dividing the outstanding principal balance of such Mortgage Loan as of the Cut-off Date by the appraised value as set forth in the appraisal of the related Mortgaged Property made in connection with the origination of such Mortgage Loan. See "RISK FACTORS--Commercial and Multifamily Lending Generally."

                         DEBT SERVICE COVERAGE RATIOS
                            AS OF THE CUT-OFF DATE

                                                                 PERCENTAGE OF
                                               CUT-OFF DATE      CUT-OFF DATE
RANGE OF                        NUMBER OF        AGGREGATE         AGGREGATE
DEBT SERVICE COVERAGE RATIOS  MORTGAGE LOANS PRINCIPAL BALANCE PRINCIPAL BALANCE
----------------------------  -------------- ----------------- -----------------
1.10x to 1.19x..............         4         $  9,725,862           3.99%
1.20 to 1.29................         7           12,962,068           5.32
1.30 to 1.39................        15           70,882,832          29.07
1.40 to 1.49................        16           56,496,889          23.17
1.50 to 1.99................        20           91,963,914          37.71
2.00 to 2.99................         2            1,820,205           0.75
                                   ---         ------------         ------
    Total...................        64         $243,851,771         100.00%
                                   ===         ============         ======

  As of the Cut-off Date, the weighted average Debt Service Coverage Ratio (calculated as described below) for the Mortgaged Properties securing all of the Mortgage Loans in the Mortgage Pool was approximately 1.47x. The "Debt Service Coverage Ratio" on each Mortgage Loan was determined by the Seller by dividing the net operating income (before debt service on such Mortgage Loan) as provided by the Borrower for full year 1994 or partial year 1995, adjusted as described below, by annualized debt service based on monthly payments in effect between November 2 and December 1, 1995, and analyzed by the Seller as described below. The net operating income for a Mortgaged Property is established by information provided by the borrowers, except that in certain cases such net operating income has been adjusted by removing certain non-recurring expenses and revenue or by certain other normalizations. Net operating income does not necessarily reflect accrual of certain costs such as income taxes and capital expenditures and does not reflect non-cash items such as depreciation or amortization. In some cases, capital expenditures may have been treated by a borrower as an expense. In general, if an operating statement provided by a Borrower was available covering at least six months of 1995, then an annualized figure based on such period was used. If no such statement was available, the full operating income for 1994 was used. If deemed appropriate by the Seller, adjustments were made to annual net operating income to normalize real estate taxes and insurance, by replacing these expenses as reported in the operating statements provided by the Borrower with real estate tax and insurance expenses obtained from one or more of the following sources: the Seller's on-line tax services, copies of tax bills and insurance binders or policies, MAI appraisals conducted at origination, prior year's expenses, or local market averages as reported in real estate industry publications. Partial year operating statements were annualized by removing real estate tax and insurance expenses as reported in those operating statements, annualizing the resulting figures and substituting an annual figure for real estate tax and insurance expenses obtained from one or more of the sources listed above. In addition, if deemed appropriate by the Seller, adjustments were made to normalize the property management fee to 3% to 5% of gross income (with certain customary adjustments) and to take into account certain extraordinary or non-recurring expenses and non-cash profit and loss items. Adjustment for Replacement Reserves was made to reflect long-term capital needs of each property. In no event, however, has the Seller or the Depositor made any attempt to verify the accuracy of any operating statements or other information provided by the Borrowers or to reflect changes in net operating income that may have occurred since the date as of which such information was given.

  No assurance can be given with respect to the accuracy of the information provided by any Borrower or the results of any adjustments thereto by or on behalf of the Seller concerning the operating income derived from any Mortgaged Property.

PREPAYMENTS

  None of the Mortgage Loans permit voluntary principal prepayments without payment of a premium. However, the Balloon Loans generally permit the Borrower to prepay the outstanding principal balance thereof at any time during the last six months of the scheduled life of such loans without any prepayment premium or charge. Any prepayment premiums will be paid to the holders of the Class A-X Certificates separately from the Available Distribution Amount. However, the condemnation of, or the occurrence of a casualty loss on, the Mortgaged Property securing any Mortgage Loan or the acceleration of payments due under a Mortgage Loan by reason of default may result in an unscheduled principal prepayment at any time.

  A "lock-out period" is a period during the term of a Mortgage Loan during which the Borrower is prohibited from prepaying amounts of principal prior to their due date. A prepayment provision which provides for "prepayment premium" is one that requires a payment to the lender under the mortgage loan of an amount in addition to the amount of principal being prepaid, designed to compensate the lender, in part, for the amount that such lender would have otherwise earned had the mortgage loan not been so prepaid. With respect to each Mortgage Loan providing for a prepayment premium, such provision is in the form of a fixed, but declining, percentage of the amount prepaid on such Mortgage Loan.

  The following table sets forth an analysis of the percentage of the declining balance of the Mortgage Pool that, immediately following December 1 of each of the years indicated, will be (i) within a lock-out period and (ii) within a period in which Principal Prepayments must be accompanied by the indicated prepayment premium. The table was prepared on the assumption that the Mortgage Loans will amortize according to their respective amortization schedules, if any; that Balloon Payments will be made when due; that no Mortgage Loan will be prepaid, voluntarily or involuntarily; and, based on the Modeling Assumptions (excluding assumptions (i) and (v)), as described under "MATURITY CONSIDERATIONS--Weighted Average Life." There can be no assurance that the Mortgage Loans will not be prepaid and, in fact, it is unlikely that there will be no such prepayments. The sum in any column of the following tables may not equal the indicated total due to rounding.

                      PREPAYMENT LOCKOUT/PREMIUM ANALYSIS

 PERCENTAGE OF MORTGAGE POOL BY PREPAYMENT RESTRICTION ASSUMING NO PREPAYMENTS

                                                                                                                          120
 PREPAYMENT PREMIUM  CURRENT    12 MO.    24 MO.    36 MO.    48 MO.    60 MO.    72 MO.    84 MO.    96 MO.   108 MO.    MO.
   OR RESTRICTION     12/95     12/96     12/97     12/98     12/99     12/00     12/01     12/02     12/03     12/04    12/05
 ------------------  --------  --------  --------  --------  --------  --------  --------  --------  --------  --------  ------
Lockout.............    24.37%    24.39%    13.96%     1.45%     0.37%     0.39%     0.38%     0.60%     0.00%     0.00%   0.00%
5.00%...............    74.83%    74.80%    72.04%    53.96%    54.93%    55.57%     0.00%     0.00%     0.57%     0.54%   5.73%
4.00%...............     0.80%     0.81%     4.54%    31.40%     0.00%     2.42%    56.38%     0.00%     0.00%     0.00%   0.00%
3.00%...............     0.00%     0.00%     0.00%     3.73%    31.48%     0.00%     2.48%    95.14%     0.00%     0.00%   0.00%
2.00%...............     0.00%     0.00%     9.47%     9.47%     3.75%    37.47%     0.00%     4.25%    95.11%     0.00%   0.00%
1.00%...............     0.00%     0.00%     0.00%     0.00%     9.47%     1.97%    35.21%     0.00%     0.00%    91.17%   0.00%
0.00%...............     0.00%     0.00%     0.00%     0.00%     0.00%     2.19%     5.55%     0.00%     4.33%     8.28%  94.27%
   Total............   100.00%   100.00%   100.00%   100.00%   100.00%   100.00%   100.00%   100.00%   100.00%   100.00% 100.00%
                     --------  --------  --------  --------  --------  --------  --------  --------  --------  --------  ------
Mortgage Pool
 Balance (000s)..... $243,852  $240,566  $236,990  $233,098  $228,864  $203,004  $194,971  $112,245  $108,695  $100,210  $8,218
                     --------  --------  --------  --------  --------  --------  --------  --------  --------  --------  ------
% of Cut-off Date
 Balance*...........   100.00%    98.65%    97.19%    95.59%    93.85%    83.25%    79.95%    46.03%    44.57%    41.09%   3.37%
                     --------  --------  --------  --------  --------  --------  --------  --------  --------  --------  ------

-------
  * Represents the percentage of the Cut-off Date Mortgage Pool Balance that will remain outstanding at the indicated date based upon the assumptions used in the preparation of the table.

ACCELERATION OF MORTGAGE LOANS

  All of the Mortgage Loans include a debt-acceleration clause, which permits the lender to accelerate the debt upon a monetary or nonmonetary default of the Borrower. Courts will generally enforce clauses providing for acceleration in the event of a material payment default after the giving of appropriate notices. Courts may refuse to foreclose a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the acceleration unconscionable.

  The Master Servicer or the Special Servicer may accelerate the maturity of any Mortgage Loan upon the occurrence of certain events, which generally include the following: (i) if any installment of principal and/or interest is not paid when due, (ii) upon the occurrence of certain events relating to the insolvency of the Borrower (subject to applicable restrictions imposed by insolvency laws), (iii) in certain other limited circumstances, upon the breach of any covenant by the Borrower and (iv) if the Mortgaged Property or certain interests in the Borrower is sold or otherwise conveyed, in each case subject to any applicable notice or grace period contained in the related Mortgage Loan.

LATE CHARGES

  The Mortgage Loans generally provide that any payment which is delinquent for more than ten days is subject to a late charge. In addition, the Mortgage Loans generally provide that following a default, the Mortgage Loan will bear interest at a default rate equal to the sum of the Mortgage Interest Rate plus a default interest margin. Any late charges and default interest margin paid by a Borrower will be paid to the Master Servicer, or, in the case of Specially Serviced Mortgage Loans, to the Special Servicer, as additional servicing compensation, and will not be passed through to Certificateholders.

DUE-ON-SALE CLAUSES

  All of the Mortgage Loans contain due-on-sale clauses which permit the lender to accelerate the maturity of the Mortgage Loan if the Borrower sells, transfers or conveys the related Mortgaged Property or its interest in the Mortgaged Property or certain interests in the Borrower. Notwithstanding the foregoing, the Mortgage Loans generally permit the Borrower to make a one time assignment of the Mortgage Loan in connection with a sale of the related Mortgaged Property, subject to approval of the proposed purchaser by the lender, payment of an assumption fee equal to one percent (1%) of the then outstanding principal balance of the Mortgage Loan, and certain other conditions. In addition, the Special Servicer may in its sole discretion either enforce due-on-sale clauses to the extent permitted by law and to the extent that such enforcement will not adversely affect coverage under any policy of insurance on the Mortgaged Property or take or enter into an assumption or modification agreement from or with the person to whom such property is about to be conveyed, pursuant to which such person becomes liable under the Mortgage
Note.

INSURANCE

  Each Mortgage Loan requires the Borrower to maintain insurance against certain hazards, casualties, liabilities and contingencies, including losses by fire, personal liability and property damage. Each Borrower is required to maintain hazard insurance in an amount not less than the replacement cost of the improvements securing such Mortgage Loan. The Master Servicer shall use reasonable efforts in accordance with the Servicing Standard to maintain in all material respects insurance coverage required under the related Mortgage Loans. The Master Servicer may satisfy its obligation to cause hazard insurance to be maintained on the related Mortgage Properties by obtaining and maintaining a blanket policy insurance against hazard losses on all of the Mortgage Loans that it is required to service. The hazard insurance policies relating to the Mortgage Loans will be underwritten by different insurers. All property and liability insurers must be admitted to do business in the state where the Mortgage Property is located, and must carry a minimum rating of "A" from a Rating Agency or "B+" from A.M. Best, and a policyholder surplus of $25 million or more.

  The Master Servicer will require the maximum amount of flood insurance available from the national Flood Insurance Program on each Mortgaged Property that is located in a federally designated special flood hazard area.

  The policies do not necessarily contain identical terms and conditions and insurance coverage will be subject to the specific conditions and exclusions in each policy. At a minimum, however, appropriate evidence of insurance is required. Insurance must be provided in an amount sufficient to prevent the Borrower from becoming a co-insurer. The Master Servicer must be named as the loss payee. A maximum deductible of $10,000 per occurrence is allowed. Business income coverage for all risk of physical loss is required based upon an annual amount sufficient to avoid any co-insurance and for the actual losses sustained during the term of restoration and releasing, if applicable. Certain other risks, including but not limited to damage resulting from war, revolution, governmental actions, flood (other than that described above) and other water-related causes, earth movement, nuclear reactions, rot, vermin, domestic animals, theft and vandalism typically will not be covered by the insurance policies on the Mortgaged Properties. Under certain circumstances, hazard insurance proceeds may not be sufficient to restore the damaged property in the event of a partial loss.

  Certain of the Mortgage Loans require the Borrower to obtain rental interruption insurance for the benefit of the Lender. The Borrower is not required to obtain earthquake insurance, nor will the Master Servicer or the Special Servicer be required to obtain such insurance. All insurance policies required to be maintained by the Borrower as described herein contain a requirement that notice be provided to the lender 30 days prior to their termination.

ESCROW PAYMENTS

  Certain of the Mortgage Loans provide that upon the occurrence of any of several conditions specified in the Mortgage Loan documents, including a failure of the Borrower to pay all required insurance premiums for, and all real estate taxes or assessments levied against, the Mortgaged Property, the holder of the Mortgage Loan may require the Borrower to make monthly escrow payments to such holder in amounts sufficient to pay all required insurance premiums for, and all real estate taxes or assessments levied against, the Mortgaged Property. With respect to other Mortgage Loans, the Borrower will be obligated to make such escrow payments during the entire term of the mortgage. In addition, certain of the Mortgage Loans provide that the holder of the Mortgage Loan may require the Borrower to make monthly escrow payments to such holder in amounts estimated to be sufficient to pay for anticipated capital improvements to the Mortgaged Property and to pay for anticipated lease commissions and tenant improvements.

CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS

  Approximately 75.72% by aggregate Cut-off Date principal balance of the Mortgage Loans are secured by Mortgaged Properties located in California. Mortgage loans in California are generally secured by a deed of trust on the related real property which provides for foreclosure by the trustee by power of sale. Lenders generally are not permitted to obtain a deficiency judgment against a borrower following foreclosure under such power of sale. The appointment of a receiver to manage real property prior to the completion of foreclosure is not permitted without notice to the borrower. See "CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS" in the Prospectus for a general discussion of certain other legal aspects of the Mortgage Loans, including a general discussion of foreclosure by judicial action.

TYPES OF MORTGAGED PROPERTY

  The lender may be subject to additional risk depending upon the type and use of the related Mortgaged Property. In addition to risk of loss of rental income during periods of vacancy, certain types of Mortgaged Properties present other risks. See "--Loan Underwriting" below for a discussion of certain such risks.

LOAN UNDERWRITING

  The Mortgage Loans were subject to an underwriting process that assessed the Borrower's ability to repay the debt and the adequacy of the Mortgaged Properties as collateral for the respective Mortgage Loans. Each of the Mortgage Loans was underwritten in accordance with Wells Fargo Bank's criteria for commercial and multifamily mortgages.

  When making a decision to extend credit, Wells Fargo Bank ("Wells Fargo") evaluates two major criteria: the quality of the real estate collateral and the experience, integrity and overall financial condition of the applicant.

 Markets and Economic Considerations

  Wells Fargo prefers to lend in broad established markets to ensure adequate breadth of the market for replacement tenants. Properties should represent a conforming or typical use for its market area.

 Property Characteristics

  Wells Fargo lends on properties that are of generally high quality construction and design, are well-located, and present a well-maintained and attractive appearance. Some of the characteristics Wells Fargo uses in choosing which commercial properties upon which to make a Mortgage Loan are high current and projected tenant occupancy rates, architecturally attractive appearance that conforms to the general appearance of the trade area, a local economy that is stable or trending upwards and low probability of similar competition entering the market, the diversity of the local economy, and significant employment and/or population trends. For apartment buildings, the neighborhood in which the property is located should be suitable for multifamily use; the project should have a close proximity to retail and other services; and it should have good access to transportation systems.

  A minimum economic occupancy of 90 percent is generally required. Properties in leaseup stages will be considered on an exception basis. A minimum of two to three years of operating history is generally required for analysis, except for newly constructed properties.

 Structural Reports

  Engineering reviews are required for all properties with the exception of properties that have been recently constructed within a twelve-month period from the date of application. In the case of newly constructed properties, a certificate of occupancy is generally required. In the case of properties identified to be in a high-risk seismic area, the necessity for seismic reinforcement is considered. See "--Appraisal Process" herein.

 Leases

  All leases pertaining to the property, except for multifamily properties, are obtained and reviewed for options to purchase or right of first refusal. All leases which represent 20 percent or more of the total rentable area are also reviewed for early termination provisions; assignment or subletting provisions; operating covenants and management recapture provisions (retail centers); and other unusual or problematic provisions. For all tenants which occupy 20 percent or more of the total rentable area, subordination agreements with non-disturbance or attornment or long-form estoppel certificates are generally obtained.

  Careful consideration is given to lease rollover. Analyses are performed of the amount of space and income that will renew in each loan year to determine the potential effect on property cash flow and refinancing possibilities at the balloon date. Depending on the level of improvement of the space and associated retenanting costs, impounded reserves may be required at funding and/or from ongoing property cash flow.

 Tenant Concentrations

  Significant and single tenant concentrations require a tenant credit analysis and how the property will be affected by rollover risk and the ability to obtain refinancing funds at maturity. Lease rollover reserves and/or a more rapid amortization may be required to mitigate rollover risk.

 Appraisal Process

  All appraisals prepared as a condition to origination are ordered by Wells Fargo and are prepared by MAI or licensed/certified fee appraisers, as appropriate for the state where the property is located and who have been qualified by the Real Estate Technical Services Department ("RETECHS") of Wells Fargo. RETECHS is an in-house staff of specialists experienced in the areas of appraisal, environmental and engineering/structural. The appraisal protocol has been developed by RETECHS and conforms in all respects to the requirements of FIRREA.

  All appraisals generally contain, at a minimum, a full narrative containing all research analyses and conclusions of the appraiser; demographic indicators; zoning requirements; current and projected vacancy, construction and absorption rates; current and projected lease terms, rental rates including concessions and recent sales prices of comparable properties; current and projected operating expenses; seismic indicators; economic indicators, including trends and diversification of the area; and valuation trends, including discount and direct capitalization rates.

  Upon completion, all appraisals are reviewed by RETECHS for completeness and accuracy and changes are so noted and included in the property valuation process.

 Seismic Review Process

  As part of the Wells Fargo appraisal protocol for properties located in California, the appraiser is required to determine if the property falls within an Alquist-Priolo Special Studies Zone area required by law to be listed by the State of California Department of Conservation, Division of Mines and Geology. The Alquist-Priolo Special Studies Zone Act was signed into law on December 22, 1972, and went into effect on March 7, 1973. The purpose of this act is to prohibit the location of most structures of human occupancy across the traces of active faults and to mitigate thereby the hazards of fault rupture by regulating the development near active earthquake faults. Cities and counties affected by the identified zones must limit certain development projects within the zones unless geologic investigation demonstrates that the sites are not threatened by surface displacement from future faulting.

  If the property is located in an Alquist-Priolo zone, Wells Fargo places contingencies on closing the transaction during the appraisal review process. The contingencies include obtaining a seismic engineering report and an estimate of Probable Maximum Loss ("PML"). The seismic engineering report reviews the construction and age of the building in relation to current building codes. Generally, any transaction resulting in a PML in excess of 20 percent, except in the case of extremely low-leveraged transactions, would most likely be declined.

  Certain types of buildings, regardless of location, create elevated levels of seismic risk and loans secured by these properties are generally granted on an exception basis. Buildings that are constructed of unreinforced masonry, for example, may be acceptable as collateral if seismic engineering and PML evaluations indicate less than 20 percent PML. In addition, for properties located in certain ZIP codes in the Northridge area of Southern California as identified by Los Angeles County regulations, the appraiser is responsible for identification of structural steel buildings. Structural steel buildings in this area are subject to special inspection requirements to identify any excessive damages from previous earthquakes, and are accepted as collateral only after any required remediation is identified and accomplished.

 Economic Underwriting Analysis

  Net operating income and cash flow from the property that is available for debt service is projected by the underwriter and analyzed and compared with operating statement and appraisal cash flows. The credit analysis focuses on the Borrower's overall financial condition and ability to make payments on the related Mortgage Loan, taking into account the possibility that high vacancy rates or other circumstances might cause the Borrower to incur additional costs exceeding its original projected operating expenses or capital items. A comparative analysis is performed to derive the final cash flow available for debt service. Such analysis includes a review of historical operating statements; rent rolls; market and contractual rental rates, including the impact of concessions; economic vacancy; management fees; operating expenses, including repair and replacement reserves; and reserves for future tenant improvements and lease commission costs.

 Borrower Underwriting

  Wells Fargo conducts a credit investigation on all applicants. If the sources reveal unsatisfactory or derogatory credit history, additional investigations may be conducted before Wells Fargo approves or disapproves the application.

  Each applicant must generally provide the following information in order for the loan to be originated: annual and year-to-date financial statements; standard form real estate schedule containing financial and operating information on other projects owned by the borrower; last three-years tax returns on the applicants or key principals; and deposit account statements verifying a substantial portion of the applicant's liquidity.

 Environmental Inspections

  Wells Fargo orders a Phase I environmental report and, if applicable, Phase II reports from a RETECHS-approved, qualified consultant. RETECHS has established a standard "scope of work" covering the investigation of potential liabilities associated with Wells Fargo real estate transactions. The primary goals of the environmental investigations are to identify environmental risk associated with properties and/or operations considered for collateral or foreclosure-related activities and to minimize the effect of environmental risk such as collateral devaluation or credit deterioration resulting from environmental liabilities.

  When received, the Phase I report (and/or Phase II, if applicable) is reviewed by the loan underwriter and RETECHS is consulted if any exception or recommendation is noted and any such exception or recommendation will be acted upon in conjunction with RETECHS.

 Credit Approval

  Loans are underwritten by a staff of 15 located in various areas of the country and are designated specifically to support this program. When completed, the loan summary report is submitted to either a senior underwriter with an approval limit of $5 million, a credit manager with an approval limit of $10 million, and/or to a senior credit officer with an approval limit of $25 million. Credit personnel with approval authority reflect a minimum of 8 years of real estate lending experience to senior management with over 20 years experience in the real estate industry.

REPRESENTATIONS AND WARRANTIES

  The Seller will make certain limited representations and warranties as to the status of the mortgages securing the Mortgage Loans, the payment status of the Mortgage Loans and certain other information. The Depositor will assign to the Trustee the benefits of such representations and warranties to the Trustee for the benefit of the Certificateholders. Such representations and warranties will generally include, among other things: (i) that the information set forth with respect to each Mortgage Loan in the Mortgage Loan Purchase Agreement pursuant to which the Mortgage Loans were sold by the Seller is complete, true and correct in all material respects as of the date or dates respecting which such information is furnished, except that with respect to calculations set forth in the schedule of Mortgage Loans based upon information provided to the Seller from the related Borrowers, the Seller makes no representation as to the accuracy of the information so provided;
(ii) that the Seller had good and marketable title to each Mortgage Loan;
(iii) that each Mortgage Loan was current as to all payments due prior to the Cut-off Date; (iv) that each Mortgage constitutes a valid, subsisting and enforceable first lien upon the related Mortgaged Property, subject to certain exceptions, such as liens for current real estate taxes and assessments not yet due and payable and other liens none of which materially interferes with the security intended to be provided by such Mortgage and other customary exceptions; (v) that none of the terms of any Mortgage Note or Mortgage which is currently in effect have been impaired, waived, altered or modified in any material respect, except by written instruments, all of which are included in the related Mortgage File; (vi) no valid right of rescission, set-off, defense or counterclaim exists as to any Mortgage Loan (including the defense of usury); (vii) that the Seller has not satisfied, cancelled, released or subordinated the Mortgage in whole or in material part, or released the Mortgaged Property in whole or in material part from the lien of the Mortgage, except any assumption agreement which has been delivered to the Trustee;
(viii) that there is no proceeding pending, or to the best of the Seller's knowledge, threatened for the total or partial condemnation of any Mortgaged Property which could materially interfere with the security interest intended to be provided by the related Mortgage; (ix) that the lien of each Mortgage is insured by an ALTA lender's title insurance policy (or a binding commitment therefor) or an equivalent lender's title policy (or binding commitment therefor) insuring the Seller as to the first priority lien of the Mortgage in the original principal amount of the Mortgage Loan; (x) that the proceeds of each Mortgage Loan have been fully disbursed and there is no requirement for future advances thereunder; (xi) that there is no payment default and, to the best of Seller's knowledge, no default, breach, violation or event of acceleration under any Mortgage Loan which would impair the value of such Mortgage Loan in any material respect; (xii) that the Mortgage Note relating to each Mortgage Loan is not secured by any collateral except the lien of the corresponding Mortgage (or any related security agreement); (xiii) except as disclosed in the engineer's report, if any, delivered as part of the Mortgage File, each Mortgaged Property is free of any material damage; (xiv) that a third party unaffiliated with the Seller has conducted a "Phase I" environmental assessment on the Mortgaged Property in connection with the origination of the Mortgage Loan and, based on Seller's review of such assessment, to the best of Seller's knowledge, no environmental condition exists on the Mortgaged Property which could have a material adverse effect on the value of the Mortgaged Property; (xv) that each Mortgaged Property and all improvements thereon are insured against loss by fire and other hazards; (xvi) that the Mortgage Note and documents relating to the Mortgage Loan are genuine and each is the legal, valid and binding obligation of the maker thereof, subject to certain customary exceptions; (xvii) that as of the date of origination of any Mortgage Loan and to the best of Seller's knowledge, as of the Closing Date, all taxes, governmental assessments, insurance premiums, water sewer and municipal charges affecting any Mortgage Property which previously became due and owing have been paid; (xviii) that there are no mechanics' or similar liens or claims filed for work, labor or material, affecting the related Mortgaged Property and which are or may be a lien prior to, or equal or coordinate with, the lien of the related Mortgage; (xix) that the Mortgaged Property consists of a fee simple estate in real property improved by a multifamily, office, retail, industrial or other commercial building; (xx) that no Mortgage Loan has shared appreciation features, other contingent interest features or negative amortization; (xxi) that each Mortgage Loan has a due on sale provision providing for the acceleration of the payment of the unpaid principal balance of the Mortgage Loan if, without the prior written consent of the mortgagee, the property subject to the Mortgage, or any interest therein, is directly or indirectly transferred or sold, except to the extent permitted under the terms of the Mortgage; (xxii) that the Seller has not advanced funds for the payment of principal and interest, taxes, insurance premiums or any other material amount required by the Mortgage, except for interest accruing from the date of the Mortgage Note or date of disbursement of the Mortgage proceeds, whichever is greater, to the day which precedes by one month the due date of the first installment of principal and interest; (xxiii) that each Mortgage Loan is principally secured by an interest in real property within the meaning of Treasury Regulation

Section 1.860G-2(a)(1); (xxiv) each Mortgage file for any Mortgage Loan contains a security agreement and an assignment of rents which creates a valid, subsisting and enforceable lien in all of the Borrower's leases, subleases, licenses and other agreements relating to the related Mortgaged Property subject to certain customary exceptions; (xxv) as of the date of origination of any Mortgaged Property and, to the best of Seller's knowledge, as of the Closing Date, no improvement located on or which is a part of the related Mortgaged Property is in violation of any applicable zoning law or regulation which, individually or in the aggregate, would have a material adverse effect on the value of the related Mortgaged Property; (xxvi) all inspections, licenses and certificates, including certificates of occupancy (if the Mortgaged Property is newly constructed), to be made or issued with respect to the Mortgaged Properties have been made or obtained; (xxvii) all improvements which were considered in determining the appraised value of each Mortgaged Property lie within the boundaries and building restriction lines of such Mortgaged Property, except as described in the related title policy; (xxviii) the Mortgage Loans were originated by the Seller and are being transferred to the Depositor by the Seller free and clear of any liens, pledges or security interests; (xxix) in connection with the origination of each Mortgage Loan, each related Mortgaged Property was appraised by a qualified appraiser; (xxx) each Mortgage Loan is a non-recourse loan to the related Borrower, except for fraud and certain environmental indemnities and other customary recourse provisions; (xxxi) that the related Mortgage has an enforceable provision permitting foreclosure subject to customary exceptions; and (xxxiii) that in the case of any Mortgage that is a deed of trust, a trustee, duly qualified under applicable law to serve as such, is properly designated and serves as such, is properly designated and serves in accordance with applicable law, and no fees or expenses are payable to the trustee under any deed of trust, except in connection with the release of the Mortgaged Property or related security for the Mortgage Loan following the payment of the Mortgage Loan in full.

  For a discussion of the consequences of a breach of any representation or warranty made by the Seller, see "THE MORTGAGE POOLS--Representations and Warranties" in the Prospectus.

                        DESCRIPTION OF THE CERTIFICATES

GENERAL

  The Commercial Mortgage Pass-Through Certificates, Series 1995-WF1 (the "Certificates") will be comprised of the Class A-1 Certificates, Class A-2 Certificates, Class A-X Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates and the Class R-I and Class R-II Certificates (together, the "Residual Certificates"). Only the Class A-1, Class A-2, Class B, Class C and Class D Certificates (collectively, the "Offered Certificates") are offered hereby.

  The Certificates (other than the Class R-I Certificates) will evidence beneficial ownership interests in a trust fund, the assets of which, together with the Class R-I Certificates, will constitute all of the beneficial interest in another trust fund (the "Trust Fund") to be created by CS First Boston Mortgage Securities Corp. (the "Depositor"), which will hold interests in a pool (the "Mortgage Pool") of fixed-rate mortgage loans (the "Mortgage Loans") secured by mortgages on commercial and multifamily properties held in trust for the benefit of the holders of the Certificates (the "Certificateholders"). Wells Fargo Bank, National Association (in its capacity as seller of the Mortgage Loans, the "Seller") will sell the Mortgage Loans to the Depositor on the Delivery Date.

  The Certificates will be issued pursuant to the Pooling and Servicing Agreement. Reference is made to the accompanying Prospectus for important additional information regarding the terms and conditions of the Pooling and Servicing Agreement and the Certificates, provided that the information contained herein supersedes any contrary information set forth in the Prospectus. An "Index of Terms" is included at the end of this Prospectus Supplement. The following summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the provisions of the Pooling and Servicing Agreement. When particular provisions or terms used in the Pooling and Servicing Agreement are referred to, the actual provisions (including definitions of terms) are incorporated by reference.

  As described in the Prospectus under "ENHANCEMENT--Subordinate Certificates," the Class B, Class C, Class D, Class E, Class F, Class G and Residual Certificates are "Subordinate Certificates" relative to the Class A-1, Class A-2 and Class A-X Certificates, the Class C, Class D, Class E, Class F, Class G and Residual Certificates are "Subordinate Certificates" relative to the Class B Certificates, the Class D, Class E, Class F, Class G and Residual Certificates are "Subordinate Certificates" relative to the Class C Certificates and the Class E, Class F, Class G and Residual Certificates are "Subordinate Certificates" relative to the Class D Certificates. See "-- Subordination; Allocation of Realized Losses and Certain Expenses" herein.

  The Offered Certificates will be available to investors only in book-entry form (the "Book-Entry Certificates") through the facilities of The Depository Trust Company ("DTC"). Beneficial interests in the Book-Entry Certificates will be shown on, and transfers thereof will be effected only through, records maintained by DTC and its participants. Physical certificates will be available only under certain limited circumstances as described herein. Distribution of principal and interest in respect of the Book-Entry Certificates will be made as set forth in "--Book-Entry Registration" below.

  The Offered Certificates will be issued in denominations of $100,000 and integral multiples of $1,000 in excess thereof; provided, however, that one Certificate of each Class may be issued in an amount representing the remainder of such Class, which remainder Certificate with respect to any Class will not be a Book-Entry Certificate.

BOOK-ENTRY REGISTRATION

  The Book-Entry Certificates will initially be represented by one Certificate registered in the name of the nominee of DTC. DTC has advised the Depositor that DTC's nominee will be Cede & Co. ("Cede"). Accordingly, Cede is expected to be the holder of record of the Book-Entry Certificates. No holder of a Book-Entry Certificate will be entitled to receive a certificate representing such person's interest in its Certificate. Unless and until Definitive Certificates (defined below) are issued under the limited circumstances described herein, all references herein to actions by holders of Book-Entry Certificates shall refer to actions taken by DTC upon instructions from DTC Participants (defined below), and all references herein to distributions, notices, reports, and statements to holders of Book-Entry Certificates shall refer to distributions, notices, reports and statements to Cede, as the registered holder of the Book-Entry Certificates, for distribution to holders of Book-Entry Certificates in accordance with DTC procedures. See "--Definitive Certificates" herein.

  Certificateholders may hold their Book-Entry Certificates through DTC if they are DTC Participants, or indirectly through organizations which are DTC Participants. Transfers between DTC Participants will occur in accordance with DTC rules.

  DTC has advised the Depositor that it is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code (the "UCC"), and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. DTC was created to hold securities for its participating organizations ("DTC Participants") and facilitate the clearance and settlement of securities transactions between DTC Participants through electronic computerized book-entry changes in accounts of DTC Participants, thereby eliminating the need for physical movement of certificates. DTC Participants include CS First Boston Corporation, Morgan Stanley & Co. Incorporated, other securities brokers and dealers, banks, trust companies, and clearing corporations and may include certain other organizations. Indirect access to the DTC system also is available to other entities, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a DTC Participant, either directly or indirectly ("Indirect DTC Participants"). The rules applicable to DTC, DTC Participants and Indirect DTC Participants are on file with the Securities and Exchange Commission.

  Certificateholders that are not DTC Participants but desire to purchase, sell or otherwise transfer ownership of or other interests in Book-Entry Certificates may do so only through DTC Participants. In addition, unless

Definitive Certificates are issued, holders of Offered Certificates will receive all distributions of principal of and interest on such Certificates through DTC Participants. Under a book-entry format, holders of Book-Entry Certificates will receive payments after the related Distribution Date because, while payments are required to be forwarded to Cede, as nominee for DTC, on each such date, DTC will forward such payments to DTC Participants which thereafter will be required to forward them to Indirect DTC Participants or holders of Book-Entry Certificates. Unless Definitive Certificates are issued as described below, the sole holder of Book-Entry Certificates will be Cede, as nominee of DTC, and Certificateholders will not be recognized by the Trustee as holders of Book-Entry Certificates under the Pooling and Servicing Agreement. Holders of Book-Entry Certificates will be permitted to exercise the rights of Certificateholders under the Pooling and Servicing Agreement only indirectly through DTC Participants, who in turn will exercise their rights through DTC.

  Under the rules, regulations, and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers among DTC Participants on whose behalf it acts with respect to the Book-Entry Certificates and is required to receive and transmit through DTC payments of principal of and interest, if any, on such Book-Entry Certificates. DTC Participants and Indirect DTC Participants with which holders of Book-Entry Certificates have accounts similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective holders of Book-Entry Certificates. Accordingly, although owners of Book-Entry Certificates will not possess Definitive Certificates, the Rules provide a mechanism by which owners of the Book-Entry Certificates through their DTC Participants will receive payments and will be able to transfer their interest.

  Because DTC can only act on behalf of DTC Participants, who in turn act on behalf of Indirect DTC Participants and certain banks, the ability of a Certificateholder to pledge Book-Entry Certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such Certificates, may be limited due to the lack of a physical certificate for such Certificates.

  DTC has advised the Depositor that it will take any action permitted to be taken by a holder of Book-Entry Certificates under the Pooling and Servicing Agreement only at the direction of one or more DTC Participants to whose account with DTC the Book-Entry Certificates are credited. Additionally, DTC has advised the Depositor that it will take such actions with respect to a Book-Entry Certificate only at the direction of and on behalf of the DTC Participant whose holdings include that Certificate. DTC may take conflicting actions with respect to other Book-Entry Certificates to the extent that such actions are taken on behalf of DTC Participants whose holdings include such Certificates.

  Although DTC has agreed to the foregoing procedures in order to facilitate transfers of Book-Entry Certificates among DTC Participants, it is under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

DEFINITIVE CERTIFICATES

  The Offered Certificates will be in fully registered, certificated form ("Definitive Certificates") issued to Certificateholders or their nominees, rather than to DTC or its nominee, only if (i) the Depositor advises the Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to the Book-Entry Certificates and the Trustee and the Depositor are unable to locate a qualified successor,
(ii) the Depositor, at its option, elects to terminate the book-entry system through DTC or (iii) after the occurrence of an event of default under the Pooling and Servicing Agreement, holders of Book-Entry Certificates evidencing not less than 66% of the aggregate outstanding Certificate Principal Balance advise the Trustee and DTC through DTC Participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interests of the holders of such Certificates.

  Upon notice of the occurrence of any of the events described in the preceding paragraph, DTC is required to notify all DTC Participants of the availability of Definitive Certificates. Upon surrender by DTC of the global Certificate of the Book-Entry Certificates and receipt from DTC of instructions for re-registration, the Trustee will issue such Certificates in the form of Definitive Certificates, and thereafter the Trustee will recognize the holders of such Definitive Certificates as Certificateholders under the Pooling and Servicing Agreement.

  Distributions of principal and interest on the Definitive Certificates will be made by the Trustee (or its duly appointed paying agent, if any) directly to holders of Definitive Certificates in accordance with the procedures set forth in the Pooling and Servicing Agreement and summarized herein. Interest and principal payments will be made on the twenty-first day of each month (or, if such day is not a business day, on the following business day), commencing January 22, 1996 (each a "Distribution Date"). Such payments will be made to holders in whose names the Definitive Certificates were registered at the close of business on the last day of the month preceding the month in which such related Distribution Date occurs (the "Record Date"). Distributions will be made by wire transfer in immediately available funds for the account of each holder whose initial Certificate Principal Balance is not less than $5,000,000 (or, in the case of any Class of Certificates, for the account of each holder whose initial percentage interest of such Class is 100%) and who has provided appropriate wire instructions to the Trustee, and to every other holder, by check mailed to the address of such holder as it appears on the certificate register. The final payment on any Certificate (whether a Definitive Certificate or a global Certificate registered in the name of Cede) will be made only upon presentation and surrender of such Certificate at the offices of the Trustee or its agent or such office or agency as is specified in the notice of final distribution to holders of Certificates being retired.

  Definitive Certificates will be transferable and exchangeable at the offices of the Trustee or its agent. Definitive Certificates surrendered to the Trustee for registration of transfer or exchange must be accompanied by a written instrument of transfer in form satisfactory to the Trustee. No service charge will be made for any registration of transfer or exchange of Certificates, but payment of a sum sufficient to cover any tax or other governmental charge may be required.

PRINCIPAL AND INTEREST DISTRIBUTIONS

  On each Distribution Date, scheduled principal and interest payments (less the Servicing Fee and Additional Trust Fund Expenses (each as defined herein), including Balloon Payments (collectively, "Scheduled Payments") due on the Mortgage Loans during the related Due Period (defined below) and collected on or prior to the related Determination Date (defined below) or advanced with respect to such Distribution Date, and Principal Prepayments (defined below) collected during the related Prepayment Period (defined below), will be distributed to Certificateholders of record as of the related Record Date. Interest will accrue on the Certificates with respect to each related Distribution Date from the first day of the month preceding the month in which such Distribution Date occurs through the last day of the month preceding the month in which such Distribution Date occurs (each, an "Interest Accrual Period").

  The "Due Period" with respect to any Distribution Date commences on the second day of the month preceding the month in which such Distribution Date occurs and ends on the first day of the month in which such Distribution Date occurs. A "Principal Prepayment" is any payment or other recovery of principal on a Mortgage Loan, including Liquidation Proceeds, Repurchase Proceeds and Insurance Proceeds (each as defined in the Prospectus), received in advance of their Due Date and not accompanied by an amount as to interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of payment. The "Prepayment Period" with respect to any Distribution Date is the period beginning on the day after the Determination Date of the month preceding the month in which such Distribution Date occurs and ends on the Determination Date in the month in which such Distribution Date occurs. The "Determination Date" with respect to any Distribution Date is the 11th day of the month in which such Distribution Date occurs (or, if such day is not a business day, the next succeeding business day).

 Distributions of Interest

  On each Distribution Date, holders of each Class of Offered Certificates will be entitled to receive, from the Available Distribution Amount (defined herein), interest accrued during the related Interest Accrual Period on the outstanding Certificate Principal Balance (defined below) of such Certificates immediately preceding such Distribution Date at the per annum rates set forth below, reduced (to not less than zero) by such Class's allocable share of any Net Aggregate Prepayment Interest Shortfall (defined herein) for such Distribution Date (such amounts payable to holders of the Certificates of any Class, the "Interest Distribution Amount" for such Class). The Net Aggregate Prepayment Interest Shortfall for any Distribution Date will be allocated among the respective Classes of Certificates, pro rata, in accordance with the respective amounts of interest accrued for such Classes for such Distribution Date. For so long as a more senior Class of Certificates is outstanding, the amount of interest otherwise distributable on such Distribution Date to each Class of Certificates to which an Appraisal Reduction is allocated on such Distribution Date will be reduced by the amount of interest accrued at the applicable Certificate Rate on the portion of the Certificate Principal Balance of such Class equal to the Appraisal Reduction Capitalization Amount (defined herein) allocated to such Class for such Distribution Date. See "--Prepayment Interest Shortfalls and Excess Prepayment Interest" and "--Appraisal Reductions" herein.

  "Certificate Principal Balance" means, with respect to any Certificate or Class of Certificates (other than the Class A-X Certificates), as of any Distribution Date, the initial principal amount set forth on the face of such Certificate (or, in the case of a Class of Certificates, the aggregate of such amounts for the Certificates of such Class), as increased by any Deferred Interest (defined below) and any Appraisal Reduction Capitalization Amount added to such principal amount, as described herein, less (i) the amount of all principal distributions previously made with respect to such Certificate or Class, (ii) all Realized Losses (defined below) allocated to such Certificate or Class and (iii) for the purpose of determining distributions of interest on such Distribution Date and Voting Rights, all Appraisal Reductions allocated to such Certificate or Class pursuant to the Pooling and Servicing Agreement.

  The interest rates for the Offered Certificates (each, a "Certificate Rate," which term has the same meaning as the term "Pass-Through Rate" in the Prospectus) are set forth below: During each Interest Accrual Period, the Class A-1, Class A-2, Class B, Class C and Class D Certificates will bear interest at a rate per annum (the "Class A-1 Certificate Rate," the "Class A-2 Certificate Rate," the "Class B Certificate Rate," the "Class C Certificate Rate" and the "Class D Certificate Rate," respectively) equal to 6.452%, 6.648%, 6.847%, 7.043% and 7.532%, respectively.

  See "YIELD CONSIDERATIONS" and "DESCRIPTION OF THE MORTGAGE POOL AND THE UNDERLYING MORTGAGED PROPERTIES" herein.

 Deferred Interest

  As of the Cut-off Date, no Mortgage Loan provides for Deferred Interest (defined below). However, if a modification to any Mortgage Loan causes any portion of the interest accrued on such Mortgage Loan in any month to be deferred (such amount, "Deferred Interest"), such portion will be added to the principal balance of such Mortgage Loan. On each Distribution Date on which the portion of the Available Distribution Amount (defined herein) allocable to interest on the Mortgage Loans is insufficient to pay interest accrued on the Certificates as a result of Deferred Interest on the Mortgage Loans, such Deferred Interest will (i) reduce the Interest Distribution Amount payable to the holders of the Class G, Class F, Class E, Class D, Class C and Class B Certificates, in that order, and finally, the Class A-1 and Class A-2 Certificates, pro rata, in proportion to the respective amounts of interest accrued thereon, and (ii) will be added to the Certificate Principal Balances of the Class G, Class F, Class E, Class D, Class C, Class B, Class A-1 and Class A-2 Certificates, to the extent of the reduction in the Interest Distribution Amount payable to the holders of such Classes.

 Distributions of Principal

  On each Distribution Date, to the extent the Available Distribution Amount on such Distribution Date is sufficient therefor, distributions in respect of principal will be made on the Certificates in an aggregate amount equal to the related Principal Distribution Amount (defined below) for such Distribution Date. Such distributions in respect of principal will be made on each Distribution Date in the order of priority described under "--Priority of Distributions" below, and, to the extent made in respect of any Class, will reduce the aggregate Certificate Principal Balance of such Class.

  "Principal Distribution Amount" means with respect to the Classes of Certificates then entitled to payments of principal, on any Distribution Date, the sum of (i) the principal portion of Scheduled Payments due on the related Due Date on each Mortgage Loan, to the extent received or advanced prior to the related Determination Date, (ii) for each Mortgage Loan which was repurchased during the related Prepayment Period pursuant to the Pooling and Servicing Agreement, the principal amount of the Purchase Price (net of amounts with respect to which a distribution of principal has already been made) (as defined below), (iii) any other Principal Prepayments and other unscheduled collections of principal received with respect to Mortgage Loans during the related Prepayment Period and (iv) to the extent actually paid by the related Borrower, the related Appraisal Reduction Capitalization Amounts (as defined herein) for such Distribution Date.

 Available Distribution Amount

  The "Available Distribution Amount" for any Distribution Date generally equals the aggregate of (i) Monthly Payments on the Mortgage Loans due during the related Due Period and received on or prior to the related Determination Date, (ii) Principal Prepayments and other unscheduled collections of principal received during the related Prepayment Period, (iii) Advances (defined herein) with respect to the Mortgage Loans made by the Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent with respect to such Distribution Date and (iv) amounts relating to REO Properties required to be deposited from time to time in the Collection Account pursuant to the Pooling and Servicing Agreement, less the sum of:

    (a) all Monthly Payments collected but due on a date subsequent to the related Due Date;

    (b) all other collections allocable to principal (or applied as recoveries of principal) received after the related Prepayment Period (together with any interest with respect thereto for periods after the related Determination Date); and

    (c) all amounts that are currently due or reimbursable to the Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent (including the Servicing Fee, any Special Servicing Fee, Extension Fee and Workout Fee, any indemnification payments, and reimbursement of Advances and Property Protection Advances (defined herein)) or other Additional Trust Fund Expenses, in each case plus interest from the date paid at the Prime Rate (defined herein).

 Priority of Distributions

  On each Distribution Date, the Available Distribution Amount will be paid in the following order of priority:

    (i) to the Class A-1, Class A-2 and Class A-X Certificates, pro rata, in respect of interest, in an amount equal to the Interest Distribution Amount in respect of each such class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

    (ii) to the Class A-1 Certificates in reduction of their Certificate Principal Balance, the Principal Distribution Amount until the Certificate Principal Balance thereof has been reduced to zero;

    (iii) to the Class A-2 Certificates in reduction of their Certificate Principal Balance, the Principal Distribution Amount until the Certificate Principal Balance thereof has been reduced to zero;

    (iv) to the Class B Certificates in respect of interest, in an amount equal to the Interest Distribution Amount in respect of such class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

    (v) to the Class B Certificates in reduction of their Certificate Principal Balance, the Principal Distribution Amount until the Certificate Principal Balance thereof has been reduced to zero;

    (vi) to the Class C Certificates in respect of interest, in an amount equal to the Interest Distribution Amount in respect of such class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

    (vii) to the Class C Certificates in reduction of their Certificate Principal Balance, the Principal Distribution Amount until the Certificate Principal Balance thereof has been reduced to zero;

    (viii) to the Class D Certificates in respect of interest, in an amount equal to the Interest Distribution Amount in respect of such class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

    (ix) to the Class D Certificates in reduction of their Certificate Principal Balance, the Principal Distribution Amount until the Certificate Principal Balance thereof has been reduced to zero; and

    (x) to the Class E, Class F and Class G Certificates in payment of interest and principal thereof in accordance with the priorities set forth in the Pooling and Servicing Agreement.

  After the Class A-1, Class A-2, Class A-X, Class B, Class C, Class D, Class E, Class F and Class G Certificates receive all payments due to them, all remaining amounts received on the Mortgage Loans will be paid to the holders of the Residual Certificates.

 Distributions of Prepayment Premiums

  Any Prepayment Premiums actually collected on the Mortgage Loans will be distributed to the holders of the Class A-X Certificates separately from the Available Distribution Amount. The Depositor makes no representation as to the enforceability of the provision of any Mortgage Note requiring the payment of a Prepayment Premium, or of the collectability of any Prepayment Premium.

 Prepayment Interest Shortfalls and Excess Prepayment Interest

  When a voluntary Principal Prepayment is made between Due Dates or certain involuntary prepayments are received, a full month's interest is generally not received. The amount of any such interest shortfalls (a "Prepayment Interest Shortfall") will first be offset by any Excess Prepayment Interest (defined below) and the Servicing Fee to the extent described herein and any remaining interest shortfall (each, a "Net Aggregate Prepayment Interest Shortfall") will be allocated pro rata in accordance with the respective amounts of interest accrued for each Class of Certificates for such Distribution Date, in each case in reduction of the Interest Distribution Amounts for such Classes of Certificates. To the extent that the aggregate of all Prepayment Interest Shortfalls for all Mortgage Loans for any Distribution Date exceeds the aggregate of all Excess Prepayment Interest for all Mortgage Loans for such Distribution Date, the Servicing Fee for the corresponding period will be reduced in an amount necessary (up to one-twelfth of the difference between (i) the Servicing Fee Rate and (ii) the per annum rate at which the Trustee's fees accrue on the Scheduled Principal Balance of each Mortgage Loan) to offset such additional remaining Prepayment Interest Shortfalls. None of the Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent shall have the obligation to make any Advance to cover such Net Aggregate Prepayment Interest Shortfalls.

  If a Principal Prepayment is made during a Prepayment Period but after the Due Date for such Mortgage Loan, "Excess Prepayment Interest" will arise. The amount of such Excess Prepayment Interest will equal the interest which accrues on the Mortgage Loan from the last Due Date for such Mortgage Loan to the date such Principal Prepayment is made (net of the Servicing Fee). To the extent that Excess Prepayment Interest for all Mortgage Loans as of any Distribution Date exceeds the Prepayment Interest Shortfall for all of the Mortgage Loans as of such Distribution Date, such excess will be payable to the Master Servicer as additional servicing compensation.

 Residual Certificates

  The Residual Certificates, representing residual interests in the REMICS, will not have Certificate Principal Amounts or Certificate Rates assigned thereto and will be entitled to receive any Available Distribution Amount remaining on any Distribution Date after the Certificate Principal Balances of each other Class of Certificates receive all payments due to them and also will be entitled to receive the proceeds of the remaining assets of the Trust Fund, if any, after the Certificate Principal Amounts of all of the Certificates have been reduced to zero.

REPORTS TO CERTIFICATEHOLDERS

  The Trustee will provide Certificateholders with periodic statements setting forth certain information with respect to the Mortgage Loans and distributions on the Certificates, which shall also include a description prepared by the Special Servicer of any material modifications, waivers, amendments or consents with respect to the Mortgage Loans. The Trustee will also provide Certificateholders, from time to time, information as to the status of each Specially Serviced Mortgage Loan, as specified in the Pooling and Servicing Agreement.

  On or about the second business day preceding the related Distribution Date of each month (the "Monthly Report Date"), commencing no later than January 1996, the Master Servicer will prepare and deliver to the Trustee, who shall in turn deliver the same to the Special Servicer, the Underwriters, the Depositor, anyone the Depositor or the Underwriters reasonably designate and each Rating Agency, the Monthly Reports. On or about the Monthly Report Date in May of each year, beginning in May 1996, the Master Servicer will prepare an Annual Report (as defined in the Pooling and Servicing Agreement) on each Mortgage Loan and deliver such Annual Report to the Trustee, who shall in turn deliver the same to the Special Servicer, the Underwriters, the Depositor, anyone the Depositor or the Underwriters reasonably designate and each Rating Agency. The Trustee will also forward such Annual Report to Certificateholders and any Beneficial Holder of Certificates upon presentation of evidence satisfactory to the Trustee of such beneficial ownership upon written request. The Monthly Reports, Annual Reports and other reports will be prepared in part based on information provided to the Master Servicer each month by the Special Servicer with respect to Specially Serviced Mortgage Loans and by the Borrowers as required under the terms of the Mortgage Loans. The Monthly Reports will set forth information with respect to the status of the Mortgage Loans, including, among other things, the following: (i) stratification of the Mortgage Loan Principal Balance by state, property type, maturity date and other strata deemed relevant in the opinion of the Master Servicer, (ii) listing of the Mortgage Loans and their related Principal Balances, property locations, current monthly payments and interest rates, most recent debt service coverage, net operating income and occupancy percentage; (iii) listing of the aggregate Principal Balances of delinquent Mortgage Loans for the current and prior months; (iv) listing of each delinquent and Specially Serviced Mortgage Loan, including information as to its status and its related Principal Balance, property location, current monthly payment and interest rate, most recent Debt Service Coverage and Net Operating Income; (v) listing of each REO Property and its related balance; (vi) listing of each Mortgage Loan on which a Realized Loss has been incurred, including its balance, and
(vii) other similar information deemed relevant by the Master Servicer.

  Until such time as Definitive Certificates are issued in respect of the Book-Entry Certificates, the foregoing information and access will be available to the related Certificate Owners only to the extent it is forwarded by or otherwise available through DTC and its Participants. Any Certificate Owner who does not receive information through DTC or its Participant may request that the Trustee reports be mailed directly to it by written request to the Trustee (accompanied by verification of such Certificate Owner's ownership interest) at the Trustee's corporate trust office. Certain information set forth in such Trustee reports is to be available via facsimile transmission through LaSalle National Bank's ASAP (Automated Statements by Phone) System by calling (312) 904-2200 and requesting statement number 164. The manner in which notices and other communications are conveyed by DTC to Participants, and by Participants to the Certificate Owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Certain information to be provided by the Special Servicer may be published electronically and the Special Servicer may require the written acknowledgement by the recipient of such recipient's compliance with applicable securities laws prior to delivery by the Special Servicer of certain other information with respect to the Mortgage Loans. The Master Servicer, the Special Servicer, the Trustee and the Depositor are required to recognize as Certificateholders only those persons in whose names the Certificates are registered on the books and records of the Certificate Registrar.

EXAMPLE OF DISTRIBUTIONS

  The following chart sets forth an example of distributions on the Certificates for the first month of the Trust Fund's existence, assuming the Certificates are issued in December, 1995:

   December 1            (A) Cut-off Date.
   December 2-January 11 (B) The Master Servicer receives Mortgage Loan payments due after the Cut-off Date and on or
                             prior to January 1, the last day of the Due
                             Period.
   December 2-January 1  (C) The Due Period. Mortgage Loan payments due during this period will be distributed on January 22.
   December 2-January 11 (D) The Master Servicer receives any Principal
                             Prepayments made after the Cut-off Date and on or
                             prior to January 11.
   December 31           (E) Record Date.
   January 11            (F) Determination Date.
   January 19            (G) Servicer Remittance Date.
   January 22            (H) Distribution Date.
   Succeeding monthly periods follow the pattern of (B) through (G) (except as described below).

--------
(A) The outstanding principal balance of the Mortgage Loans will be the aggregate scheduled principal balance of the Mortgage Loans at the close of business on December 1, 1995 (after deducting principal payments due on or before such date). Principal payments due on or before such date, and the accompanying interest payments, are not part of the Trust Fund.
(B) Mortgage Loan payments due after the Cut-off Date and on or prior to January 1, to the extent collected prior to January 11, the Determination Date, will be deposited in the Collection Account as described in "-- Collection and Distribution Account" herein. Each subsequent Due Period will begin on the second day of the month preceding the month in which the related Distribution Date occurs and end on the first day of the month in which such Distribution Date occurs. Payments received by the Special Servicer, if any, will be deposited in the Collection Account.
(C) The Due Period extends from the second day of the month preceding the month in which the Distribution Date occurs and ending on the first day of the month in which such Distribution Date occurs.
(D) Any Principal Prepayments received after the Cut-off Date and on or prior to January 11, 1996 will be deposited in the Collection Account as described in "--Collection and Distribution Account" herein. Each subsequent Prepayment Period will begin on the day after the Determination Date of the month preceding the month in which the related Distribution Date occurs and ends on the Determination Date of the month in which the related Distribution Date occurs. Neither the Seller, the Master Servicer nor the Special Servicer will be obligated to compensate a full month's payment of interest with respect to Principal Prepayments. The amount of any Prepayment Interest Shortfalls will be allocated as described under""--Principal and Interest Distributions--Prepayment Interest Shortfalls and Excess Prepayment Interest" herein.
(E) Distributions on the next Distribution Date will be made to those persons that are Certificateholders of record.
(F) As of the close of business on the Determination Date, the Master Servicer will have determined the amounts of principal and interest that will be remitted to the Distribution Account. Payments will be remitted from the Distribution Account to the Certificateholders.
(G) On or before 1:00 p.m., New York City time, on the business day prior to the Initial Distribution Date (any such business day prior to a Distribution Date, a "Servicer Remittance Date"), the Master Servicer will remit to the Trustee for deposit into the Distribution Account the Available Distribution Amount for such Distribution Date, including any Advances it has determined it must make pursuant to the terms of the Pooling and Servicing Agreement. To the extent the Master Servicer fails to make an Advance, the Trustee will make such Advance, and to the extent the Trustee fails to make an Advance, the Fiscal Agent will make such Advance, in each case to the extent it has determined such Advance must be made pursuant to the terms of the Pooling and Servicing Agreement.
(H) The Trustee will make distributions to Certificateholders on the 21st day of each month or, if such day is not a business day, the next succeeding business day.

TREATMENT OF REO PROPERTIES

  Notwithstanding that any Mortgaged Property may be acquired on behalf of the Trust through foreclosure, deed in lieu of foreclosure or otherwise, the related Mortgage Loan will be treated, for purposes of determining distributions on the Certificates, allocations of Realized Losses to the Certificates, and the amount of fees payable to the Master Servicer and the Special Servicer, as having remained outstanding until such REO Property is liquidated. In connection therewith, operating revenues and other proceeds derived from such REO Property (exclusive of related operating costs, including certain reimbursements payable to the Master Servicer or the Special Servicer in connection with the operation or disposition of such REO Property) will be "applied" by the Servicer as interest, principal and other amounts "due" on such Mortgage Loan, in that order, and the Special Servicer will be obligated to make Advances in respect of such Mortgage Loan, in all cases as if such Mortgage Loan had remained outstanding except to the extent the Special Servicer's obligation to make Advances is reduced by the creation of an Appraisal Reduction. See "SERVICING--Advances" and "DESCRIPTION OF THE CERTIFICATES--Appraisal Reductions" herein.

COLLECTION AND DISTRIBUTION ACCOUNT

  Except as described below, all payments and collections in respect of the Mortgage Loans will be deposited within one business day after receipt in an account (the "Collection Account") which is an "eligible account" as provided for in the Pooling and Servicing Agreement and which is established and maintained by the Master Servicer in the name of the Trustee with a depository institution and in a manner acceptable to the rating agencies then rating the Certificates (the "Rating Agencies"). No later than the business day prior to each Distribution Date, the Master Servicer will remit to an account (the "Distribution Account" which is also required to be an "eligible account"), to be maintained by the Trustee, the portion of the Available Distribution Amount for the related Distribution Date then on deposit in the Collection Account, (including any Advances to the extent not otherwise included in the Available Distribution Amount made by the Master Servicer, that are available to be distributed to the Certificateholders on such Distribution Date) and any amounts to be deposited therein by the Master Servicer in connection with any losses realized on investments with respect to funds held in the Collection Account and in the Distribution Account as required under the Pooling and Servicing Agreement. Such funds will be available to make distributions of interest on, and in reduction of the Certificate Principal Balance of, the Certificates on each Distribution Date. See "DESCRIPTION OF THE CERTIFICATES-- Accounts" in the Prospectus.

MODIFIED LOCK-BOX ACCOUNTS

  From time to time, with respect to any Mortgage Loan or Specially Serviced Mortgage Loan, if required by the terms of the related Mortgage (or if applicable, any Cash Management Agreement), the Master Servicer or the Special Servicer, as the case may be, shall require the Borrower to establish and maintain one or more accounts with Wells Fargo Bank (a "Modified Lock-Box Account"). Such accounts will not be part of the Trust Fund. The property manager with respect to the related Mortgaged Property is required to deposit all collections from such Mortgaged Property in the Modified Lock-Box Account until the monthly payment amount has been deposited therein, or in the event of default by the related Mortgagor all such collections. At the end of each month, Wells Fargo collects all funds on deposit in the Modified Lock-Box Account and applies such collections toward the Monthly Payment on the Mortgage Loan.

SUBORDINATION; ALLOCATION OF REALIZED LOSSES AND CERTAIN EXPENSES

  If a Realized Loss (defined below) of principal with respect to the Mortgage Loans is incurred during a Due Period, such Realized Loss will be allocated to the Class G, Class F, Class E, Class D, Class C and Class B Certificates, in that order, and then to the Class A-1 and Class A-2 Certificates, pro rata, until the Certificate Principal Balance of each such Class has been reduced to zero. Realized Losses of principal with respect to the Mortgage Loans will be allocated among the Certificates of any Class in proportion to their outstanding Certificate Principal Balances. Any such allocation of Realized Losses on a Distribution Date will be made by reducing the Certificate Principal Balance thereof by the amount so allocated, which allocation shall be deemed to have occurred on such Distribution Date. Realized Losses of interest with respect to the Mortgage Loans will be allocated to (and will reduce the interest payable on) the Class G, Class F, Class E, Class D, Class C and Class B Certificates, in that order, and then to the Class A-1, Class A-2 and Class A-X Certificates, pro rata, based on the interest otherwise payable to each Class of Certificates on such Distribution Date. Any Additional Trust Fund Expenses with respect to any Distribution Date will reduce the Available Distribution Amount for such Distribution Date. See "DESCRIPTION OF THE CERTIFICATES--Principal and Interest Distributions--Available Distribution Amount" and "--Priority of Distributions" herein.

  "Realized Loss" means (i) with respect to any Liquidated Loan (defined below), the excess, if any, of the principal balance of each Liquidated Loan immediately prior to liquidation or sale, together with accrued and unpaid interest thereon reduced by any unreimbursed Advances, Property Protection Advances, Servicing Fees, Special Servicing Fees and Workout Fees made with respect thereto, including (without duplication) interest thereon at the Prime Rate (defined herein) and attorney's fees and other costs and expenses incurred in connection with a foreclosure, over the liquidation or sale proceeds, if any, received in connection with such Liquidated Loan, after application of all withdrawals permitted to be made by the Master Servicer pursuant to the Pooling and Servicing Agreement, (ii) with respect to any Mortgage Loan that has become subject to a valuation by a final order confirming a Chapter 11 plan of reorganization by a court of competent jurisdiction of the Mortgaged Property in an amount less than the then outstanding indebtedness under the Mortgage Loan, which valuation (a "Deficient Valuation") results from a confirmed plan of reorganization in a Chapter 11 proceeding (a "Bankruptcy Proceeding") under the United States Bankruptcy Code, as amended from time to time (11 U.S.C.), the excess of the outstanding principal balance of such Mortgage Loan over the principal amount as reduced in the Deficient Valuation, or (iii) with respect to any Mortgage Loan as to which the amount of the Monthly Payment has been reduced in a Bankruptcy Proceeding by a final order confirming a Chapter 11 plan of reorganization (a "Debt Service Reduction"), the present value of all monthly Debt Service Reductions on such Mortgage Loan, assuming that the Borrower pays each Scheduled Payment on the applicable Due Date and that no principal prepayments are received with respect to such Mortgage Loan, discounted monthly at the applicable Mortgage Interest Rate. If any portion of the debt due under a Mortgage Loan is forgiven, whether in connection with a modification, waiver or amendment granted or agreed to by the Special Servicer, the amount so forgiven will also be treated as a Realized Loss. The effect of the accrual of interest on Advances or Property Protection Advances made by the Master Servicer will be to increase the amount of the Realized Loss on the related Mortgage Loan.

  "Liquidated Loan" means a Mortgage Loan that has been liquidated or sold to any third party through deed in lieu of foreclosure, sale in foreclosure, trustee's sale or other realization or sale, or with respect to which payment under related hazard insurance and/or from any public governmental authority on account of a taking or condemnation of any such property has been received and as to which, in the best judgment of the Special Servicer, no further proceeds will be received and any Mortgage Loan as to which, in the best judgment of the Special Servicer, no further proceeds will be received.

  "Additional Trust Fund Expenses" include (i) any Special Servicer compensation paid to the Special Servicer, (ii) any interest paid to the Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent in respect of unreimbursed Advances, and (iii) all other expenses of the Trust Fund permitted to be reimbursed out of the Collection Account, including, without limitation, Mortgage Loan and non-Mortgage Loan specific expenses, reimbursements permitted under the Pooling and Servicing Agreement to the Trustee, the Master Servicer or the Special Servicer for expenses incurred, and federal, state and local taxes and tax related expenses (net of recoveries received in any such month). Additional Trust Fund Expenses will reduce amounts payable to Certificateholders and, subject to the priority of distributions described herein, may result in a loss on one or more Classes of Offered Certificates.

APPRAISAL REDUCTIONS

  Within 45 days after the earliest to occur of (i) the date on which a change in the payment rate, principal balance or amortization terms (each, a "Money Term") or in the stated maturity of any Specially Serviced

Mortgage Loan becomes effective as a result of a modification of such Mortgage Loan by the Special Servicer, (ii) 90 days after the date on which an uncured delinquency occurs in respect of a Mortgage Loan, (iii) 60 days after the date on which a receiver is appointed (if such appointment remains in effect during such 60-day period) in respect of a Mortgaged Property or (iv) as soon as reasonably practical after the date on which a Mortgaged Property becomes an REO Property (defined below), an MAI appraisal will be obtained by the Special Servicer at the expense of the Trust Fund (except if an appraisal has been conducted within the 12-month period preceding such event). As a result of such appraisal, an Appraisal Reduction may be created, which Appraisal Reduction will be allocated, for purposes of determining distributions of interest, to the Certificates in the manner and priority described below.

  The "Appraisal Reduction" for any Distribution Date with respect to any Mortgage Loan will be an amount equal to the excess of (a) the principal balance of such Mortgage Loan over (b) the excess, if any, of (i) 90% of the appraised value of such Mortgaged Property as determined by such independent appraisal of the Mortgaged Property (and other additional collateral) securing such Mortgage Loan over (ii) the sum of (A) to the extent not previously advanced by the Master Servicer, all unpaid accrued interest on such Mortgage Loan at a per annum rate equal to the Mortgage Interest Rate, (B) all unreimbursed Advances and Property Protection Advances, Servicing Fees and Special Servicing Fees and interest thereon at the Prime Rate (as defined herein) in respect of such Mortgage Loan, and (C) to the extent funds on deposit in the related escrow account are not sufficient therefor, all currently due and delinquent real estate taxes and assessments and insurance premiums in respect of the related Mortgaged Property.

  An Appraisal Reduction related to a Mortgage Loan will be reduced to zero as of the date such Mortgage Loan is paid in full, liquidated, repurchased or otherwise disposed of. Notwithstanding the foregoing, an Appraisal Reduction will be an amount equal to zero with respect to such a Mortgage Loan if (i) the event giving rise to such Appraisal Reduction is the extension of the maturity of such Mortgage Loan, (ii) the payments on such Mortgage Loan (other than Balloon Payments) were not delinquent during the twelve-month period immediately preceding such extension and (iii) the payments on such Mortgage Loan are then current; provided, that if at any later date there occurs a delinquency in payment with respect to such Mortgage Loan, any subsequent Appraisal Reduction will be recalculated and applied to the same extent as it would have been previously applied. In addition, in any case, upon the occurrence of any event giving rise to a subsequent Appraisal Reduction (including the delinquency referred to in the immediately preceding sentence) more than twelve months after an appraisal was obtained with respect to an Appraisal Reduction, the Special Servicer will obtain a new appraisal as described above, within 45 days of the occurrence of any such event giving rise to a subsequent Appraisal Reduction and will adjust the amount of the Appraisal Reduction in accordance therewith.

  The aggregate of all current Appraisal Reductions will be allocated on each Distribution Date, for purposes of determining distributions in respect of interest on such Distribution Date, to the Certificate Principal Balance of the most subordinated Class of Certificates that would otherwise receive distributions of interest, after allocation of Realized Losses and Additional Trust Fund Expenses. For so long as any more senior Class of Certificates is outstanding, the amount of interest otherwise distributable on such Distribution Date to each Class of Certificates to which Appraisal Reductions are allocated on such Distribution Date will be reduced by the amount of interest accrued at the applicable Certificate Rate on the portion of the Certificate Principal Balance of such Class equal to the amount of Appraisal Reductions allocated to such Class or Classes for such Distribution Dates and the amount of such interest reduction (the "Appraisal Reduction Capitalization Amount") will be added to the Certificate Principal Balance of such Class of Certificates and an equal amount will be included in the Principal Distribution Amount for such Distribution Date to the extent received from the related Borrower. Appraisal Reductions will be treated as Realized Losses for purposes of determining the Voting Rights of each Class; provided, that to the extent the amount of principal recovered after the date of an Appraisal Reduction on a Mortgage Loan with respect to which an Appraisal Reduction occurred exceeds the principal balance of such Mortgage Loan on the date of such Appraisal Reduction, net of the amount of the Appraisal Reduction, the amount treated as a Realized Loss shall be reduced.

  The creation of an Appraisal Reduction in respect of a Mortgage Loan will proportionately reduce the Special Servicer's or Master Servicer's obligation to make advances with respect to Scheduled Payments due on such Mortgaged Loan, which may adversely affect payments to the most subordinated Class of Certificates then outstanding and the Class A-X Certificates.

  The addition of an amount equal to the Appraisal Reduction Capitalization Amounts to amounts distributed to any Class of Certificates will have the effect of accelerating the distribution of principal to that Class of Certificates and increasing the Certificate Principal Balance of the Classes of Certificates to which the Appraisal Reduction Capitalization Amount is allocated.

  In connection with any Mortgage Loan as to which an Appraisal Reduction has occurred, the Trustee or the Special Servicer may, to the extent permitted under the REMIC Regulations, liquidate such Mortgage Loan in the manner and in accordance with the terms set forth in the Pooling and Servicing Agreement and, subject to the Pooling and Servicing Agreement, any Certificateholder may bid for any such Mortgage Loans.

REPURCHASE OR SUBSTITUTION OF MORTGAGE LOANS

  Under certain circumstances, the Seller may be required to repurchase or substitute one or more Mortgage Loans sold by it from the Trust Fund. Generally, the repurchase or substitution obligation arises when the documentation with respect to a Mortgage Loan is discovered to be defective or when a breach of representation or warranty is discovered, which defect or breach materially and adversely affects the interests of Certificateholders. See "THE MORTGAGE POOLS--Representations and Warranties" in the Prospectus and "DESCRIPTION OF THE MORTGAGE POOL AND UNDERLYING MORTGAGED PROPERTIES-- Representations and Warranties" herein.

  In the event of a repurchase of a Mortgage Loan, the repurchase price will generally be equal to the sum of the principal balance of such Mortgage Loan on the date of repurchase plus interest accrued thereon at the applicable Net Mortgage Interest Rate to the following Due Date.

  Within two years from the date of the delivery of the Certificates, the Seller may, instead of repurchasing a Mortgage Loan required to be repurchased, deliver one or more mortgage loans (each, a "Substitute Mortgage Loan") in substitution for any Mortgage Loan that would otherwise have been repurchased (each, a "Deleted Mortgage Loan"). See "THE MORTGAGE POOLS-- Representations and Warranties" in the Prospectus.

  To the extent that the Seller elects to deliver one or more Substitute Mortgage Loans for a Deleted Mortgage Loan, such Substitute Mortgage Loan or Loans must, collectively, on the date of substitution: (a) have an outstanding principal balance, after deduction of payments due in the month of substitution, not in excess of the principal balance of the Deleted Mortgage Loan; (b) have a Net Mortgage Interest Rate at the time of substitution not lower than the Net Mortgage Interest Rate on the Deleted Mortgage Loan; (c) have a loan-to-value ratio calculated as of the date of substitution no higher than (i) the lower of the loan-to-value ratio for the Deleted Mortgage Loan as of the Cut-off Date and (ii) the most recent loan-to-value ratio of the Deleted Mortgage Loan; (d) have a remaining term to maturity no greater than (and not more than one year less than) that of the Deleted Mortgage Loan; (e) have the earliest date on which a prepayment may be made no earlier than the earliest date on which the Deleted Mortgage Loan may have been prepaid; (f) comply with each representation and warranty with respect to the Mortgage Loans; (g) not result in a qualification to, withdrawal or downgrading of, the then-current ratings of the Certificates as evidenced in writing by the applicable Rating Agency; (h) have a Debt Service Coverage Ratio equal to or greater than the higher of the original or most recently available Debt
Service Coverage Ratio for the Deleted Mortgage Loan; (i) be of the same property type as the Deleted Mortgage Loan; and (j) be secured by a Mortgage Property located in a state as to which the aggregate outstanding principal balance of all Mortgage Loans secured by Mortgaged Properties located in such state (including such Substitute Mortgage Loan) does not exceed 10% of the total outstanding principal balance of all Mortgage Loans. The Seller will be permitted to deliver a Substitute Mortgage Loan only to the extent that the principal balance of such Substitute Mortgage Loan, together with the aggregate outstanding principal balance of all Substitute Mortgage Loans previously substituted, does not exceed 25% of the aggregate outstanding principal balance of all Mortgage Loans. Upon any such substitution, the Master Servicer will deliver the Mortgage File relating to the Substitute Mortgage Loan to the Trustee and the Trustee will release the Deleted Mortgage Loan (or any property acquired in respect thereof) from the Trust Fund.

  For any month in which one or more Substitute Mortgage Loans are substituted for any Deleted Mortgage Loan, the Master Servicer will determine the amount, if any, by which the aggregate principal balance of all such Substitute Mortgage Loans as of the date of substitution is less than the aggregate principal balance of such Deleted Mortgage Loan (after application of the scheduled principal portion of the Monthly Payments due in such month). The amount of any such shortage will be deposited by the Seller from its own funds into the Collection Account in the month of substitution, without any reimbursement therefor, and will be distributed to the Certificateholders on the Distribution Date in the month following such substitution. See "DESCRIPTION OF THE CERTIFICATES--Distributions on Certificates" in the Prospectus.

OPTIONAL TERMINATION

  On any Distribution Date on or after the date on which the aggregate principal balance of the Mortgage Loans has been reduced below 5% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date, the Master Servicer will have the right to purchase, in whole, but not in part, all of the Mortgage Loans and any property acquired in respect of the Mortgage Loans at a purchase price equal to the greater of (a) the sum of (i) the aggregate principal amount of each Mortgage Loan (other than Liquidated Loans) plus interest accrued thereon at the sum of the applicable Mortgage Interest Rate (or the Mortgage Interest Rate less the Servicing Fee Rate, in the case of a purchase by the Master Servicer) to the last day of the month of purchase, plus any unreimbursed Advances and Property Protection Advances made with respect to such Mortgage Loans together with interest thereon at the Prime Rate, and (ii) the fair market value of any other property acquired in respect of the Mortgage Loans and (b) the fair market value of the Mortgage Loans and any property remaining in the Trust Fund. The proceeds of any such purchase will be treated as a payment of principal and interest on the Mortgage Loans for purposes of distributions to Certificateholders.

                            MATURITY CONSIDERATIONS

WEIGHTED AVERAGE LIFE

  Weighted average life refers to the average amount of time that will elapse from the date of delivery of a Certificate until each dollar of principal of such Certificate will be repaid to the investor. The weighted average life of the Certificates will be influenced by, among other things, the rate at which principal of the Mortgage Loans is paid, which may be in the form of scheduled amortization, prepayments or liquidation proceeds, as described herein.

  Prepayments on mortgage loans are commonly measured by a prepayment standard or model. The model used in this Prospectus Supplement in the tables below (the "CPR") represents an assumed constant rate of prepayments each month expressed as an annual rate, relative to the then outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans. CPR does not purport to be either an historical description of the prepayment experience of any pool of mortgage loans or a prediction of the anticipated rate of prepayment of any mortgage loans, including the Mortgage Loans.

  The tables set forth below have been prepared on the basis of the characteristics of the Mortgage Loans that are expected to be included in the Mortgage Pool, as described above under "DESCRIPTION OF THE MORTGAGE POOL AND THE UNDERLYING MORTGAGED PROPERTIES" and Annex A.

  For purposes of the tables it was assumed that, among other things, (i) the Mortgage Loans prepay at the percentages of CPR indicated beginning on the last day of the month preceding the month of the first Due Date on which the prepayment provision of such Mortgage Loan calls for a prepayment premium of 2% or less of the amount prepaid, otherwise the Mortgage Loan prepays at 0% CPR; (ii) distributions on the Offered Certificates are received, in cash, on the 21st day of each month, commencing in January 1996; (iii) the Servicing Fee is payable with respect to all Mortgage Loans at the rate of 0.15% per annum; (iv) no defaults or delinquencies in, or modifications, waivers or amendments respecting, the payment by the Borrowers of principal and interest on the Mortgage Loans occur; (v) prepayments representing payments in full of individual Mortgage Loans are received on the last day of each month, and include 30 days of interest thereon; (vi) if the Mortgage Loan is a Balloon Loan, the last payment made on such Mortgage Loan is made on the first day of the month on which it is scheduled or to which it has been extended together with 30 days interest thereon and, therefore, no Prepayment Interest Shortfall results from such final payment; (vii) there are no repurchases or substitutions of Mortgage Loans; (viii) the Offered Certificates are purchased on December 21, 1995; (ix) no right of optional termination is exercised; (x) no Special Servicer Fee, Workout Fee or Extension Fee is payable to the Special Servicer; (xi) Scheduled Payments are received on the first day of the month in which they are due commencing in January 1996; (xii) there are no Additional Trust Fund Expenses; (xiii) there are no Appraisal Reductions; and
(ix) prepayment provisions are assumed to commence on the first Monthly Payment (as defined herein) of such Mortgage Loan.

  The assumptions described in the preceding paragraph (collectively, the "Modeling Assumptions") are assumptions only, and the actual performance of the subject matter of the assumptions will vary from the Modeling Assumptions. In particular, actual prepayments are not likely to occur at constant rates or at the assumed rates, and variations in prepayment speeds, even if averaging to the same constant prepayment rate over time, may have different effects on the payment rates of the Offered Certificates. Furthermore, prepayments and certain final payments on Balloon Loans at maturity may result in Prepayment Interest Shortfalls. Any extension of the term of a Balloon Loan will result in the payment of Special Servicer Fees and may result in Workout Fees or Extension Fees. There can be no assurance as to the actual rates of prepayment of the Mortgage Loans.

        PERCENTAGE OF INITIAL CERTIFICATE PRINCIPAL BALANCE OF CLASSES
                 OUTSTANDING AT VARIOUS PERCENTAGES OF THE CPR

                            CLASS A-1       CLASS A-2        CLASS B         CLASS C         CLASS D
                         --------------- --------------- --------------- --------------- ---------------
                         CPR CPR CPR CPR CPR CPR CPR CPR CPR CPR CPR CPR CPR CPR CPR CPR CPR CPR CPR CPR
                         0%  4%  8%  12% 0%  4%  8%  12% 0%  4%  8%  12% 0%  4%  8%  12% 0%  4%  8%  12%
                         --- --- --- --- --- --- --- --- --- --- --- --- --- --- --- --- --- --- --- ---
Distribution Date:
Initial Percentage...... 100 100 100 100 100 100 100 100 100 100 100 100 100 100 100 100 100 100 100 100
December 21, 1996.......  96  96  96  96 100 100 100 100 100 100 100 100 100 100 100 100 100 100 100 100
December 21, 1997.......  92  92  92  92 100 100 100 100 100 100 100 100 100 100 100 100 100 100 100 100
December 21, 1998.......  88  87  86  85 100 100 100 100 100 100 100 100 100 100 100 100 100 100 100 100
December 21, 1999.......  83  81  79  77 100 100 100 100 100 100 100 100 100 100 100 100 100 100 100 100
December 21, 2000.......  53  51  49  47 100 100 100 100 100 100 100 100 100 100 100 100 100 100 100 100
December 21, 2001.......  44  38  33  28 100 100 100 100 100 100 100 100 100 100 100 100 100 100 100 100
December 21, 2002.......   0   0   0   0  38  37  37  37 100 100 100 100 100 100 100 100 100 100 100 100
December 21, 2003.......   0   0   0   0  33  30  28  25 100 100 100 100 100 100 100 100 100 100 100 100
December 21, 2004.......   0   0   0   0  21  13   6   0 100 100 100  95 100 100 100 100 100 100 100 100
December 21, 2005.......   0   0   0   0   0   0   0   0   0   0   0   0   0   0   0   0   0   0   0   0
December 21, 2006.......   0   0   0   0   0   0   0   0   0   0   0   0   0   0   0   0   0   0   0   0
December 21, 2007.......   0   0   0   0   0   0   0   0   0   0   0   0   0   0   0   0   0   0   0   0
December 21, 2008.......   0   0   0   0   0   0   0   0   0   0   0   0   0   0   0   0   0   0   0   0
December 21, 2009.......   0   0   0   0   0   0   0   0   0   0   0   0   0   0   0   0   0   0   0   0
December 21, 2010.......   0   0   0   0   0   0   0   0   0   0   0   0   0   0   0   0   0   0   0   0
Weighted Average Life
(Years)(1).............. 5.1 5.0 4.9 4.8 7.5 7.4 7.3 7.2 9.5 9.5 9.4 9.3 9.6 9.6 9.5 9.5 9.7 9.7 9.7 9.6

----
(1) The weighted average life of each Class of Offered Certificates is determined by (i) multiplying the amount of each assumed principal distribution on such Class by the number of years from the date of issuance of the Certificates to the related Distribution Date, (ii) summing the results and (iii) dividing the sum by the total amount of principal distributed on such Class of Certificates.

FINAL RATED DISTRIBUTION DATE

  The Final Rated Distribution Date for the Offered Certificates is December 21, 2027, which is the Distribution Date occurring in the month following the month that is two years after the maturity date of the Mortgage Loan with the latest stated maturity date, without taking into account any scheduled Balloon Payment (except in instances where Scheduled Payments provide for interest only), but instead assuming the full amortization of such Mortgage Loan in accordance with its amortization schedule. Because the rate of distributions in reduction of the Certificate Principal Balance of each applicable Class of Certificates will depend on the rate of payment (including prepayments) of the principal of the Mortgage Loans, the actual final distribution on any Class of Certificates could occur significantly earlier than its Final Rated Distribution Date. The rate of payments depend on their particular characteristics, as well as on prevailing interest rates from time to time and other economic factors. By contrast, the final distribution on the Offered Certificates may be later than the Final Rated Distribution Date in the event of delinquencies and losses on the Mortgage Loans or in the event that any Borrower is unable to pay any Balloon Payment when due. See "DESCRIPTION OF THE MORTGAGE POOL AND THE UNDERLYING MORTGAGED PROPERTIES--Description of the Mortgage Loans" herein. No assurance can be given as to the actual rate of payment of the Mortgage Loans.

                             YIELD CONSIDERATIONS

GENERAL

  The yield on the Offered Certificates will be less than the yield that would otherwise be produced by the applicable Certificate Rate and the applicable purchase price because, while accrued monthly interest on a Mortgage Loan is payable on the first day of each month, distributions of interest on the Certificates will be made on the twenty-first day of such month or, if such day is not a business day, on the business day immediately following such day.

  The yield on the Offered Certificates may also be affected by the prepayment, in whole or in part, of a Mortgage Loan and by certain final payments on Balloon Loans at maturity because the Borrower will be required to pay interest on the amount prepaid only to the date of prepayment, or date of final payment with respect to Balloon Loans, and not thereafter. The Master Servicer will not be obligated to pass through a full month's payment of interest to compensate Certificateholders for such Prepayment Interest Shortfalls. Any Prepayment Interest Shortfalls will be allocated to each Class of the related Certificates, in proportion to the amount of interest each such Class was entitled to receive in respect of the related Mortgage Loan.

  The effective yield to holders of Offered Certificates will depend upon, among other factors, the price at which their Certificates are purchased and the amount and rate at which distributions of interest and principal, if applicable, are made. The rate of distributions in respect of the Certificate Principal Balance of the applicable Offered Certificates will be related to the rate of payments and prepayments of principal and to the rate of delinquencies and defaults on the Mortgage Loans. For this purpose, the term "prepayment" includes prepayments and liquidations due to defaults or other dispositions of the Mortgage Loans or the Mortgaged Properties, including application of insurance proceeds or condemnation awards, or the purchase of the Mortgage Loans by the Seller under the circumstances described under "DESCRIPTION OF THE CERTIFICATES--Optional Termination" herein.

  The rate of principal prepayments on mortgage loans is influenced by a variety of economic, geographic, social and other factors, including the level of mortgage interest rates and the rate at which mortgagors default on their mortgages. In general, if prevailing interest rates fall significantly below the Mortgage Interest Rates on the Mortgage Loans, the Mortgage Loans (and the Offered Certificates) are likely to be subject to a higher incidence of prepayment than if prevailing rates remain at or above the Mortgage Interest Rates on the Mortgage Loans. The Depositor makes no representation as to the expected rate of prepayments on the Mortgage Loans. See "DESCRIPTION OF THE MORTGAGE POOL AND THE UNDERLYING MORTGAGED PROPERTIES

--Description of the Mortgage Loans" and "MATURITY CONSIDERATIONS" herein for additional information about the effect of the rate of prepayments on the yields on and maturity of the Offered Certificates.

  Generally, a higher than expected rate of prepayments of the related Mortgage Loans will decrease the yield on those Classes of Certificates that are purchased at a premium. Conversely, a slower than expected rate of prepayments of the related Mortgage Loans will decrease the yield on those Classes of Certificates that are purchased at a discount. The effect on an investor's yield of principal prepayments of the Mortgage Loans occurring at a rate that is faster (or slower) than the rate anticipated by the investor in the period immediately following the issuance of the Certificates will not be entirely offset by a subsequent like reduction (or increase) in the rate of principal payments.

                                   SERVICING

GENERAL

  Under the Pooling and Servicing Agreement, the Master Servicer and the Special Servicer are required to service and administer the Mortgage Loans with the higher of the following standards of care (the "Servicing Standard"):

    (i) the same manner in which and with the same care, skill, prudence and diligence with which the Master Servicer or the Special Servicer, as the case may be, services and administers similar mortgage loans for other third-party portfolios, giving due consideration to customary and usual standards of practice of prudent institutional commercial mortgage lenders servicing their own loans and to the maximization of the net present value of the mortgage loans; and

    (ii) the care, skill, prudence and diligence the Master Servicer or the Special Servicer, as the case may be, uses for loans which it owns and which are substantially the same as the Mortgage Loans.

  The Master Servicer and the Special Servicer are required to adhere to the Servicing Standard without regard to any conflict of interest involving it and any different payment priorities among the Classes of Certificates. The Master Servicer and Special Servicer in their individual or any other capacities may become the owner or pledgee of Certificates with the same rights as each would have if it were not the Master Servicer or a Special Servicer, as the case may be. Any such interest of the Master Servicer or the Special Servicer in the Certificates shall not be taken into account when evaluating whether actions of the Master Servicer or the Special Servicer are consistent with their respective obligations in accordance with such Servicing Standard, regardless of whether such actions may have the effect of benefitting the Class or Classes of Certificates owned by the Master Servicer or the Special Servicer. In addition, the Master Servicer or the Special Servicer may, under certain limited circumstances, lend money on an unsecured basis, accept deposits from, and otherwise generally engage in any kind of business or dealings with, any Borrower as though the Master Servicer or the Special Servicer were not a party to the transactions contemplated hereby.

  The Master Servicer or the Special Servicer is permitted to enter into a servicing agreement with a servicer under certain circumstances (the "Servicer"), and such Servicer will receive a fee for such services specified in such servicing agreement; provided, however, that the Master Servicer or the Special Servicer, as the case may be, will remain liable for its servicing obligations under the Pooling and Servicing Agreement as if the Master Servicer or the Special Servicer, as the case may be, alone were servicing such Mortgage Loan. On the Closing Date, the Master Servicer is expected to enter into such an arrangement with its subsidiary, Wells Fargo Realty Finance Corporation, to service all of the Mortgage Loans. The Master Servicer or the Special Servicer, as the case may be, will pay any servicing compensation due to any Servicer out of its own funds or out of the Servicing Fee. If the Master Servicer shall cease to serve as such and shall not have been replaced by a qualified successor, the Trustee will assume the Master Servicer's duties and obligations under the Pooling and Servicing Agreement as Master Servicer. If the Special Servicer shall cease to serve as such and a qualified successor shall not have been engaged, the Master Servicer will assume the Special Servicer's duties and obligations, and, in the absence of the Master Servicer to so assume such duties and responsibilities, the Trustee shall assume the duties and obligations of the Special Servicer. The relationship of each of the Master Servicer and the Special Servicer to the Trustee is intended to be that of an independent contractor and not that of a joint venturer, partner or agent.

  The Servicing Fee relating to each Mortgage Loan will be retained by the Master Servicer and the Special Servicer Fee, Workout Fee and Extension Fee will be paid by the Master Servicer to the Special Servicer from payments and collections (including insurance proceeds and liquidation proceeds) in respect of such Mortgage Loan. The Master Servicer will be entitled to retain as additional servicing compensation all investment income earned on amounts on deposit in the Collection Account and the Distribution Account, and the Master Servicer and, in the case of Specially Serviced Mortgage Loans, the Special Servicer, will also be entitled to retain, any amounts collected by the Master Servicer or the Special Servicer, as the case may be, other than principal or interest on the Mortgage Loans, including late payment charges, assumption fees, extension fees, modification fees, forbearance fees, default interest payable at a rate above the Mortgage Interest Rate, Prepayment Interest Excesses (to the extent available after allocation thereof in reduction of Prepayment Interest Shortfalls passed through to the Certificateholders) and other usual and customary fees collected from the Borrower. The Master Servicer will be required to promptly remit to the Trustee, out of the Master Servicer's own funds, for deposit in the Collection Account the amount of any investment losses incurred on amounts deposited in the Collection Account and the Distribution Account.

  The Master Servicer will have no responsibility for the performance by the Special Servicer of its duties under the Pooling and Servicing Agreement, and the Special Servicer shall have no responsibility for the performance by the Master Servicer of its duties under the Pooling and Servicing Agreement.

  The Master Servicer will pay all of its own expenses incurred in connection with its responsibilities under the Pooling and Servicing Agreement (subject to reimbursement as described herein, in the Prospectus and the Pooling and Servicing Agreement), including the various expenses discussed in the Prospectus. The Master Servicer shall not be obligated to pay any expenses of the Trustee or the Fiscal Agent, other than the Trustee's fee. See "SERVICING OF THE MORTGAGE LOANS--Servicing Compensation and Payment of Expenses" in the Prospectus.

THE MASTER SERVICER

  Wells Fargo Bank (the "Master Servicer") will be responsible for servicing the Mortgage Loans, except to the extent they become Specially Serviced Mortgage Loans, in which event the Special Servicer will be responsible for servicing such Mortgage Loans in certain respects so long as they remain Specially Serviced Mortgage Loans. Subject to certain limitations, the Master Servicer generally will be obligated to make Advances and Property Protection Advances with respect to Mortgage Loans, except for Specially Serviced Mortgage Loans. See "--Advances" herein. The Master Servicer will be responsible for and will oversee the servicing of all of the Mortgage Loans (other than Specially Serviced Mortgage Loans), will generally receive collections with respect to all of the Mortgage Loans (including Specially Serviced Mortgage Loans) and will be responsible for maintaining insurance with respect to all Mortgage Loans (including Specially Serviced Mortgage Loans, but not REO Property) in accordance with the Servicing Standard. The Master Servicer will be entitled to receive each month a servicing fee (the "Servicing Fee") equal to one-twelfth of 0.15% per annum (the "Servicing Fee Rate") of the Scheduled Principal Balance of each Mortgage Loan (including REO Loans) as compensation for servicing the Mortgage Loans. As described under "DESCRIPTION OF THE CERTIFICATES--Principal and Interest Distributions-- Prepayment Interest Shortfalls and Prepayment Interest, to the extent that the aggregate of all Prepayment Interest Shortfalls for all Mortgage Loans for any Distribution Date exceeds the aggregate of all Excess Prepayment Interest for all Mortgage Loans for such Distribution Date, the Servicing Fee for the corresponding period will be reduced in an amount necessary (up to one-twelfth of the difference between (i) the Servicing Fee Rate and (ii) the per annum rate at which the Trustee's fees accrue, on the Scheduled Principal Balance of each Mortgage Loan) to offset such additional remaining Prepayment Interest Shortfalls. The Master Servicer will be responsible for paying the Trustee Fee from the Servicing Fee it receives. Wells Fargo Bank has been approved as a servicer by all nationally recognized statistical rating organizations.

  The "Scheduled Principal Balance" with respect to any Mortgage Loan, as of any Determination Date, is the scheduled principal balance of such Mortgage Loan as of the Cut-off Date plus the amount of Deferred Interest, if any, added to the principal balance of such Mortgage Loan on or before the Due Date in the Due

Period that ends in the month in which such Determination Date occurs, reduced by (a) any Principal Prepayments and Balloon Payments received on or prior to such Determination Date, (b) any payment in respect of principal, if any, due on or before such Due Date (other than a Balloon Payment) whether or not paid by a Mortgagor, and (c) any adjustment thereto in the amount of a Deficient Valuation resulting from any bankruptcy or similar proceeding.

THE SPECIAL SERVICER

  Wells Fargo Bank initially will be responsible for servicing the Mortgage Loans which become Specially Serviced Mortgage Loans. The management of Specially Serviced Mortgage Loans initially will be handled by and will draw upon the workout and REO experience of Wells Fargo Bank, whose managed assets at September 30, 1995 included non-accrual commercial real estate loans and foreclosed assets for Wells Fargo Bank's own portfolio of approximately $578 million. As of the date of this Prospectus Supplement, it is anticipated that Banc One Management and Consulting Corporation, an Ohio corporation ("Banc One"), will hold the Class G Certificates, will appoint itself to serve as Special Servicer and in such capacity will be responsible for servicing the Specially Serviced Mortgaged Loans. Banc One is a wholly-owned subsidiary of BANC ONE CORPORATION. Banc One's principal executive offices are located at 1717 Main Street, Dallas, Texas 75201.

  BANC ONE CORPORATION is a bank holding company with bank subsidiaries in several states, as well as non-bank subsidiaries engaged in mortgage banking, finance, leasing and other related businesses. BANC ONE CORPORATION's bank and non-bank subsidiaries engage in lending and related activities in a substantial part of the United States. Banc One or its affiliates own and are in the business of acquiring assets similar in type to the assets of the Trust Fund. To the extent that assets owned, managed and/or serviced by Banc One or its affiliates are of a type similar to the assets held by the Trust Fund, such assets might, depending upon the particular circumstances (including, for example, the location of such assets), compete with the Mortgaged Properties for tenants, purchasers, financing and the like.

  Banc One is engaged in asset management, lending, servicing, liquidation, collection, asset valuation and consulting and related activities with nonaffiliated companies and governmental entities, including the Federal Deposit Insurance Corporation and Resolution Trust Corporation. Banc One or its subsidiaries have operating offices in Dallas, Texas and Manchester, New Hampshire; and have managed and serviced assets in all fifty states, the District of Columbia and Puerto Rico.

  As of September 30, 1995, Banc One was responsible for managing and servicing a portfolio of approximately 8,599 assets, consisting of loans, foreclosed real estate assets and other assets with a total balance in excess of $4.4 billion. Loan concentrations within such portfolio included commercial office buildings, retail centers, industrial, and multifamily projects. Foreclosed real estate assets under management exceeded $42.9 million, with significant concentrations in land, office buildings and retail centers. Approximately $3.2 billion of Banc One's assets under management were administered under contracts that may be characterized as master, primary or general servicing contracts (approximately $200 million of which Banc One is servicing in multiple capacities), with the remaining $1.2 billion under contracts which may be characterized as special servicing contracts. Banc One has provided servicing in some capacity under 16 commercial mortgage backed securities transactions.

  Banc One will have no responsibility for, and makes no representation with respect to, the origination of the Mortgage Loans, the validity or sufficiency of the security agreements described herein with respect to the Mortgage Loans, or the collectibility of amounts due under the Mortgage Loans.

  The information set forth above concerning Banc One has been provided by Banc One, and none of the Depositor, the Seller, the Trustee, the Fiscal Agent, the Master Servicer or the Underwriters makes any representation or warranty as to the accuracy or completeness of such information.

  The Special Servicer will oversee the resolution of the applicable Specially Serviced Mortgage Loans, act as disposition manager of the applicable REO Properties acquired on behalf of the Trust through foreclosure or deed in lieu of foreclosure, maintain insurance with respect to the applicable REO Properties and provide monthly reports to the Master Servicer and the Trustee. The Special Servicer will be entitled to receive, with respect to any Due Period, a fee (the "Extension Fee") equal to $3,000 with respect to any Mortgage Loan whose maturity date has been extended with no change of a Money Term by the Special Servicer during such Due Period, a special servicing fee (the "Special Servicing Fee") equal to one-twelfth of 0.50% per annum of the outstanding Scheduled Principal Balance of each Specially Serviced Mortgage Loan. Except with respect to Mortgage Loans whose maturity dates have been extended with no change of a Money Term, the Special Servicer will also be entitled to a fee (the "Workout Fee") equal to 1.0% of (i) collections on the Specially Serviced Mortgage Loans and Mortgage Loans which were Specially Serviced Mortgage Loans and for which servicing has been transferred to the Master Servicer and (ii) the net proceeds received in connection with a final disposition of a Specially Serviced Mortgage Loan or an REO Property during such Due Period (collectively, the "Special Servicer Compensation"). The Special Servicer is also permitted to retain certain mortgagor-paid fees, investment income earned on amounts on deposit in any REO Accounts and charges specified in the Pooling and Servicing Agreement. The Special Servicing Fee, Workout Fee and Extension Fee will be obligations of the Trust Fund and will be an Additional Trust Fund Expense. Such special servicing compensation will be payable in addition to the Servicing Fee payable to the Master Servicer. The Special Servicer will be required to promptly remit to Trustee, out of the Special Servicer's own funds, for deposit in the Collection Account the amount of any investment losses incurred on amounts deposited in any REO Account.

  As described herein under "--The Operating Advisor," the Operating Advisor will have the right to approve certain actions of the Special Servicer. The Special Servicer may resign or be removed and replaced at any time without cause by the written vote of the Holders of more than 50% of the Certificate Principal Balance of the most subordinate Class of Certificates (other than the Residual Certificates) for which greater than 25% of the initial Certificate Principal Balance is outstanding; provided, that no such resignation or removal will be effective until a qualified successor Special Servicer has been appointed and accepted such appointment and such appointment of a replacement shall not adversely affect the rating on any Class of Certificates. Prior to the appointment of any successor Special Servicer, the Trustee must have received confirmation from each Rating Agency to the effect that the appointment of such successor Special Servicer would not, in and of itself, result in the reduction of the ratings at the time assigned to any Class of Certificates.

  The Pooling and Servicing Agreement provides that the Special Servicer will carry out its special servicing functions in accordance with the Servicing Standard and will comply with the REMIC Provisions.

WELLS FARGO BANK

  Founded in 1852, Wells Fargo & Company is the holding company for Wells Fargo Bank. Wells Fargo Bank provides a full range of banking services to individual, agri-business, real estate, commercial and small business customers.

  As of September 30, 1995, December 31, 1994 and 1993, Wells Fargo & Company reported on a consolidated basis, total assets of $49.9 billion, $53.4 billion and $52.5 billion, respectively, and total capital (Tier 1 and 2) of $4.9 billion, $5.2 billion and $5.5 billion, respectively. For the quarter ended September 30, 1995 and the years ended December 31, 1994 and 1993, respectively, Wells Fargo & Company reported, on a consolidated basis, net income of $261 million, $841 million and $612 million, respectively. Wells Fargo & Company files annual and quarterly reports with the Securities and Exchange Commission.

  As of September 30, 1995, Wells Fargo Bank and its subsidiaries serviced a portfolio of multifamily mortgage loans and commercial mortgage loans totaling approximately $7.2 billion in aggregate outstanding principal amount, of which approximately $2.8 billion is serviced for others.

 Loan Servicing

  Commercial and multifamily mortgage loans originated for securitization by Wells Fargo Bank and its subsidiaries are generally serviced by Wells Fargo Bank's wholly-owned subsidiary, Wells Fargo Realty Finance Corporation ("WFRFC"). It is anticipated that all of the Mortgage Loans will be serviced for Wells Fargo Bank by WFRFC.

  The information set forth herein concerning Wells Fargo Bank has been provided by such party. Accordingly, the Depositor makes no representation or warranty as to the accuracy or completeness of such information.

SPECIALLY SERVICED MORTGAGE LOANS

  The Master Servicer will transfer servicing responsibility to the Special Servicer upon the occurrence of a Servicing Transfer Event (as defined in the Pooling and Servicing Agreement) which generally include (i) any Mortgage Loan as to which a Balloon Payment is past due or any other payment, including any Monthly Payment, is more than 60 days past due; (ii) any Mortgage Loan as to which the Borrower has entered into or consented to bankruptcy, appointment of a receiver or conservator or a similar insolvency or similar proceeding, or the Borrower has become the subject of a decree or order for such a proceeding;
(iii) any Mortgage Loan as to which the Master Servicer shall have received notice of the foreclosure or proposed foreclosure of any other lien on the Mortgaged Property; (iv) any Mortgage Loan as to which the Master Servicer has notice of a default (other than a failure by the related Mortgagor to pay principal or interest) which in the judgement of the Master Servicer materially and adversely affects the interests of the Certificateholders and which has occurred and remains unremedied for the applicable grace period specified in such Mortgage Loan (or, if no grace period is specified, 60 days); (v) any Mortgage Loan as to which the Borrower makes a request to amend or renegotiate the terms of the existing Mortgage, Mortgage Note or related documents and admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors or voluntarily suspends payment of its obligations; (vi) any Mortgage Loan as to which, in the judgment of the Master Servicer, a default has occurred or in the judgment of the Master Servicer is imminent or is likely to occur within 60 days, and is not likely to be cured by the Borrower within 60 days thereafter; and (vii) any Mortgage Loan as to which the related Mortgage Property becomes REO Property upon foreclosure in accordance with the Pooling and Servicing Agreement (a "Specially Serviced Mortgage Loan"). The Master Servicer will collect and receive payments on Specially Serviced Mortgage Loans and make remittances and prepare certain reports to the Trustee with respect to Specially Serviced Mortgage Loans. The Master Servicer shall have no responsibility for the performance by the Special Servicer of its duties under the Pooling and Servicing Agreement. The Master Servicer shall be required to continue to perform certain servicing functions on the Specially Serviced Mortgage Loans, including collecting and receiving payments on such Mortgage Loans and depositing amounts collected on such Mortgage Loans in the Collection Account and, based on the information provided to it by the Special Servicer, preparing certain reports to the Trustee with respect to Specially Serviced Mortgage Loans. The servicing of any Specially Serviced Mortgage Loan which becomes a performing Mortgage Loan for a period of at least three consecutive Monthly Payments in accordance with its original terms or as modified in accordance with the Pooling and Servicing Agreement, will be returned to the Master Servicer.

THE OPERATING ADVISOR

  At any time the Certificate Principal Balance of the most subordinate Class of Certificates (other than the Residual Certificates) is greater than 25% of the initial Certificate Principal Balance of such Class, the Holders of a majority of the Certificates of such Class by Certificate Principal Balance will have the right to appoint a designated person (an "Operating Advisor"), which may be a Certificateholder, that will have the right to approve certain actions of the Special Servicer with respect to the Specially Serviced Mortgage Loans. Initially, the requisite Certificateholders of Class G Certificates shall have the right to appoint an Operating Advisor. If a Trigger Event has occurred, a majority of the Holders of the next most subordinate Class of Certificates will have the right to appoint an Operating Advisor. A "Trigger Event" occurs with respect to a Class of Certificates when the Certificate Principal Balance of such Class is reduced to 25% or less of its initial Certificate Principal Balance.

  An Operating Advisor may be removed at any time by the written vote of not less than a majority of the Class of Certificates having the right to appoint such Operating Advisor with respect to such Class. An Operating Advisor may resign upon thirty days' prior written notice to the Holders of the Class of Certificates then entitled to appoint such Operating Advisor. A successor Operating Advisor does not have to be named for the resignation of an Operating Advisor to take effect.

  The Special Servicer is required to advise the Operating Advisor, if any, in writing of certain material actions the Special Servicer proposes to take with respect to a Specially Serviced Mortgage Loan, and the Special Servicer shall not take any such action which the Operating Advisor directs in writing shall not be taken; provided that no such direction shall require or cause the Special Servicer to violate any provision of the Pooling and Servicing Agreement or the Mortgage Loans, including, without limitation, the Servicing Standard. If the Operating Advisor has not approved or rejected a proposed action of the Special Servicer within five business days of the date that the Operating Advisor received notice of such proposed action, the Special Servicer may take such actions. The Special Servicer is required to advise the Operating Advisor prior to taking any of the following actions: (i) any foreclosure or comparable conversion (which may include acquisition of an REO Property) of the Mortgaged Property securing such of the Specially Serviced Mortgage Loans as are and continue in default, (ii) any modification of a Money Term of a Specially Serviced Mortgage Loan, (iii) any proposed sale of a Specially Serviced Mortgage Loan or REO Property (other than upon termination of the Trust Fund pursuant to the Pooling and Servicing Agreement), (iv) any determination to bring an REO Property into compliance with applicable environmental laws; and (v) any release of collateral or acceptance of substitute or additional collateral for a Mortgage Loan.

  The Operating Advisor in its good faith business judgment may reject the recommendations of the Special Servicer based upon (1) the present value analysis used in the recommendation of the Special Servicer and (2) the Operating Advisor's assessment of the likelihood of success of the Special Servicer's proposed course of action. If the Special Servicer's recommendation is rejected by the Operating Advisor, an independent third party arbitrator shall be selected by the Trustee within ten days of receipt by the Trustee of a written request from the Special Servicer. The Trustee shall deliver the present value analysis and other information provided by the Special Servicer to such arbitrator within five days of the selection of such arbitrator by the Trustee. The arbitrator will determine whether the proposed action of the Special Servicer is in the best economic interests of the Trust Fund based on maximization of the net present value. The independent arbitrator will (i) select a course of action based solely on the recommendations provided by the Operating Advisor and the Special Servicer (rather than on an alternative recommendation provided by itself), and (ii) provide a decision within five business days of receipt of the analyses. Pending a decision of the independent arbitrator, the Special Servicer may not take the action in question.

MORTGAGE LOAN MODIFICATION

  The Special Servicer may, subject to the limitations set forth under "-- Operating Advisor," modify, waive or amend the terms of any Mortgage Loan with respect to which a material default has occurred (or one on which default is reasonably foreseeable) or a payment default has occurred or in certain other limited circumstances described in the Pooling and Servicing Agreement if it determines in its sole judgment that such modification, waiver or amendment of the terms of a Mortgage Loan is likely to produce a greater recovery on a net present value basis than the liquidation of such Mortgage Loan; provided that the Special Servicer may not agree to any modification, waiver or amendment that: (i) extends the maturity date of such Mortgage Loan later than two years prior to the Final Rated Distribution Date; (ii) permits deferral of interest without accrual of interest at the Mortgage Interest Rate thereon; (iii) results in the amount of negative amortization added to the principal balance of such Mortgage Loan resulting from such modification exceeding 10% of the principal balance of such Mortgage Loan (less any negative amortization added to the principal balance of such Mortgage Loan prior to such modification); or
(iv) reduces the Mortgage Interest Rate of any Mortgage Loan. The Special Servicer may forgive principal on, satisfy at a discount, or modify a Money Term of any Specially Serviced Mortgage Loan only with the approval of the Operating Advisor and subject to the limits on the Operating Advisor as described in "--Operating Advisor" below.

  In addition, the Master Servicer and the Special Servicer must in certain cases receive certain opinions of counsel as to certain REMIC matters prior to any modification, waiver or amendment of any Mortgage Loan.

  The modification of a Mortgage Loan may tend to reduce prepayments by avoiding liquidations and therefore may extend the weighted average life of the Certificates beyond that which might otherwise be the case. See "YIELD CONSIDERATIONS" herein.

ADVANCES

MONTHLY ADVANCES

  On each Servicer Remittance Date, the Master Servicer will be obligated to advance any scheduled payments of principal, other than any Balloon Payment and scheduled interest (net of the related Servicing Fee and Special Servicing
Fees) ("Advances") on the Mortgage Loans that are not Specially Serviced Mortgage Loans that are delinquent as of the close of business on the preceding Determination Date, but only if the Master Servicer determines that the amount so advanced, plus interest that will accrue thereon, will be recoverable from subsequent payments or collections (including insurance proceeds and liquidation proceeds net of liquidation expenses) in respect of the related Mortgage Loan, and only until the Mortgage Loan becomes a Liquidated Loan; provided, however, that the amount of any Advance required to be made by the Master Servicer with respect to a Mortgage Loan as to which there has been an Appraisal Reduction will be an amount equal to the product of (i) the amount required to be advanced by the Master Servicer without giving effect to this proviso and (ii) a fraction, the numerator of which is the outstanding principal balance of such Mortgage Loan as of the immediately preceding Determination Date less any Appraisal Reduction thereon and the denominator of which is the outstanding principal balance of the Mortgage Loan as of such Determination Date; and provided, further, that with respect to scheduled principal and interest on any Mortgage Loan that has been modified for which the Master Servicer is obligated to make an Advance, the amount of any such Advance shall be adjusted in conformity with the modification. The Special Servicer will be obligated to make Advances on the Specially Serviced Mortgage Loans to the same extent and subject to the same conditions as the Master Servicer is obligated with respect to the Mortgage Loans that are not Specially Serviced Mortgage Loans. In addition, the Special Servicer will be obligated to reimburse the Master Servicer for any unreimbursed Advances and Property Protection Advances (defined below) that it determines to be recoverable from the related Specially Serviced Mortgage Loans. The Special Servicer will be entitled to reimbursement for and interest on Advances and Property Protection Advances with respect to Specially Serviced Mortgage Loans to the same extent as the Master Servicer will be with respect to the remaining Mortgage Loans.

  With respect to any Balloon Loan that is delinquent in respect of its Balloon payment (including any REO Property with respect to a Mortgage Loan for which the related Mortgage Note provided for a Balloon Payment), advances will include amounts equal to the Monthly Payment that would otherwise have been due thereon on the related Due Date if such Mortgage Loan did not have a Balloon Payment in accordance with the interest rate provisions and the amortization schedule in effect prior to the date such Balloon Payment was due.

  Advances (including interest accrued thereon at the Prime Rate) will be reimbursable from recoveries on the affected Mortgage Loan and, to the extent the Master Servicer or the Special Servicer determines that the Advance will not be ultimately recoverable from related recoveries, from any funds on deposit in the Collection Account and Distribution Account. In no event will the Master Servicer or the Special Servicer be required to make aggregate Advances (including interest accrued thereon at the Prime Rate) with respect to any Mortgage Loan in an amount greater than the principal balance (plus all overdue amounts) thereof, less any Appraisal Reductions with respect thereto. In addition, interest on Advances made by the Master Servicer or the Special Servicer will accrue at a rate equal to the sum of the Prime Rate as reported in The Wall Street Journal from time to time (the "Prime Rate"). The Master Servicer's or the Special Servicer's right of reimbursement out of recoveries will be prior to the right of the Certificateholders to receive any amounts recovered with respect to such Mortgage Loan. To the extent that the Master Servicer or the Special Servicer fails to make an Advance required to be made, the Trustee is required to terminate the Master Servicer or the Special Servicer and assume its responsibilities, including the responsibility to make such required Advance pursuant to the Pooling and Servicing Agreement. All references herein to the Master Servicer or the Special Servicer regarding Advances or recoveries related thereto refer to the Trustee or the Fiscal Agent when it is acting in such capacity.

PROPERTY PROTECTION ADVANCES

  The Master Servicer with respect to any Mortgage Property (other than REO Property) and the Special Servicer with respect to REO Property will be required to make an advance (a "Property Protection Advance") of funds necessary to protect and preserve the security for each Mortgage Loan. The Master Servicer or the Special Servicer, as the case may be, will be obligated to make a Property Protection Advance for certain real estate taxes and insurance premiums not paid by the related Mortgagor on a timely basis with respect to any Mortgage Loan and for collection or foreclosure costs (including reasonable attorneys fees), but only to the extent deemed recoverable from the related Mortgage Loan. The Special Servicer is obligated to make a Property Protection Advance only if the funds on deposit in the REO Account are insufficient to pay amounts due and payable with respect to (i) insurance premiums in respect of an REO Property specially serviced by it,
(ii) real estate taxes and assessments in respect of such REO Property that may result in the imposition of a lien, (iii) costs and expenses necessary to maintain, manage or operate such REO Property and (iv) costs and expenses of capital improvements and tenant improvements; provided that the Special Servicer shall be obligated to make such Property Protection Advances only if the Special Servicer determines that the amount so advanced will be recoverable from subsequent payments or collections (including insurance proceeds and liquidation proceeds net of liquidation expenses) in respect of such Mortgage Loan. In addition, interest on Property Protection Advances made by the Master Servicer or the Special Servicer will accrue at the Prime Rate, and will be reimbursable from recoveries or collections on the related Mortgage Loan. The Master Servicer's and the Special Servicer's rights of reimbursement out of such recoveries will be prior to the rights of the Certificateholders to receive any amounts recovered with respect to such Mortgage Loans and will be an Additional Trust Fund Expense. To the extent that the Master Servicer determines that any Property Protection Advance (and accrued interest thereon) will not be ultimately recoverable from related recoveries, such advances will be reimbursable from funds on deposit in the Collection or Distribution Account and shall be deemed to be Additional Trust Fund Expenses to the extent the amount of such advances which are not recoverable from collections on the Mortgage Loan exceeds the Principal Balance of such Mortgage Loan.

NONRECOVERABLE ADVANCES

  The determination by the Master Servicer or the Special Servicer that any Advance or Property Protection Advance, previously made or proposed to be made, would not be recoverable shall be made in good faith and shall be evidenced by an officer's certificate delivered to the Trustee and detailing the reasons for such determination, with copies of appraisals, if any, performed of the Mortgaged Property prepared within the last 12 months by an independent MAI appraiser and, if such reports are to be used by the Master Servicer to determine that any Advance or Property Protection Advance, as applicable, would be nonrecoverable, any engineers' reports, environmental surveys or other information relevant thereto which support such determination. The Master Servicer's or the Special Servicer's determination of nonrecoverability shall be in its sole discretion and be conclusive and binding upon the Certificateholders, the Trustee and the Depositor.

AMENDMENT

  The Pooling and Servicing Agreement provides that it may be amended by the parties thereto without the consent of any of the Certificateholders either
(a) to cure any ambiguity, to correct or supplement any provision therein that may be inconsistent with any other provision therein, to maintain the rating or ratings assigned to the Certificates by either Rating Agency or to make other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement which are not inconsistent with the provisions of the Pooling and Servicing Agreement, or (b) with the written confirmation of each Rating Agency that the ratings then assigned to the Certificates will not be downgraded, qualified or withdrawn, if such amendment does not affect items (i) through (iii) below.

  The Pooling and Servicing Agreement also provides that it may be amended by the parties thereto with the consent of the Holders of Certificates representing not less than 51% of the aggregate Voting Rights of the Certificates of any Class affected by the proposed amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or modifying in any manner the rights of Certificateholders; provided, however, that no such amendment may (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate without the consent of Holders of Certificates evidencing net less than 100% of the aggregate Certificate Principal Balance of such Class,
(ii) reduce the aforesaid percentages of Certificates, the Holders of which are required to consent to any such amendment without the consent of 100% of the Holders of Certificates of the Class affected thereby, (iii) change the percentage of the Mortgage Loans required for the exercise of the optional termination of the Trust Fund by the Master Servicer or (iv) amend the provisions of the Pooling and Servicing Agreement relating to its amendment.

  The Pooling and Servicing Agreement provides that no amendment will be made unless there has been delivered an opinion of counsel to the effect that such amendment will not adversely affect the status of either REMIC or cause any unidentified tax to be imposed on either REMIC.

VOTING RIGHTS

  At all times during the term of the Pooling and Servicing Agreement, 98% of the voting rights for the series offered hereby (the "Voting Rights") will be allocated among the Holders of the Class G, Class F, Class E and the Offered Certificates, in proportion to the outstanding Certificate Principal Balances of their respective certificates. The Holders of the Class A-X, Class R-I and Class R-II Certificates shall be entitled to 1%, 0.5% and 0.5%, respectively, of the Voting Rights.

                       THE TRUSTEE AND THE FISCAL AGENT

THE TRUSTEE

  LaSalle National Bank, a nationally chartered bank with its principal offices in Chicago, Illinois, will act as Trustee pursuant to the Pooling and Servicing Agreement. The Trustee's corporate trust office is located at 135 South LaSalle Street, Suite 200, Chicago, Illinois 60603, Attention: Asset Backed Securities Trust Services.

  The Trustee will be obligated, among things to pursue remedies under the Pooling and Servicing Agreement in the event of a breach of an obligation thereunder; to establish and maintain the Distribution Account; to withdraw from the Distribution Account and distribute to Certificateholders of record on the applicable Record Date the amounts required to be distributed on each Distribution Date; and under certain circumstances to make Advances and Property Protection Advances.

  The Trustee may resign at any time by giving written notice to the Depositor, the Rating Agencies and the Certificateholders not less than 60 days before the date specified in such notice for such resignation to take effect, provided that a successor trustee must have been appointed by the Depositor and must have accepted such appointment before such resignation can take effect. If no successor trustee is appointed within 30 days after the giving of such notice of resignation, the resigning trustee may petition the court for appointment of a successor trustee.

  The Depositor may remove the Trustee if the Trustee ceases to be eligible to continue as such under the Pooling and Servicing Agreement or if at any time the Trustee becomes incapable of acting, or is adjudged bankrupt or insolvent, or a receiver of the Trustee or its property is appointed or any public officer takes charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation. Holders of Certificates evidencing not less than a majority of the Voting Rights of all outstanding Certificates may remove the Trustee upon written notice to the Depositor, the Master Servicer, the Special Servicer and the Trustee. Any resignation or removal of the Trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee. The appointment of any successor trustee may not result in a downgrading or withdrawal of the then current ratings assigned to any Class of Certificates by the Rating Agencies. Upon its removal or resignation, the Trustee will be entitled to be reimbursed for all Advances and Property Protection Advances made by it, together with interest thereon at the Prime Rate.

  The Trustee will not be deemed to have knowledge of any default or Event of Default or any other action which would require it to take action unless an officer in the corporate trust department of the Trustee has actual knowledge thereof.

DUTIES OF THE TRUSTEE

  The Trustee will make no representation as to the validity or sufficiency of the Pooling and Servicing Agreement, the Certificates, the Mortgage Loans or related documents. The Trustee will not be accountable for the use or application by the Depositor, the Master Servicer or the Special Servicer of any funds paid to the Depositor, the Master Servicer or the Special Servicer in respect of the Mortgage Loan, or any funds deposited in or withdrawn from the Collection Account or any account maintained by or on behalf of the Master Servicer or the Special Servicer, other than any funds held by or on behalf of the Trustee in accordance with the Pooling and Servicing Agreement.

  In the event that the Master Servicer or the Special Servicer fails to make a required Advance, the Trustee will make such Advance, provided that the Trustee will not be obligated to make any Advance it deems to be nonrecoverable. The Trustee will be entitled to rely conclusively on any determination by the Master Servicer or the Special Servicer that an Advance, if made, would be nonrecoverable. The Trustee will be entitled to reimbursement for each Advance made by it in the same manner and to same extent as the Master Servicer or the Special Servicer, as applicable.

  If no Event of Default has occurred and after the curing of all Events of Default which may have occurred, the Trustee is required to perform only those duties specifically required under the Pooling and Servicing Agreement. Upon receipt of the various certificates, reports or other instruments required to be furnished to it, the Trustee is required to examine such documents and to determine whether they conform on their face to the requirements of the Pooling and Servicing Agreement.

THE FISCAL AGENT

  ABN AMRO Bank N.V., a banking corporation organized under the laws of The Netherlands, will act as Fiscal Agent pursuant to the Pooling and Servicing Agreement. This Fiscal Agent's office is located at 135 South LaSalle Street, Chicago, Illinois 60674-4107.

  The Fiscal Agent may not resign except in the event of the resignation or removal of the Trustee or upon determination that it may no longer perform such obligations and duties under applicable law. Any such determination is required to be evidenced by an opinion of counsel to such effect delivered to the Depositor and the Trustee. No resignation or removal of the Fiscal Agent will become effective until a successor fiscal agent acceptable to each Rating Agency (as evidenced in writing), which may be the Trustee, will have assumed the Fiscal Agent's obligations and duties under the Pooling and Servicing Agreement. If at any time the Fiscal Agent resigns or is removed, the Master Servicer may remove the Trustee.

DUTIES OF THE FISCAL AGENT

  The Fiscal Agent will make no representation as to the validity or sufficiency of the Pooling and Servicing Agreement, the Certificates, the Mortgage Loans, this Prospectus Supplement (except for the information contained in the first paragraph under the preceding section with the heading "--The Fiscal Agent") or related documents. The duties and obligations of the Fiscal Agent consist only of making Advances as described in "Servicing--Monthly Advances"; the Fiscal Agent will not be liable except for the performance of such duties and obligations.

  In the event that the Master Servicer or the Special Servicer, as applicable, and the Trustee fail to make a required Advance, the Fiscal Agent will make such Advance; provided, that the Fiscal Agent will not be obligated to make any Advance that it deems to be nonrecoverable. The Fiscal Agent will be entitled to rely conclusively on any determination by the Master Servicer, the Special Servicer or the Trustee, as applicable, that an Advance, if made, would be nonrecoverable. The Fiscal Agent will be entitled to reimbursement for each Advance made by it in the same manner and to the same extent as the Trustee, the Master Servicer and the Special Servicer. The Pooling and Servicing Agreement will provide that the Depositor or holders of Certificates evidencing aggregate Voting Rights of at least 25% of all Certificateholders may remove the Fiscal Agent in the event that the Fiscal Agent fails to make a required Advance.

  The information concerning the Trustee and the Fiscal Agent contained in each of the first paragraphs under the headings "--The Trustee" and "--The Fiscal Agent" has been provided by the Trustee and none of the Seller, the Depositor, the Underwriters or their affiliates makes any representation or warranty as to the accuracy thereof.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

  For federal income tax purposes, separate "real estate mortgage investment conduit" ("REMIC") elections will be made with respect to each trust fund, creating two REMICS. Upon the issuance of the Offered Certificates, Orrick, Herrington & Sutcliffe will deliver its opinion, generally to the effect that, assuming compliance with all provisions of the Pooling and Servicing Agreement, (i) each pool of assets with respect to which a REMIC election is made will qualify as a REMIC under the Internal Revenue Code of 1986 (the "Code") and (ii) (a) the Class A-1, Class A-2, Class A-X, Class B, Class C, Class D, Class E, Class F and Class G Certificates will be REMIC "regular interests" and (b) each residual interest will be the sole "residual interest" in the related REMIC. Holders of the Offered Certificates will be required to include in income all interest on such Certificates in accordance with the accrual method of accounting regardless of such Certificateholders' usual methods of accounting.

  The Offered Certificates are expected not to be treated for federal income tax reporting purposes as having been issued with original issue discount. For the purposes of determining the rate of accrual of market discount and premium for federal income tax purposes, the Mortgage Loans will be assumed to prepay during each monthly period at the rate of 4% CPR for those Mortgage Loans having a prepayment premium of 2% or less of the amount prepaid during that monthly period, and at the rate of 0% CPR for the remainder of the Mortgage Loans. No representation is made as to whether the Mortgage Loans will prepay. The Treasury Regulations addressing instruments with original issue discount do not directly discuss instruments such as the Offered Certificates. It is possible that such Certificates would be treated as having original issue discount because some or all of the stated interest on such Certificates would be treated as not "qualified stated interest" within the meaning of those regulations. See "CERTAIN FEDERAL INCOME TAX CONSEQUENCES--Taxation of Regular Interests--Interest and Acquisition Discount" in the Prospectus.

  Certain Classes of the Offered Certificates may be treated for federal income tax purposes as having been issued at a premium. Whether any Holder of such a Class of Certificates will be treated as holding a Certificate with amortizable bond premium will depend on such Certificateholder's purchase price. Holders of such Classes of Certificates should consult their own tax advisors regarding the possibility of making an election to amortize any such premium. See "CERTAIN FEDERAL INCOME TAX CONSEQUENCES--Taxation of Regular Interests" in the Prospectus.

  Offered Certificates held by a mutual savings bank or domestic building and loan association will represent interests in "qualifying real property loans" within the meaning of Section 593(d) of the Code. Offered Certificates held by a real estate investment trust will constitute "real estate assets" within the meaning of Section 856(c)(6)(B) of the Code, and income with respect to Offered Certificates will be considered "interest on obligations secured by mortgages on real property or on interests in property" within the meaning of
Section 856(c)(3)(B) of the Code. Offered Certificates held by a domestic building and loan association will generally constitute "a regular or a residual interest in a REMIC" with the meaning of Section 7701(a)(19)(C)(xi) of the Code only in the proportion that the Mortgage Loans are secured by multifamily apartment buildings. See "CERTAIN FEDERAL INCOME TAX CONSEQUENCES-- Taxation of the REMIC and its Holders" in the Prospectus.

                              ERISA CONSIDERATIONS

  Fiduciaries of employee benefit plans and certain other plans and arrangements, including individual retirement accounts and annuities, Keogh plans, and certain collective investment funds, insurance company separate and general accounts in which such plans, arrangements, accounts or annuities are invested, that are subject to ERISA or Section 4975 of the Code (collectively, "Plans") should review carefully the discussion under "ERISA CONSIDERATIONS" in the Prospectus and should consult with their legal advisers as to whether the purchase or holding of Offered Certificates could give rise to a transaction that is prohibited or not otherwise permissible under either ERISA or Section 4975 of the Code.

  The CS First Boston Corporation is the recipient of final prohibited transaction exemption, PTE 89-90, 54 Fed. Reg. 42597 (Oct. 17, 1989) (the "Underwriter's Exemption"), which may afford protection from violations under Sections 406 and 407 of ERISA and Section 4975 of the Code for Plans that acquire the Class A-1 or Class A-2 Certificates. The Underwriter's Exemption applies to certificates (a) which represent (1) a beneficial ownership interest in the assets of a trust and entitle the holder to pass-through payments of principal, interest and/or other payments made with respect to the assets of the trust, or (2) an interest in a REMIC if the certificates are denominated as debt instruments and are issued by and are obligations of the trust; and (b) with respect to which CS First Boston Corporation or any of its affiliates is either the sole underwriter, the manager or co-manager of the underwriting syndicate or a selling or placement agent. The corpus of a trust to which the Underwriter's Exemption applies may consist of (i) obligations which bear interest or are purchased at a discount and which are secured by (A) single-family residential, multifamily residential or commercial real property (including obligations secured by leasehold interests on commercial real property) or (B) shares issued by a cooperative housing association; (ii) "guaranteed governmental mortgage pool certificates" (as defined in the Regulations); and (iii) fractional undivided interests in such obligations or certificates.

  Plans acquiring Certificates may be eligible for protection under the Underwriter's Exemptions if:

    (a) assets of the type included in the Trust Fund have been included in other investment pools ("Other Pools");

    (b) certificates evidencing interests in Other Pools have been both (1) rated in one of the three highest generic rating categories by S&P, Moody's Investors Service, Inc., Fitch Investors Service, L.P. or D&P and (2) purchased by investors other than Plans, for at least one year prior to a Plan's acquisition of Certificates in reliance upon the Underwriter's Exemption;

    (c) at the time of such acquisition, the Class of Certificates acquired by the Plan has received a rating in one of the rating categories referred to in condition (b) above;

    (d) the Trustee is not an affiliate of any member of the Restricted Group (as defined below);

    (e) the applicable Series of Certificates evidences ownership in Trust Assets which do not include subordinate certificates backed by mortgages or mortgage participations (unless interest and principal payable with respect to such mortgage certificates are guaranteed by the GNMA, FHLMC or FNMA);

    (f) the Class of Certificates acquired by the Plan are not subordinated to other Classes of Certificates of that Series with respect to the right to receive payment in the event of defaults or delinquencies on the underlying Trust Assets;

    (g) the Plan is an "accredited investor" (as defined in Rule 501(a)(1) of Regulation D under the Act);

    (h) the acquisition of the Certificates by a Plan is on terms (including the price for the Certificates) that are at least as favorable to the Plan as they would be in an arm's length transaction with an unrelated party; and

    (i) the sum of all payments made to and retained by the Underwriters or members of the underwriting syndicate in connection with the distribution of the Certificates represents not more than reasonable compensation for underwriting the Certificates; the sum of all payments made to and related by the Seller and the Depositor pursuant to the sales of the Trust Assets to the Depositor and the Trust Fund, respectively, represents not more than the fair market value of such Trust Assets; and the sum of all payments made to and retained by the Master Servicer and all Servicers represents not more than reasonable compensation for such Servicers' services under the Pooling and Servicing Agreement and reimbursement of such Servicers' reasonable expenses in connection therewith.

  In addition, the Underwriter's Exemption will not provide exemptive relief for certain transactions prohibited by Section 406(b) of ERISA or Section 4975(c)(1)(E) or (F) of the Code which may result from apply to a Plan's investment in Certificates if:

    (1) the Plan's investment in any Class of Certificates exceeds 25% of the outstanding Certificates of that Class at the time of acquisition;

    (2) immediately after such acquisition, 25% or more of the Plan assets with respect to which the investing fiduciary has discretionary authority or renders investment advice are invested in certificates evidencing interest in trusts sponsored or containing assets sold or serviced by the same entity;

    (3) the Plan is sponsored by the Seller, the Depositor, either Underwriter, the Trustee, the Master Servicer, any Servicer, any Pool, Special Hazard or Primary Mortgage Insurer or the obligor under any other credit support mechanism, a Borrower with respect to obligations constituting more than 5% of the aggregate unamortized principal balance of the Trust Fund on the date of the initial issuance of Certificates (a "Major Obligor"), or any of their affiliates (together, the "Restricted Group");

    (4) the fiduciary responsible for the decision to invest any Plan assets (or any of its affiliates) in the Certificates is a Major Obligor; or

    (5) in the case of an acquisition in connection with the initial issuance of Certificates, at least 50% of each Class of Certificates in which Plans have invested is acquired by persons independent of the members of the Restricted Group and at least 50% of the aggregate interest in the Trust Fund is acquired by persons independent of the Restricted Group.

  Plans acquiring Class A-1 or Class A-2 Certificates may be eligible for protection under the Underwriter's Exemption. The Underwriter believes that conditions (a) through (f) to the availability of the Underwriter's Exemption as described above will be satisfied with respect to the Class A-1 and Class A-2 Certificates and that condition (h) as described above is likely to be satisfied. Whether the other requirements of the Underwriter's Exemption are met will depend upon the particular circumstances at the time a Plan acquires the Certificates.

  The Class B, Class C and Class D Certificates will not satisfy the requirements of the Underwriter's Exemption; therefore, the purchase or holding of such Classes of Certificates by a Plan could result in prohibited transactions and the imposition of excise taxes or civil penalties. The Class B, Class C and Class D Certificates may not be acquired on behalf of, or with the assets of, any Plan. The foregoing prohibition does not apply to the acquisition and holding of Class B, Class C and Class D by an insurance company investing general account assets, provided that the requirements of Section III of the Prohibited Transaction Class Exemption 95-60, 60 Fed. Reg. 35925 (July 12, 1995) ("PTCE 95-60") are satisfied with respect to such acquisition and holding. Each purchaser of a Class B, Class C or Class D Certificates will be deemed to represent, warrant and covenant that either (i) it is not acquiring such Certificate with the assets of any Plan or (ii) it is an insurance company and PTCE 95-60 applies to its acquisition and holding of such Certificate. In addition, in no event will a Class B, Class C or Class D Certificate, or any interest therein, be transferred unless the prospective transferee has provided to the Certificate Registrar and the Depositor, a certificate, in form satisfactory to the Certificate Registrar and the Depositor, that either (i) it is not acquiring such Certificate with the assets of any Plan or (ii) it is an insurance company and PTCE 95-60 applies to its acquisition and holding of such Certificate.

  BEFORE PURCHASING ANY OF THE OFFERED CERTIFICATES, A FIDUCIARY OF A PLAN SHOULD ITSELF CONFIRM THAT THE CONDITIONS OF THE UNDERWRITER'S EXEMPTION AND THE OTHER REQUIREMENTS DISCUSSED ABOVE AND IN THE PROSPECTUS (SEE "ERISA CONSIDERATIONS" THEREIN) WOULD BE SATISFIED. DUE TO THE COMPLEXITY OF THE APPLICABLE PROVISIONS OF ERISA AND THE CODE, IT IS PARTICULARLY IMPORTANT THAT PERSONS RESPONSIBLE FOR INVESTMENT DECISIONS WITH RESPECT TO PLANS AND, IN VIEW OF THE DECISION IN JOHN HANCOCK, INVESTMENT DECISIONS WITH RESPECT TO INSURANCE COMPANY GENERAL ACCOUNTS, REVIEW CAREFULLY THE DISCUSSION ABOVE AND IN THE PROSPECTUS, AND CONSULT THEIR COUNSEL REGARDING THE CONSEQUENCES UNDER ERISA AND THE CODE OF ACQUIRING AND HOLDING THE OFFERED CERTIFICATES.

                                USE OF PROCEEDS

  The Depositor will apply the net proceeds of the offering of the Certificates towards the simultaneous purchase of the Mortgage Loans.

                              PLAN OF DISTRIBUTION

  The Depositor has entered into an underwriting agreement (the "Underwriting Agreement") with CS First Boston Corporation, an affiliate of the Depositor, and Morgan, Stanley & Co. as underwriters (together, the "Underwriters"). The Underwriting Agreement provides that the obligations of the Underwriters are subject to certain conditions precedent, and that the Underwriters will be obligated to purchase all of the Offered Certificates if any are purchased.

  Subject to the terms and conditions set forth in the Underwriting Agreement, the Underwriters have agreed to purchase all of the Offered Certificates.

  The Underwriters have advised the Depositor that the Underwriters propose to offer the Offered Certificates from time to time for sale in one or more negotiated transactions or otherwise at prices to be determined at the time of sale. The Underwriters may effect such transactions by selling the Offered Certificates to or through dealers and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriters and any purchasers of the Offered Certificates for whom they may act as agent.

  The Underwriters and any dealers that participate with the Underwriters in the distribution of the Offered Certificates may be deemed to be underwriters, and any discounts or commissions received by them and any profit on the resale of Offered Certificates by them may be deemed to be underwriting discounts or commissions, under the Securities Act of 1933, as amended.

  The Depositor has agreed to indemnify the Underwriters against civil liabilities, including liabilities under the Securities Act of 1933, as amended, or contribute to payments the Underwriters may be required to make in respect thereof.

                                 LEGAL MATTERS

  The legality of the Offered Certificates and the material federal income tax consequences of the Offered Certificates will be passed upon for the Depositor by Orrick, Herrington & Sutcliffe, San Francisco, California. The legality of the Offered Certificates will be passed upon for the Underwriters by Cadwalader, Wickersham & Taft, New York, New York.

                                    RATINGS

  It is a condition of the issuance of the Offered Certificates that the Class A-1 Certificates and the Class A-2 Certificates each be rated "AAA" by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. ("S&P") and Duff & Phelps Credit Rating Co. ("D&P") that the Class B Certificates be rated not lower than "AA" by S&P and "AA+" by D&P, that the Class C Certificates be rated not lower than "A-" by S&P and "A" by D&P and that the Class D Certificates be rated not lower than "BBB-" by S&P and "BBB" by D&P.

  The ratings on mortgage pass-through certificates address the likelihood of the receipt by certificateholders of all distributions on the underlying mortgage loans to which they are entitled, including the receipt of all principal payments by the Final Rated Distribution Date. Such ratings address the structural and legal aspects associated with the certificates, including the nature of the underlying mortgage loans. Ratings on mortgage pass-through certificates do not represent an assessment of (i) the likelihood or frequency of principal prepayments made by mortgagors, (ii) the degree to which such prepayments might differ from those originally anticipated, (iii) whether and to what extent prepayment premiums will be received, or (iv) the possibility that certificateholders might suffer a lower than anticipated yield. In addition, the ratings do not represent any assessment of the yield to maturity that investors may experience. In general, the ratings thus address credit risk and not prepayment risk.

  A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organizations. Each security rating should be evaluated independently of any other security rating. In addition, a security rating does not address the likelihood or frequency of prepayments of Mortgage Loans or the corresponding effect on yield to investors. See "YIELD CONSIDERATIONS" herein.

                                 INDEX OF TERMS

ADA ........................................................... S-28
Additional Trust Fund Expenses ................................ S-15, S-55
Advances .......................... ........................... S-21, S-68
Appraisal Reduction ........................................... S-16, S-56
Appraisal Reduction Capitalization Amount ..................... S-17, S-56
Available Distribution Amount ................................. S-12, S-50
Balloon Loans ................................................. S-2, S-26
Balloon Payment ............................................... S-26
BancOne........................................................ S-64
Bankruptcy Proceeding ......................................... S-55
Book-Entry Certificates ....................................... S-46
Borrower ...................................................... S-32
Cede .......................................................... S-46
CERCLA ........................................................ S-27
Certificate Principal Balance ................................. S-10, S-49
Certificate Rate .............................................. S-10, S-49
Certificateholders ............................................ S-45
Certificates .................................................. S-1, S-7, S-45
Class A-1 Certificate Rate .................................... S-2, S-10, S-49
Class A-2 Certificate Rate .................................... S-2, S-11, S-49
Class B Certificate Rate ...................................... S-2, S-11, S-49
Class C Certificate Rate ...................................... S-2, S-11, S-49
Class D Certificate Rate ...................................... S-2, S-11, S-49
Code .......................................................... S-72
Collection Account ............................................ S-54
Commission .................................................... S-3
CPR ........................................................... S-58
Cut-off Date................................................... S-8
D&P............................................................ S-1, S-24, S-76
Debt Service Coverage Ratio.................................... S-37
Debt Service Reduction......................................... S-55
Deferred Interest.............................................. S-11, S-49
Deficient Valuation............................................ S-55
Definitive Certificates........................................ S-47
Deleted Mortgage Loan.......................................... S-57
Delivery Date.................................................. S-8
Depositor...................................................... S-1, S-7, S-45
Determination Date............................................. S-9, S-48
Distribution Account........................................... S-54
Distribution Date.............................................. S-9, S-48
DTC............................................................ S-3, S-46
DTC Participants............................................... S-46
Due Period..................................................... S-9, S-48
ERISA.......................................................... S-23
Excess Prepayment Interest..................................... S-14, S-51
Extension Fee.................................................. S-20
Final Rated Distribution Date.................................. S-22
Fiscal Agent................................................... S-1, S-7
Indirect DTC Participants...................................... S-46

Interest Accrual Period...................................... S-9, S-48
Interest Distribution Amount................................. S-10, S-48
Liquidated Loan.............................................. S-55
Loan-to-Value Ratio.......................................... S-33
Major Obligor................................................ S-74
                                                              S-1, S-7, S-32, S-
Master Servicer.............................................. 63
Modeling Assumptions......................................... S-59
Modified Lock-Box Account.................................... S-54
Money Term................................................... S-16, S-55
Monthly Payments............................................. S-33
Monthly Report Date.......................................... S-52
Mortgage Loans............................................... S-1, S-7, S-45
Mortgage Pool................................................ S-1, S-7, S-45
Mortgaged Properties......................................... S-32
Net Aggregate Prepayment Interest Shortfall.................. S-14, S-51
Offered Certificates......................................... S-1, S-7, S-45
Operating Advisor............................................ S-8, S-66
Other Pools.................................................. S-73
Pass-Through Rate............................................ S-10
Plans........................................................ S-73
PML.......................................................... S-42
Pooling and Servicing Agreement.............................. S-1, S-7, S-32
Prepayment Interest Shortfall................................ S-14, S-51
Prepayment Period............................................ S-9, S-48
Prime Rate................................................... S-68
Principal Distribution Amount................................ S-12, S-50
Principal Prepayment......................................... S-9, S-48
Property Protection Advances................................. S-22, S-69
Rating Agencies.............................................. S-54
Realized Loss................................................ S-55
Record Date.................................................. S-9, S-48
REMIC........................................................ S-3, S-23, S-72
REO Property................................................. S-15
Residual Certificates........................................ S-1, S-7, S-45
Restricted Group............................................. S-74
RETECHS...................................................... S-42
Rules........................................................ S-47
Scheduled Payments........................................... S-9, S-48
Scheduled Principal Balance.................................. S-63
Seller....................................................... S-1, S-7, S-45
Servicer..................................................... S-62
Servicer Remittance Date..................................... S-53
Servicing Fee................................................ S-20, S-63
Servicing Fee Rate........................................... S-63
S&P.......................................................... S-1, S-24, S-76
Servicing Standard........................................... S-62
Special Servicer............................................. S-1, S-8, S-32
Special Servicer Compensation................................ S-21, S-65
Special Servicing Fee........................................ S-21, S-65
Specially Serviced Mortgage Loan............................. S-66
Subordinate Certificates..................................... S-2, S-45
Substitute Mortgage Loan..................................... S-57
Trigger Event................................................ S-66

Trust Fund....................................................... S-1, S-7, S-45
Trustee.......................................................... S-1, S-7, S-32
UCC.............................................................. S-46
Underwriter's Exemption.......................................... S-73
Underwriters..................................................... S-1, S-75
Underwriting Agreement........................................... S-75
Voting Rights.................................................... S-70
Wells Fargo...................................................... S-41
WFRFC............................................................ S-66
Workout Fee...................................................... S-21, S-65
Zoning Laws...................................................... S-28

                                                                         ANNEX A

                       CHARACTERISTICS OF MORTGAGE LOANS



                                                                    UNITS/              YEAR BUILT
                                                                  NET SQUARE OCCUPANCY   OR LAST
PROPERTY NAME                    CITY         STATE PROPERTY TYPE    FEET    PERCENTAGE RENOVATED
-------------                    ----         ----- ------------- ---------- ---------- ----------
Gateway Plaza...........  Woodland Hills        CA   Retail        116,960       99%       1994
Laurel Promenade........  Studio City           CA   Retail         53,176      100        1993
Best Plaza..............  Pleasanton            CA   Retail        163,467       95        1995
Sunrise Village SC......  Citrus Heights        CA   Retail        125,232       94        1974
Upland SC...............  Upland                CA   Retail        101,084       94        1995
Carwood Center..........  Lakewood              CA   Retail        110,282       95        1990
Campus
 Office/Industrial......  Carlsbad              CA   Industrial    156,436      100        1987
Village Shopping Center.  Tulare                CA   Retail        162,089       91        1972
Mountain Green SC.......  Upland                CA   Retail         92,966       90        1978
Savannah Ridge..........  Austin                TX   Multifamily       290       93        1995
Palomar Commerce Center.  Chula Vista           CA   Industrial    118,960       93        1986
13430 N. Black Canyon...  Phoenix               AZ   Office        137,058      100        1994
Central Valley Plaza....  Modesto               CA   Retail        103,909      100        1989
Yorba Linda Pines.......  Yorba Linda           CA   Multifamily       120      100        1995
LaPlata SC..............  LaPlata               MD   Retail         69,729      100        1971
Opus I & II.............  Carlsbad              CA   Office         87,264       88        1989
Pinewood................  Sacramento            CA   Multifamily       249       88        1973
1237 N. Tustin Ave......  Orange                CA   Retail         47,552      100        1986
Towers at South Towne...  South Jordan          UT   Office         68,185       95        1992
Wimbledon SC............  Arlington             TX   Retail         44,387      100        1988
College Park Plaza SC...  Frederick             MD   Retail         41,878       94        1987
Hoover Marketplace SC...  Fresno                CA   Retail         38,079       97        1992
Enea Plaza II...........  Dublin                CA   Retail         31,822      100        1992
Conejo Valley Plaza.....  Thousand Oaks         CA   Retail         37,692      100        1972
State of California.....  Sacramento            CA   Office         61,207      100        1974
Selma Plaza.............  Selma                 CA   Retail         41,965      100        1987
Pueblo at Sumerlin......  Las Vegas             NV   Retail         30,425      100        1994
Plaza Freeway...........  Big Bear Lake         CA   Retail         90,284      100        1974
Arlon Inc...............  Santa Ana             CA   Industrial    124,478      100        1977
Village Park SC.........  Colleyville           TX   Retail         45,153      100        1989
Westridge Tech Center...  Irving                TX   Industrial     90,755      100        1986
Otis Spunkmeyer.........  San Leandro           CA   Industrial     90,725      100        1980
Plantation West.........  Hurst                 TX   Multifamily       132       95        1985
State of California.....  Chula Vista           CA   Office         22,865      100        1995
LaVerne Plaza...........  La Verne              CA   Retail         39,618      100        1979
Southlake Marketplace...  Southlake             TX   Retail         23,176      100        1994
Sunset Place............  Las Vegas             NV   Retail         25,600      100        1988
1015 Lawson.............  Industry              CA   Industrial    108,000       93        1980
Rheem Valley SC.........  Moraga                CA   Retail         36,847       96        1984
Discovery Plaza.........  Placerville           CA   Retail         27,730      100        1985
County of San Bernadino.  Ontario               CA   Office         33,000      100        1992
Scottsdale Springs......  Scottsdale            AZ   Multifamily        69      100        1987
Westwood Villa..........  El Centro             CA   Multifamily        72       97        1991
Interpark...............  Houston               TX   Industrial     62,300      100        1994
Sycamore Plaza..........  San Juan Capistrano   CA   Industrial     37,847      100        1977
Old Town Mall Annex.....  Reno                  NV   Retail         23,967      100        1987
Walnut Center...........  Dallas                TX   Industrial     72,114       96        1978
5800 College Ave........  Oakland               CA   Retail         12,668      100        1990
Eibach Springs..........  Irvine                CA   Industrial     50,230      100        1986
Airborne Express........  Redwood City          CA   Industrial     43,250      100        1994
San Jacinto Plaza.......  Denton                TX   Retail         38,160       90        1985
Center Tech Plaza.......  Aurora                CO   Retail         45,770       94        1986
1050-1070 East
 Dominguez..............  Carson                CA   Industrial     53,590      100        1977
3330 Geary Street.......  San Francisco         CA   Office         20,675      100        1992
345 Coney Island Drive..  Sparks                NV   Industrial     76,247      100        1976
Sacramento Theatrical
 Light..................  Sacramento            CA   Industrial     59,280      100        1989
Endar Corp..............  Temecula              CA   Industrial     76,886      100        1986
2200-2236 South Vineyard
 Ave. ..................  Ontario               CA   Industrial     78,848      100        1977
Parisian Bread..........  San Diego             CA   Industrial     28,148      100        1972
MMM Carpets.............  San Leandro           CA   Retail         28,000      100        1973
Blockbuster/Radio Shack.  Sherman Oaks          CA   Retail          9,287      100        1991
Ridge Point.............  Macon                 GA   Multifamily        40       98        1987
Auburn Plaza............  Sacramento            CA   Retail         20,110      100        1980
OfficeMax...............  Roseville             CA   Retail         23,640      100        1994

                                                                         ANNEX A

                                                                          ORIGINAL
                                                                          TERM TO
                            ORIGINAL    CUT-OFF DATE           SCHEDULED   STATED
                           PRINCIPAL     PRINCIPAL   MORTGAGE   MONTHLY   MATURITY MATURITY
PROPERTY NAME               BALANCE       BALANCE      RATE     PAYMENT   (MONTHS)   DATE
-------------              ---------    ------------ --------  ---------  -------- --------
Gateway Plaza...........  $ 23,084,586  $ 23,084,586   7.800% $175,122.99    60    12/01/00
Laurel Promenade........    11,500,000    11,442,765   9.270    96,840.21    84    05/01/02
Best Plaza..............    10,300,000    10,279,538   8.370    82,038.00    84    10/01/02
Sunrise Village SC......     9,300,000     9,264,742   8.380    70,719.54   120    06/01/05
Upland SC...............     8,450,000     8,432,514   8.120    65,891.62    84    11/01/02
Carwood Center..........     8,000,000     7,971,469   8.480    65,981.64   120    09/01/05
Campus
 Office/Industrial......     7,500,000     7,467,859  10.330    67,654.04    83    01/01/02
Village Shopping Center.     7,200,000     7,170,048   8.130    56,192.24   120    08/01/05
Mountain Green SC.......     6,675,000     6,661,366   8.200    52,406.21   120    10/01/05
Savannah Ridge..........     6,500,000     6,477,887   8.910    51,880.10   119    05/01/05
Palomar Commerce Center.     6,290,000     6,269,484   8.350    53,990.40   120    10/01/05
13430 N. Black Canyon...     6,135,000     6,114,408   8.120    51,774.72   120    10/01/05
Central Valley Plaza....     5,960,000     5,938,538   7.550    48,195.74   179    10/01/10
Yorba Linda Pines.......     5,600,000     5,592,383   7.950    40,895.79   120    11/01/05
LaPlata SC..............     5,500,000     5,482,790   8.410    41,939.93   120    07/01/05
Opus I & II.............     5,500,000     5,475,578   9.050    44,452.26    84    04/01/02
Pinewood................     5,220,000     5,144,521   8.557    39,910.88   121    04/01/04
1237 N. Tustin Ave......     5,100,000     5,089,169   7.960    39,227.58   119    10/01/05
Towers at South Towne...     4,500,000     4,478,186   8.550    35,634.00   121    07/01/05
Wimbledon SC............     4,150,000     4,128,521   8.180    32,526.79    83    06/01/02
College Park Plaza SC...     3,800,000     3,788,515   8.580    29,434.43   120    07/01/05
Hoover Marketplace SC...     3,645,000     3,633,618   8.420    27,820.50    84    07/01/02
Enea Plaza II...........     3,550,000     3,526,189   8.380    29,487.06    84    07/01/02
Conejo Valley Plaza.....     3,550,000     3,479,594   8.510    28,208.74    96    04/01/02
State of California.....     3,300,000     3,273,118   8.780    33,040.30   180    09/01/10
Selma Plaza.............     3,300,000     3,271,723   8.800    27,162.56    84    01/01/02
Pueblo at Sumerlin......     3,250,000     3,244,064   8.510    25,012.72   120    09/01/05
Plaza Freeway...........     3,200,000     3,184,301   8.510    25,788.83   120    07/01/05
Arlon Inc...............     3,200,000     3,172,041   9.400    29,619.54   120    06/01/05
Village Park SC.........     3,100,000     3,091,014   8.560    25,087.51    83    08/01/02
Westridge Tech Center...     3,000,000     2,991,417   8.640    24,440.50    84    09/01/02
Otis Spunkmeyer.........     2,940,000     2,926,407   8.830    26,131.36    83    08/01/02
Plantation West.........     2,600,000     2,594,835   8.370    20,708.62   120    10/01/05
State of California.....     2,590,000     2,556,572   8.200    25,970.13   120    08/01/05
LaVerne Plaza...........     2,560,000     2,544,821   9.450    22,277.72   120    05/01/05
Southlake Marketplace...     2,400,000     2,391,666   8.810    18,983.75   120    06/01/05
Sunset Place............     2,400,000     2,387,445  10.290    21,577.83    84    12/01/01
1015 Lawson.............     2,340,000     2,316,666   8.250    18,379.00    84    02/01/02
Rheem Valley SC.........     2,300,000     2,291,511   9.280    18,971.56    85    06/01/02
Discovery Plaza.........     2,300,000     2,282,479   8.500    18,469.90   120    02/01/05
County of San Bernadino.     2,020,000     1,997,686   8.630    20,045.97   180    08/01/10
Scottsdale Springs......     1,960,000     1,951,373   9.680    16,738.76    84    03/01/02
Westwood Villa..........     1,900,000     1,890,054   8.110    14,803.23   120    07/01/05
Interpark...............     1,870,000     1,863,308   9.050    15,757.05    84    08/01/02
Sycamore Plaza..........     1,850,000     1,828,315   8.630    14,954.55    95    06/15/02
Old Town Mall Annex.....     1,700,000     1,681,301   9.890    16,281.66   120    04/01/05
Walnut Center...........     1,650,000     1,644,144   9.100    13,959.90    83    07/01/02
5800 College Ave........     1,627,500     1,619,937   8.790    14,423.96   121    10/01/05
Eibach Springs..........     1,550,000     1,545,112   8.620    13,569.21   120    10/01/05
Airbourne Express.......     1,500,000     1,484,667   9.380    13,864.64   120    05/01/05
San Jacinto Plaza.......     1,450,000     1,440,425   9.630    12,799.88   120    04/01/05
Center Tech Plaza.......     1,425,000     1,420,794   8.450    11,426.51    84    09/01/02
1050-1070 East
 Dominguez..............     1,425,000     1,420,461   8.540    12,402.58    84    10/01/02
3330 Geary Street.......     1,350,000     1,334,392   8.000    10,354.22    84    08/02/01
345 Coney Island Drive..     1,125,000     1,122,907   8.770     9,264.41   120    10/01/05
Sacramento Theatrical
 Light..................     1,100,000     1,087,924   8.700    10,961.48   179    07/01/10
Endar Corp..............     1,050,000     1,039,108   8.820     8,632.68    84    01/01/02
2200-2236 South Vineyard
 Ave. ..................     1,000,000       997,227   8.830     8,275.86   120    09/01/05
Parisian Bread..........     1,000,000       996,258   8.780     8,241.83   120    08/01/05
MMM Carpets.............     1,000,000       994,560   8.720     9,976.78   180    10/01/10
Blockbuster/Radio Shack.       990,000       983,790   8.720     8,729.79   120    08/01/05
Ridge Point.............       920,000       915,009   8.750     9,194.93   179    09/01/10
Auburn Plaza............       900,000       897,574   9.000     7,552.77    83    08/01/02
OfficeMax...............       800,000       781,097   9.420     8,315.22   180    03/01/10
                          ------------  ------------
 TOTAL..................  $244,952,086  $243,851,771
                          ============  ============

                                                                         ANNEX A


                         DEBT
                       SERVICE
          UNDERWRITTEN COVERAGE                    PREPAYMENT
 LTV(/1/)   NOI(/2/)    RATIO                    PROVISION(/3/)
 -------- ------------ --------                  --------------
  66.34%   $3,258,837    1.55x  LO, LO, 2%, 2%, 1%, 0% last 4 mos.
  68.11     1,570,163    1.35   LO, LO, LO, 4%, 3%, 2%, 1%, 0% last 4 mos.
  73.16     1,341,471    1.36   LO, LO, LO, 4%, 3%, 2%, 1%, 0% last 6 mos.
  61.76     1,432,664    1.69   5%, 5%, 5%, 5%, 5%, 5%, 4%, 3%, 2%, 1%, 0% last 6 mos.
  76.66     1,075,878    1.36   5%, 5%, 5%, 4%, 3%, 2%, 1%, 0% last 6 mos.
  66.43     1,159,354    1.46   5%, 5%, 5%, 5%, 5%, 5%, 4%, 3%, 2%, 1%, 0% last 6 mos.
  72.29     1,087,634    1.34   5%, 5%, 5%, 4%, 3%, 2%, 1%
  59.01     1,257,269    1.86   5%, 5%, 5%, 5%, 5%, 5%, 4%, 3%, 2%, 1%, 0% last 3 mos.
  70.87       952,670    1.51   5%, 5%, 5%, 5%, 5%, 5%, 4%, 3%, 2%, 1%
  63.98       907,114    1.46   5%, 5%, 5%, 5%, 5%, 5%, 4%, 3%, 2%, 1%
  64.63       982,836    1.52   5%, 5%, 5%, 5%, 5%, 5%, 4%, 3%, 2%, 1%, 0% last 6 mos.
  62.71       880,361    1.42   5%, 5%, 5%, 5%, 5%, 5%, 4%, 3%, 2%, 1%, 0% last 6 mos.
  77.12       736,671    1.27   5%, 5%, 5%, 5%, 5%, 5%, 4%, 3%, 2%, 1%
  69.90       775,931    1.58   LO, LO, LO, 5%, 5%, 5%, 4%, 3%, 2%, 1%, 0% last 6 mos.
  73.10       702,632    1.40   5%, 5%, 5%, 5%, 5%, 5%, 4%, 3%, 2%, 1%, 0% last 6 mos.
  63.30       908,876    1.70   5%, 5%, 5%, 5%, 5%, 2%, 1%
  70.47       640,578    1.34   5%, 5%, 5%, 5%, 5%, 5%, 4%, 3%, 2%, 1%, 0% last 6 mos.
  72.19       682,810    1.45   5%, 5%, 5%, 5%, 5%, 5%, 4%, 3%, 2%, 1%, 0% last 9 mos.
  53.95       771,201    1.80   5%, 5%, 5%, 5%, 5%, 5%, 4%, 3%, 2%, 1%, 0% last 3 mos.
  69.97       588,347    1.51   5%, 5%, 5%, 4%, 3%, 2%, 1%
  71.48       485,127    1.37   5%, 5%, 5%, 5%, 5%, 5%, 4%, 3%, 2%, 1%, 0% last 6 mos.
  74.77       479,249    1.44   5%, 5%, 5%, 4%, 3%, 2%, 1%
  74.24       461,396    1.30   5%, 5%, 5%, 4%, 3%, 2%, 1%
  63.27       504,946    1.49   5%, 5%, 5%, 4%, 3%, 2%, 1%, 0% last 6 mos.
  56.43       538,673    1.36   5%, 5%, 5%, 5%, 5%, 5%, 4%, 3%, 2%, 1%
  71.12       468,662    1.44   5%, 5%, 5%, 4%, 3%, 2%, 1%, 0% last 6 mos.
  58.56       563,552    1.88   5%, 5%, 5%, 5%, 5%, 5%, 4%, 3%, 2%, 1%, 0% last 6 mos.
  66.34       418,996    1.35   5%, 5%, 5%, 5%, 5%, 5%, 4%, 3%, 2%, 1%
  53.76       463,096    1.30   5%, 5%, 5%, 5%, 5%, 5%, 4%, 3%, 2%, 1%
  63.08       490,171    1.63   5%, 5%, 5%, 4%, 3%, 2%, 1%
  66.48       400,412    1.37   5%, 5%, 5%, 4%, 3%, 2%, 1%, 0% last 6 mos.
  69.68       362,125    1.15   5%, 5%, 5%, 4%, 3%, 2%, 1%
  75.21       334,239    1.35   LO, LO, LO, LO, 5%, 5%, 4%, 3%, 2%, 1%
  68.54       362,777    1.16   5%, 5%, 5%, 5%, 5%, 5%, 4%, 3%, 2%, 1%
  70.69       358,374    1.34   5%, 5%, 5%, 5%, 5%, 5%, 4%, 3%, 2%, 1%
  74.74       335,215    1.47   5%, 5%, 5%, 5%, 5%, 5%, 4%, 3%, 2%, 1%
  70.22       373,038    1.44   LO, LO, LO, 4%, 3%, 2%, 1%
  56.50       343,860    1.56   5%, 5%, 5%, 4%, 3%, 2%, 1%, 0% last 6 mos.
  72.52       271,852    1.19   5%, 5%, 5%, 4%, 3%, 2%, 1%
  68.54       321,961    1.45   5%, 5%, 5%, 5%, 5%, 5%, 4%, 3%, 2%, 1%
  57.90       423,398    1.76   5%, 5%, 5%, 5%, 5%, 5%, 4%, 3%, 2%, 1%
  63.98       239,300    1.19   4%, 4%, 4%, 4%, 3%, 2%, 1%
  65.17       268,218    1.51   5%, 5%, 5%, 5%, 5%, 5%, 4%, 3%, 2%, 1%
  70.05       274,339    1.45   5%, 5%, 5%, 4%, 3%, 2%, 1%
  68.99       267,250    1.49   5%, 5%, 5%, 4%, 3%, 2%, 1%, 0% last 6 mos.
  67.93       273,722    1.40   5%, 5%, 5%, 5%, 5%, 5%, 4%, 3%, 2%, 1%
  74.73       237,605    1.42   5%, 5%, 5%, 4%, 3%, 2%, 1%, 0% last 6 mos.
  67.36       232,844    1.35   LO, LO, LO, 5%, 5%, 5%, 4%, 3%, 2%, 1%, 0% last 6 mos.
  68.98       203,640    1.25   5%, 5%, 5%, 5%, 5%, 5%, 4%, 3%, 2%, 1%, 0% last 6 mos.
  63.94       207,943    1.25   5%, 5%, 5%, 5%, 5%, 5%, 4%, 3%, 2%, 1%
  57.62       255,018    1.66   5%, 5%, 5%, 5%, 5%, 5%, 4%, 3%, 2%, 1%
  67.66       218,955    1.60   5%, 5%, 5%, 4%, 3%, 2%, 1%
  74.76       202,324    1.36   LO, LO, LO, 4%, 3%, 2%, 1%, 0% last 6 mos.
  47.91       238,633    1.92   5%, 5%, 5%, 4%, 3%, 2%, 1%, 0% last 6 mos.
  74.86       168,088    1.51   5%, 5%, 5%, 5%, 5%, 5%, 4%, 3%, 2%, 1%, 0% last 6 mos.
  73.76       158,059    1.20   5%, 5%, 5%, 5%, 5%, 5%, 4%, 3%, 2%, 1%
  49.72       242,889    2.34   5%, 5%, 5%, 4%, 3%, 2%, 1%, 0% last 6 mos.
  57.81       165,354    1.67   5%, 5%, 5%, 5%, 5%, 5%, 4%, 3%, 2%, 1%, 0% last 6 mos.
  75.47       127,856    1.29   5%, 5%, 5%, 5%, 5%, 5%, 4%, 3%, 2%, 1%
  66.30       154,774    1.29   LO, LO, LO, LO, LO, LO, LO, LO, 5%, 5%, 5%, 4%, 3%, 2%, 1%, 0% last 6 mos.
  47.76       166,647    1.59   5%, 5%, 5%, 5%, 5%, 5%, 4%, 3%, 2%, 1%, 0% last 6 mos.
  65.36       137,487    1.25   5%, 5%, 5%, 5%, 5%, 5%, 4%, 3%, 2%, 1%
  69.04       127,152    1.40   5%, 5%, 5%, 4%, 3%, 2%, 1%, 0% last 6 mos.
  27.70       235,308    2.36   5%, 5%, 5%, 5%, 5%, 5%, 4%, 3%, 2%, 1%

                                                     Footnotes on Following Page

(1) The Cut-off Date Loan-to-Value Ratio of each Mortgage Loan was computed by dividing the outstanding principal balance of such Mortgage Loan as of the Cut-off Date by the appraised value as set forth in the appraisal of the related Mortgaged Property made in connection with the origination of such Mortgage Loan.
(2) Underwritten NOI as calculated by the Seller and based upon methodology and assumptions as described in "DESCRIPTION OF THE MORTGAGE POOL AND THE UNDERLYING MORTGAGE PROPERTIES--Certain Characteristics of the Mortgage Loans.
(3) Prepayment provisions as of the date of the Note or modification of the Mortgage Loan, if applicable. "LO" denotes "Lock-out". Each column represents a twelve-month period from such date.

                   CS First Boston Mortgage Securities Corp.
                                   Depositor

           Commercial/Multifamily Mortgage Pass-Through Certificates
                              (Issuable in Series)

                                  ----------

CS First Boston Mortgage Securities Corp. (the "Depositor") from time to time will offer Commercial/Multifamily Mortgage Pass-Through Certificates (the "Certificates") in "Series" by means of this Prospectus and a separate Pro-spectus Supplement for each Series. The Certificates of each Series will evidence beneficial ownership interests in a trust fund (the "Trust Fund") to be established by the Depositor. The Certificates of a Series may be divided into two or more "Classes" which may have different in-terest rates and which may receive principal payments in differing proportions and at different times. In addition, rights of the hold-ers of certain Classes to receive principal and interest may be subordinated to those of other Classes.

Each Trust Fund will consist of a pool (the "Mortgage Pool") of one or more mortgage loans secured by first or junior liens on commercial real estate prop-erties, multifamily residential properties, cooperatively owned multifamily properties and/or mixed residential/commercial properties, and related property and interests, conveyed to such Trust Fund by the Depositor, and other assets, including any reserve funds established with respect to a Series, insurance policies on the Mortgage Loans, letters of credit, certificate guarantee insur-ance policies or other enhancement described in the related Prospectus Supple-ment. If so specified in the related Prospectus Supplement, the Mortgage Pool may also include participation interests in such types of mortgage loans, in-stallment contracts for the sale of such types of properties and/or mortgage pass-through certificates. Such mortgage loans, participation interests, mort-gage pass-through certificates and installment contracts are hereinafter re-ferred to as the "Mortgage Loans." The Mortgage Loans will have fixed or ad-justable interest rates. Some Mortgage Loans will fully amortize over their remaining terms to maturity and others will provide for balloon payments at maturity. The Mortgage Loans will provide for recourse against only the Mort-gaged Properties or provide for recourse against the other assets of the ob-ligors thereunder. The Mortgage Loans will be newly originated or seasoned, and will be acquired by the Depositor either directly or through one or more affiliates. Information regarding each Series of Certificates, including in-terest and principal payment provisions for each Class, as well as informa-tion regarding the size, composition and other characteristics of the Mort-gage Pool relating to such Series, will be furnished in the related Prospec-tus Supplement. The Mortgage Loans will be serviced by a Master Servicer identified in the related Prospectus Supplement.

The Certificates do not represent an obligation of or an interest in the Depositor or any affiliate thereof. Unless so specified in the related Prospectus Supplement, neither the Certificates nor the Mortgage Loans are insured or guaranteed by any governmental agency or instrumentality or by any other person or entity.

The Depositor, as specified in the related Prospectus Supplement, may elect to treat all or a specified portion of the collateral securing any Series of Certificates as a "real estate mortgage investment conduit" (a "REMIC"), or an election may be made to treat the arrangement by which a Series of Certificates is issued as a REMIC. If such election is made, each Class of Certificates of a Series will be either Regular Interest Certifi-cates or Residual Interest Certificates, as specified in the related Prospectus Supplement. If no such election is made, the Trust Fund, as specified in the related Prospectus Supplement, will be clas-sified as a grantor trust for federal income tax purposes. See "Certain Federal Income Tax Consequences."

                                  ----------

 THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECU-RITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRE-SENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                  ----------
  Offers of the Certificates may be made through one or more different methods, including offerings through underwriters, which may include CS First Boston Corporation, an affiliate of the Depositor, as more fully described under "Plan of Distribution" herein and in the related Prospectus Supplement. Certain of-ferings of the Certificates, as specified in the related Prospectus Supplement, may be made in one or more transactions exempt from the registration require-ments of the Securities Act of 1933, as amended. Such offerings are not being made pursuant to the Registration Statement of which this Prospectus forms a part.

  There will have been no public market for the Certificates of any Series prior to the offering thereof. No assurance can be given that such a market will develop as a result of such offering or, if it does develop, that it will continue.

  This Prospectus may not be used to consummate sales of the Certificates of-fered hereby unless accompanied by a Prospectus Supplement.

                                CS First Boston

               The date of this Prospectus is December 18, 1995.

                             PROSPECTUS SUPPLEMENT

  The Prospectus Supplement relating to each Series of Certificates will, among other things, set forth with respect to such Series of Certificates: (i) the identity of each Class within such Series; (ii) the initial aggregate principal amount, the interest rate (the "Pass-Through Rate") (or the method for determining it) and the authorized denominations of each Class of Certificates of such Series; (iii) certain information concerning the Mortgage Loans relating to such Series, including the principal amount, type and characteristics of such Mortgage Loans on the date of issue of such Series of Certificates, and, if applicable, the amount of any Reserve Fund for such Series; (iv) the circumstances, if any, under which the Certificates of such Series are subject to redemption prior to maturity; (v) the final scheduled distribution date of each Class of Certificates of such Series; (vi) the method used to calculate the aggregate amount of principal available and required to be applied to the Certificates of such Series on each Distribution Date; (vii) the order of the application of principal and interest payments to each Class of Certificates of such Series and the allocation of principal to be so applied; (viii) the extent of subordination of any Subordinate Certificates; (ix) the principal amount of each Class of Certificates of such Series that would be outstanding on specified Distribution Dates, if the Mortgage Loans relating to such Series were prepaid at various assumed rates;
(x) the Distribution Dates for each Class of Certificates of such Series; (xi) relevant financial information with respect to the Borrower(s) and the Mortgaged Properties underlying the Mortgage Loans relating to such Series, if applicable; (xii) information with respect to the terms of the Subordinate Certificates or Residual Interest Certificates, if any, of such Series; (xiii) additional information with respect to the Enhancement relating to such Series; (xiv) additional information with respect to the plan of distribution of such Series; and (xv) whether the Certificates of such Series will be registered in the name of the nominee of The Depository Trust Company or another depository.

                            ADDITIONAL INFORMATION

  This Prospectus contains, and the Prospectus Supplement for each Series of Certificates will contain, a summary of the material terms of the documents referred to herein and therein, but neither contains nor will contain all of the information set forth in the Registration Statement (the "Registration Statement") of which this Prospectus and the related Prospectus Supplement is a part. For further information, reference is made to such Registration Statement and the exhibits thereto which the Depositor has filed with the Securities and Exchange Commission (the "Commission"), under the Securities Act of 1933, as amended (the "Act"). Statements contained in this Prospectus and any Prospectus Supplement as to the contents of any contract or other document referred to are summaries and in each instance reference is made to the copy of the contract or other document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference. Copies of the Registration Statement may be obtained from the Commission, upon payment of the prescribed charges, or may be examined free of charge at the Commission's offices. Reports and other information filed with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Regional Offices of the Commission at Seven World Trade Center, 13th Floor, New York, New York 10048; and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Copies of the Agreement pursuant to which a Series of Certificates is issued will be provided to each person to whom a Prospectus and the related Prospectus Supplement are delivered, upon written or oral request directed to: Treasurer, CS First Boston Mortgage Securities Corp., Park Avenue Plaza, 55 East 52nd Street, New York, New York 10055, telephone number (212) 909-2000.

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

  There are incorporated herein by reference all documents and reports filed or caused to be filed by the Depositor with respect to a Trust Fund pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, prior to the termination of the offering of Certificates offered hereby. The Depositor will provide or cause to be provided without charge to each person to whom this Prospectus is delivered in connection with the offering of one or more Classes of Certificates, upon request, a copy of any or all such documents or reports incorporated herein by reference, in each case to the extent such documents or reports relate to one or more of such Classes of such Certificates, other than the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Requests to the Depositor should be directed to: CS First Boston Mortgage Securities Corp., Park Avenue Plaza, 55 East 52nd Street, New York, New York 10055, telephone number (212) 909-2000.

                                 THE DEPOSITOR

  The Depositor was incorporated in the State of Delaware on December 31, 1985, as a wholly-owned subsidiary of CS First Boston Securities Corporation ("CSFBSC"). CSFBSC is a wholly-owned subsidiary of CS First Boston, Inc. CS First Boston Corporation, which may act as an underwriter in offerings made hereby, as described in "PLAN OF DISTRIBUTION" below, is also a wholly-owned subsidiary of CS First Boston, Inc. The principal executive offices of the Depositor are located at 55 East 52nd Street, New York, N.Y. 10055. Its telephone number is (212) 909-2000.

  The Depositor was organized, among other things, for the purposes of establishing trusts, selling beneficial interests therein and acquiring and selling mortgage assets to such trusts. Neither the Depositor, its parent nor any of the Depositor's affiliates will insure or guarantee distributions on the Certificates of any Series.

  The assets of the Trust Funds will be acquired by the Depositor directly or through one or more affiliates.

                                USE OF PROCEEDS

  The Depositor will apply all or substantially all of the net proceeds from the sale of each Series offered hereby and by the related Prospectus Supplement to purchase the Mortgage Loans relating to such Series, to repay indebtedness which has been incurred to obtain funds to acquire Mortgage Loans, to establish the Reserve Funds, if any, for the Series, to obtain other Enhancement, if any, for the Series and to pay costs of structuring and issuing the Certificates. If so specified in the related Prospectus Supplement, Certificates may be exchanged by the Depositor for Mortgage Loans.

                       DESCRIPTION OF THE CERTIFICATES*

  The Certificates of each Series will be issued pursuant to a separate Pooling and Servicing Agreement (the "Agreement") to be entered into among the Depositor, the Master Servicer and the Trustee for that Series and any other parties described in the applicable Prospectus Supplement, substantially in the form filed as an exhibit to the Registration Statement of which this Prospectus is a part or in such other form as may be described in the applicable Prospectus Supplement. The following summaries describe certain provisions expected to be common to each Series and the Agreement with respect to the underlying Trust Fund. However, the Prospectus Supplement for each Series will describe more fully the Certificates and the provisions of the related Agreement, which may be different from the summaries set forth below.

  At the time of issuance, the Certificates of each Series will be rated "investment grade," typically one of the four highest generic rating categories, by at least one nationally recognized statistical rating organization. Each of such rating organizations specified in the applicable Prospectus Supplement as rating the Certificates of the related Series is hereinafter referred to as a "Rating Agency." A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning Rating Agency.
--------
* Whenever in this Prospectus the terms "Certificates," "Trust Fund" and "Mortgage Pool" are used, such terms will be deemed to apply, unless the context indicates otherwise, for a specific Series of Certificates, the Trust Fund underlying the related Series and the related Mortgage Pool.

GENERAL

  The Certificates of each Series will be issued in registered or book-entry form and will represent beneficial ownership interests in the trust fund (the "Trust Fund") created pursuant to the Agreement for such Series. The Trust Fund for each Series will comprise, to the extent provided in the Agreement:
(i) the Mortgage Pool, consisting primarily of the Mortgage Loans conveyed to the Trustee pursuant to the Agreement; (ii) all payments on or collections in respect of the Mortgage Loans; (iii) all property acquired by foreclosure or deed in lieu of foreclosure with respect to the Mortgage Loans; and (iv) such other assets or rights as are described in the related Prospectus Supplement. In addition, the Trust Fund for a Series may include private mortgage pass-through certificates, certificates issued or guaranteed by the Federal Home Loan Mortgage Corporation ("FHLMC"), the Federal National Mortgage Association ("FNMA") or the Governmental National Mortgage Association ("GNMA") or mortgage pass-through certificates previously created by the Depositor, as well as various forms of credit enhancement, such as, but not limited to, insurance policies on the Mortgage Loans, letters of credit, certificate guarantee insurance policies, the right to make draws upon one or more Reserve Funds or other arrangements acceptable to each Rating Agency rating the Certificates. See "ENHANCEMENT." Such other assets will be described more fully in the related Prospectus Supplement.

  If so specified in the applicable Prospectus Supplement, Certificates of a given Series may be issued in several Classes which may pay interest at different rates, may represent different allocations of the right to receive principal and interest payments, and certain of which may be subordinated to other Classes in the event of shortfalls in available cash flow from the underlying Mortgage Loans. Alternatively, or in addition, Classes may be "time-tranched" and, therefore, structured to receive principal payments in sequence. Each Class in a group of "time-tranched" Classes would be entitled to be paid in full before the next Class in the group is entitled to receive any principal payments. A Class of Certificates may also provide for payments of principal only or interest only or for disproportionate payments of principal and interest. Subordinate Certificates of a given Series of Certificates may be offered in the same Prospectus Supplement as the Senior Certificates of such Series or may be offered in a separate Prospectus Supplement. Each Class of Certificates of a Series will be issued in the minimum denominations specified in the related Prospectus Supplement.

  The Prospectus Supplement for any Series including Classes similar to any of those described above will contain a complete description of their characteristics and risk factors, including, as applicable, (i) mortgage principal prepayment effects on the weighted average lives of Classes, (ii) the risk that interest only, or disproportionately interest weighted, Classes purchased at a premium may not return their purchase prices under rapid prepayment scenarios and (iii) the degree to which an investor's yield is sensitive to principal prepayments.

  The Certificates of each Series will be freely transferable and exchangeable at the office specified in the related Agreement and Prospectus Supplement, provided, however, that certain Classes of Certificates may be subject to transfer restrictions described in the related Prospectus Supplement. If specified in the related Prospectus Supplement, the Certificates may be transferable only on the books of The Depository Trust Company or another depository identified in such Prospectus Supplement.

DISTRIBUTIONS ON CERTIFICATES

  Distributions of principal and interest on the Certificates of each Series will be made to the registered holders thereof ("Certificateholders" or "Holders") by the Trustee (or such other paying agent as may be identified in the related Prospectus Supplement) on the day (the "Distribution Date") specified in the related Prospectus Supplement, beginning in the period specified in the related Prospectus Supplement following the establishment of the related Trust Fund. Distributions for each Series will be made by check mailed to the address of the person entitled thereto as it appears on the certificate register for such Series maintained by the Trustee, by wire transfer or by such other method as is specified in the related Prospectus Supplement. Unless otherwise specified in the applicable Prospectus Supplement, the final distribution in retirement of the Certificates of each Series will be made only upon presentation and surrender of the Certificates at the office or agency specified in the notice to the Certificateholders of such final distribution. In addition, the Prospectus Supplement relating to each Series will set forth the applicable due period, prepayment period, record date, Cut-Off Date and determination date in respect of each Series of Certificates.

  With respect to each Series of Certificates on each Distribution Date, the Trustee (or such other paying agent as may be identified in the applicable Prospectus Supplement) will distribute to the Certificateholders the amounts described in the related Prospectus Supplement that are due to be paid on such Distribution Date. In general, such amounts will include previously undistributed payments of principal (including principal prepayments, if any) and interest on the Mortgage Loans received by the Trustee after a date specified in the related Prospectus Supplement (the "Cut-Off Date") and prior to the day preceding each Distribution Date specified in the related Prospectus Supplement.

ACCOUNTS

  It is expected that the Agreement for each Series of Certificates will provide that the Trustee establish an account (the "Distribution Account") into which the Master Servicer will deposit amounts held in the Collection Account from which account distributions will be made with respect to a given Distribution Date. On each Distribution Date, the Trustee will apply amounts on deposit in the Distribution Account generally to make distributions of interest and principal to the Certificateholders in the manner described in the related Prospectus Supplement.

  It is also expected that the Agreement for each Series of Certificates will provide that the Master Servicer establish and maintain a special trust account (the "Collection Account") in the name of the Trustee for the benefit of Certificateholders. Unless otherwise specified in the related Prospectus Supplement, the Master Servicer will deposit into the Collection Account, as more fully described in the related Prospectus Supplement: (1) all payments on account of principal, including principal prepayments, on the Mortgage Loans;
(2) all payments on account of interest on the Mortgage Loans and all Prepayment Premiums; (3) all proceeds from any insurance policy relating to a Mortgage Loan ("Insurance Proceeds") other than proceeds applied to restoration of the related Mortgaged Property; (4) all proceeds from the liquidation of a Mortgage Loan ("Liquidation Proceeds"), including the sale of any Mortgaged Property acquired on behalf of the Trust Fund through foreclosure or deed in lieu of foreclosure ("REO Property"); (5) all proceeds received in connection with the taking of a Mortgaged Property by eminent domain; (6) any amounts required to be deposited by the Master Servicer to cover net losses on Permitted Investments made with funds held in the Collection Account; (7) any amounts required to be deposited in connection with the application of co-insurance clauses, flood damage to REO Properties and blanket policy deductibles; (8) any amounts required to be deposited from income with respect to any REO Property; and (9) any amounts received from Borrowers which represent recoveries of Property Protection Expenses. "Prepayment Premium" means any premium paid or payable by the related Borrower in connection with any principal prepayment on any Mortgage Loan. "Property Protection Expenses" comprise certain costs and expenses incurred in connection with defaulted Mortgage Loans, acquiring title or management of REO Property or the sale of defaulted Mortgage Loans or REO Properties, as more fully described in the related Agreement. As set forth in the Agreement for each Series, the Master Servicer will be entitled to make certain withdrawals from the Collection Account to, among other things: (i) remit certain amounts for the related Distribution Date into the Distribution Account; (ii) reimburse Property Protection Expenses and pay taxes, assessments and insurance premiums and certain third-party expenses in accordance with the Agreement; (iii) pay accrued and unpaid servicing fees to the Master Servicer out of all Mortgage Loan collections; and (iv) reimburse the Master Servicer, the Trustee and the Depositor for certain expenses and provide indemnification to the Depositor and the Master Servicer as described in the Agreement.

  The amount at any time credited to the Collection Account may be invested in Permitted Investments that are payable on demand or in general mature or are subject to withdrawal or redemption on or before the business day preceding the next succeeding Master Servicer Remittance Date. The Master Servicer will be required to remit amounts required for distribution to Certificateholders to the Distribution Account on the business day preceding the related Distribution Date (the "Master Servicer Remittance Date"). The income from the investment of funds in the Collection Account in Permitted Investments will constitute additional servicing compensation for the Master Servicer, and the risk of loss of funds in the Collection Account resulting from such investments will be borne by the Master Servicer. The amount of each such loss will be required to be deposited by the Master Servicer in the Collection Account immediately as realized.

  It is expected that the Agreement for each Series of Certificates will provide that a special trust account (the "REO Account") will be established and maintained in order to be used in connection with REO Properties and, if specified in the related Prospectus Supplement, certain other Mortgaged Properties. To the extent set forth in the Agreement, certain withdrawals from the REO Account will be made to, among other things, (i) make remittances to the Collection Account as required by the Agreement, (ii) pay taxes, assessments, insurance premiums, other amounts necessary for the proper operation, management and maintenance of the REO Properties and such Mortgaged Properties and certain third-party expenses in accordance with the Agreement and (iii) provide for the reimbursement of certain expenses in respect of the REO Properties and such Mortgaged Properties.

  The amount at any time credited to the REO Account will be fully insured to the maximum coverage possible or will be invested in Permitted Investments that mature, or are subject to withdrawal or redemption, on or before the business day on which such amounts are required to be remitted to the Master Servicer for deposit in the Collection Account. Unless otherwise specified in the applicable Prospectus Supplement, the income from the investment of funds in the REO Account in Permitted Investments shall be deposited in the REO Account for remittance to the Collection Account, and the risk of loss of funds in the REO Account resulting from such investments will be borne by the Trust Fund.

  Unless otherwise specified in the applicable Prospectus Supplement, "Permitted Investments" will consist of one or more of the following:

    (i) direct obligations of, or guarantees as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof provided that such obligations are backed by the full faith and credit of the United States of America;

    (ii) direct obligations of, or guarantees as to timely payment of principal and interest by, the FHLMC, FNMA or the Federal Farm Credit System, provided that any such obligation, at the time of purchase of such obligation or contractual commitment providing for the purchase thereof, is qualified by each Rating Agency as an investment of funds backing securities having ratings equivalent to each Rating Agency's highest initial rating of the Certificates;

    (iii) demand and time deposits in or certificates of deposit of, or bankers' acceptances issued by, any bank or trust company, savings and loan association or savings bank, provided that, in the case of obligations that are not fully FDIC-insured deposits, the commercial paper and/or long-term unsecured debt obligations of such depository institution or trust company (or in the case of the principal depository institution in a holding company system, the commercial paper or long-term unsecured debt obligations of such holding company) have the highest rating available for such securities by each Rating Agency (in the case of commercial paper) or have received one of the two highest ratings available for such securities by each Rating Agency (in the case of long-term unsecured debt obligations), or such lower rating as will not result in the downgrade or withdrawal of the rating or ratings then assigned to the Certificates by any Rating Agency;

    (iv) general obligations of or obligations guaranteed by any state of the United States or the District of Columbia receiving one of the two highest long-term debt ratings available for such securities by each Rating Agency, or such lower rating as will not result in the downgrading or withdrawal of the rating or ratings then assigned to the Certificates by any such Rating Agency;

    (v) commercial or finance company paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than one year after the date of issuance thereof) that is rated by each Rating Agency in its highest short-term unsecured rating category at the time of such investment or contractual commitment providing for such investment, and is issued by a corporation the outstanding senior long-term debt obligations of which are then rated by each Rating Agency in one of its two highest long-term unsecured rating categories, or such lower rating as will not result in the downgrading or withdrawal of the rating or ratings then assigned to the Certificates by any Rating Agency;

    (vi) guaranteed reinvestment agreements issued by any bank, insurance company or other corporation rated in one of the two highest ratings available to such issuers by each Rating Agency at the time of such investment provided that any such agreement must by its terms provide that it is terminable by the purchaser without penalty in the event any such rating is at any time lower than such level;

    (vii) repurchase obligations with respect to any security described in clause (i) or (ii) above entered into with a depository institution or trust company (acting as principal) meeting the ratings standard described in (iii) above;

    (viii) securities bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States or any state thereof and rated by each Rating Agency in one of its two highest long-term unsecured rating categories at the time of such investment or contractual commitment providing therefor; provided, however, that securities issued by any such corporation will not be Permitted Investments to the extent that investment therein would cause the then outstanding principal amount of securities issued by such corporation and held as part of the Collection Account or the Distribution Account to exceed 20% of the aggregate principal amount of all Permitted Investments held in the Collection Account and the Distribution Account;

    (ix) units of taxable money market funds which funds are regulated investment companies, seek to maintain a constant net asset value per share and invest solely in obligations backed by the full faith and credit of the United States, and have been designated in writing by each Rating Agency as Permitted Investments with respect to this definition;

    (x) if previously confirmed in writing to the Trustee, any other demand, money market or time deposit, or any other obligation, security or investment, as may be acceptable to each Rating Agency as an investment of funds backing securities having ratings equivalent to each Rating Agency's highest initial rating of the Certificates; and

    (xi) such other obligations as are acceptable as Permitted Investments to each Rating Agency;

provided, however, that (a) such instrument or security shall qualify as a "cash flow investment" pursuant to the Internal Revenue Code of 1986, as amended (the "Code") and (b) no instrument or security shall be a Permitted Investment if (i) such instrument or security evidences a right to receive only interest payments or (ii) the stated interest rate on such investment is in excess of 120% of the yield to maturity produced by the price at which such investment was purchased.

AMENDMENT

  The Agreement for each Series will provide that it may be amended by the parties thereto without the consent of any of the Certificateholders to cure any ambiguity, to correct or supplement any provision therein that may be inconsistent with any other provision therein, to maintain the rating or ratings assigned to the Certificates by a Rating Agency or to make other provisions with respect to matters or questions arising under the Agreement which are not inconsistent with the provisions of the Agreement, provided that such action will not, as evidenced by an opinion of counsel acceptable to the Depositor and the Trustee, adversely affect in any material respect the interests of any Certificateholder.

  Each Agreement will also provide that it may be amended by the parties thereto with the consent of the Holders of Certificates representing an aggregate outstanding principal amount of not less than a percentage specified in the related Agreement of each Class of Certificates affected by the proposed amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Agreement or modifying in any manner the rights of Certificateholders; provided, however, that no such amendment may (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate without the consent of each affected Certificateholder,
(ii) reduce the aforesaid percentage of Certificates the Holders of which are required to consent to any such amendment, without the consent of the Holders of all Certificates then outstanding, or (iii) alter the servicing standard set forth in the Agreement. Further, the Agreement for each Series may provide that the parties thereto, at any time and from time to time, without the consent of the Certificateholders, may amend the Agreement to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of the REMIC Pool as a REMIC at all times that any of the Certificates are outstanding; provided, however, that such action, as evidenced by an opinion of counsel acceptable to the Trustee, is necessary or helpful to maintain such qualification, and would not adversely affect in any material respect the interest of any Certificateholder.

  The Agreement relating to each Series may provide that no amendment to such Agreement will be made unless there has been delivered in accordance with such Agreement an opinion of counsel to the effect that such amendment will not cause such Series to fail to qualify as a REMIC at any time that any of the Certificates are outstanding.

  The Prospectus Supplement for a Series may describe other or different provisions concerning the amendment of the related Agreement.

TERMINATION; REPURCHASE OF MORTGAGE LOANS

  The obligations of the parties to the Agreement for each Series will terminate upon: (i) the purchase of all of the assets of the related Trust Fund, as described in the related Prospectus Supplement; (ii) the later of (a) the distribution to Certificateholders of that Series of final payment with respect to the last outstanding Mortgage Loan or (b) the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure with respect to the last outstanding Mortgage Loan and the remittance to the Certificateholders of all funds due under the Agreement; (iii) the sale of the assets of the related Trust Fund after the principal amounts of all Certificates have been reduced to zero under circumstances set forth in the Agreement; or (iv) mutual consent of the parties and all Certificateholders. With respect to each Series, the Trustee will give or cause to be given written notice of termination of the Agreement to each Certificateholder and, unless otherwise specified in the applicable Prospectus Supplement, the final distribution under the Agreement will be made only upon surrender and cancellation of the related Certificates at an office or agency specified in the notice of termination.

REPORTS TO CERTIFICATEHOLDERS

  Concurrently with each distribution for each Series, the Trustee (or such other paying agent as may be identified in the applicable Prospectus Supplement) will forward to each Certificateholder a statement setting forth such information relating to such distribution as is specified in the Agreement and described in the applicable Prospectus Supplement.

THE TRUSTEE

  The Depositor will select a bank or trust company to act as trustee (the "Trustee") under the Agreement for each Series and the Trustee will be identified, and its obligations under that Agreement will be described, in the applicable Prospectus Supplement.

                              THE MORTGAGE POOLS

GENERAL

  Each Mortgage Pool will consist of mortgage loans secured by first or junior mortgages, deeds of trust or similar security instruments ("Mortgages") on, or installment contracts ("Installment Contracts") for the sale of, fee simple or leasehold interests in commercial real estate property, multifamily residential property, cooperatively owned multifamily properties and/or mixed residential/commercial property, and related property and interests (each such interest or property, as the case may be, a "Mortgaged Property"). A Mortgaged Pool may also include any or all of the participation interests in such types of mortgage loans, private mortgage pass-through certificates, certificates issued or guaranteed by FHLMC, FNMA or GNMA and mortgage pass-through certificates previously created by the Depositor. Each such mortgage loan, Installment Contract, participation interest or certificate is herein referred to as a "Mortgage Loan."

  All Mortgage Loans will be of one or more of the following types:

    1. mortgage loans with fixed interest rates;

    2. mortgage loans with adjustable interest rates;

    3. mortgage loans whose principal balances fully amortize over their remaining terms to maturity;

    4. mortgage loans whose principal balances do not fully amortize but instead provide for a substantial principal payment at the stated maturity of the loan;

    5. mortgage loans that provide for recourse against only the Mortgaged Properties;

    6. mortgage loans that provide for recourse against the other assets of the related Borrowers (as defined below); and

    7. any other types of mortgage loans described in the applicable Prospectus Supplement.

  Certain Mortgage Loans ("Simple Interest Loans") may provide that scheduled interest and principal payments thereon are applied first to interest accrued from the last date to which interest has been paid to the date such payment is received and the balance thereof is applied to principal, and other Mortgage Loans may provide for payment of interest in advance rather than in arrears.

  Mortgage Loans may also be secured by one or more assignments of leases and rents, management agreements or operating agreements relating to the Mortgaged Property and in some cases by certain letters of credit, personal guarantees or both. Pursuant to an assignment of leases and rents, the obligor (the "Borrower") on the related promissory note (the "Note") assigns its right, title and interest as landlord under each lease and the income derived therefrom to the related lender, while retaining a license to collect the rents for so long as there is no default. If the Borrower defaults, the license terminates and the related lender is entitled to collect the rents from tenants to be applied to the monetary obligations of the Borrower. State law may limit or restrict the enforcement of the assignment of leases and rents by a lender until the lender takes possession of the related Mortgaged Property and a receiver is appointed. See "CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS--Leases and Rents."

  A Trust Fund may consist of a single Mortgage Loan or a number of Mortgage Loans with a single obligor or related obligors thereunder, or multiple Mortgage Loans with multiple unrelated obligors thereunder, as specified in the related Prospectus Supplement. The Mortgage Loans will be newly originated or seasoned, and will be acquired by the Depositor either directly or through one or more affiliates.

  Unless otherwise specified in the Prospectus Supplement for a Series, the Mortgage Loans will not be insured or guaranteed by the United States, any governmental agency, any private mortgage insurer or any other person or entity.

  The Prospectus Supplement relating to each Series will specify the originator or originators relating to the Mortgage Loans, which may include, among others, commercial banks, savings and loan associations, other financial institutions, insurance companies or real estate developers, and the underwriting criteria to the extent available in connection with originating the Mortgage Loans. The criteria applied by the Depositor in selecting the Mortgage Loans to be included in a Mortgage Pool will vary from Series to Series. The Prospectus Supplement relating to each Series also will provide specific information regarding the characteristics of the Mortgage Loans, as of the Cut-Off Date, including, among other things: (i) the aggregate principal balance of the Mortgage Loans; (ii) the types of properties securing the Mortgage Loans and the aggregate principal balance of the Mortgage Loans secured by each type of property; (iii) the interest rate or range of interest rates of the Mortgage Loans; (iv) the origination dates and the original and, with respect to seasoned Mortgage Loans, remaining terms to stated maturity of the Mortgage Loans; (v) the loan-to-value ratios at origination and, with respect to seasoned Mortgage Loans, current loan balance-to-original value ratios of the Mortgage Loans; (vi) the geographic distribution of the Mortgaged Properties underlying the Mortgage Loans; (vii) the minimum interest rates, margins, adjustment caps, adjustment frequencies, indices and other similar information applicable to adjustable rate Mortgage Loans; (viii) the debt service coverage ratios relating to the Mortgage Loans; and (ix) payment delinquencies, if any, relating to the Mortgage Loans. The applicable Prospectus Supplement will also specify any inadequate, incomplete or obsolete documentation relating to the Mortgage Loans and other characteristics of the Mortgage Loans relating to each Series. If specified in the applicable Prospectus Supplement, the Depositor may segregate the Mortgage Loans in a Mortgage Pool into separate "Mortgage Loan Groups" (as described in the related Prospectus Supplement) as part of the structure of the payments of principal and interest on the Certificates of a Series. In such case, the Depositor will disclose the above-specified information by Mortgage Loan Group.

  The Depositor will file a current report on Form 8-K (the "Form 8-K") with the Securities and Exchange Commission within 15 days after the initial issuance of each Series of Certificates (each, a "Closing Date"), as specified in the related Prospectus Supplement, which will set forth information with respect to the Mortgage Loans included in the Trust Fund for a Series as of the related Closing Date. The Form 8-K will be available to the Certificateholders of the related Series promptly after its filing.

ASSIGNMENT OF MORTGAGE LOANS

  At the time of issuance of the Certificates of each Series, the Depositor will cause the Mortgage Loans to be assigned to the Trustee, together with, as more fully specified in the related Prospectus Supplement, all principal and interest due on or with respect to such Mortgage Loans, other than principal and interest due on or before the Cut-Off Date and principal prepayments received on or before the Cut-Off Date. The Trustee, concurrently with such assignment, will execute and deliver Certificates evidencing the beneficial ownership interests in the related Trust Fund to the Depositor in exchange for the Mortgage Loans. Each Mortgage Loan will be identified in a schedule appearing as an exhibit to the Agreement for the related Series (the "Mortgage Loan Schedule"). The Mortgage Loan Schedule will include, among other things, as to each Mortgage Loan, information as to its outstanding principal balance as of the close of business on the Cut-Off Date, as well as information respecting the interest rate, the scheduled monthly (or other periodic) payment of principal and interest as of the Cut-Off Date and the maturity date of each Note.

  In addition, except to the extent otherwise specified in the applicable Prospectus Supplement, the Depositor will, as to each Mortgage Loan, deliver to the Trustee: (i) the Note, endorsed to the order of the Trustee without recourse; (ii) the Mortgage and an executed assignment thereof in favor of the Trustee or otherwise as required by the Agreement; (iii) any assumption, modification or substitution agreements relating to the Mortgage Loan; (iv) a lender's title insurance policy (or owner's policy in the case of an Installment Contract), together with its endorsements, or an attorney's opinion of title issued as of the date of origination of the Mortgage Loan;
(v) if the assignment of leases, rents and profits is separate from the Mortgage, an executed re-assignment of assignment of leases, rents and profits to the Trustee; and (vi) such other documents as may be described in the Agreement (such documents collectively, the "Mortgage Loan File"). Unless otherwise expressly permitted by the Agreement, all documents included in the Mortgage Loan File are to be original executed documents, provided, however, that in instances where the original recorded Mortgage, Mortgage assignment or any document necessary to assign the Depositor's interest in Installment Contracts to the Trustee, as described in the

Agreement, has been retained by the applicable jurisdiction or has not yet been returned from recordation, the Depositor may deliver a photocopy thereof certified to be the true and complete copy of the original thereof submitted for recording.

  The Trustee will hold the Mortgage Loan File for each Mortgage Loan in trust for the benefit of all Certificateholders. Pursuant to the Agreement, the Trustee is obligated to review the Mortgage Loan File for each Mortgage Loan within a specified number of days after the execution and delivery of the Agreement. Unless otherwise specified in the related Prospectus Supplement, if any document in the Mortgage Loan File is found to be defective in any material respect, the Trustee will promptly notify the Depositor and the Master Servicer. Unless otherwise specified in the related Prospectus Supplement, if the Master Servicer or other entity cannot cure such defect within the time period specified in such Prospectus Supplement, the Master Servicer or such other entity will be obligated to either substitute the affected Mortgage Loan for a Substitute Mortgage Loan or Loans, or to repurchase the related Mortgage Loan from the Trustee within the time period specified in such Prospectus Supplement at a price equal to the principal balance thereof as of the date of purchase or, in the case of a Series as to which an election has been made to treat the related Trust Fund as a REMIC, at such other price as may be necessary to avoid a tax on a prohibited transaction, as described in Section 860F(a) of the Code, in each case together with accrued interest at the applicable Pass-Through Rate to the first day of the month following such repurchase, plus the amount of any unreimbursed advances made by the Master Servicer in respect of such Mortgage Loan. Unless otherwise specified in the applicable Prospectus Supplement, this purchase obligation constitutes the sole remedy available to the Holders of Certificates or the Trustee for a material defect in a constituent document.

MORTGAGE UNDERWRITING STANDARDS AND PROCEDURES

  The underwriting procedures and standards for Mortgage Loans included in a Mortgage Pool will be specified in the related Prospectus Supplement to the extent such procedures and standards are known or available. Such Mortgage Loans may be originated in contemplation of the transactions contemplated by this Prospectus and the related Prospectus Supplement or may have been originated by third-parties and acquired by the Depositor directly or through its affiliates in negotiated transactions.

  Except as otherwise set forth in the related Prospectus Supplement for a Series, the originator of a Mortgage Loan will have applied underwriting procedures intended to evaluate, among other things, the income derived from the Mortgaged Property, the capabilities of the management of the project, including a review of management's past performance record, its management reporting and control procedures (to determine its ability to recognize and respond to problems) and its accounting procedures to determine cash management ability, the obligor's credit standing and repayment ability and the value and adequacy of the Mortgaged Property as collateral. Mortgage Loans insured by the Federal Housing Administration ("FHA"), a division of the United States Department of Housing and Urban Development ("HUD"), will have been originated by mortgage lenders which are approved by HUD as an FHA mortgagee in the ordinary course of their real estate lending activities and will comply with the underwriting policies of FHA.

  If so specified in the related Prospectus Supplement, the adequacy of a Mortgaged Property as security for repayment will generally have been determined by appraisal by appraisers selected in accordance with pre-established guidelines established by or acceptable to the loan originator for appraisers. If so specified in the related Prospectus Supplement, the appraiser must have personally inspected the property and verified that it was in good condition and that construction, if new, has been completed. Unless otherwise stated in the applicable Prospectus Supplement, the appraisal will have been based upon a cash flow analysis and/or a market data analysis of recent sales of comparable properties and, when deemed applicable, a replacement cost analysis based on the current cost of constructing or purchasing a similar property.

  No assurance can be given that values of the Mortgaged Properties have remained or will remain at their levels on the dates of origination of the related Mortgage Loans. Further, there is no assurance that appreciation of real estate values generally will limit loss experiences on commercial properties or multifamily residential properties. If the commercial real estate market should experience an overall decline in property values such that the outstanding balances of the Mortgage Loans and any additional financing on the Mortgaged Properties in a particular Mortgage Pool become equal to or greater than the value of the Mortgaged Properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. To the extent that such losses are not covered by the methods of Enhancement or the insurance policies described herein, the ability of the Depositor to pay principal of and interest on the Certificates may be adversely affected. Even where credit support covers all losses resulting from defaults and foreclosure, the effect of defaults and foreclosures may be to increase prepayment experience on the Mortgage Loans, thus shortening weighted average life and affecting yield to maturity.

REPRESENTATIONS AND WARRANTIES

  Unless otherwise specified in the related Prospectus Supplement, the seller (the "Unaffiliated Seller") of a Mortgage Loan to the Depositor or any of its affiliates (or the Master Servicer, if the Unaffiliated Seller is also the Master Servicer under the Agreement) will have made representations and warranties in respect of the Mortgage Loans sold by such Unaffiliated Seller (or the Master Servicer) to the Depositor or its affiliates. Such representations and warranties will generally include, among other things: (i) with respect to each Mortgaged Property, that title insurance (or in the case of Mortgaged Properties located in areas where such policies are generally not available, an attorney's opinion of title) and any required hazard insurance was effective at the origination of each Mortgage Loan, and that each policy (or opinion of title) remained in effect on the date of purchase of the Mortgage Loan from the Unaffiliated Seller; (ii) that the Unaffiliated Seller had good and marketable title to each such Mortgage Loan; (iii) with respect to each Mortgaged Property, that each mortgage constituted a valid first lien on the Mortgaged Property (subject only to permissible title insurance exceptions), unless otherwise specified in the related Prospectus Supplement;
(iv) that there were no delinquent tax or assessment liens against the Mortgaged Property; and (v) that each Mortgage Loan was current as to all required payments (unless otherwise specified in the related Prospectus Supplement).

  All of the representations and warranties of an Unaffiliated Seller in respect of a Mortgage Loan will have been made as of the date on which such Unaffiliated Seller sold the Mortgage Loan to the Depositor or its affiliate. A substantial period of time may have elapsed between such date and the date of the initial issuance of the Series of Certificates evidencing an interest in such Mortgage Loan. Since the representations and warranties of an Unaffiliated Seller do not address events that may occur following the sale of a Mortgage Loan by an Unaffiliated Seller, the repurchase obligation of the Unaffiliated Seller described below will not arise if, on or after the date of the sale of a Mortgage Loan by the Unaffiliated Seller to the Depositor or its affiliates, the relevant event occurs that would have given rise to such an obligation. However, the Depositor will not include any Mortgage Loan in the Trust Fund for any Series of Certificates if anything has come to the Depositor's attention that would cause it to believe that the representations and warranties of an Unaffiliated Seller will not be accurate and complete in all material respects in respect of such Mortgage Loan as of the related Cut-Off Date. If so specified in the related Prospectus Supplement, the Depositor will make certain representations and warranties for the benefit of Holders of Certificates of a Series in respect of a Mortgage Loan that relate to the period commencing on the date of sale of such Mortgage Loan to the Depositor or its affiliates.

  Unless otherwise set forth or specified in the related Prospectus Supplement, upon the discovery of the breach of any representation or warranty made by an Unaffiliated Seller in respect of a Mortgage Loan that materially and adversely affects the interests of the Certificateholders of the related Series, such Unaffiliated Seller or, if so specified in the related Prospectus Supplement, the Master Servicer will be obligated to repurchase such Mortgage Loan at a purchase price equal to 100% of the unpaid principal balance thereof at the date of repurchase or, in the case of a Series of Certificates as to which the Depositor has elected to treat the related Trust Fund as a REMIC, as defined in the Code, at such other price as may be necessary to avoid a tax on a prohibited transaction, as described in Section 860F(a) of the Code, in each case together with accrued interest at the Pass-Through Rate for the related Mortgage Pool, to the first day of the month following such repurchase and the amount of any unreimbursed advances made by the Master Servicer in respect of such Mortgage Loan. The Master Servicer will be required to enforce such obligation of the Unaffiliated Seller for the benefit of the

Trustee and the Certificateholders, following the practices it would employ in its good faith business judgment were it the owner of such Mortgage Loan. Unless otherwise specified in the applicable Prospectus Supplement and subject to the ability of the Unaffiliated Seller or the Master Servicer to deliver Substitute Mortgage Loans for certain Mortgage Loans as described below, this repurchase obligation constitutes the sole remedy available to the Certificateholders of such Series for a breach of a representation or warranty by an Unaffiliated Seller.

  Any obligation of the Master Servicer to purchase a Mortgage Loan if an Unaffiliated Seller defaults on its obligation to do so is subject to limitations, and no assurance can be given that an Unaffiliated Seller will carry out its repurchase obligation with respect to the Mortgage Loans.

  The Depositor will make representations and warranties with respect to the Mortgage Loans in a Mortgage Pool, as specified in the related Prospectus Supplement. Upon a breach of any representation or warranty by the Depositor that materially and adversely affects the interests of the Certificateholders, the Depositor will be obligated either to cure the breach in all material respects or to purchase the Mortgage Loan at the purchase price set forth above. Unless otherwise specified in the applicable Prospectus Supplement and subject to the ability of the Depositor to deliver Substitute Mortgage Loans for certain Mortgage Loans as described below, this repurchase obligation constitutes the sole remedy available to the Certificateholders or the Trustee for a breach of representation or warranty by the Depositor.

  The proceeds of any repurchase of a Mortgage Loan will be deposited, subject to certain limitations set forth in the related Agreement, into the Collection Account.

  Within the period of time specified in the related Prospectus Supplement, following the date of issuance of a Series of Certificates, the Depositor, the Master Servicer or the Unaffiliated Seller, as the case may be, may deliver to the Trustee Mortgage Loans ("Substitute Mortgage Loans") in substitution for any one or more of the Mortgage Loans ("Deleted Mortgage Loans") initially included in the Trust Fund but which do not conform in one or more respects to the description thereof contained in the related Prospectus Supplement, as to which a breach of a representation or warranty is discovered, which breach materially and adversely affects the interests of the Certificateholders, or as to which a document in the related Mortgage Loan File is defective in any material respect. Unless otherwise specified in the related Prospectus Supplement, the required characteristics of any Substitute Mortgage Loan will generally include, among other things, that such Substitute Mortgage Loan on the date of substitution, will (i) have an outstanding principal balance, after deduction of all scheduled payments due in the month of substitution, not in excess of the outstanding principal balance of the Deleted Mortgage Loan (the amount of any shortfall to be distributed to Certificateholders in the month of substitution), (ii) have a per annum interest rate (the "Mortgage Interest Rate") not less than (and not more than 1% greater than) the Mortgage Interest Rate of the Deleted Mortgage Loan, (iii) have a remaining term to maturity not greater than (and not more than one year less than) that of the Deleted Mortgage Loan and (iv) comply with all the representations and warranties set forth in the Agreement as of the date of substitution.

                        SERVICING OF THE MORTGAGE LOANS

GENERAL

  The Prospectus Supplement related to a Series will identify the master servicer, or if there is only one servicer of the Mortgage Loans, the servicer thereof (as applicable, the "Master Servicer") and will set forth certain information concerning the Master Servicer. The Master Servicer may be an affiliate of the Depositor and may have other business relationships with the Depositor and its affiliates.

  The Master Servicer will be responsible for servicing the Mortgage Loans pursuant to the Agreement for the related Series. If so specified in the related Prospectus Supplement, the Master Servicer may subcontract the servicing of all or a portion of the Mortgage Loans to one or more sub-servicers and the Agreement may provide for, or allow the Master Servicer to subcontract for, the servicing of certain Mortgage Loans that are in default or otherwise require special servicing (the "Specially Serviced Mortgage Loans") by a special servicer (the "Special Servicer"), and certain information with respect to the Special Servicer will be set forth in such Prospectus Supplement. With respect to any such series, certain rights and responsibilities of the Master Servicer described herein may be assigned to the Special Servicer or sub-servicer as set forth in the related Prospectus Supplement and Agreement. Such sub-servicers and the Special Servicer may be an affiliate of the Depositor and may have other business relationships with Depositor and its affiliates.

COLLECTIONS AND OTHER SERVICING PROCEDURES

  The Master Servicer will make reasonable efforts to collect all payments called for under the Mortgage Loans and will, consistent with the related Agreement, following such collection procedures as it deems necessary or desirable. Consistent with the above, the Master Servicer may, in its discretion, waive any late payment or assumption charge or penalty interests in connection with late payment or assumption of a Mortgage Loan and, if so specified in the related Prospectus Supplement, may extend the due dates for payments due on a Note.

  It is expected that the Agreement for each Series will provide that the Master Servicer establish and maintain an escrow account (the "Escrow Account") in which the Master Servicer will be required to deposit amounts received from each Borrower, if required by the terms of the related Note, for the payment of taxes, assessments, certain mortgage and hazard insurance premiums and other comparable items. The Special Servicer, if any, will be required to remit amounts received for such purposes on Mortgage Loans serviced by it for deposit in the Escrow Account, and will be entitled to direct the Master Servicer to make withdrawals from the Escrow Account as may be required for servicing of such Mortgage Loans. Withdrawals from the Escrow Account may be made to effect timely payment of taxes, assessments, mortgage and hazard insurance premiums, to refund to Borrowers amounts determined to be overages, to remove amounts deposited therein in error, to pay interest to Borrowers on balances in the Escrow Account, if required, to repair or otherwise protect the Mortgaged Properties and to clear and terminate such account. The Master Servicer will be entitled to all income on the funds in the Escrow Account invested in Permitted Investments not required to be paid to Borrowers under applicable law. The Master Servicer will be responsible for the administration of the Escrow Account. If amounts on deposit in the Escrow Account are insufficient to pay any tax, insurance premium or other similar item when due, such item will be payable from amounts on deposit in the Collection Account or, to the extent such amounts are insufficient, in the manner set forth in the Prospectus Supplement and Agreement for the related Series.

INSURANCE

  Unless otherwise specified in the applicable Prospectus Supplement, the Agreement for each Series will require that the Master Servicer maintain or require each Borrower to maintain insurance in accordance with the related Mortgage, which generally will include a standard fire and hazard insurance policy with extended coverage. To the extent required by the related Mortgage, the coverage of each such standard hazard insurance policy will be in an amount that is not less than the lesser of the full replacement cost of the improvements securing such Mortgage Loan or the outstanding principal balance owing on such Mortgage Loan. If a Mortgaged Property was located at the time of origination of the related Mortgage Loan in a federally designated special flood hazard area, the Master Servicer will also maintain or require the related Borrower to maintain flood insurance in an amount equal to the lesser of the unpaid principal balance of the related Mortgage Loan and the maximum amount obtainable with respect to the Mortgage Loan. To the extent set forth in the related Prospectus

Supplement, the cost of any such insurance maintained by the Master Servicer will be an expense of the Trust Fund payable out of the Collection Account. The Master Servicer will cause to be maintained fire and hazard insurance with extended coverage on each REO Property in an amount which is at least equal to the greater of (i) an amount not less than the amount necessary to avoid the application of any coinsurance clause contained in the related insurance policy and (ii) the replacement cost of the improvements which are a part of such property. The cost of any such insurance with respect to an REO Property will be an expense of the Trust Fund payable out of amounts on deposit in the related REO Account or, if such amounts are insufficient, from the Collection Account. The Master Servicer will maintain flood insurance providing substantially the same coverage as described above on any REO Property which was located in a federally designated special flood hazard area at the time the related Mortgage Loan was originated. The related Agreement will provide that the Master Servicer may satisfy its obligation to cause hazard policies to be maintained by maintaining a master, or single interest blanket, insurance policy insuring against losses on the Mortgage Loans or REO Properties, as the case may be. The incremental cost of such insurance allocable to any particular Mortgage Loan, if not borne by the related Borrower, will be an expense of the Trust Fund. Alternatively, the Master Servicer may satisfy its obligation by maintaining, at its expense, a blanket policy (i.e., not a single interest or master policy) insuring against losses on the Mortgage Loans or REO Properties, as the case may be. If such a blanket policy contains a deductible clause, the Master Servicer will be obligated to deposit in the Collection Account all sums which would have been deposited therein but for such clause.

  In general, the standard form of fire and hazard extended coverage policy will cover physical damage to, or destruction of, the improvements on the Mortgaged Property caused by fire, lightning, explosion, smoke, windstorm, hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Since the standard hazard insurance policies relating to the Mortgage Loans will be underwritten by different insurers and will cover Mortgaged Properties located in various states, such policies will not contain identical terms and conditions. The most significant terms thereof, however, generally will be determined by state law and conditions. Most such policies typically will not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), nuclear reaction, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive. Any losses incurred with respect to Mortgage Loans due to uninsured risks (including earthquakes, mudflows and floods) or insufficient hazard insurance proceeds could affect distributions to the Certificateholders.

  The standard hazard insurance policies covering Mortgaged Properties securing Mortgage Loans typically will contain a "coinsurance" clause which, in effect, will require the insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the dwellings, structures and other improvements on the Mortgaged Property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, such clause will provide that the insurer's liability in the event of partial loss will not exceed the greater of (i) the actual cash value (the replacement cost less physical depreciation) of the structures and other improvements damaged or destroyed and (ii) such proportion of the loss, without deduction for depreciation, as the amount of insurance carried bears to the specified percentage of the full replacement cost of such dwellings, structures and other improvements.

  In addition, to the extent required by the related Mortgage, the Master Servicer may require the Borrower to maintain other forms of insurance including, but not limited to, loss of rent endorsements, business interruption insurance and comprehensive public liability insurance, and the related Agreement may require the Master Servicer to maintain public liability insurance with respect to any REO Properties. Any cost incurred by the Master Servicer in maintaining any such insurance policy will be added to the amount owing under the Mortgage Loan where the terms of the Mortgage Loan so permit; provided, however, that the addition of such cost will not be taken into account for purposes of calculating the distribution to be made to Certificateholders. Such costs may be recovered by the Master Servicer from the Collection Account, with interest thereon, as provided by the Agreement.

  Unless otherwise specified in the applicable Prospectus Supplement, no pool insurance policy, special hazard insurance policy, bankruptcy bond, repurchase bond or guarantee insurance will be maintained with respect to the Mortgage Loans, nor will any Mortgage Loan be subject to FHA insurance.

  The FHA is responsible for administering various federal programs, including mortgage insurance, authorized under the National Housing Act of 1934, as amended, and the United States Housing Act of 1937, as amended. To the extent specified in the related Prospectus Supplement, all or a portion of the Mortgage Loans may be insured by the FHA. The Master Servicer will be required to take such steps as are reasonably necessary to keep such insurance in full force and effect.

FIDELITY BONDS AND ERRORS AND OMISSIONS INSURANCE

  Unless otherwise specified in the applicable Prospectus Supplement, the Agreement for each Series will require that the Master Servicer obtain and maintain in effect a fidelity bond or similar form of insurance coverage (which may provide blanket coverage) or any combination thereof insuring against loss occasioned by fraud, theft or other intentional misconduct of the officers, employees and agents of the Master Servicer. The related Agreement will allow the Master Servicer to self-insure against loss occasioned by the errors and omissions of the officers, employees and agents of the Master Servicer so long as certain criteria set forth in the Agreement are met.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

  The Master Servicer's principal compensation for its activities under the Agreement for each Series will come from the payment to it or retention by it, with respect to each Mortgage Loan, of a "Servicing Fee" (as defined in the related Prospectus Supplement). The exact amount and calculation of such Servicing Fee will be established in the Prospectus Supplement and Agreement for the related Series. Since the aggregate unpaid principal balance of the Mortgage Loans will generally decline over time, the Master Servicer's servicing compensation will ordinarily decrease as the Mortgage Loans amortize.

  In addition, the Agreement for a Series may provide that the Master Servicer be entitled to receive, as additional compensation, (i) Prepayment Premiums, late fees and certain other fees collected from Borrowers and (ii) any interest or other income earned on funds deposited in the Collection Account (as described under "DESCRIPTION OF THE CERTIFICATES--Accounts") and, except to the extent such income is required to be paid to the related Borrowers, the Escrow Account.

  Unless otherwise specified in the related Prospectus Supplement, the Servicer will pay the fees and expenses of the Trustee.

  If the servicing of Specially Serviced Mortgage Loans will be performed by a Special Servicer, the exact amount and calculation of the Special Servicer Fee will be established in the Prospectus Supplement and Agreement for the related Series.

  In addition to the compensation described above, the Master Servicer (or any other party specified in the applicable Prospectus Supplement) may retain, or be entitled to the reimbursement of, such other amounts and expenses as are described in the applicable Prospectus Supplement.

ADVANCES

  The applicable Prospectus Supplement will set forth the obligations, if any, of the Master Servicer to make any advances with respect to delinquent payments on Mortgage Loans, payments of taxes, insurance and Property Protection Expenses or otherwise. Any such advances will be made in the form and manner described in the Prospectus Supplement and Agreement for the related Series.

MODIFICATIONS, WAIVERS AND AMENDMENTS

  If so specified in the related Prospectus Supplement, the Agreement for each Series will provide that the Master Servicer or the Special Servicer, if any, may have the discretion, subject to certain conditions set forth herein, to modify, waive or amend certain of the terms of any Mortgage Loan without the consent of the Trustee or any Certificateholder. The extent to which the Master Servicer or the Special Servicer, if any, may modify, waive or amend any terms of the Mortgage Loans without such consent will be specified in the related Prospectus Supplement.

  The Special Servicer, if any, may, with respect to any Specially Serviced Mortgage Loan, subject to the terms and conditions set forth in the Agreement, modify, waive or amend the terms of such Mortgage Loan if the Special Servicer determines that a material default has occurred or a payment default has occurred or is reasonably foreseeable. The Special Servicer, if any, may extend the maturity date of such Mortgage Loan to a date not later than the date described in the related Prospectus Supplement.

  Unless otherwise provided in the applicable Prospectus Supplement, the Special Servicer, if any, will not agree to any modification, waiver or amendment of the payment terms of a Mortgage Loan unless the Special Servicer has determined that such modification, waiver or amendment is reasonably likely to produce a greater recovery on a present value basis than liquidation of the Mortgage Loan. Prior to agreeing to any such modification, waiver or amendment of the payment terms of a Mortgage Loan, the Special Servicer, if any, will give notice thereof in the manner set forth in the Prospectus Supplement and Agreement for the related Series.

  The Prospectus Supplement for a Series may describe other or different provisions concerning the modification, waiver or amendment of the terms of the related Mortgage Loans.

EVIDENCE OF COMPLIANCE

  The Agreement for each Series will provide that the Master Servicer, at its expense, will cause a firm of independent public accountants to furnish to the Trustee, annually on or before a date specified in the Agreement, a statement as to compliance by the Master Servicer with the Agreement.

  In addition, the Agreement will provide that the Master Servicer will deliver to the Trustee, annually on or before a date specified in the Agreement, a statement signed by an officer to the effect that, based on are view of its activities during the preceding calendar year, to the best of such officer's knowledge, the Master Servicer has fulfilled its obligations under the Agreement throughout such year or, if there has been a default in the fulfillment of any such obligation, specifying each such default and the nature and status thereof.

CERTAIN MATTERS WITH RESPECT TO THE MASTER SERVICER, THE SPECIAL SERVICER AND THE TRUSTEE

  The Agreement for each Series will also provide that neither the Master Servicer nor any of its directors, officers, employees or agents will be under any liability to the Trust Fund or the Certificateholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to the Agreement, or for errors in judgment; provided, however, that neither the Master Servicer nor any such person will be protected against any breach of representations or warranties made by the Master Servicer in the Agreement, or any liability that would otherwise be imposed by reason of willful misfeasance, bad faith, or negligence in the performance of its duties or by reason of reckless disregard of its obligations and duties thereunder. The Agreement will further provide that the Master Servicer and any of its directors, officers, employees or agents will be entitled to indemnification by the Trust Fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Agreement or the Certificates, other than any loss, liability or expense incurred (i) by reason of willful misfeasance, bad faith or negligence in the performance of its duties or by reason of reckless disregard of its obligations and duties thereunder or (ii) in certain other circumstances specified in the Agreement. Any loss resulting from such indemnification will reduce amounts distributable to Certificateholders and will be borne pro rata by all Certificateholders without regard to subordination, if any, of one Class to another.

  Unless otherwise provided in the related Prospectus Supplement, the Master Servicer may not resign from its obligations and duties under the Agreement except upon a determination that its duties thereunder are no longer permissible under applicable law. No such resignation will become effective until the Trustee or a successor Master Servicer has assumed the Master Servicer's obligations and duties under the Agreement.

  If the Master Servicer subcontracts the servicing of Specially Serviced Mortgage Loans to a Special Servicer, the standard of care for, and any indemnification to be provided to, the Special Servicer will be set forth in the related Agreement.

  The Trustee under each Agreement will be named in the applicable Prospectus Supplement. The commercial bank or trust company serving as Trustee may have normal banking relationships with the Depositor and/or its affiliates and with the Master Servicer and/or its affiliates.

  The Trustee may resign from its obligations under the Agreement at any time, in which event a successor Trustee will be appointed. In addition, the Depositor may remove the Trustee if the Trustee ceases to be eligible to act as Trustee under the Agreement or if the Trustee becomes insolvent, at which time the Depositor will become obligated to appoint a successor Trustee. The Trustee may also be removed at any time by the Holders of Certificates evidencing the Voting Rights specified in the applicable Prospectus Supplement. Any resignation and removal of the Trustee, and the appointment of a successor Trustee, will not become effective until acceptance of such appointment by the successor Trustee.

EVENTS OF DEFAULT

  Events of default (each, an "Event of Default") with respect to the Master Servicer under the Agreement for each Series will, unless otherwise provided in the applicable Prospectus Supplement, include: (i) any failure by the Master Servicer to remit to the Trustee for deposit in the Distribution Account for distribution to Certificateholders any payment required to be made by the Master Servicer under the terms of the Agreement at least one business day prior to the related Distribution Date; (ii) any failure on the part of the Master Servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Master Servicer, which failure continues unremedied for a period of 90 days after written notice of such failure has been given to the Master Servicer; (iii) the entering against the Master Servicer of a decree or order of a court, agency or supervisory authority for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, provided that any such decree or order shall have remained in force undischarged or unstayed for a period of 60 days; (iv) the consent by the Master Servicer to the appointment of a conservator or receiver or liquidator or liquidating committee in any insolvency, readjustment of debt, marshalling of assets and liabilities, voluntary liquidation or similar proceedings of or relating to the Master Servicer or of or relating to all or substantially all of its property; and (v) the admission by the Master Servicer in writing of its inability to pay its debts generally as they become due, the filing by the Master Servicer of a petition to take advantage of any applicable insolvency or reorganization statute or the making of an assignment for the benefit of its creditors or the voluntary suspension of the payment of its obligations.

  As long as an Event of Default remains unremedied, the Trustee may, and (a) at the written direction of the Holders of Certificates (other than Class R Certificates) entitled to at least 25% of the aggregate Voting Rights of the Certificates of any Class in the case of an Event of Default described in clause (i) above, (b) at the written direction of Holders of Certificates holding at least 25% of all of the Voting Rights, or (c) in all cases of an Event of Default described in clauses (ii) through (v) above, shall terminate all of the rights and obligations of the Master Servicer whereupon the Trustee or another successor Master Servicer appointed by the Trustee will succeed to all authority and power of the Master Servicer under the Agreement and will be entitled to similar compensation arrangements. "Voting Rights" means the portion of the voting rights of all Certificates that is allocated to any Certificate in accordance with the terms of the Agreement.

                                  ENHANCEMENT

GENERAL

  If specified in the related Prospectus Supplement for any Series, credit enhancement may be provided with respect to one or more Classes thereof or the related Mortgage Loans (the "Enhancement"). Enhancement may be in the form of a letter of credit, the subordination of one or more Classes of the Certificates of such Series, the establishment of one or more reserve funds, overcollateralization, cross collateralization provisions in the Mortgage Loans, certificate guarantee insurance, the use of cross-support features or another method of Enhancement described in the related Prospectus Supplement, or any combination of the foregoing.

  Unless otherwise specified in the related Prospectus Supplement for a Series, the Enhancement will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance of the Certificates and interest thereon. If losses occur which exceed the amount covered by Enhancement or which are not covered by the Enhancement, Certificateholders will bear their allocable share of deficiencies.

  If Enhancement is provided with respect to a Series, or the related Mortgage Loans, the applicable Prospectus Supplement will include a description of (a) the amount payable under such Enhancement, (b) any conditions to payment thereunder not otherwise described herein, (c) the conditions (if any) under which the amount payable under such Enhancement may be reduced and under which such Enhancement may be terminated or replaced and (d) the material provisions of any agreement relating to such Enhancement. Additionally, the applicable Prospectus Supplement will set forth certain information with respect to the issuer of any third-party Enhancement, including (i) a brief description of its principal business activities, (ii) its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business, (iii) if applicable, the identity of regulatory agencies which exercise primary jurisdiction over the conduct of its business and (iv) its total assets, and its stockholders' or policyholders' surplus, if applicable, as of the date specified in such Prospectus Supplement.

SUBORDINATE CERTIFICATES

  If so specified in the related Prospectus Supplement, one or more Classes of a Series may be Subordinate Certificates. If so specified in the related Prospectus Supplement, the rights of the Holders of subordinate Certificates (the "Subordinate Certificates") to receive distributions of principal and interest from the Collection Account on any Distribution Date will be subordinated to such rights of the Holders of senior Certificates (the "Senior Certificates") to the extent specified in the related Prospectus Supplement. The Agreement may require a trustee that is not the Trustee to be appointed to act on behalf of Holders of Subordinate Certificates.

  A Series may include one or more Classes of Subordinate Certificates entitled to receive cash flows remaining after distributions are made to all other Senior Certificates of such Series. Such right to receive payments will effectively be subordinate to the rights of other Holders of Senior Certificates. A Series may also include one or more Classes of Subordinate Certificates entitled to receive cash flows remaining after distributions are made to other Subordinate Certificates of such Series. If so specified in the related Prospectus Supplement, the subordination of a Class may apply only in the event of (or may be limited to) certain types of losses not covered by insurance policies or other credit support, such as losses arising from damage to property securing a Mortgage Loan not covered by standard hazard insurance policies.

  The related Prospectus Supplement will set forth information concerning the amount of subordination of a Class or Classes of Subordinate Certificates in a Series, the circumstances in which such subordination will be applicable, the manner, if any, in which the amount of subordination will decrease over time, the manner of funding any related Reserve Fund and the conditions under which amounts in any applicable Reserve Fund will be used to make distributions to Holders of Senior Certificates and/or to Holders of Subordinate Certificates or be released from the applicable Trust Fund. If cash flows otherwise distributable to Holders of Subordinate Certificates secured by a Mortgage Loan Group will be used as credit support for Holders of Senior Certificates secured by another Mortgage Loan Group within the Trust Fund, the applicable Prospectus Supplement will specify the manner and conditions for applying such a cross-support feature.

CROSS-SUPPORT FEATURES

  If the Mortgage Pool for a Series is divided into separate Mortgage Loan Groups, each securing a separate Class or Classes of a Series, credit support may be provided by a cross-support feature which requires that distributions be made on Senior Certificates secured by one Mortgage Loan Group prior to distributions on Subordinate Certificates secured by another Mortgage Loan Group within the Trust Fund. The related Prospectus Supplement for a Series which includes a cross-support feature will describe the manner and conditions for applying such cross-support feature.

LETTER OF CREDIT

  If specified in the related Prospectus Supplement, a letter of credit with respect to a Series of Certificates will be issued by the bank or financial institution specified in such Prospectus Supplement (the "L/C Bank"). Under the letter of credit, the L/C Bank will be obligated to honor drawings thereunder in an aggregate fixed dollar amount, net of unreimbursed payments thereunder, equal to the percentage specified in the related Prospectus Supplement of the aggregate principal balance of the Mortgage Loans on the applicable Cut-Off Date or of one or more Classes of Certificates (the "L/C Percentage"). If so specified in the related Prospectus Supplement, the letter of credit may permit drawings in the event of losses not covered by insurance policies or other credit support, such as losses arising from damage not covered by standard hazard insurance policies. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder. The obligations of the L/C Bank under the letter of credit for each Series of Certificates will expire at the earlier of the date specified in the related Prospectus Supplement or the termination of the Trust Fund. A copy of the letter of credit for a Series, if any, will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed within 15 days of issuance of the Certificates of the applicable Series.

CERTIFICATE GUARANTEE INSURANCE

  If so specified in the related Prospectus Supplement, certificate guarantee insurance, if any, with respect to a Series of Certificates will be provided by one or more insurance companies. Such certificate guarantee insurance will guarantee, with respect to one or more Classes of Certificates of the applicable Series, timely distributions of interest and full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, the certificate guarantee insurance will also guarantee against any payment made to a Certificateholder which is subsequently covered as a "voidable preference" payment under the Bankruptcy Code. A copy of the certificate guarantee insurance for a Series, if any, will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed with the Commission within 15 days of issuance of the Certificates of the applicable Series.

RESERVE FUNDS

  If specified in the related Prospectus Supplement, one or more reserve funds (each, a "Reserve Fund") may be established with respect to a Series, in which cash, a letter of credit, Permitted Investments or a combination thereof, in the amounts, if any, so specified in the related Prospectus Supplement will be deposited. The Reserve Funds for a Series may also be funded over time by depositing therein a specified amount of the distributions received on the applicable Mortgage Loans if specified in the related Prospectus Supplement. The Depositor may pledge the Reserve Funds to a separate collateral agent specified in the related Prospectus Supplement.

  Amounts on deposit in any Reserve Fund for a Series, together with the reinvestment income thereon, if any, will be applied by the Trustee for the purposes, in the manner, and to the extent specified in the related Prospectus Supplement. A Reserve Fund may be provided to increase the likelihood of timely payments of principal of and interest on the Certificates, if required as a condition to the rating of such Series by each Rating Agency. If so specified in the related Prospectus Supplement, Reserve Funds may be established to provide limited protection, in an amount satisfactory to each Rating Agency, against certain types of losses not covered by insurance policies or other credit support, such as losses arising from damage not covered by standard hazard insurance policies. Reserve Funds may also be established for other purposes and in such amounts as will be specified in the related Prospectus Supplement. Following each Distribution Date amounts in any Reserve Fund in excess of any amount required to be maintained therein may be released from the Reserve Fund under the conditions and to the extent specified in the related Prospectus Supplement and will not be available for further application by the Trustee.

  Moneys deposited in any Reserve Fund will be invested in Permitted Investments at the direction of the Depositor, except as otherwise specified in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, any reinvestment income or other gain from such investments will be credited to the related Reserve Fund for such Series, and any loss resulting from such investments will be charged to such Reserve Fund. If specified in the related Prospectus Supplement, such income or other gain may be payable to the Master Servicer as additional servicing compensation, and any loss resulting from such investment will be borne by the Master Servicer. The Reserve Fund, if any, for a Series will not be a part of the Trust Fund unless otherwise specified in the related Prospectus Supplement, but the right of the Trustee to make draws on the Reserve Fund will be an asset of the Trust Fund.

  Additional information concerning any Reserve Fund will be set forth in the related Prospectus Supplement, including the initial balance of such Reserve Fund, the balance required to be maintained in the Reserve Fund, the manner in which such required balance will decrease over time, the manner of funding such Reserve Fund, the purpose for which funds in the Reserve Fund may be applied to make distributions to Certificateholders and use of investment earnings from the Reserve Fund, if any.

                  CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS

  The following discussion contains summaries of certain legal aspects of mortgage loans which are general in nature. Because many of the legal aspects of mortgage loans are governed by applicable state laws (which may vary substantially), the following summaries do not purport to be complete, to reflect the laws of any particular state, to reflect all the laws applicable to any particular Mortgage Loan or to encompass the laws of all states in which the properties securing the Mortgage Loans are situated. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the Mortgage Loans. In the event that the Trust Fund for a given Series includes Mortgage Loans having characteristics other than as described below, the applicable Prospectus Supplement will set forth additional legal aspects relating thereto.

MORTGAGES AND DEEDS OF TRUST GENERALLY

  The Mortgage Loans (other than Installment Contracts) included in the Mortgage Pool for a Series will consist of (or, in the case of mortgage pass-through certificates, be supported by) loans secured by either mortgages or deeds of trust or other similar security instruments. There are two parties to a mortgage, the mortgagor, who is the borrower and owner of the mortgaged property, and the mortgagee, who is the lender. In a mortgage transaction, the mortgagor delivers to the mortgagee a note, bond or other written evidence of indebtedness and a mortgage. A mortgage creates a lien upon the real property encumbered by the mortgage as security for the obligation evidenced by the note, bond or other evidence of indebtedness. Although a deed of trust is similar to a mortgage, a deed of trust has three parties, the borrower-property owner called the trustor (similar to a mortgagor), a lender called the beneficiary (similar to a mortgagee), and a third-party grantee called the trustee. Under a deed of trust, the borrower irrevocably grants the property to the trustee, until the debt is paid, in trust for the benefit of the beneficiary to secure payment of the obligation generally with a power of sale. The trustee's authority under a deed of trust and the mortgagee's authority under a mortgage are governed by applicable law, the express provisions of the deed of trust or mortgage, and, in some cases, the directions of the beneficiary.

  The real property covered by a mortgage is most often the fee estate in land and improvements. However, a mortgage may encumber other interests in real property such as a tenant's interest in a lease of land or improvements, or both, and the leasehold estate created by such lease. A mortgage covering an interest in real property other than the fee estate requires special provisions in the instrument creating such interest or in the mortgage to protect the mortgagee against termination of such interest before the mortgage is paid. Certain representations and warranties in the related Agreement will be made with respect to the Mortgage Loans which are secured by an interest in a leasehold estate.

  Priority of the lien on mortgaged property created by mortgages and deeds of trust depends on their terms and, generally, on the order of filing with a state, county or municipal office, although such priority may in some states be altered by the mortgagee's or beneficiary's knowledge of unrecorded liens, leases or encumbrances against the mortgaged property. However, filing or recording does not establish priority over governmental claims for real estate taxes and assessments or, in some states, for reimbursement of remediation costs of certain environmental conditions. See "--Environmental Risks." In addition, the Code provides priority to certain tax liens over the lien of the mortgage.

INSTALLMENT CONTRACTS

  The Mortgage Loans included in the Mortgage Pool for a Series may also consist of Installment Contracts. Under an Installment Contract the seller (hereinafter referred to in this Section as the "lender") retains legal title to the property and enters into an agreement with the purchaser (hereinafter referred to in this Section as the "borrower") for the payment of the purchase price, plus interest, over the term of such contract. Only after full performance by the borrower of the contract is the lender obligated to convey title to the real estate to the purchaser. As with mortgage or deed of trust financing, during the effective period of the Installment Contract, the borrower is generally responsible for maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the property.

  The method of enforcing the rights of the lender under an Installment Contract varies on a state-by-state basis depending upon the extent to which state courts are willing, or able pursuant to state statute, to enforce the contract strictly according to its terms. The terms of Installment Contracts generally provide that upon a default by the borrower, the borrower loses his or her right to occupy the property, the entire indebtedness is accelerated, and the buyer's equitable interest in the property is forfeited. The lender in such a situation does not have to foreclose in order to obtain title to the property, although in some cases a quiet title action is in order if the borrower has filed the Installment Contract in local land records and an ejectment action may be necessary to recover possession. In a few states, particularly in cases of borrower default during the early years of an Installment Contract, the courts will permit ejectment of the buyer and a forfeiture of his or her interest in the property. However, most state legislatures have enacted provisions by analogy to mortgage law protecting borrowers under Installment Contracts from the harsh consequences of forfeiture. Under such statutes, a judicial or nonjudicial foreclosure may be required, the lender may be required to give notice of default and the borrower may be granted some grace period during which the contract may be reinstated upon full payment of the default amount and the borrower may have a post-foreclosure statutory redemption right. In other states, courts in equity may permit a borrower with significant investment in the property under an Installment Contract for the sale of real estate to share in the proceeds of sale of the property after the indebtedness is repaid or may otherwise refuse to enforce the forfeiture clause. Nevertheless, generally speaking, the lender's procedures for obtaining possession and clear title under an Installment Contract for the sale of real estate in a given state are simpler and less time-consuming and costly than are the procedures for foreclosing and obtaining clear title to a mortgaged property.

JUNIOR MORTGAGES; RIGHTS OF SENIOR MORTGAGEES OR BENEFICIARIES

  Some of the Mortgage Loans included in the Mortgage Pool for a Series will be secured by junior mortgages or deeds of trust which are subordinate to senior mortgages or deeds of trust held by other lenders or institutional investors. The rights of the Trust Fund (and therefore the Certificateholders), as beneficiary under a junior deed of trust or as mortgagee under a junior mortgage, are subordinate to those of the mortgagee or beneficiary under the senior mortgage or deed of trust, including the prior rights of the senior mortgagee or beneficiary to receive rents, hazard insurance and condemnation proceeds and to cause the property securing the Mortgage Loan to be sold upon default of the mortgagor or trustor, thereby extinguishing the junior mortgagee's or junior beneficiary's lien unless the Master Servicer asserts its subordinate interest in a property in foreclosure litigation or satisfies the defaulted senior loan. As discussed more fully below, in many states a junior mortgagee or beneficiary may satisfy a defaulted senior loan in full, or may cure such default and bring the senior loan current, in either event adding the amounts expended to the balance due on the junior loan. Absent a provision in the senior mortgage, no notice of default is required to be given to the junior mortgagee.

  The form of the mortgage or deed of trust used by many institutional lenders confers on the mortgagee or beneficiary the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with any condemnation proceedings, and to apply such proceeds and awards to any indebtedness secured by the mortgage or deed of trust, in such order as the mortgagee or beneficiary may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under the senior mortgage or deed of trust will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgage or deed of trust. Proceeds in excess of the amount of senior mortgage indebtedness will, in most cases, be applied to the indebtedness of a junior mortgage or trust deed. The laws of certain states may limit the ability of mortgagees or beneficiaries to apply the proceeds of hazard insurance and partial condemnation awards to the secured indebtedness. In such states, the mortgagor or trustor must be allowed to use the proceeds of hazard insurance to repair the damage unless the security of the mortgagee or beneficiary has been impaired. Similarly, in certain states, the mortgagee or beneficiary is entitled to the award for a partial condemnation of the real property security only to the extent that its security is impaired.

  The form of mortgage or deed of trust used by many institutional lenders typically contains a "future advance" clause, which provides, in essence, that additional amounts advanced to or on behalf of the mortgagor or trustor by the mortgagee or beneficiary are to be secured by the mortgage or deed of trust. While such a clause is valid under the laws of most states, the priority of any advance made under the clause depends, in some states, on whether the advance was an "obligatory" or "optional" advance. If the mortgagee or beneficiary is obligated to advance the additional amounts, the advance may be entitled to receive the same priority as amounts initially made under the mortgage or deed of trust, notwithstanding that there may be intervening junior mortgages or deeds of trust and other liens between the date of recording of the mortgage or deed of trust and the date of the future advance, and notwithstanding that the mortgagee or beneficiary had actual knowledge of such intervening junior mortgages or deeds of trust and other liens at the time of the advance. Where the mortgagee or beneficiary is not obligated to advance the additional amounts and has actual knowledge of the intervening junior mortgages or deeds of trust and other liens, the advance may be subordinate to such intervening junior mortgages or deeds of trust and other liens. Priority of advances under a "future advance" clause rests, in many other states, on state law giving priority to all advances made under the loan agreement up to a "credit limit" amount stated in the recorded mortgage.

  Another provision typically found in the form of the mortgage or deed of trust used by many institutional lenders obligates the mortgagor or trustor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which appear prior to the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste thereof, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee or beneficiary under the mortgage or deed of trust. Upon a failure of the mortgagor or trustor to perform any of these obligations, the mortgagee or beneficiary is given the right under the mortgage or deed of trust to perform the obligation itself, at its election, with the mortgagor or trustor agreeing to reimburse the mortgagee or beneficiary for any sums expended by the mortgagee or beneficiary on behalf of the trustor. All sums so expended by the mortgagee or beneficiary become part of the indebtedness secured by the mortgage or deed of trust.

  The form of mortgage or deed of trust used by many institutional lenders typically requires the mortgagor or trustor to obtain the consent of the mortgagee or beneficiary in respect of actions affecting the mortgaged property, including, without limitation, leasing activities (including new leases and termination or modification of existing leases), alterations and improvements to buildings forming a part of the mortgaged property and management and leasing agreements for the mortgaged property. Tenants will often refuse to execute a lease unless the mortgagee or beneficiary executes a written agreement with the tenant not to disturb the tenant's possession of its premises in the event of a foreclosure. A senior mortgagee or beneficiary may refuse to consent to matters approved by a junior mortgagee or beneficiary with the result that the value of the security for the junior mortgage or deed of trust is diminished. For example, a senior mortgagee or beneficiary may decide not to approve a lease or to refuse to grant to a tenant a non-disturbance agreement. If, as a result, the lease is not executed, the value of the mortgaged property may be diminished.

FORECLOSURE

  Foreclosure of a mortgage is generally accomplished by judicial action initiated by the service of legal pleadings upon all necessary parties having an interest in the real property. Delays in completion of foreclosure may occasionally result from difficulties in locating necessary parties defendant. When the mortgagee's right to foreclose is contested, the legal proceedings necessary to resolve the issue can be time-consuming. A judicial foreclosure may be subject to most of the delays and expenses of other litigation, sometimes requiring up to several years to complete. At the completion of the judicial foreclosure proceedings, if the mortgagee prevails, the court ordinarily issues a judgment of foreclosure and appoints a referee or other designated official to conduct the sale of the property. Such sales are made in accordance with procedures which vary from state to state. The purchaser at such sale acquires the estate or interest in real property covered by the mortgage. If the mortgage covered the tenant's interest in a lease and leasehold estate, the purchaser will acquire such tenant's interest subject to the tenant's obligations under the lease to pay rent and perform other covenants contained therein.

  In a majority of cases, foreclosure of a deed of trust is accomplished by a non-judicial trustee's sale under a specific provision in the deed of trust and/or applicable statutory requirements which authorizes the trustee, generally following a request from the beneficiary/lender, to sell the property at public sale upon any default by the borrower under the terms of the note or deed of trust. A number of states may also require that a lender provide notice of acceleration of a note to the borrower. Notice requirements under a trustee's sale vary from state to state. In some states, prior to the trustee's sale the trustee must record a notice of default and send a copy to the borrower-trustor, to any person who has recorded a request for a copy of a notice of default and notice of sale and to any successor in interest to the trustor. In addition, the trustee must provide notice in some states to any other person having an interest in the real property, including any junior lienholders, and to certain other persons connected with the deed of trust. In some states, the borrower, or any other person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses (in some states, limited to reasonable costs and expenses) incurred in enforcing the obligation. Generally, state law controls the amount of foreclosure expenses and costs, including attorneys' fees, which may be recovered by a lender. If the deed of trust is not reinstated, a notice of sale must be posted in a public place and, in most states, published for a specific period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest in the real property.

  In case of foreclosure under either a mortgage or a deed of trust, the sale by the referee or other designated official or by the trustee is often a public sale. However, because of the difficulty a potential buyer at the sale might have in determining the exact status of title to the property subject to the lien of the mortgage or deed of trust and the redemption rights that may exist (see "--Statutory Rights of Redemption" below), and because the physical condition and financial performance of the property may have deteriorated during the foreclosure proceedings and/or for a variety of other reasons, a third party may be unwilling to purchase the property at the foreclosure sale. Some states require that the lender disclose to potential bidders at a trustee's sale all known facts materially affecting the value of the property. Such disclosure may have an adverse effect on the trustee's ability to sell the property or the sale price thereof. Potential buyers may further question the prudence of purchasing property at a foreclosure sale as a result of the 1980 decision of the United States Court of Appeals for the Fifth Circuit in Durrett v. Washington National Insurance Company, other decisions that have followed the reasoning of Durrett and the codification of the Durrett reasoning in the federal bankruptcy code, as amended from time to time (11 U.S.C.) (the "Bankruptcy Code"). Under the reasoning of Durrett, even a non-collusive, regularly conducted foreclosure sale may be a fraudulent transfer, regardless of the parties' intent, and, therefore, may be rescinded in favor of the bankrupt's estate, if (i) the foreclosure sale is held while the debtor is insolvent and not more than one year prior to the filing of the bankruptcy petition (or if applicable state fraudulent conveyance law also allows the avoidance of such a foreclosure sale, the applicable state statute of limitations if the bankruptcy trustee elects to proceed under state fraudulent conveyance law), and (ii) the price paid for the foreclosed property does not represent "fair consideration". In May 1994 the Supreme Court held in BFP v. RTC that in the absence of actual intent to defraud a non-collusive, regularly conducted foreclosure sale cannot be rescinded as a fraudulent transfer under federal bankruptcy law. However, BFP does not address state law, and the impact of BFP on potential buyers' willingness to purchase property at a foreclosure sale can not yet be assessed. Prior to BFP, a common practice was for the lender to purchase the property from the trustee, referee or other designated official for an amount equal to the outstanding principal amount of the indebtedness secured by the mortgage or deed of trust, together with accrued and unpaid interest and the expenses of foreclosure, in which event, if the amount bid by the lender equals the full amount of such debt, interest and expenses, the mortgagee's debt will be extinguished. Thereafter, the lender will assume the burdens of ownership, including paying operating expenses and real estate taxes and making repairs. The lender is then obligated as an owner until it can arrange a sale of the property to a third party. Frequently, the lender employs a third-party management company to manage and operate the property. The costs of operating and maintaining commercial property may be significant and may be greater than the income derived from that property. The costs of management and operation of those mortgaged properties which are hotels, motels or nursing or convalescent homes or hospitals may be particularly significant because of the expertise, knowledge and, with respect to nursing or convalescent homes or hospitals, regulatory compliance, required to run such operations and the effect which foreclosure and a change in ownership may have on the public's and the industry's (including franchisors') perception of the quality of such operations. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure and/or bankruptcy proceedings. Furthermore, some states require that any environmental hazards be eliminated before a property may be resold. In addition, a lender may be responsible under federal or state law for the cost of cleaning up a mortgaged property that is environmentally contaminated. See "--Environmental Risks" below. As a result, a lender could realize an overall loss on a mortgage loan even if the related mortgaged property is sold at foreclosure or resold after it is acquired through foreclosure for an amount equal to the full outstanding principal amount of the mortgage loan, plus accrued interest.

  In foreclosure proceedings, some courts have applied general equitable principles. These equitable principles are generally designed to relieve the borrower from the legal effect of his defaults under the loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes of the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of the lender to foreclose if the default under the mortgage instrument is not monetary, such as the borrower's failing to maintain adequately the property or the borrower's executing a second mortgage or deed of trust affecting the property. Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under deeds of trust or mortgages receive notices in addition to the statutorily prescribed minimum. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust, or under a mortgage having a power of sale, does not involve sufficient state action to afford constitutional protections to the borrower.

  Under the REMIC provision of the Code and the related Agreement, the Master Servicer or Special Servicer, if any, may be permitted to hire an independent contractor to operate any REO Property. The costs of such operation may be significantly greater than the costs of direct operation by the Master Servicer or Special Servicer, if any. See "SERVICING OF THE MORTGAGE LOANS-- Collections and Other Servicing Procedures."

ENVIRONMENTAL RISKS

  Real property pledged as security to a lender may be subject to potential environmental risks. Of particular concern may be those mortgaged properties which are, or have been, the site of manufacturing, industrial or disposal activity. Such environmental risks may give rise to a diminution in value of property securing any Mortgage Loan or, as more fully described below, liability for cleanup costs or other remedial actions, which liability could exceed the value of such property or the principal balance of the related Mortgage Loan. In certain circumstances, a lender may choose not to foreclose on contaminated property rather than risk incurring liability for remedial actions.

  Under the laws of certain states where the Mortgaged Properties are located, the owner's failure to perform remedial actions required under environmental laws may in certain circumstances give rise to a lien on the Mortgaged Property to ensure the reimbursement of remedial costs incurred by the state. In several states such lien has priority over the lien of an existing mortgage against such property. Because the costs of remedial action could be substantial, the value of a Mortgaged Property as collateral for a Mortgage Loan could be adversely affected by the existence of an environmental condition giving rise to a lien.

  The state of the law is currently unclear as to whether and under what circumstances cleanup costs, or the obligation to take remedial actions, can be imposed on a secured lender such as the Trust Fund with respect to each Series. Under the laws of some states and under the federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended ("CERCLA"), current ownership or operation of a property provides a sufficient basis for imposing liability for the costs of addressing prior or current releases or threatened releases of hazardous substances on that property. Under such laws, a secured lender who holds indicia of ownership primarily to protect its interest in a property may, by virtue of holding such indicia, fall within the literal terms of the definition of "owner or operator"; consequently, such laws often specifically exclude such a secured lender from the definitions of "owner" or "operator", provided that the lender does not participate in the management of the facility.

  Court interpretations as to what constitutes participation in management of a facility historically have been inconsistent. A decision in May 1990 of the United States Court of Appeals for the Eleventh Circuit in United States v. Fleet Factors Corp. very narrowly construed CERCLA's secured creditor exemption, suggesting that the secured creditor exemption could be lost if the creditor merely possessed the capacity to influence the management of the facility. The court's interpretation of the secured creditor exemption left open the question of the level of participation in management that would void the exemption, and generated considerable apprehension among secured lenders. In addition, a number of other decisions had raised questions as to the effect of foreclosure on the exemption. On April 29, 1992, the United States Environmental Protection Agency (the "EPA") issued a final rule interpreting and delineating CERCLA's secured creditor exemption. This rule defined and specified the range of permissible actions that may be undertaken by a lender who holds a contaminated facility as collateral without exceeding the bounds of the secured creditor exemption. Issuance of this rule by the EPA under CERCLA also did not necessarily affect the potential for liability under state law. However, the EPA final rule was recently vacated in the decision of Kelley v. EPA, 15 F.3d 1100 (D.C. Cir. 1994), reh'g denied, 1994 U.S. App. LEXIS 14470 (June 14, 1994). Pending legislation may reinstate the EPA final rule, but whether and when such legislation would be passed by Congress is uncertain.

  Except as otherwise specified in the applicable Prospectus Supplement, at the time the Mortgage Loans were originated, it is possible that no environmental assessment or a very limited environmental assessment of the Mortgaged Properties was conducted.

  The related Agreement will provide that the Master Servicer, acting on behalf of the Trust Fund, may not acquire title to, or possession of, a Mortgaged Party underlying a Mortgage Loan, take over its operation or take any other action that might subject a given Trust Fund to liability under CERCLA or comparable laws unless the Master Servicer has previously determined, based upon a phase I or other specified environmental assessment prepared by a person who regularly conducts such environmental assessments, that the Mortgaged Property is in compliance with applicable environmental laws and that there are no circumstances relating to use, management or disposal of any Hazardous Materials for which investigation, monitoring, containment, clean-up or remediation could be required under applicable environmental laws, or that it would be in the best economic interest of a given Trust Fund to take such actions as are necessary to bring the Mortgaged Property into compliance therewith or as may be required under such laws. This requirement effectively precludes enforcement of the security for the related Note until a satisfactory environmental assessment is obtained or any required remedial action is taken, reducing the likelihood that a given Trust Fund will become liable for any environmental conditions affecting a Mortgaged Property, but making it more difficult to realize on the security for the Mortgage Loan. However, there can be no assurance that any environmental assessment obtained by the Master Servicer will detect all possible environmental conditions or that the other requirements of the Agreement, even if fully observed by the Master Servicer will in fact insulate a given Trust Fund from liability for environmental conditions.

  "Hazardous Materials" are generally defined as any dangerous, toxic or hazardous pollutants, chemicals, wastes or substances, including, without limitation, those so identified pursuant to CERCLA or any other environmental laws now existing, and specifically including, without limitation, asbestos and asbestos-containing materials, polychlorinated biphenyls, radon gas, petroleum and petroleum products, urea formaldehyde and any substances classified as being "in inventory," "usable work in process" or similar classification which would, if classified as unusable, be included in the foregoing definition.

  If a lender is or becomes liable for clean-up costs, it may bring an action for contribution against the current owners or operators, the owners or operators at the time of on-site disposal activity or any other party who contributed to the environmental hazard, but such persons or entities may be bankrupt or otherwise judgment proof. Furthermore, such action against the Borrower may be adversely affected by the limitations on recourse in the loan documents. Similarly, in some states anti-deficiency legislation and other statutes requiring the lender to exhaust its security before bringing a personal action against the borrower-trustor (see "--Anti-Deficiency Legislation" below) may curtail the lender's ability to recover from its borrower the environmental clean-up and other related costs and liabilities incurred by the lender. Shortfalls occurring as the result of imposition of any clean-up costs will be addressed in the Prospectus Supplement and Agreement for the related Series.

STATUTORY RIGHTS OF REDEMPTION

  In some states, after foreclosure sale pursuant to a deed of trust or a mortgage, the borrower and certain foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In some states, redemption may occur only upon payment of the entire principal balance of the loan, accrued interest and expenses of foreclosure. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The right of redemption may defeat the title of any purchaser at a foreclosure sale or any purchaser from the lender subsequent to a foreclosure sale. Certain states permit a lender to avoid a post-sale redemption by waiving its right to a deficiency judgment. Consequently, the practical effect of the redemption right is often to force the lender to retain the property and pay the expenses of ownership until the redemption period has run. In some states, there is no right to redeem property after a trustee's sale under a deed of trust.

  Borrowers under Installment Contracts generally do not have the benefits of redemption periods such as exist in the same jurisdiction for mortgage loans. Where redemption statutes do exist under state laws for Installment Contracts, the redemption period is usually far shorter than for mortgages.

ANTI-DEFICIENCY LEGISLATION

  Some of the Mortgage Loans included in the Mortgage Pool for a Series will be nonrecourse loans as to which, in the event of default by a Borrower, recourse may be had only against the specific property pledged to secure the related Mortgage Loan and not against the Borrower's other assets. Even if recourse is available pursuant to the terms of the Mortgage Loan against the Borrower's assets in addition to the Mortgaged Property, certain states have imposed statutory prohibitions which impose prohibitions against or limitations on such recourse. For example, some state statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In certain states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting such security; however, in some of these states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the security rather than bringing personal action against the borrower. Other statutory provisions limit any deficiency judgment against the former borrower following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low bids or the absence of bids at the judicial sale.

BANKRUPTCY LAWS

  Numerous statutory provisions, including the Bankruptcy Code and state laws affording relief to debtors, may interfere with and delay the ability of the secured mortgage lender to obtain payment of the loan, to realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of the bankruptcy petition, and, often, no interest or principal payments are made during the course of the bankruptcy proceeding. The delay and consequences thereof caused by such automatic stay can be significant. Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor, including, without limitation, any junior mortgagee or beneficiary, may stay the senior lender from taking action to foreclose out such junior lien. Certain of the Mortgaged Properties may have a junior "wraparound" mortgage or deed of trust encumbering such Mortgaged Property. In general terms, a "wraparound" mortgage is a junior mortgage where the full amount of the mortgage is increased by an amount equal to the principal balance of the senior mortgage and where the junior lender agrees to pay the senior mortgage out of the payments received from the mortgagor under the "wraparound" mortgage. As with other junior mortgages, the filing of a petition under the Bankruptcy Code by or on behalf of such a "wrap" mortgagee may stay the senior lender from taking action to foreclose upon such junior "wrap" mortgage.

  Under the Bankruptcy Code, provided certain substantive and procedural safeguards for the lender are met, the amount and terms of a mortgage or deed of trust secured by property of the debtor may be modified under certain circumstances. The outstanding amount of the loan secured by the real property may be reduced to the then current value of the property (with a corresponding partial reduction of the amount of the lender's security interest), thus leaving the lender a general unsecured creditor for the difference between such value and the outstanding balance of the loan. Other modifications may include the reduction in the amount of each monthly payment, which reduction may result from a reduction in the rate of interest and/or the alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan), and/or an extension (or reduction) of the final maturity date. Some bankruptcy courts have approved plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years. Also, under the Bankruptcy Code, a bankruptcy court may permit a debtor through its plan to de-accelerate a secured loan and to reinstate the loan even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no sale of the property had yet occurred) prior to the filing of the debtor's petition. This may be done even if the full amount due under the original loan is never repaid. Other types of significant modifications to the terms of the mortgage may be acceptable to the bankruptcy court, often depending on the particular facts and circumstances of the specific case.

  A "deficient valuation" with respect to any mortgage loan is the excess of
(a)(i) the then outstanding principal balance of the mortgage loan, plus (ii) accrued and unpaid interest and expenses reimbursable under the terms of the related note to the date of the bankruptcy petition (collectively, the "Outstanding Balance"), over (b) a valuation by a court of competent jurisdiction of the mortgaged property which reduces the principal balance receivable on such mortgage loan to an amount less than the Outstanding Balance of the mortgage loan, which valuation results from a proceeding initiated under the Bankruptcy Code. As used herein, "Deficient Valuation" means, with respect to any Mortgage Loan, the deficient valuation described in the preceding sentence, without giving effect to clause (a)(ii) thereof. If the terms of a court order in respect of any retroactive Deficient Valuation provide for a reduction in the indebtedness of a Mortgage Loan and the earlier maturity thereof, the term Deficient Valuation includes an additional amount equal to the excess, if any, of (a) the amount of principal that would have been due on such Mortgage Loan for each month retroactively affected (i.e. each month occurring after the effective date of such Deficient Valuation but before the distribution of amounts in respect of such Deficient Valuation to Certificateholders pursuant to the related Agreement), based on the original payment terms and amortization schedule of such Mortgage Loan over (b) the amount of principal due on such Mortgage Loan for each such retroactive month (assuming the effect of such retroactive application according to such Mortgage Loan's revised amortization schedule). A "Debt Service Reduction," with respect to any Mortgage Loan, is a reduction in the scheduled monthly payment, as described in the Agreement, for such Mortgage Loan by a court of competent jurisdiction in a proceeding under the Bankruptcy Code, except such a reduction resulting from a Deficient Valuation.

  Federal bankruptcy law may also interfere with or affect the ability of the secured mortgage lender to enforce an assignment by a mortgagor of rents and leases related to the mortgaged property if the related mortgagor is in a bankruptcy proceeding. Under Section 362 of the Bankruptcy Code, the mortgagee will be stayed from enforcing the assignment, and the legal proceedings necessary to resolve the issue can be time-consuming and may result in significant delays in the receipt of the rents. Rents may also escape an assignment thereof (i) if the assignment is not fully perfected under state law prior to commencement of the bankruptcy proceeding, (ii) to the extent such rents are used by the borrower to maintain the mortgaged property, or for other court authorized expenses, or (iii) to the extent other collateral may be substituted for the rents.

  To the extent a mortgagor's ability to make payment on a mortgage loan is dependent on payments under a lease of the related property, such ability may be impaired by the commencement of a bankruptcy proceeding relating to a lessee under such lease. Under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a lessee results in a stay in bankruptcy against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the lease that occurred prior to the filing of the lessee's petition.

  In addition, federal bankruptcy law generally provides that a trustee or debtor in possession in a bankruptcy or reorganization case under the Bankruptcy Code may, subject to approval of the court, (a) assume the lease and retain it or assign it to a third party or (b) reject the lease. If the lease is assumed, the trustee or debtor in possession (or assignee, if applicable) must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with "adequate assurance" of future performance. Such remedies may be insufficient, however, as the lessor may be forced to continue under the lease with a lessee that is a poor credit risk or an unfamiliar tenant if the lease was assigned, and any assurances provided to the lessor may, in fact, be inadequate. Furthermore, there is likely to be a period of time between the date upon which a lessee files a bankruptcy petition and the date upon which the lease is assumed or rejected. Although the lessee is obligated to make all lease payments currently with respect to the post-petition period, there is a risk that such payments will not be made due to the lessee's poor financial condition. If the lease is rejected, the lessor will be treated as an unsecured creditor with respect to its claim for damages for termination of the lease and the mortgagor must relet the mortgaged property before the flow of lease payments will recommence. In addition, pursuant to Section 502(b)(6) of the Bankruptcy Code, a lessor's damages for lease rejection are limited.

  In a bankruptcy or similar proceeding action may be taken seeking the recovery as a preferential transfer of any payments made by the mortgagor under the related Mortgage Loan to the Trust Fund. Payments on long-term debt may be protected from recovery as preferences if they are payments in the ordinary course of business made on debts incurred in the ordinary course of business. Whether any particular payment would be protected depends upon the facts specific to a particular transaction.

ENFORCEABILITY OF CERTAIN PROVISIONS

 Prepayment Provisions

  Courts generally enforce claims requiring prepayment fees unless enforcement would be unconscionable. However, the laws of certain states may render prepayment fees unenforceable after a mortgage loan has been outstanding for a certain number of years, or may limit the amount of any prepayment fee to a specified percentage of the original principal amount of the mortgage loan, to a specified percentage of the outstanding principal balance of a mortgage loan, or to a fixed number of months' interest on the prepaid amount. In certain states, prepayment fees payable on default or other involuntary acceleration of a mortgage loan may not be enforceable against the mortgagor. Some state statutory provisions may also treat certain prepayment fees as usurious if in excess of statutory limits. See "--Applicability of Usury Laws." Some of the Mortgage Loans included in the Mortgage Pool for a Series may not require the payment of specified fees as a condition to prepayment or such requirements have expired, and to the extent some Mortgage Loans do require such fees, such fees generally may not deter Borrowers from prepaying their Mortgage Loans.

 Due-on-Sale Provisions

  The enforceability of due-on-sale clauses has been the subject of legislation or litigation in many states, and in some cases, typically involving single family residential mortgage transactions, their enforceability has been limited or denied. In any event, the Garn-St Germain Depository Institutions Act of 1982 (the "Garn-St Germain Act") preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain exceptions. As a result, due-on-sale clauses have become generally enforceable except in those states whose legislatures exercised their authority to regulate the enforceability of such clauses with respect to mortgage loans that were (i) originated or assumed during the "window period" under the Garn-St Germain Act, which ended in all cases not later than October 15, 1982, and (ii) originated by lenders other than national banks, federal savings institutions and federal credit unions. FHLMC has taken the position in its published mortgage servicing standards that, out of a total of eleven "window period states," five states (Arizona, Michigan, Minnesota, New Mexico and Utah) have enacted statutes extending, on various terms and for varying periods, the prohibition on enforcement of due-on-sale clauses with respect to certain categories of window period loans. Also, the Garn-St Germain Act does "encourage" lenders to permit assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rates.

  The Agreement for each Series will provide that if any Mortgage Loan contains a provision in the nature of a "due-on-sale" clause, which by its terms provides that: (i) such Mortgage Loan shall (or may at the mortgagee's option) become due and payable upon the sale or other transfer of an interest in the related Mortgaged Property; or (ii) such Mortgage Loan may not be assumed without the consent of the related mortgagee in connection with any such sale or other transfer, then, for so long as such Mortgage Loan is included in the Trust Fund, the Master Servicer, on behalf of the Trustee, shall take such actions as it deems to be in the best interest of the Certificateholders in accordance with the servicing standard set forth in the Agreement, and may waive or enforce any due-on-sale clause contained in the related Note or Mortgage.

  In addition, under federal bankruptcy law, due-on-sale clauses may not be enforceable in bankruptcy proceedings and may, under certain circumstances, be eliminated in any modified mortgage resulting from such bankruptcy proceeding.

 Acceleration on Default

  Some of the Mortgage Loans included in the Mortgage Pool for a Series will include a "debt-acceleration" clause, which permits the lender to accelerate the full debt upon a monetary or nonmonetary default of the Borrower. The courts of all states will enforce clauses providing for acceleration in the event of a material payment default after giving effect to any appropriate notices. The equity courts of any state, however, may refuse to foreclose a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the acceleration unconscionable. Furthermore, in some states, the Borrower may avoid foreclosure and reinstate an accelerated loan by paying only the defaulted amounts and the costs and attorneys' fees incurred by the lender in collecting such defaulted payments.

  State courts also are known to apply various legal and equitable principles to avoid enforcement of the forfeiture provisions of Installment Contracts. For example, a lender's practice of accepting late payments from the borrower may be deemed a waiver of the forfeiture clause. State courts also may impose equitable grace periods for payment of arrearages or otherwise permit reinstatement of the contract following a default. Not infrequently, if a borrower under an Installment Contract has significant equity in the property, equitable principles will be applied to reform or reinstate the contract or to permit the borrower to share the proceeds upon a foreclosure sale of the property if the sale price exceeds the debt.

 Soldiers' and Sailors' Relief Act

  Under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act"), a Borrower who enters military service after the origination of such Borrower's Mortgage Loan (including a Borrower who is a member of the National Guard or is in reserve status at the time of the origination of the Mortgage Loan and is later called to active duty) may not be charged interest (including fees and charges) above an annual rate of 6% during the period of such Borrower's active duty status, unless a court orders otherwise upon application of the lender. Any shortfall in interest collections resulting from the application of the Relief Act, to the extent not covered by any applicable credit enhancements, could result in losses to the Holders of the Certificates. The Relief Act applies to mortgagors who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service assigned to duty with the military. Because the Relief Act applies to mortgagors who enter military service (including reservists who are later called to active duty) after origination of the related Mortgage Loan, no information can be provided as to the number of Mortgage Loans that may be affected by the Relief Act. Some of the Mortgaged Properties relating to Mortgage Loans included in the Mortgage Pool for a Series may be owned by Borrowers who are individuals. In addition, the Relief Act imposes limitations which would impair the ability of the Master Servicer to foreclose on an affected Mortgage Loan during the Borrower's period of active duty status and, under certain circumstances, during an additional three months thereafter. Thus, in the event that such a Mortgage Loan goes into default, there may be delays and losses occasioned by the inability to realize upon the Mortgage Property in a timely fashion.

APPLICABILITY OF USURY LAWS

  State and federal usury laws limit the interest that lenders are entitled to receive on a mortgage loan. In determining whether a given transaction is usurious, courts may include charges in the form of "points" and "fees" as "interest," but may exclude payments in the form of "reimbursement of foreclosure expenses" or other charges found to be distinct from "interest." If, however, the amount charged for the use of the money loaned is found to exceed a statutorily established maximum rate, the form employed and the degree of overcharge are both immaterial. Statutes differ in their provision as to the consequences of a usurious loan. One group of statutes requires the lender to forfeit the interest above the applicable limit or imposes a specified penalty. Under this statutory scheme, the borrower may have the recorded mortgage or deed of trust cancelled upon paying its debt with lawful interest, or the lender may foreclose, but only for the debt plus lawful interest. A second group of statutes is more severe. A violation of this type of usury law results in the invalidation of the transaction, thereby permitting the borrower to have the recorded mortgage or deed of trust cancelled without any payment and prohibiting the lender from foreclosing.

  Under the Agreement, a representation and warranty will be made to the effect that the Mortgage Loans included in a given Trust Fund complied at origination with applicable laws, including usury laws. If this representation and warranty is breached with respect to any Mortgage Loan in a manner that materially and adversely affects the interests of Certificateholders, a Substitute Mortgage Loan will be substituted for such Mortgage Loan or such Mortgage Loan will be repurchased in accordance with the applicable Agreement. See "THE MORTGAGE POOLS--Representations and Warranties."

  The Agreement for each Series will provide that the Master Servicer not charge interest in excess of that permitted under any applicable state and federal usury laws, notwithstanding that the applicable Note may provide for a higher rate.

ALTERNATIVE MORTGAGE INSTRUMENTS

  Alternative mortgage instruments, including adjustable rate mortgage loans, originated by non-federally chartered lenders have historically been subjected to a variety of restrictions. Such restrictions differed from state to state, resulting in difficulties in determining whether a particular alternative mortgage instrument originated by a state-chartered lender was in compliance with applicable law. These difficulties were alleviated substantially as a result of the enactment of Title VIII of the Garn-St Germain Act ("Title VIII"). Title VIII provides that, notwithstanding any state law to the contrary, state-chartered banks may originate alternative mortgage instruments in accordance with regulations promulgated by the Comptroller of the Currency with respect to origination of alternative mortgage instruments by national banks, state-chartered credit unions may originate alternative mortgage instruments in accordance with regulations promulgated by the National Credit Union Administration (the "NCUA") with respect to origination of alternative mortgage instruments by federal credit unions, and all other non-federally chartered housing creditors, including state-chartered savings and loan associations, state-chartered savings banks and mortgage banking companies, may originate alternative mortgage instruments in accordance with the regulations promulgated by the Federal Home Loan Bank Board (now the Office of Thrift Supervision) with respect to origination of alternative mortgage instruments by federal savings and loan associations. Title VIII provides that any state may reject applicability of the provision of Title VIII by adopting, prior to October 15, 1985, a law or constitutional provision expressly rejecting the applicability of such provisions. Certain states have taken such action.

LEASES AND RENTS

  Some of the Mortgage Loans included in the Mortgage Pool for a Series may be secured by an assignment of leases and rents, either through a separate document of assignment or as incorporated in the mortgage. Under such assignments, the borrower under the mortgage loan typically assigns its right, title and interest as landlord under each lease and the income derived therefrom to the lender, while retaining a license to collect the rents for so long as there is no default under the mortgage loan documentation. The manner of perfecting the lender's interest in rents may depend on whether the borrower's assignment was absolute or one granted as security for the loan. Failure to properly perfect the lender's interest in rents may result in the loss of a substantial pool of funds which could otherwise serve as a source of repayment for the loan. In the event the Borrower defaults, the license terminates and the lender may be entitled to collect rents. Some state laws may require that to perfect its interest in rents, the lender must take possession of the property and/or obtain judicial appointment of a receiver before becoming entitled to collect the rents. Lenders that actually take possession of the property, however, may incur potentially substantial risks attendant to being a mortgagee in possession. Such risks include liability for environmental clean-up costs and other risks inherent to property ownership. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender's ability to collect the rents may be adversely affected. In the event of borrower default, the amount of rent the lender is able to collect from the tenants can significantly affect the value of the lender's security interest.

SECONDARY FINANCING; DUE-ON-ENCUMBRANCE PROVISIONS

  Some of the Mortgage Loans included in the Mortgage Pool for a Series may not restrict secondary financing, thereby permitting the Borrower to use the Mortgaged Property as security for one or more additional loans. Some of the Mortgage Loans may preclude secondary financing (often by permitting the first lender to accelerate the maturity of its loan if the Borrower further encumbers the Mortgaged Property) or may require the consent of the senior lender to any junior or substitute financing; however, such provisions may be unenforceable in certain jurisdictions under certain circumstances. The Agreement for each Series will provide that if any Mortgage Loan contains a provision in the nature of a "due-on-encumbrance" clause, which by its terms:
(i) provides that such Mortgage Loan shall (or may at the mortgagee's option) become due and payable upon the creation of any lien or other encumbrance on the related Mortgaged Property; or (ii) requires the consent of the related mortgagee to the creation of any such lien or other encumbrance on the related Mortgaged Property, then for so long as such Mortgage Loan is included in a given Trust Fund, the Master Servicer or, if such Mortgage Loan is a Specially Serviced Mortgage Loan, the Special Servicer, if any, on behalf of such Trust Fund, shall exercise (or decline to exercise) any right it may have as the mortgagee of record with respect to such Mortgage Loan (x) to accelerate the payments thereon, or (y) to withhold its consent to the creation of any such lien or other encumbrance, in a manner consistent with the servicing standard set forth in the Agreement.

  Where the Borrower encumbers the Mortgaged Property with one or more junior liens, the senior lender is subjected to additional risk. First, the Borrower may have difficulty servicing and repaying multiple loans. Second, acts of the senior lender which prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the Borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent an existing junior lender is prejudiced or the Borrower is additionally burdened. Third, if the Borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with, delay and in certain circumstances even prevent the taking of action by the senior lender. Fourth, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

CERTAIN LAWS AND REGULATIONS

  The Mortgage Properties will be subject to compliance with various federal, state and local statutes and regulations. Failure to comply (together with an inability to remedy any such failure) could result in material diminution in the value of a Mortgaged Property which could, together with the possibility of limited alternative uses for a particular Mortgaged Property (i.e., a nursing or convalescent home or hospital), result in a failure to realize the full principal amount of the related Mortgage Loan.

TYPE OF MORTGAGED PROPERTY

  The lender may be subject to additional risk depending upon the type and use of the Mortgaged Property in question. For instance, Mortgaged Properties which are hospitals, nursing homes or convalescent homes may present special risks to lenders in large part due to significant governmental regulation of the operation, maintenance, control and financing of health care institutions. Mortgages on Mortgaged Properties which are owned by the Borrower under a condominium form of ownership are subject to the declaration, by-laws and other rules and regulations of the condominium association. Mortgaged Properties which are hotels or motels may present additional risk to the lender in that: (i) hotels and motels are typically operated pursuant to franchise, management and operating agreements which may be terminable by the operator; and (ii) the transferability of the hotel's operating, liquor and other licenses to the entity acquiring the hotel either through purchase or foreclosure is subject to the vagaries of local law requirements. In addition, Mortgaged Properties which are multifamily residential properties or cooperatively owned multifamily properties may be subject to rent control laws, which could impact the future cash flows of such properties.

AMERICANS WITH DISABILITIES ACT

  Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated thereunder (collectively, the "ADA"), in order to protect individuals with disabilities, public accommodations (such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent "readily achievable." In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, such altered portions are readily accessible to and usable by disabled individuals. The "readily achievable" standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable Person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose such requirements on a foreclosing lender who succeeds to the interest of the Borrower as owner or landlord. Furthermore, since the "readily achievable" standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the Borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the Borrower is subject.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

GENERAL

  The following is a summary of certain anticipated federal income tax consequences of the purchase, ownership, and disposition of the Certificates. The summary is based upon the provisions of the Code, the regulations promulgated thereunder, including, where applicable, proposed regulations, and the judicial and administrative rulings and decisions now in effect, all of which are subject to change or possible differing interpretations. The statutory provisions, regulations, and interpretations on which this summary is based are subject to change, and such change could apply retroactively.

  The summary does not purport to deal with all aspects of federal income taxation that may affect particular investors in light of their individual circumstances, nor with certain types of investors subject to special treatment under the federal income tax laws. This summary focuses primarily upon investors who will hold Certificates as "capital assets" (generally, property held for investment) within the meaning of Section 1221 of the Code, but much of the discussion is applicable to other investors as well. Potential purchasers of Certificates are advised to consult their own tax advisers concerning the federal, state or local tax consequences to them of the purchase, holding and disposition of Certificates.

TAXATION OF THE REMIC AND ITS HOLDERS

  General. In the opinion of Milbank, Tweed, Hadley & McCloy or Orrick, Herrington and Sutcliffe, as specified in the applicable Prospectus Supplement, special counsel to the Depositor, if a REMIC election is made with respect to a Series of Certificates, then the arrangement by which the Certificates of that Series are issued will be treated as one or more REMICs as long as all of the provisions of the applicable Agreement are complied with and the statutory and regulatory requirements are satisfied. Certificates will be designated as "Regular Interests" or "Residual Interests" in the REMICs, as specified in the related Prospectus Supplement. The opinion of special counsel may in certain cases be based on representations of the Depositor or other persons.

  If a REMIC election is made with respect to a Series of Certificates, (i) Certificates held by a mutual savings bank or domestic building and loan association will represent interests in "qualifying real property loans" within the meaning of Code Section 593(d) (assuming that at least 95% of the REMIC's assets are "qualifying real property loans"); (ii) Certificates held by a domestic building and loan association will constitute "a regular or a residual interest in a REMIC" within the meaning of Code Section 7701(a)(19)(C)(xi) (assuming that at least 95% of the REMIC's assets consist of cash, government securities, "loans secured by an interest in real property," and other types of assets described in Code Section 7701(a)(19)(C) (except that if the underlying Mortgage Loans are not residential Mortgage Loans, the Certificates will not so qualify)); and (iii) Certificates held by a real estate investment trust will constitute "real estate assets" within the meaning of Code Section 856(c)(5)(A), and income with respect to the Certificates will be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Code
Section 856(c)(3)(B) (assuming, for both purposes, that at least 95% of the REMIC's assets are qualifying assets). If less than 95% of the REMIC's assets consist of assets described in (i), (ii) or (iii) above, then a Certificate will qualify for the tax treatment described in (i), (ii) or (iii) in the proportion that such REMIC assets are qualifying assets.

  It is possible that various reserves or funds will reduce the proportion of REMIC assets which qualify under the standards described above.

TAXATION OF REGULAR INTERESTS

  Interest and Acquisition Discount. Certificates representing Regular Interests in a REMIC ("Regular Interest Certificates") are generally taxable to Holders in the same manner as evidences of indebtedness issued by the REMIC. Stated interest on the Regular Interest Certificates will be taxable as ordinary income and taken into account using the accrual method of accounting, regardless of the Certificateholder's normal accounting method. Reports will be made annually to the Internal Revenue Service (the "IRS") and to Holders of Regular

Interest Certificates that are not excepted from the reporting requirements regarding amounts treated as interest (including accrual of original issue discount) on Regular Interest Certificates.

  Certificates on which interest is not paid currently ("Compound Interest Certificates") will, and certain of the other Certificates constituting Regular Interests may, be issued with original issue discount ("OID") within the meaning of Code Section 1273. Rules governing OID are set forth in Sections 1271-1275 of the Code and certain final regulations of the U.S. Department of the Treasury issued in 1994 (the "Final Regulations") and certain proposed regulations of the U.S. Department of the Treasury issued in 1986, and modified in 1991 and 1994 (the "Proposed Regulations"). The discussion herein is based in part on the Proposed Regulations, which are subject to change before being adopted as final regulations and which will not be effective for obligations issued before such final regulations are adopted. Moreover, although the Code contains specific provisions governing the calculation of OID on securities, such as the Certificates, on which principal is required to be prepaid based on prepayments of the underlying assets, regulations interpreting those provisions have not yet been issued.

  In general, OID, if any, will equal the difference between the stated redemption price at maturity of a Regular Interest Certificate and its issue price. A Holder of a Regular Interest Certificate must include such OID in gross income as ordinary income as it accrues under a method taking into account an economic accrual of the discount. In general, OID must be included in income in advance of the receipt of the cash representing that income. The amount of OID on a Regular Interest Certificate will be considered to be zero if it is less than a de minimis amount determined under the Code.

  The issue price of a Regular Interest Certificate of a Class will generally be the initial offering price at which a substantial amount of the Certificates in the Class is sold to the public, and will be treated by the Depositor as including, in addition, the amount paid by the Certificateholder for accrued interest that relates to a period prior to the issue date of such Regular Interest Certificate. Under the Final Regulations, the stated redemption price at maturity is the sum of all payments on the Certificate other than any "qualified stated interest" payments. Qualified stated interest is interest that is unconditionally payable at least annually during the entire term of the Certificate at either (a) a single fixed rate that appropriately takes into account the length of the interval between payments or (b) the current values of (i) a single "qualified floating rate" or (ii) a single "objective rate" (each a "Single Variable Rate"). A "current value" is the value of a variable rate on any day that is no earlier than three months prior to the first day on which that value is in effect and no later than one year following that day. A qualified floating rate is a rate the variations in which reasonably can be expected to measure contemporaneous variations in the cost of newly borrowed funds in the currency in which the Regular Interest Certificate is denominated (e.g., LIBOR). Such a rate remains qualified even though it is multiplied by a fixed, positive multiple not exceeding 1.35, increased or decreased by a fixed rate, or both. Certain combinations of rates constitute a single qualified floating rate, including (a) interest stated at a fixed rate for an initial period of less than one year followed by a qualified floating rate, if the value of the qualified floating rate on the issue date is intended to approximate the fixed rate, and (b) two or more qualified floating rates that can reasonably be expected to have approximately the same values throughout the term of the Regular Interest Certificate. A combination of such rates is conclusively presumed to be a single qualified floating rate if the values of all rates on the issue date are within .25 percentage points of each other. A variable rate that is subject to an interest rate cap, floor, "governor" or similar restriction on rate adjustment may be a qualified floating rate only if such restriction is fixed throughout the term of the instrument, or is not reasonably expected as of the issue date to cause the yield on the debt instrument to differ significantly from the expected yield absent the restriction. An objective rate is a rate, other than a qualified floating rate, determined by a single formula that is fixed throughout the term of the Regular Interest Certificate and is based on (i) one or more qualified floating rates (including a multiple or inverse of a qualified floating rate), (ii) one or more rates each of which would be a qualified floating rate for a debt instrument denominated in a foreign currency, (iii) the yield or the changes in the price of one or more items of "actively traded" personal property, (iv) a combination of rates described in
(i), (ii) or (iii), or (v) other rates designated by the IRS. Each rate described in (i) through (iv) above will not be considered an objective rate, however, if it is reasonably expected that the average value of the rate during the first half of the Regular Interest Certificate's term will differ significantly from the average value of the rate during the final half of its term. A combination of interest stated at a fixed rate for an initial period of less than one year followed by an objective rate is treated as a single objective rate if the value of the objective rate on the issue date is intended to approximate the fixed rate; such a combination of rates is conclusively presumed to be a single objective rate if the value of the objective rate on the issue date does not differ from the value of the fixed rate by more than .25 percentage points. The rules for determining the qualified stated interest payable with respect to certain variable rate Regular Interest Certificates not bearing interest at a Single Variable Rate are discussed below under "--Variable Rate Regular Interests." In the case of the Compound Interest Certificates, Interest Weighted Certificates, and certain of the other Regular Interest Certificates, none of the payments under the instrument will be considered qualified stated interest, and thus the aggregate amount of all payments will be included in the stated redemption price at maturity. Because Certificateholders are entitled to receive interest only to the extent that payments are made on the Mortgage Loans, interest might not be considered to be "unconditionally payable."

  The Holder of a Regular Interest Certificate issued with OID must include in gross income, for all days during its taxable year on which it holds such Regular Interest Certificate, the sum of the "daily portions" of such OID. Under Code Section 1272(a)(6), the amount of OID to be included in income by a Holder of a debt instrument, such as a Regular Interest Certificate, that is subject to acceleration due to prepayments on other debt obligations securing such instruments, is computed by taking into account the anticipated rate of prepayments assumed in pricing the debt instrument (the "Prepayment Assumption"). The amount of OID includible in income by a Holder will be computed by allocating to each day during a taxable year a pro-rata portion of the OID that accrued during the relevant accrual period. The amount of OID that will accrue during an accrual period (generally the period between interest payments or compounding dates) is the excess (if any) of the sum of
(a) the present value of all payments remaining to be made on the Regular Interest Certificate as of the close of the accrual period and (b) the payments during the accrual period of amounts included in the stated redemption price of the Regular Interest Certificate, over the "adjusted issue price" of the Regular Interest Certificate at the beginning of the accrual period. The adjusted issue price of a Regular Interest Certificate is the sum of its issue price plus prior accruals of OID, reduced by the total payments made with respect to such Regular Interest Certificate in all prior periods, other than qualified stated interest payments. Code Section 1272(a)(6) requires the present value of the remaining payments to be determined on the basis of three factors: (i) the original yield to maturity of the Regular Interest Certificate (determined on the basis of compounding at the end of each accrual period and properly adjusted for the length of the accrual period), (ii) events which have occurred before the end of the accrual period and (iii) the assumption that the remaining payments will be made in accordance with the original Prepayment Assumption. The effect of this method would be to increase the portions of OID required to be included in income by a Certificateholder taking into account prepayments with respect to the Mortgage Loans at a rate that exceeds the Prepayment Assumption, and to decrease (but not below zero for any period) the portions of OID required to be included in income by a Certificateholder taking into account prepayments with respect to the Mortgage Loans at a rate that is slower than the Prepayment Assumption. Although OID will be reported to Certificateholders based on the Prepayment Assumption, no representation is made to Certificateholders that Mortgage Loans will be prepaid at that rate or at any other rate.

  Certain classes of Certificates may represent more than one class of REMIC Regular Interests. Unless the applicable Prospectus Supplement specifies otherwise, the Trustee intends, based on the Final Regulations, to calculate OID on such Certificates as if, solely for the purposes of computing OID, the separate Regular Interests were a single debt instrument.

  A subsequent Holder of a Regular Interest Certificate will also be required to include OID in gross income, but such a Holder who purchases such Regular Interest Certificate for an amount that exceeds its adjusted issue price will be entitled (as will an initial Holder who pays more than a Regular Interest Certificate's issue price) to offset such OID by comparable economic accruals of portions of such excess.

  Interest Weighted Certificates. It is not clear how income should be accrued with respect to Regular Interest Certificates the payments on which consist solely or primarily of a specified portion of the interest payments on qualified mortgages held by the REMIC ("Interest Weighted Certificate"). The Depositor intends to take the position that all of the income derived from an Interest Weighted Certificate should be treated as OID and that the amount and rate of accrual of such OID should be calculated by treating the Interest Weighted Certificate as a Compound Interest Certificate. However, the IRS could assert that income derived from an Interest Weighted Certificate should be calculated as if the Interest Weighted Certificate were a Certificate purchased at a premium equal to the excess of the price paid by such Holder for the Interest Weighted Certificate over its stated principal amount, if any. Under this approach, a Holder would be entitled to amortize such premium only if it has in effect an election under Section 171 of the Code with respect to all taxable debt instruments held by such holder, as described below. Alternatively, the IRS could assert that the Interest Weighted Certificate should be taxable under certain proposed rules governing bonds issued with contingent principal payments, in which case a Holder might recognize income at a slower rate than if the Interest Weighted Certificate were treated as a Compound Interest Certificate.

  Variable Rate Regular Interests. Regular Interest Certificates bearing interest at one or more variable rates are subject to certain special rules. The qualified stated interest payable with respect to certain variable rate debt instruments not bearing interest at a Single Variable Rate generally is determined under the Final Regulations by converting such instruments into fixed rate debt instruments. Instruments qualifying for such treatment generally include those providing for stated interest at (i) more than one qualified floating rates, or at (ii) a single fixed rate and (a) one or more qualified floating rates or (b) a single "qualified inverse floating rate" (each, a "Multiple Variable Rate"). A qualified inverse floating rate is an objective rate equal to a fixed rate reduced by a qualified floating rate, the variations in which can reasonably be expected to inversely reflect contemporaneous variations in the cost of newly borrowed funds (disregarding permissible rate caps, floors, governors, and similar restrictions such as are described above).

  Purchasers of Regular Interest Certificates bearing a variable rate of interest should be aware that there is uncertainty concerning the application of Code Section 1272(a)(6), the Final Regulations, and the Proposed Regulations to such Certificates. In the absence of other authority, the Depositor intends to be guided by the provisions of the Final Regulations governing variable rate debt instruments in adapting the provisions of Code
Section 1272(a)(6) to such Certificates for the purpose of preparing reports furnished to the IRS and Certificateholders. In that regard, in determining OID with respect to Regular Interest Certificates bearing interest at a Single Variable Rate, (a) all stated interest with respect to a Regular Interest Certificate is treated as qualified stated interest and (b) the amount and accrual of OID, if any, is determined under the OID rules applicable to fixed rate debt instruments discussed above by assuming that the Single Variable Rate is a fixed rate equal to (i) in the case of a qualified floating rate or qualified inverse floating rate, the issue date value of the rate, or (ii) in the case of any other objective rate, a fixed rate that reflects the yield that is reasonably expected for the Regular Interest Certificate. Interest and OID attributable to Regular Interest Certificates bearing interest at a Multiple Variable Rate similarly will be taken into account under a methodology that converts the Certificate into an equivalent fixed rate debt instrument. However, in determining the amount and accrual of OID, the assumed fixed rates are (a) for each qualified floating rate, the value of each such rate as of the issue date (with appropriate adjustment for any differences in intervals between interest adjustment dates), (b) for a qualified inverse floating rate, the value of the rate as of the issue date, and (c) for any other objective rate, the fixed rate that reflects the yield that is reasonably expected for the Certificate. In the case of a Certificate that provides for stated interest at a fixed rate in one or more accrual periods and either one or more qualified floating rates or a qualified inverse floating rate in other accrual periods, the fixed rate is initially converted into a qualified floating rate (or a qualified inverse floating rate, if the Certificate provides for a qualified inverse floating rate). The qualified floating rate or qualified inverse floating rate that replaces the fixed rate must be such that the fair market value of the Regular Interest Certificate as of its issue date is approximately the same as the fair market value of an otherwise identical debt instrument that provides for either the qualified floating rate or the qualified inverse floating rate. Subsequent to converting the fixed rate into either a qualified floating rate or a qualified inverse floating rate, the Regular Interest Certificate is then converted into an equivalent fixed rate debt instrument in the manner described above. If the interest paid or accrued with respect to a Single Variable Rate or Multiple Variable Rate Certificate during an accrual period differs from the assumed fixed interest rate, such difference will be an adjustment (to interest or OID, as applicable) to the Certificateholder's taxable income for the taxable period or periods to which such difference relates.

  Purchasers of Certificates bearing a variable rate of interest should be aware that the provisions of the Final Regulations governing variable rate debt instruments are limited in scope and may not apply to some Regular Interest Certificates having variable rates. If such a Certificate is not subject to the provisions of the Final Regulations governing variable rate debt instruments, it may be subject to the provisions of the Proposed Regulations applicable to debt instruments having contingent payments. The application of those provisions to instruments such as variable rate Regular Interest Certificates is subject to differing interpretations. Prospective purchasers of variable rate Regular Interest Certificates should consult their tax advisers concerning the appropriate tax treatment of such Certificates.

  Market Discount and Premium. A purchaser of a Regular Interest Certificate may also be subject to the market discount rules of the Code. Such purchaser generally will be required to recognize accrued market discount as ordinary income as payments of principal are received on such Regular Interest Certificate, or upon sale or exchange of the Regular Interest Certificate. In general terms, until regulations are promulgated, market discount may be treated as accruing, at the election of the Holder, either (i) under a constant yield method, taking into account the Prepayment Assumption, or (ii) in proportion to accruals of OID (or, if there is no OID, in proportion to accruals of stated interest). A Holder of a Regular Interest Certificate having market discount may also be required to defer a portion of the interest deductions attributable to any indebtedness incurred or continued to purchase or carry the Regular Interest Certificate. As an alternative to the inclusion of market discount in income on the foregoing basis, the Holder may elect to include such market discount in income currently as it accrues on all market discount instruments acquired by such Holder in that taxable year or thereafter, in which case the interest deferral rule will not apply.

  A Holder who purchases a Regular Interest Certificate (other than an Interest Weighted Certificate, to the extent described above) at a cost greater than its stated redemption price at maturity, generally will be considered to have purchased the Certificate at a premium, which it may elect to amortize as an offset to interest income on such Certificate (and not as a separate deduction item) on a constant yield method. Although no regulations addressing the computation of premium accrual on collateralized mortgage obligations or REMIC Regular Interests have been issued, the legislative history of the Tax Reform Act of 1986 (the "1986 Act") indicates that premium is to be accrued in the same manner as market discount. Accordingly, it appears that the accrual of premium on a Regular Interest Certificate will be calculated using the prepayment assumption used in pricing such Regular Interest Certificate. If a Holder makes an election to amortize premium on a Certificate, such election will apply to all taxable debt instruments (including all REMIC Regular Interests) held by the Holder at the beginning of the taxable year in which the election is made, and to all taxable debt instruments acquired thereafter by such Holder, and will be irrevocable without the consent of the IRS. Purchasers who pay a premium for Regular Interest Certificates should consult their tax advisers regarding the election to amortize premium and the method to be employed.

  Interest Election. Under the Final Regulations, holders of Regular Interest Certificates generally may elect to include all accrued interest on a Regular Interest Certificate in gross income using the constant yield to maturity method. For purposes of this election, interest includes stated interest, original issue discount, de minimis original issue discount, market discount, de minimis market discount and unstated interest, as adjusted by any premium. If a holder of a Regular Interest Certificate makes such an election and (i) the Regular Interest Certificate has amortizable bond premium, the holder is deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Certificateholder owns or acquires, or (ii) the Regular Interest Certificate has market discount, the holder is deemed to have made an election to include market discount in income currently for all debt instruments having market discount acquired during the year of the election or thereafter. See "--Market Discount and Premium" above. A holder of a Regular Interest Certificate should consult its tax adviser before making this election.

  Treatment of Subordinate Certificates. As described above under "ENHANCEMENT--Subordinate Certificates," certain Series of Certificates may contain one or more Classes of Subordinate Certificates. Holders of Subordinate Certificates will be required to report income with respect to such Certificates on the accrual method without giving effect to delays and reductions in distributions attributable to defaults or delinquencies on any Mortgage Loans, except possibly to the extent that it can be established that such amounts are uncollectible. As a result, the amount of income reported by a Holder of a Subordinate Certificate in any period could significantly exceed the amount of cash distributed to such Holder in that period.

  Although not entirely clear, it appears that a corporate Holder generally should be allowed to deduct as an ordinary loss any loss sustained on account of partial or complete worthlessness of a Subordinate Certificate. Although similarly unclear, a noncorporate Holder generally should be allowed to deduct as a short-term capital loss any loss sustained on account of complete worthlessness of a Subordinate Certificate. A noncorporate Holder alternatively may be allowed such a loss deduction as the principal balance of a Subordinate Certificate is reduced by reason of realized losses resulting from liquidated Mortgage Loans; however, the IRS could contend that a noncorporate Holder should be allowed such losses only after all Mortgage Loans in the Trust Fund have been liquidated or the Subordinate Certificates otherwise have been retired. Special rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. Holders of Subordinate Certificates should consult their own tax advisers regarding the appropriate timing, character and amount of any loss sustained with respect to Subordinate Certificates.

REMIC EXPENSES

  As a general rule, all of the expenses of a REMIC will be taken into account by Holders of the Residual Interest Certificates. In the case of a "single-class REMIC," however, the expenses will be allocated, under temporary Treasury regulations, among the Holders of the Regular Interest Certificates and the Holders of the Residual Interest Certificates on a daily basis in proportion to the relative amounts of income accruing to each Certificateholder on that day. In the case of a Regular Interest Certificateholder who is an individual or a "pass-through interest holder" (including certain pass-through entities but not including real estate investment trusts), such expenses will be deductible only to the extent that such expenses, plus other "miscellaneous itemized deductions" of the Certificateholder, exceed 2% of such Certificateholder's adjusted gross income. In addition, Code Section 68 provides that the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount (for 1995, $114,700, or $57,350, in the case of a separate return of a married individual within the meaning of Code Section 7703, which amounts will be adjusted annually for inflation) will be reduced by the lesser of (i) 3% of the excess of adjusted gross income over the applicable amount, or (ii) 80% of the amount of itemized deductions otherwise allowable for such taxable year. The disallowance of this deduction may have a significant impact on the yield of the Regular Interest Certificate to such a Holder. In general terms, a single-class REMIC is one that either (i) would qualify, under existing Treasury regulations, as a grantor trust if it were not a REMIC (treating all interests as ownership interests, even if they would be classified as debt for federal income tax purposes) or (ii) is similar to such a trust and is structured with the principal purpose of avoiding the single-class REMIC rules.

SALE OR EXCHANGE OF REMIC REGULAR INTEREST CERTIFICATES

  A Regular Interest Certificateholder's tax basis in its Regular Interest Certificate is the price such Holder pays for a Certificate, plus amounts of OID or market discount included in income and reduced by any payments received (other than qualified stated interest payments) and any amortized premium. Gain or loss recognized on a sale, exchange, or redemption of a Regular Interest Certificate, measured by the difference between the amount realized and the Regular Interest Certificate's basis as so adjusted, will generally be capital gain or loss, assuming that the Regular Interest Certificate is held as a capital asset. If, however, a Certificateholder is a bank, thrift, or similar institution described in Section 582 of the Code, gain or loss realized on the sale or exchange of a Certificate will be taxable as ordinary income or loss. In addition, gain from the disposition of a Regular Interest Certificate that might otherwise be capital gain will be treated as ordinary income to the extent of the excess, if any, of (i) the amount that would have been includible in the Holder's income if the yield on such Regular

Interest Certificate had equaled 110% of the applicable federal rate as of the beginning of such Holder's holding period, over (ii) the amount of ordinary income actually recognized by the Holder with respect to such Regular Interest Certificate. For taxable years beginning after December 31, 1993, the maximum tax rate on ordinary income for individual taxpayers is 39.6% and the maximum tax rate on long-term capital gains reported after December 31, 1993 for such taxpayers is 28%. The maximum tax rate on both ordinary income and long-term capital gains of corporate taxpayers is 35%.

  In addition, all or a portion of any gain from the sale of a Certificate that might otherwise be capital gain may be treated as ordinary income (i) if such Certificate is held as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Holder's net investment in the conversion transaction at 120% of the appropriate applicable Federal rate under Code Section 1274(d) in effect at the time the taxpayer entered into the transaction reduced by any amount treated as ordinary income with respect to any prior disposition of property that was held as part of such transaction, or (ii) in the case of a noncorporate taxpayer that has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates.

TAXATION OF THE REMIC

  General. Although a REMIC is a separate entity for federal income tax purposes, a REMIC is not generally subject to entity-level taxation. Rather, except in the case of a "single-class REMIC," the taxable income or net loss of a REMIC is taken into account by the Holders of Residual Interests. The Regular Interests are generally taxable as debt of the REMIC.

  Calculation of REMIC Income. The taxable income or net loss of a REMIC is determined under an accrual method of accounting and in the same manner as in the case of an individual, with certain adjustments. In general, the taxable income or net loss will be the difference between (i) the gross income produced by the REMIC's assets, including stated interest and any OID or market discount on loans and other assets, and (ii) deductions, including stated interest and OID accrued on Regular Interest Certificates, amortization of any premium with respect to loans, and servicing fees and other expenses of the REMIC. A Holder of a Residual Interest Certificate that is an individual or a "pass-through interest holder" (including certain pass-through entities, but not including real estate investment trusts) will be unable to deduct servicing fees payable on the loans or other administrative expenses of the REMIC for a given taxable year to the extent that such expenses, when aggregated with the Residual Interest Certificateholder's other miscellaneous itemized deductions for that year, do not exceed two percent of such Holder's adjusted gross income. In addition, Code Section 68 provides that the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount (for 1995, $114,700, or $57,350 in the case of a separate return of a married individual within the meaning of Code Section 7703, which amounts will be adjusted annually for inflation) will be reduced by the lesser of (i) 3% of the excess of adjusted gross income over the applicable amount, or (ii) 80% of the amount of itemized deductions otherwise allowable for such taxable year.

  For purposes of computing its taxable income or net loss, the REMIC should have an initial aggregate tax basis in its assets equal to the aggregate fair market value of the Regular Interests and the Residual Interests on the Startup Day (generally, the day that the interests are issued). That aggregate basis will be allocated among the assets of the REMIC in proportion to their respective fair market values.

  The OID provisions of the Code apply to loans of individuals originated on or after March 2, 1984, and the market discount provisions apply to all loans. Subject to possible application of the de minimis rules, the method of accrual by the REMIC of OID or market discount income on such loans will be equivalent to the method under which Holders of Regular Interest Certificates accrue OID (i.e., under the constant yield method taking into account the Prepayment Assumption). The REMIC will deduct OID on the Regular Interest Certificates in the same manner that the Holders of the Certificates include such discount in income, but without regard to the de minimis rules. See "--Taxation of Regular Interests" above. However, a REMIC that acquires loans at a market discount must include such market discount in income currently, as it accrues, on a constant interest basis.

  To the extent that the REMIC's basis allocable to loans that it holds exceeds their principal amounts, the resulting premium, if attributable to mortgages originated after September 27, 1985, will be amortized over the life of the loans (taking into account the Prepayment Assumption) on a constant yield method. Although the law is somewhat unclear regarding recovery of premium attributable to loans originated on or before such date, it is possible that such premium may be recovered in proportion to payments of loan principal.

TAXATION OF HOLDERS OF RESIDUAL INTEREST CERTIFICATES

  The Holder of a Certificate representing a residual interest (a "Residual Interest Certificate") will take into account the "daily portion" of the taxable income or net loss of the REMIC for each day during the taxable year on which such Holder held the Residual Interest Certificate. The daily portion is determined by allocating to each day in any calendar quarter its ratable portion of the taxable income or net loss of the REMIC for such quarter, and by allocating that amount among the Holders (on such day) of the Residual Interest Certificates in proportion to their respective holdings on such day.

  Prohibited Transactions and Contributions Tax. The REMIC will be subject to a 100% tax on any net income derived from a "prohibited transaction." For this purpose, net income will be calculated without taking into account any losses from prohibited transactions or any deductions attributable to any prohibited transaction that resulted in a loss. In general, prohibited transactions include (i) subject to limited exceptions, the sale or other disposition of any qualified mortgage transferred to the REMIC; (ii) subject to a limited exception, the sale or other disposition of a cash flow investment; (iii) the receipt of any income from assets not permitted to be held by the REMIC pursuant to the Code; or (iv) the receipt of any fees or other compensation for services rendered by the REMIC. It is anticipated that a REMIC will not engage in any prohibited transactions in which it would recognize a material amount of net income. In addition, subject to a number of exceptions, a tax is imposed at the rate of 100% on amounts contributed to a REMIC after the close of the three-month period beginning on the Startup Day. The Holders of Residual Interest Certificates will generally be responsible for the payment of any such taxes imposed on the REMIC. To the extent not paid by such Holders or otherwise, however, such taxes will be paid out of the Trust Fund and will be allocated pro-rata to all outstanding Classes of Certificates of such REMIC.

  The Holder of a Residual Interest Certificate must report its proportionate share of the taxable income of the REMIC whether or not it receives cash distributions from the REMIC attributable to such income or loss. The reporting of taxable income without corresponding distributions could occur, for example, in certain REMICs in which the loans held by the REMIC were issued or acquired at a discount, since mortgage prepayments cause recognition of discount income, while the corresponding portion of the prepayment could be used in whole or in part to make principal payments on REMIC Regular Interests issued without any discount or at an insubstantial discount. (If this occurs, it is likely that cash distributions will exceed taxable income in later years.) Taxable income may also be greater in the earlier years of certain REMICs as a result of the fact that interest expense deductions, as a percentage of outstanding principal of REMIC Regular Interest Certificates, will typically increase over time as lower yielding Certificates are paid, whereas interest income with respect to loans will generally remain constant over time as a percentage of loan principal.

  In any event, because the Holder of a Residual Interest is taxed on the net income of the REMIC, the taxable income derived from a Residual Interest Certificate in a given taxable year will not be equal to the taxable income associated with investment in a corporate bond or stripped instrument having similar cash flow characteristics and pre-tax yield. Therefore, the after-tax yield on the Residual Interest Certificate may be less than that of such a bond or instrument.

  Limitation on Losses. The amount of the REMIC's net loss that a Holder may take into account currently is limited to the Holder's adjusted basis at the end of the calendar quarter in which such loss arises. A Holder's basis in a Residual Interest Certificate will initially equal such Holder's purchase price, and will subsequently be increased by the amount of the REMIC's taxable income allocated to the Holder, and decreased (but not below zero) by the amount of distributions made and the amount of the REMIC's net loss allocated to the Holder. Any disallowed loss may be carried forward indefinitely, but may be used only to offset income of the REMIC generated by the same REMIC. The ability of Residual Interest Certificateholders to deduct net losses may be subject to additional limitations under the Code, as to which such Holders should consult their tax advisers.

  Distributions. Distributions on a Residual Interest Certificate (whether at their scheduled times or as a result of prepayments) will generally not result in any additional taxable income or loss to a Holder of a Residual Interest Certificate. If the amount of such payment exceeds a Holder's adjusted basis in the Residual Interest Certificate, however, the Holder will recognize gain (treated as gain from the sale of the Residual Interest Certificate) to the extent of such excess.

  Sale or Exchange. A Holder of a Residual Interest Certificate will recognize gain or loss on the sale or exchange of a Residual Interest Certificate equal to the difference, if any, between the amount realized and such Certificateholder's adjusted basis in the Residual Interest Certificate at the time of such sale or exchange. Any such loss may be a capital loss subject to limitation; gain which might otherwise be capital may be treated as ordinary income under certain circumstances. See "--Sale or Exchange of REMIC Regular Interest Certificates" above. Except to the extent provided in regulations, which have not yet been issued, any loss upon disposition or a Residual Interest Certificate will be disallowed if the selling Certificateholder acquires any residual interest in a REMIC or similar mortgage pool within six months before or after such disposition.

EXCESS INCLUSIONS

  The portion of a Residual Interest Certificateholder's REMIC taxable income consisting of "excess inclusion" income may not be offset by other deductions or losses, including net operating losses, on such Certificateholder's federal income tax return. An exception applies to organizations to which Code Section 593 applies (generally, certain thrift institutions); however, such exception will not apply if the aggregate value of the Residual Interest Certificates is not considered to be "significant," as described below. Further, if the Holder of a Residual Interest Certificate is an organization subject to the tax on unrelated business income imposed by Code Section 511, such Residual Interest Certificateholder's excess inclusion income will be treated as unrelated business taxable income of such Certificateholder. In addition, under Treasury regulations yet to be issued, if a real estate investment trust, a regulated investment company, a common trust fund, or certain cooperatives were to own a Residual Interest Certificate, a portion of dividends (or other distributions) paid by the real estate investment trust (or other entity) would be treated as excess inclusion income. If a Residual Certificate is owned by a foreign person, excess inclusion income is subject to tax at a rate of 30%, which rate may not be reduced by treaty and is not eligible for treatment as "portfolio interest." Treasury regulations under the REMIC provisions of the Code (the "REMIC Regulations") provide that a Residual Interest Certificate has significant value only if (i) the aggregate issue price of the Residual Interest Certificates is at least 2% of the aggregate of the issue prices of all Regular Interest Certificates and Residual Interest Certificates in the REMIC and (ii) the anticipated weighted average life (determined as specified in the REMIC Regulations) of the Residual Interest Certificates is at least 20% of the anticipated weighted average life of the REMIC.

  The excess inclusion portion of a REMIC's income is generally equal to the excess, if any, of REMIC taxable income for the quarterly period allocable to a Residual Interest Certificate, over the daily accruals for such quarterly period of (i) 120% of the long term applicable federal rate on the Startup Day multiplied by (ii) the adjusted issue price of such Residual Interest Certificate at the beginning of such quarterly period. The adjusted issue price of a Residual Interest at the beginning of each calendar quarter will equal its issue price (calculated in a manner analogous to the determination of the issue price of a Regular Interest), increased by the aggregate of the daily accruals for prior calendar quarters, and decreased (but not below zero) by the amount of loss allocated to a Holder and the amount of distributions made on the Residual Interest Certificate before the beginning of the quarter. The long-term federal rate, which is announced monthly by the Treasury Department, is an interest rate that is based on the average market yield of outstanding marketable obligations of the United States government having remaining maturities in excess of nine years.

  Under the REMIC Regulations, in certain circumstances, transfers of Residual Certificates may be disregarded. See "CERTAIN FEDERAL INCOME TAX
CONSEQUENCES--Restrictions on Ownership and Transfer of Residual Interest Certificates" and "--Tax Treatment of Foreign Investors."

RESTRICTIONS ON OWNERSHIP AND TRANSFER OF RESIDUAL INTEREST CERTIFICATES

  As a condition to qualification as a REMIC, reasonable arrangements must be made to prevent the ownership of a REMIC Residual Interest by any "Disqualified Organization." Disqualified Organizations include the United States, any State or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of any of the foregoing, a rural electric or telephone cooperative described in Section 1381(a)(2)(C) of the Code, or any entity exempt from the tax imposed by Sections 1-1399 of the Code, if such entity is not subject to tax on its unrelated business income. Accordingly, the applicable Agreement will prohibit Disqualified Organizations from owning a Residual Interest Certificate. In addition, no transfer of a Residual Interest Certificate will be permitted unless the proposed transferee shall have furnished to the Trustee an affidavit representing and warranting that it is neither a Disqualified Organization nor an agent or nominee acting on behalf of a Disqualified Organization.

  If a Residual Interest Certificate is transferred to a Disqualified Organization (in violation of the restrictions set forth above), a substantial tax will be imposed on the transferor of such Residual Interest Certificate at the time of the transfer. In addition, if a Disqualified Organization holds an interest in a pass-through entity (including, among others, a partnership, trust, real estate investment trust, regulated investment company, or any person holding as nominee) that owns a Residual Interest Certificate, the pass-through entity will be required to pay an annual tax on its allocable share of the excess inclusion income of the REMIC. Legislation presently pending before the United States Congress, The Tax Simplification and Technical Corrections Act of 1993 (the "Simplification Act"), would apply this tax on an annual basis to "large partnerships." Generally, the Simplification Act would treat partnerships that have, or have had, 250 or more partners as a large partnership for this purpose. The Simplification Act would not limit application of tax to excess inclusions allocable to Disqualified Organizations, and in fact would apply the tax to large partnerships having no Disqualified Organizations as partners. If enacted in its present form, the Simplification Act would apply to partnership taxable years ending on or after December 31, 1994.

  Under the REMIC Regulations, if a Residual Interest Certificate is a "noneconomic residual interest," as described below, a transfer of a Residual Interest Certificate to a United States person will be disregarded for all Federal tax purposes unless no significant purpose of the transfer was to impede the assessment or collection of tax. A Residual Interest Certificate is a "noneconomic residual interest" unless, at the time of the transfer (i) the present value of the expected future distributions on the Residual Interest Certificate at least equals the product of the present value of the anticipated excess inclusions and the highest rate of tax for the year in which the transfer occurs, and (ii) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. The present value is calculated based on the Prepayment Assumption, using a discount rate equal to the "applicable federal rate" at the time of transfer. If a transfer of a Residual Interest is disregarded, the transferor would be liable for any Federal income tax imposed upon the taxable income derived by the transferee from the REMIC. A significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of transfer, knew or should have known that the transferee would be unwilling or unable to pay taxes on its share of the taxable income of the REMIC. A similar type of limitation exists with respect to certain transfers of residual interests by foreign persons to United States persons. See "CERTAIN FEDERAL INCOME TAX CONSEQUENCES--Tax Treatment of Foreign Investors."

ADMINISTRATIVE MATTERS

  The REMIC's books must be maintained on a calendar year basis and the REMIC must file an annual federal income tax return. The REMIC will also be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination of any adjustments to, among other things, items of REMIC income, gain, loss, deduction, or credit, by the IRS in a unified administrative proceeding.

TAX STATUS AS A GRANTOR TRUST

  General. In the opinion of Milbank, Tweed, Hadley & McCloy or Orrick, Herrington and Sutcliffe, as specified in the applicable Prospectus Supplement, special counsel to the Depositor, if a REMIC election is not made with respect to a Series of Certificates, the Trust Fund will be classified for federal income tax purposes as a grantor trust under Subpart E, Part 1 of Subchapter J of the Code and not as an association taxable as a corporation. In some Series ("Pass-Through Certificates"), there will be no separation of the principal and interest payments on the Mortgage Loans. In such circumstances, a Certificateholder will be considered to have purchased an undivided interest in each of the Mortgage Loans. In other cases ("Stripped Certificates"), sale of the Certificates will produce a separation in the ownership of the principal payments and interest payments on the Mortgage Loans.

  Each Certificateholder must report on its federal income tax return its pro rata share of the gross income derived from the Mortgage Loans (not reduced by the amount payable as fees to the Trustee and the Master Servicer and similar fees (collectively, the "Trustee/Master Servicer Fee")), at the same time and in the same manner as such items would have been reported under the Certificateholder's tax accounting method had it held its interest in the Mortgage Loans directly, received directly its share of the amounts received with respect to the Mortgage Loans, and paid directly its share of the Trustee/Master Servicer Fees. In the case of Pass-Through Certificates, such gross income will consist of a pro rata share of all of the income derived from all of the Mortgage Loans and, in the case of Stripped Certificates, such income will consist of a pro rata share of the income derived from each stripped bond or stripped coupon in which the Certificateholder owns an interest. The Holder of a Certificate will generally be entitled to deduct such Trustee/Master Servicer Fees under Section 162 or Section 212 of the Code to the extent that such Trustee/Master Servicer Fees represent "reasonable" compensation for the services rendered by the Trustee and the Master Servicer (and Servicer, if other than the Master Servicer). In the case of a noncorporate holder, however, Trustee/Master Servicer Fees (to the extent not otherwise disallowed, e.g., because they exceed reasonable compensation) will be deductible in computing such Holder's regular tax liability only to the extent that such fees, when added to other miscellaneous itemized deductions, exceed 2% of adjusted gross income and may not be deductible to any extent in computing such Holder's alternative minimum tax liability. In addition, Code
Section 68 provides that the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount (for 1994, $111,800, or $55,900 in the case of a separate return of a married individual within the meaning of Code Section 7703, which amount will be adjusted annually for inflation) will be reduced by the lesser of (i) 3% of the excess of adjusted gross income over the applicable amount, or (ii) 80% of the amount of itemized deductions otherwise allowable for such taxable year.

  Discount or Premium on Pass-Through Certificates. The Holder's purchase price of a Pass-Through Certificate is to be allocated among the Mortgage Loans in proportion to their fair market values, determined as of the time of purchase of the Certificates. In the typical case, the Trustee believes it is reasonable for this purpose to treat each Mortgage Loan as having a fair market value proportional to the share of the aggregate principal balances of all of the Mortgage Loans that it represents, since the Mortgage Loans, unless otherwise specified in the applicable Prospectus Supplement, will have a relatively uniform interest rate and other common characteristics. To the extent that the portion of the purchase price of a Certificate allocated to a Mortgage Loan (other than to a right to receive any accrued interest thereon and any undistributed principal payments) is less than or greater than the portion of the principal balance of the Mortgage Loan allocable to the Certificate, the interest in the Mortgage Loan allocable to the Certificate will be deemed to have been acquired at a discount or premium, respectively.

  The treatment of any discount will depend on whether the discount represents OID or market discount. In the case of a Mortgage Loan with OID in excess of a prescribed de minimis amount, a Holder of a Certificate will be required to report as interest income in each taxable year its share of the amount of OID that accrues during that year, determined under a constant yield method by reference to the initial yield to maturity of the Mortgage Loan, in advance of receipt of the cash attributable to such income and regardless of the method of federal income tax accounting employed by that Holder. OID with respect to a Mortgage Loan could arise, for example, by virtue of the financing of points by the originator of the Mortgage Loan, or by virtue of the charging of points by the originator of the Mortgage Loan in an amount greater than a statutory de minimis exception, in circumstances under which the points are not currently deductible pursuant to applicable Code provisions. However, the Code provides for a reduction in the amount of OID includible in the income of a Holder who acquires an obligation after its initial issuance at a price greater than the sum of the original issue price of the Mortgage Loan and the previously accrued OID, less prior payments of principal. Accordingly, if the Mortgage Loans acquired by a Certificateholder are purchased at a price equal to the then unpaid principal amount of such Mortgage Loans, any OID should be reduced or eliminated.

  Certificateholders also may be subject to the market discount rules of Sections 1276-1278 of the Code. A Certificateholder that acquires an interest in Mortgage Loans with more than a prescribed de minimis amount of "market discount" (generally, the excess of the principal amount of the Mortgage Loans over the purchaser's purchase price) will be required under Section 1276 of the Code to include accrued market discount in income as ordinary income in each month, but limited to an amount not exceeding the principal payments on the Mortgage Loans received in that month and, if the Certificates are sold, the gain realized. Such market discount would accrue in a manner to be provided in Treasury regulations. The legislative history of the 1986 Act indicates that, until such regulations are issued, such market discount would in general accrue either (i) on the basis of a constant interest rate or (ii) in the ratio of (a) in the case of Mortgage Loans not originally issued with OID, stated interest payable in the relevant period to total stated interest remaining to be paid at the beginning of the period, or (b) in the case of Mortgage Loans originally issued at a discount, OID in the relevant period to total OID remaining to be paid.

  Section 1277 of the Code provides that, regardless of the origination date, the excess of interest paid or accrued to purchase or carry a loan with market discount over interest received on such loan is allowed as a current deduction only to the extent such excess is greater than the market discount that accrued during the taxable year in which such interest expense was incurred. In general, the deferred portion of any interest expense will be deductible when such market discount is included in income, including upon the sale, disposition, or repayment of the loan. A Holder may elect to include market discount in income currently as it accrues, on all market discount obligations acquired by such Holder during the taxable year such election is made and thereafter, in which case the interest deferral rule discussed above will not apply.

  A Certificateholder who purchases a Certificate at a premium generally will be deemed to have purchased its interest in the underlying Mortgage Loans at a premium. A Certificateholder who holds a Certificate as a capital asset may generally elect under Section 171 of the Code to amortize such premium as an offset to interest income on the Mortgage Loans (and not as a separate deduction item) on a constant yield method. The legislative history of the 1986 Act suggests that the same rules that will apply to the accrual of market discount (described above) will generally also apply in amortizing premium with respect to Mortgage Loans originated after September 27, 1985. If a Holder makes an election to amortize premium, such election will apply to all taxable debt instruments held by such Holder at the beginning of the taxable year in which the election is made, and to all taxable debt instruments acquired thereafter by such Holder, and will be irrevocable without the consent of the IRS. Purchasers who pay a premium for the Certificates should consult their tax advisers regarding the election to amortize premium and the method to be employed. Although the law is somewhat unclear regarding recovery of premium allocable to Mortgage Loans originated before September 28, 1985, it is possible that such premium may be recovered in proportion to payments of Mortgage Loan principal.

  Discount or Premium on Stripped Certificates. A Stripped Certificate may represent a right to receive only a portion of the interest payments on the Mortgage Loans, a right to receive only principal payments on the Mortgage Loans, or a right to receive certain payments of both interest and principal. Certain Stripped Certificates ("Ratio Strip Certificates") may represent a right to receive differing percentages of both the interest and principal on each Mortgage Loan. Pursuant to Section 1286 of the Code, the separation of ownership of the right to receive some or all of the interest payments on an obligation from ownership of the right to receive some or all of the principal payments results in the creation of "stripped bonds" with respect to principal payments and "stripped coupons" with respect to interest payments. Section 1286 of the Code applies the OID rules to stripped bonds and stripped coupons. For purposes of computing OID, a stripped bond or a stripped coupon is treated as a debt instrument issued on the date that such stripped interest is purchased with an issue price equal to its purchase price or, if more than one stripped interest is purchased, the ratable share of the purchase price allocable to such stripped interest. The Code, Final Regulations, Proposed Regulations, and judicial decisions provide little direct guidance as to how the OID rules are to apply to Stripped Certificates, although regulations indicate that in determining whether the portion of the interest on a Mortgage Loan payable to a particular Class of Certificates is "qualified stated interest," all principal and interest payments payable to that Class from that Mortgage Loan are taken into account. Under the method described above for REMIC Regular Interest Certificates (the "Cash Flow Bond Method"), a prepayment assumption is used and periodic recalculations are made which take into account with respect to each accrual period the effect of prepayments during such period. The Code prescribes the same method for debt instruments "secured by" other debt instruments, the maturity of which may be affected by prepayments on the underlying debt instruments. However, the Code does not, absent Treasury regulations, appear specifically to cover instruments such as the Stripped Certificates which technically represent ownership interests in the underlying Mortgage Loans, rather than being debt instruments "secured by" those loans. Nevertheless, it is believed that the Cash Flow Bond Method is a reasonable method of reporting income for such Certificates, and it is expected that OID will be reported on that basis unless otherwise specified in the related Prospectus Supplement. In applying the calculation to Stripped Certificates, the Trustee will treat all payments to be received with respect to a Class of Certificates as payments on a single installment obligation. The IRS could, however, assert that OID must be calculated separately for each Mortgage Loan underlying a Class of Certificates.

  Under certain circumstances, if the Mortgage Loans prepay at a rate faster than the Prepayment Assumption, the use of the Cash Flow Bond Method may accelerate a Certificateholder's recognition of income. If, however, the Mortgage Loans prepay at a rate slower that the prepayment assumption, in some circumstances the use of this method may decelerate a Certificateholder's recognition of income.

  In the case of a Stripped Certificate the payments on which consist solely or primarily of a specified portion of the interest payments on the Mortgage Loans ("Interest Weighted Stripped Certificate"), additional uncertainty exists because of the enhanced potential for applicability of the contingent principal provisions of the Proposed Regulations.

  Under the contingent principal provisions, "contingent principal" represents the portion of the purchase price in excess of the amount of principal payments. Under this method, the Certificateholder is in effect put on the cash method with respect to interest income at the applicable federal rate. First, each payment denominated "interest" is treated as interest to the extent of accrued and unpaid interest on the debt instrument at the time that the payment is received. Second, the portion of a payment denominated as interest that is not treated as interest, as described in the preceding sentence, is treated as a repayment of contingent principal. The interest for any accrual period is the product of the applicable federal rate (published monthly by the Treasury Department and adjusted for the length of the accrual period) at the time of the debt instrument's issuance and the adjusted issue price at the beginning of the accrual period (the sum of the purchase price of the instrument plus the accrued interest for all prior accrual periods, reduced by the total of payments received in all prior periods). The total of the payments denominated as interest with respect to the Interest Weighted Stripped Certificate that may be treated as principal may not exceed the amount of contingent principal. If the contingent principal has been completely recovered, all subsequent payments will be treated as interest.

  The Proposed Regulations provide that if all contingent principal is not recovered as of the final payment, then the final payment will be treated as principal to the extent of such unrecovered principal and interest to the extent of the remainder, if any. To the extent the final payment is not sufficient to cover the principal amount, the Certificateholders will recognize a loss. Any such loss may be an ordinary loss since loss recognized on retirement of a debt instrument issued by a natural person (e.g., a mortgage loan) is not a loss from a sale or exchange. However, the IRS might contend that such loss should be a capital loss if the Certificateholder held its Certificate as a capital asset within the meaning of Section 1221 of the Code.

  Possible Alternative Characterizations. The characterizations of the Stripped Certificates described above are not the only possible interpretations of the applicable Code provisions. Among other possibilities, the IRS could contend that (i) in certain Series, each Stripped Certificate other than an Interest Weighted Stripped Certificate is composed of an unstripped, undivided ownership interest in Mortgage Loans and an installment obligation consisting of stripped principal payments; (ii) the Stripped Certificates other than the Interest Weighted Stripped Certificates are subject to the contingent payment provisions of the Proposed Regulations; or
(iii) each Interest Weighted Stripped Certificate is composed of an unstripped undivided ownership interest in Mortgage Loans and an installment obligation consisting of stripped interest payments.

  Given the variety of alternatives for treatment of the Certificates and the different federal income tax consequences that result from each alternative, potential purchasers are urged to consult their own tax advisers regarding the proper treatment of the Certificates for federal income tax purposes.

  Character as Qualifying Mortgage Loans. In the case of Stripped Certificates there is no specific legal authority existing regarding whether the character of the Certificates, for federal income tax purposes, will be the same as the Mortgage Loans. The IRS could take the position that the Mortgage Loans' character is not carried over to the Certificates in such circumstances. Pass-Through Certificates will be, and, although the matter is not free from doubt, Stripped Certificates should be considered to represent "qualifying real property loans" within the meaning of Section 593(d) of the Code, "real estate assets" within the meaning of Section 856(c)(5)(A) of the Code, and "loans secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Code (except that if the underlying Mortgage Loans are not residential Mortgage Loans, the Certificates will not so qualify): interest income attributable to the Certificates should be considered to represent "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Section 856(c)(3)(B) of the Code. Reserves or funds underlying the Certificates may cause a proportionate reduction in the above-described qualification of Certificates.

  Sale of Certificates. As a general rule, if a Certificate is sold, gain or loss will be recognized by the Holder thereof in an amount equal to the difference between the amount realized on the sale and the Certificateholder's adjusted tax basis in the Certificate. Such gain or loss will generally be capital gain or loss if the Certificate is held as a capital asset. In the case of Pass-Through Certificates, such tax basis will generally equal the Holder's cost of the Certificate increased by any discount income with respect to the loans represented by such Certificate previously included in income, and decreased by the amount of any distributions of principal previously received with respect to the Certificate. Such gain, to the extent not otherwise treated as ordinary income, will be treated as ordinary income to the extent of any accrued market discount not previously reported as income. Gain attributable to a Certificate held as part of a conversion transaction or subject to an election under Code Section 163(d)(4) may also be treated in whole or part as ordinary income. See "--Sale or Exchange of REMIC Regular Interest Certificates" above. In the case of Stripped Certificates, the tax basis will generally equal the Certificateholder's cost for the Certificate, increased by any discount income with respect to the Certificate previously included in income, and decreased by the amount of all payments previously received with respect to such Certificate.

MISCELLANEOUS TAX ASPECTS

  Backup Withholding. A Certificateholder, other than a REMIC Residual Certificateholder, may, under certain circumstances, be subject to "backup withholding" at the rate of 31% with respect to distributions or the proceeds of a sale of certificates to or through brokers that represent interest or original issue discount on the Certificates. This withholding generally applies if the Holder of a Certificate (i) fails to furnish the Trustee with its taxpayer identification number ("TIN"); (ii) furnishes the Trustee an incorrect TIN; (iii) fails to report properly interest, dividends or other "reportable payments" as defined in the Code; or (iv) under certain circumstances, fails to provide the Trustee or such Holder's securities broker with a certified statement, signed under penalty of perjury, that the TIN provided is its correct TIN and that the Holder is not subject to backup withholding. Backup withholding will not apply, however, with respect to certain payments made to Certificateholders, including payments to certain exempt recipients (such as exempt organizations) and to certain Nonresidents (as defined below). Holders of the Certificates should consult their tax advisers as to their qualification for exemption from backup withholding and the procedure for obtaining the exemption.

  The Trustee will report to the Certificateholders and to the Master Servicer for each calendar year the amount of any "reportable payments" during such year and the amount of tax withheld, if any, with respect to payments on the Certificates.

TAX TREATMENT OF FOREIGN INVESTORS

  Under the Code, unless interest (including OID) paid on a Certificate (other than a Residual Interest Certificate) is considered to be "effectively connected" with a trade or business conducted in the United States by a nonresident alien individual, foreign partnership or foreign corporation ("Nonresidents"), such interest will normally qualify as portfolio interest (except where (i) the recipient is a holder, directly or by attribution, of 10% or more of the capital or profits interest in the issuer or (ii) the recipient is a controlled foreign corporation as to which the issuer is a related person) and will be exempt from Federal income tax. Upon receipt of appropriate ownership statements, the issuer normally will be relieved of obligations to withhold tax from such interest payments. These provisions supersede the generally applicable provisions of United States law that would otherwise require the issuer to withhold at a 30% rate (unless reduced or eliminated by an applicable tax treaty) on, among other things, interest and other fixed or determinable, annual or periodical income paid to Nonresidents. Holders of Pass-Through Certificates and Stripped Certificates, including Ratio Certificates, however, may be subject to withholding to the extent that the Mortgage Loans were originated on or before July 18, 1984.

  Interest and OID of Certificateholders who are foreign persons are not subject to withholding if they are effectively connected with a United States business conducted by the Certificateholder. They will, however, generally be subject to the regular United States income tax.

  Payments to Holders of Residual Interest Certificates who are foreign persons will generally be treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Holders should assume that such income does not qualify for exemption from United States withholding tax as "portfolio interest." It is clear that, to the extent that a payment represents a portion of REMIC taxable income that constitutes excess inclusion income, a Holder of a Residual Interest Certificate will not be entitled to an exemption from or reduction of the 30% (or lower treaty rate) withholding tax. If the payments are subject to United States withholding tax, they generally will be taken into account for withholding tax purposes only when paid or distributed (or when the Residual Interest Certificate is disposed of). The Treasury has statutory authority, however, to promulgate regulations which would require such amounts to be taken into account at an earlier time in order to prevent the avoidance of tax. Such regulations could, for example, require withholding prior to the distribution of cash in the case of Residual Interest Certificates that do not have significant value. Under the Proposed Regulations, if a Residual Interest Certificate has tax avoidance potential, a transfer of a Residual Interest Certificate to a Nonresident will be disregarded for all Federal tax purposes. A Residual Interest Certificate has tax avoidance potential unless, at the time of the transfer, the transferor reasonably expects that the REMIC will distribute to the transferee Residual Interest holder amounts that will equal at least 30% of each excess inclusion, and that such amounts will be distributed at or after the time at which the excess inclusion accrues and not later than the close of the calendar year following the calendar year of accrual. If a Nonresident transfers a Residual Interest Certificate to a United States person, and if the transfer has the effect of allowing the transferor to avoid tax on accrued excess inclusions, then the transfer is disregarded and the transferor continues to be treated as the owner of the Residual Interest Certificate for purposes of the withholding tax provisions of the Code. See "CERTAIN FEDERAL INCOME TAX CONSEQUENCES-- Excess Inclusions."

                           STATE TAX CONSIDERATIONS

  In addition to the Federal income tax consequences described in "CERTAIN FEDERAL INCOME TAX CONSEQUENCES," potential investors should consider the state income tax consequences of the acquisition, ownership, and disposition of the Certificates. State income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state. Therefore, potential investors should consult their own tax advisers with respect to the various state tax consequences of an investment in the Certificates.

                             ERISA CONSIDERATIONS

  The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), imposes certain requirements on employee benefit plans subject to ERISA ("ERISA Plans") and prohibits certain transactions between ERISA Plans and persons who are parties in interest (as defined under ERISA) ("parties in interest") with respect to assets of such Plans. Section 4975 of the Code prohibits a similar set of transactions between certain plans ("Code Plans," and together with ERISA Plans, "Plans") and persons who are disqualified persons (as defined in the Code) with respect to Code Plans. Certain employee benefit plans, such as governmental plans and church plans (if no election has been made under Section 410(d) of the Code), are not subject to the requirements of ERISA or Section 4975 of the Code, and assets of such plans may be invested in Certificates, subject to the provisions of other applicable federal and state law. Any such plan which is qualified under Section 401(a) of the Code and exempt from taxation under Section 501(a) of the Code is, however, subject to the prohibited transaction rules set forth in Section 503 of the Code.

  Investments by ERISA Plans are subject to ERISA's general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that investments be made in accordance with the documents governing the ERISA Plan. Before investing in a Certificate, an ERISA Plan fiduciary should consider, among other factors, whether to do so is appropriate in view of the overall investment policy and liquidity needs of the ERISA Plan. Such fiduciary should especially consider the sensitivity of the investments to the rate of principal payments (including prepayments) on the Mortgage Loans, as discussed in the Prospectus Supplement related to a Series.

PROHIBITED TRANSACTIONS

  Section 406 of ERISA and Section 4975 of the Code prohibit parties in interest and disqualified persons with respect to ERISA Plans and Code Plans from engaging in certain transactions involving such Plans or "plan assets" of such Plans unless a statutory or administrative exemption applies to the transaction. Section 4975 of the Code and Sections 502(i) and 502(l) of ERISA provide for the imposition of certain excise taxes and civil penalties on certain persons that engage or participate in such prohibited transactions. The Depositor, the Master Servicer, any Special Servicer or the Trustee or certain affiliates thereof may be considered or may become parties in interest or disqualified persons with respect to an investing Plan. If so, the acquisition or holding of Certificates by, on behalf of or with "plan assets" of such Plan may be considered to give rise to a "prohibited transaction" within the meaning of ERISA and/or the Section 4975 of Code unless an administrative exemption described below or some other exemption is available.

  Special caution should be exercised before "plan assets" of a Plan are used to purchase a Certificate if, with respect to such assets, the Depositor, the Master Servicer, any Special Servicer or the Trustee or an affiliate thereof either (a) has investment discretion with respect to the investment of such assets, or (b) has authority or responsibility to give, or regularly gives investment advice with respect to such assets for a fee and pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to such assets and that such advice will be based on the particular investment needs of the Plan.

  Further, if the assets included in a Trust Fund were deemed to constitute "plan assets," a Plan's investment in the Certificates may be deemed to constitute a delegation, under ERISA, of the duty to manage plan assets by the fiduciary deciding to invest in the Certificates, and certain transactions involved in the operation of the Trust Fund may be deemed to constitute prohibited transactions under ERISA and/or the Code. Neither ERISA nor Section 4975 of the Code defines the term "plan assets."

  The U.S. Department of Labor (the "Department") has issued regulations (the "Regulations") concerning whether or not a Plan's assets would be deemed to include an interest in the underlying assets of an entity (such as the Trust
Fund), for purposes of the reporting and disclosure and general fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Code, if the Plan acquires an "equity interest" (such as a Certificate) in such an entity.

  Certain exceptions are provided in the Regulations whereby an investing Plan's assets would be deemed merely to include its interest in the Certificates instead of being deemed to include an interest in the assets of the Trust Fund. However, it cannot be predicted in advance, nor can there be a continuing assurance whether such exceptions may be met, because of the factual nature of certain of the rules set forth in the Regulations. For example, one of the exceptions in the Regulations states that the underlying assets of an entity will not be considered "plan assets" if less than 25% of the value of each class of equity interests is held by "benefit plan investors," which are defined as ERISA Plans, Code Plans, and employee benefit plans not subject to ERISA (for example, governmental plans), but this exemption is tested immediately after each acquisition of an equity interest in the entity whether upon initial issuance or in the secondary market.

  Pursuant to the Regulations, if the assets of the Trust Fund were deemed to be "plan assets" by reason of the investment of assets of a Plan in any Certificates, the "plan assets" of such Plan would include an undivided interest in the Mortgage Loans, the mortgages underlying the Mortgage Loans and any other assets held in the Trust Fund. Therefore, because the Mortgage Loans and other assets held in the Trust Fund may be deemed to be "plan assets" of each Plan that purchases Certificates, in the absence of an exemption, the purchase, sale or holding of Certificates of any Series or Class by or with "plan assets" of a Plan may result in a prohibited transaction and the imposition of civil penalties or excise taxes. Depending on the relevant facts and circumstances, certain prohibited transaction exemptions may apply to the purchase, sale or holding of Certificates of any Series or Class by a Plan, for example, Prohibited Transaction Class Exemption ("PTCE") 91-38 (formerly PTCE 80-51), which exempts certain transactions between bank collective investment funds and parties in interest; PTCE 90-1 (formerly PTCE 78-19), which exempts certain transactions between insurance company pooled separate accounts and parties in interest; or PTCE 84-14, which exempts certain transactions effected on behalf of a plan by a "qualified professional asset manager." Also, the Department has issued administrative exemptions from application of certain prohibited transaction restrictions of ERISA and the Code to most underwriters of mortgage-backed securities (each, an "Underwriter's Exemption"). Such an Underwriter's Exemption can only apply to mortgage-backed securities which, among other conditions, are sold in an offering with respect to which such underwriter serves as the sole or a managing underwriter, or as a selling or placement agent. If such an Underwriter's Exemption might be applicable to a Series of Certificates, the related Prospectus Supplement will refer to such possibility.

  ANY FIDUCIARY OR OTHER PLAN INVESTOR WHO PROPOSES TO INVEST "PLAN ASSETS" OF A PLAN IN CERTIFICATES OF ANY SERIES OR CLASS SHOULD CONSULT WITH ITS COUNSEL WITH RESPECT TO THE POTENTIAL CONSEQUENCES UNDER ERISA AND SECTION 4975 OF THE CODE OF ANY SUCH ACQUISITION AND OWNERSHIP OF SUCH CERTIFICATES.

UNRELATED BUSINESS TAXABLE INCOME--RESIDUAL INTERESTS

  The purchase of a Certificate evidencing an interest in the Residual Interest in a Series that is treated as a REMIC by any employee benefit or other plan that is exempt from taxation under Code Section 501(a), including most varieties of Plans, may give rise to "unrelated business taxable income" as described in Code Sections 511-515 and 860E. Further, prior to the purchase of an interest in a Residual Interest, a prospective transferee may be required to provide an affidavit to a transferor that it is not, nor is it purchasing an interest in a Residual Interest on behalf of, a "Disqualified Organization," which term as defined above includes certain tax-exempt entities not subject to Code Section 511, such as certain governmental plans, as discussed above under

"CERTAIN FEDERAL INCOME TAX CONSEQUENCES--Taxation of Holders of Residual Interest Certificates" and "--Restrictions on Ownership and Transfer of Residual Interest Certificates."

  Due to the complexity of these rules and the penalties imposed upon Persons involved in prohibited transactions, it is particularly important that individuals responsible for investment decisions with respect to ERISA Plans and Code Plans consult with their counsel regarding the consequences under ERISA and/or the Code of their acquisitions and ownership of Certificates.

  The sale of Certificates to a Plan is in no respect a representation by the Depositor or the applicable underwriter that this investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that this investment is appropriate for Plans generally or any particular Plan.

                               LEGAL INVESTMENT

  The Prospectus Supplement for each Series will identify those Classes of Certificates, if any, which constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 (the "Enhancement Act").

  Such Classes will constitute "mortgage related securities" for so long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization (the "SMMEA Certificates"). As "mortgage related securities," the SMMEA Certificates will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including, but not limited to, state-chartered savings banks, commercial banks, savings and loan associations and insurance companies, as well as trustees and state government employee retirement systems) created pursuant to or existing under the laws of the United States or of any state (including the District of Columbia and Puerto Rico) whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for such entities. Pursuant to the Enhancement Act, a number of states enacted legislation, on or before the October 3, 1991 cutoff for such enactments, limiting to varying extents the ability of certain entities (in particular, insurance companies) to invest in mortgage related securities, in most cases by requiring the affected investors to rely solely upon existing state law, and not the Enhancement Act. Accordingly, the investors affected by such legislation will be authorized to invest in SMMEA Certificates only to the extent provided in such legislation.

  The Enhancement Act also amended the legal investment authority of federally chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal with, mortgage related securities without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in mortgage related securities, and national banks may purchase mortgage related securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. 24 (Seventh), subject in each case to such regulations as the applicable federal regulatory authority may prescribe. In this connection, federal credit unions should review the NCUA Letter to Credit Unions No. 96, as modified by Letter No. 108, which includes guidelines to assist federal credit unions in making investment decisions for mortgage related securities. The NCUA has adopted rules which prohibit federal credit unions from investing in certain mortgage related securities, except under limited circumstances.

  All depository institutions considering an investment in the Certificates should review the Supervisory Policy Statement on Securities Activities dated January 28, 1992 (the "Policy Statement") of the Federal Financial Institutions Examination Council. The Policy Statement, which has been adopted by the Board of Governors of the Federal Reserve System, the FDIC, the Comptroller of the Currency and the Office of Thrift Supervision and by the NCUA (with certain modifications) prohibits depository institutions from investing in certain "high-risk" mortgage securities, except under limited circumstances, and sets forth certain investment practices deemed to be unsuitable for regulated institutions.

  Institutions whose investment activities are subject to regulation by federal or state authorities should review rules, policies and guidelines adopted from time to time by such authorities before purchasing any SMMEA Certificates, as SMMEA Certificates may be deemed unsuitable investments, or may otherwise be restricted, under such rules, policies or guidelines (in certain instances irrespective of the Enhancement Act).

  The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits, provisions which may restrict or prohibit investment in securities which are not "interest bearing" or "income-paying," and provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

  Investors should consult with their own legal advisers in determining whether, and to what extent, SMMEA Certificates constitute legal investments for such investors.

  Other Classes of Certificates will not constitute "mortgage related securities" under the Enhancement Act (the "Non-SMMEA Certificates"). The appropriate characterization of the Non-SMMEA Certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase Non-SMMEA Certificates, may be subject to significant interpretive uncertainties. All investors whose investment authority is subject to legal restrictions should consult their own legal advisers to determine whether, and to what extent, the Non-SMMEA Certificates will constitute legal investments for them.

  Except as to the status of SMMEA Certificates identified in the Prospectus Supplement for a Series as "mortgage related securities" under the Enhancement Act, the Depositor will make no representation as to the proper characterization of the Certificates for legal investment or financial institution regulatory purposes, or as to the ability of particular investors to purchase Certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the Certificates) may adversely affect the liquidity of the Certificates.

                             PLAN OF DISTRIBUTION

  Each Series of Certificates offered hereby and by means of the related Prospectus Supplements may be sold directly by the Depositor or may be offered through CS First Boston Corporation, an affiliate of the Depositor, or underwriting syndicates represented by CS First Boston Corporation (the "Underwriters"). The Prospectus Supplement with respect to each such Series of Certificates will set forth the terms of the offering of such Series of Certificates, including the name or names of the Underwriters, the proceeds to the Depositor, and either the initial public offering price, the discounts and commissions to the Underwriters and any discounts or concessions allowed or reallowed to certain dealers, or the method by which the price at which the Underwriters will sell such Certificates will be determined.

  Unless otherwise specified in the related Prospectus Supplement, the Underwriters will be obligated to purchase all of the Certificates of a Series described in the related Prospectus Supplement with respect to such Series if any such Certificates are purchased. The Certificates may be acquired by the Underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale.

  If specified in the applicable Prospectus Supplement, the Depositor will authorize Underwriters or other persons acting as the Depositor's agents to solicit offers by certain institutions to purchase the Certificates from the Depositor pursuant to contracts providing for payment and delivery on a future date. Institutions with which such contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases such institutions must be approved by the Depositor. The obligation of any purchaser under any such contract will be subject to the condition that the purchase of the offered Certificates shall not at the time of delivery be prohibited under the laws of the jurisdiction to which such purchaser is subject. The Underwriters and such other agents will not have any responsibility in respect of the validity or performance of such contracts.

  The Depositor may also sell the Certificates offered hereby by means of the related Prospectus Supplements from time to time in negotiated transactions or otherwise, at prices determined at the time of sale. The Depositor may effect such transactions by selling Certificates to or through dealers, and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Depositor and any purchasers of Certificates for whom they may act as agents.

  The place and time of delivery for each Series of Certificates offered hereby and by means of the related Prospectus Supplement will be set forth in the Prospectus Supplement with respect to such Series.

                                 LEGAL MATTERS

  Certain legal matters relating to the Certificates offered hereby will be passed upon for the Depositor by Orrick, Herrington & Sutcliffe, San Francisco, California, and for the Underwriters by Cadwalader, Wickersham & Taft, New York, New York.

                                   GLOSSARY

Act............................  the Securities Act of 1933, as amended, p. 2.

ADA............................  the Americans with Disabilities Act of 1990 and the rules promulgated thereunder, p. 34.

Agreement......................  the Pooling and Servicing Agreement dated as of the Cut-Off Date among the Depositor, the Master Servicer, the Trustee and any other party specified in the Prospectus Supplement for the related Series relating to the Cer-tificates of such Series, p. 3.

Bankruptcy Code................  the Federal Bankruptcy Code, as amended from time to time (11 U.S.C.), p. 25.

Borrower.......................  the obligor on a Note, p. 9.

Cash Flow Bond Method..........  as defined on p. 47.

CERCLA.........................  the federal Comprehensive Environmental Re-
                                 sponse, Compensation and Liability Act of 1980, as amended, p. 26.

Certificateholders.............  the registered holders of Certificates, p. 4.

Certificates...................  the Commercial/Multifamily Mortgage Pass-
                                 Through Certificates evidencing a beneficial ownership interest in a given Trust Fund, p. 1.

Classes........................  the Certificates of a Series may be divided into one or more classes of Certificates and will be described in the applicable Prospec-tus Supplement, p. 1.

Closing Date...................  the date of the initial issuance of a Series of Certificates, as specified in the related
                                 Prospectus Supplement, p. 10.

Code...........................  the Internal Revenue Code of 1986, as amend-
                                 ed, p. 7.

Code Plans.....................  as defined on p. 50.

Collection Account.............  the special trust account established and maintained by the Master Servicer pursuant to the Agreement for each Series, p. 5.

Commission.....................  the United States Securities and Exchange
                                 Commission, p. 2.

Compound Interest
 Certificates..................  as defined on p. 36.

CSFBSC.........................  CS First Boston Securities Corporation, p. 3.

Cut-Off Date...................  as defined on p. 5.

Debt Service Reduction.........  with respect to any Mortgage Loan, a reduc-
                                 tion in the scheduled monthly payment, as de-scribed in the Agreement, for such Mortgage Loan by a court of competent jurisdiction in a proceeding under the Bankruptcy Code, ex-cept such a reduction resulting from a Defi-cient Valuation, p. 29.

Deficient Valuation............  as defined on p. 29.

Deleted Mortgage Loans.........  Mortgage Loans that are deleted from a Trust
                                 Fund and replaced by Substitute Mortgage
                                 Loans, p. 13.

Department.....................  U.S. Department of Labor, p. 50.

Depositor......................  CS First Boston Mortgage Securities Corp., a
                                 Delaware corporation, p. 1.

Disqualified Organization......  as defined on p. 44.

Distribution Account...........  the account established by the Trustee into which the Master Servicer will deposit
                                 amounts from which distributions will be made to Certificateholders on each Distribution Date, p. 5.

Distribution Date..............  the date in each time period on which distri-
                                 butions of principal and interest are made to Certificateholders, as specified in the ap-plicable Prospectus Supplement, p. 4.

Enhancement....................  the credit enhancement for a Series, if any, specified in the related Prospectus Supple-ment, p. 19.

Enhancement Act................  the Secondary Mortgage Market Enhancement Act
                                 of 1984, p. 52.

EPA............................  the United States Environmental Protection
                                 Agency, p. 26.

ERISA..........................  the Employee Retirement Income Security Act
                                 of 1974, as amended, p. 50.

ERISA Plans....................  employee benefit plans subject to ERISA, p.
                                 50.

Escrow Account.................  an account provided for in the Agreement for each Series in which the Master Servicer is required to deposit amounts received from each Borrower, if required by the terms of the related Note, for the payment of taxes, assessments, certain mortgage and hazard in-surance premiums and other comparable items,
                                 p. 14.

Event of Default...............  any of the items listed under the heading
                                 "SERVICING OF THE MORTGAGE LOANS--Events of
                                 Default," p. 18.

FHA............................  The Federal Housing Administration, a divi-
                                 sion of HUD, p. 11.

FHLMC..........................  the Federal Home Loan Mortgage Corporation,
                                 p. 4.

Final Regulations..............  as defined on p. 36.

FNMA...........................  the Federal National Mortgage Association, p.
                                 4.

Form 8-K.......................  as defined on p. 10.

Garn-St Germain Act............  the Garn-St Germain Depository Institutions
                                 Act of 1982, p. 30.

GNMA...........................  the Government National Mortgage Association,
                                 p. 4.

Holders........................  the registered holders of Certificates, p. 4.

HUD............................  The United States Department of Housing and
                                 Urban Development, p. 11.

Installment Contracts..........  installment contracts for the sale of real estate pursuant to which the seller retains legal title to the property and the purchaser covenants to pay the purchase price, plus in-terest, over the term of such contracts, p.
                                 9. See also "CERTAIN LEGAL ASPECTS OF THE
                                 MORTGAGE LOANS--Installment Contracts".

Insurance Proceeds.............  the proceeds from any insurance policy relat-
                                 ing to a Mortgage Loan other than proceeds applied to restoration of the related Mort-gaged Property, p. 5.

Interest Weighted Certificate..  a Class of Certificates the payments on which consist solely or primarily of a specified portion of the interest payments on the Mort-gage Loans held by a REMIC, p. 37.

Interest Weighted Stripped
 Certificate...................  as defined on p. 47.

IRS............................  the Internal Revenue Service, p. 35.

L/C Bank.......................  the bank or financial institution issuing a letter of credit with respect to a Series, as specified in the related Prospectus Supple-ment, p. 20.

L/C Percentage.................  as defined on p. 20.

Liquidation Proceeds...........  the proceeds from the liquidation of a Mort-
                                 gage Loan, p. 5.

Master Servicer................  the master servicer or servicer selected by the Depositor to be the master servicer or servicer under the Agreement for a Series, as described in the related Prospectus Supple-ment, p. 14.

Master Servicer Remittance
 Date..........................  with respect to any Distribution Date, the business day preceding such date, p. 5.

Mortgage Interest Rate.........  the per annum rate of interest charged on the principal balance of a Mortgage Loan, p. 13.

Mortgage Loan File.............  as defined on p. 10.

Mortgage Loan Groups...........  Mortgage Loans in a Mortgage Pool that have been segregated into a separate mortgage loan groups, p. 10.

Mortgage Loan Schedule.........  the list of Mortgage Loans attached as an ex-
                                 hibit to the Agreement for each Series, p. 10.

Mortgage Loans.................  the adjustable and fixed rate, amortizing and balloon payment, commercial, multifamily res-idential, cooperatively owned residential and mixed residential/commercial mortgage loans, participation interests in such mortgage loans, mortgage pass-through certificates and Installments Contracts included in the Mort-gage Pool and which constitute the Trust Fund, p. 9.

Mortgage Pool..................  a pool of one or more Mortgage Loans which will be the primary assets of a Trust Fund,
                                 p. 1.

Mortgaged Property.............  fee simple or leasehold interests in commer-
                                 cial real estate, multifamily residential property, cooperatively owned multifamily property and/or mixed residential/commercial property securing a Mortgage Loan and such other property, as the context requires, p. 9.

Mortgages......................  mortgages, deeds of trust or similar security instruments creating a first or junior lien on Mortgaged Properties, p. 9.

Multiple Variable Rate.........  as defined on p. 38

NCUA...........................  the National Credit Union Administration, p.
                                 32.

Non-SMMEA Certificates.........  Certificates which do not constitute "mort-
                                 gage related securities" for purposes of the Enhancement Act, p. 53.

Nonresidents...................  a nonresident alien individual, foreign part-
                                 nership or foreign corporation, p. 49.

Note...........................  a promissory note and/or agreement evidencing an obligation under a Mortgage Loan, p. 9.

1986 Act.......................  the Tax Reform Act of 1986, p. 39.

OID............................  original issue discount within the meaning of
                                 Section 1273 of the Code, p. 36.

Outstanding Balance............  as defined on p. 29.

Pass-Through Certificates......  as defined on p. 45.

Pass-Through Rate..............  the interest rate for each Class of Certifi-
                                 cates of a Series, as described in the appli-cable Prospectus Supplement, p. 2.

Permitted Investments..........  as defined on p. 6.

Plans..........................  ERISA Plans together with Code Plans, p. 50.

Policy Statement...............  the Supervisory Policy Statement on Securi-
                                 ties Activities dated January 28, 1992, p. 52.

Prepayment Assumption..........  the anticipated rate of prepayment on the
                                 Mortgage Loans used for calculations with re-spect to amortization of original issue discount, p. 37.

Prepayment Premium.............  any premium paid or payable by the related
                                 Borrower in connection with any principal prepayment on any Mortgage Loan, p. 5.

Property Protection Expenses...  any costs and expenses incurred in connection with defaulted Mortgage Loans, acquiring ti-tle or management of REO Properties or the sale of defaulted Mortgage Loans or REO Prop-erties, as more fully described in the Agree-ment for each Series, p. 5.

Proposed Regulations...........  proposed Treasury regulations issued under
                                 Sections 1271-1275 of the Code, p. 36.

PTCE...........................  as defined on p. 51.

Rating Agency..................  a nationally recognized statistical rating organization that is providing a rating for the Certificates, p. 3.

Ratio Strip Certificates.......  as defined on p. 46.

Registration Statement.........  Registration Statement 33-82354 filed with the Commission relating to the Certificates,
                                 p. 2.

Regular Interests..............  regular interests in a REMIC, p. 35.

Regular Interest Certificates..  as defined on p. 35.

Regulations....................  regulations issued by the Department with re-
                                 spect to Plans, p. 50.

Relief Act.....................  the Soldiers' and Sailors' Civil Relief Act
                                 of 1940, as amended, p. 31.

REMIC..........................  a "real estate mortgage investment conduit,"
                                 p. 1.

REMIC Regulations..............  as defined on p. 43.

REO Account....................  the special trust account established and maintained in order to be used in connection with REO Properties and other Mortgaged Prop-erties, p. 6.

REO Property...................  any Mortgaged Property which has been ac-
                                 quired on behalf of the Trust Fund for each Series through foreclosure or deed in lieu of foreclosure, p. 5.

Reserve Fund...................  as defined on p. 20.

Residual Interests.............  residual interests in a REMIC, p. 35.

Residual Interest Certificate..  as defined on p. 42.

Senior Certificates............  a Class of Certificates which are senior in right and priority to the extent described in the applicable Prospectus Supplement to pay-ment of principal and interest to all Subor-dinate Certificates of such Series, p. 19.

Series.........................  the Certificates may be offered from time to time in a series and each series will be identified in a separate Prospectus Supple-ment, p. 1.

Servicing Fee..................  the fee paid to the Master Servicer with re-
                                 spect to each Mortgage Loan, as described in the applicable Prospectus Supplement, p. 16.

Simple Interest Loans..........  Mortgage Loans as to which the monthly pay-
                                 ments thereon are applied first to interest accrued from the last date to which interest has been paid to the date such monthly pay-ment is received and the balance thereof is applied to principal, p. 9.

Simplification Act.............  as defined on p. 44.

Single Variable Rate...........  as defined on p. 36.

SMMEA Certificates.............  Certificates which constitute "mortgage re-
                                 lated securities" for purposes of the En-hancement Act so long as they are rated in one of the two highest rating categories by at least one Rating Agency, p. 52.

Special Servicer...............  the entity selected by the Depositor to be the special servicer under the Agreement for a Series, as described in the related Pro-spectus Supplement, p. 14.

Specially Serviced Mortgage
 Loans.........................  the Mortgage Loans for which certain servic-
                                 ing obligations have been transferred from the Master Servicer to the Special Servicer together with the REO Properties, p. 14.

Stripped Certificates..........  as defined on p. 45.

Subordinate Certificates.......  a Class of Certificates which are subordinate in right and priority to the extent described in the applicable Prospectus Supplement to payment of principal and interest to all Se-nior Certificates of such Series, p. 19.

Substitute Mortgage Loans......  Mortgage Loans that are substituted for De-
                                 leted Mortgage Loans, p. 13.

TIN............................  as defined on p. 48.

Title VIII.....................  Title VIII of the Garn-St Germain Act, p. 32.

Trust Fund.....................  the trust fund created by the Agreement for each Series and whose principal assets are the Mortgage Loans, p. 1.

Trustee........................  the bank or trust company selected by the De-
                                 positor to act as Trustee under the Agreement for each Series, p. 8.

Trustee/Master Servicer Fee....  as defined on p. 45.

Unaffiliated Seller............  the seller of a Mortgage Loan to the Deposi-
                                 tor or any of its affiliates, p. 12.

Underwriter's Exemption........  as defined on p. 51.

Underwriters...................  as defined on p. 53.

Voting Rights..................  the portion of the voting rights of all of the Certificates that is allocated to any Certificate, p. 18.

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 NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFOR-
MATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS SUPPLE-MENT OR THE PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTA-TION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE DEPOSITOR OR THE UNDERWRITERS. THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS DO NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO
MAKE SUCH OFFER IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIR-CUMSTANCES, CREATE AN IMPLICATION THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF OR THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE DEPOSITOR SINCE SUCH DATE.

                                 ------------

                               TABLE OF CONTENTS

                             PROSPECTUS SUPPLEMENT

                                                                            PAGE
                                                                            ----
Available Information......................................................  S-3
Summary of Terms...........................................................  S-7
Risk Factors............................................................... S-25
Description of the Mortgage Pool and the Underlying Mortgaged Properties... S-32
Description of the Certificates............................................ S-45
Maturity Considerations.................................................... S-58
Yield Considerations....................................................... S-61
Servicing.................................................................. S-62
The Trustee and the Fiscal Agent........................................... S-70
Certain Federal Income Tax Consequences.................................... S-72
ERISA Considerations....................................................... S-73
Use of Proceeds............................................................ S-75
Plan of Distribution....................................................... S-75
Legal Matters.............................................................. S-75
Ratings.................................................................... S-76
Index of Terms............................................................. S-77

                                  PROSPECTUS

Prospectus Supplement......................................................    2
Additional Information.....................................................    2
Incorporation of Certain Information by Reference..........................    2
The Depositor..............................................................    3
Use of Proceeds............................................................    3
Description of the Certificates............................................    3
The Mortgage Pools.........................................................    9
Servicing of the Mortgage Loans............................................   14
Enhancement................................................................   19
Certain Legal Aspects of the Mortgage Loans................................   21
Certain Federal Income Tax Consequences....................................   35
State Tax Considerations...................................................   50
ERISA Considerations.......................................................   50
Legal Investment...........................................................   52
Plan of Distribution.......................................................   53
Legal Matters..............................................................   54
Glossary...................................................................   55

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                                CS First Boston
                           Mortgage Securities Corp.
                                   Depositor

                    Wells Fargo Bank, National Association
                         Seller, Master Servicer, and
                           Initial Special Servicer

                      [LOGO OF WELLS FARGO APPEARS HERE]

                                 $207,272,000
                                 (Approximate)

                              Commercial Mortgage
                           Pass-Through Certificates
                                Series 1995-WF1

$87,030,000 (approximate) Senior Class A-1 Certificates
$71,472,00 (approximate) Senior Class A-2 Certificates
$14,361,000 (approximate) Subordinated Class B Certificates
$19,508,000 (approximate) Subordinated Class C Certificates
$14,631,000 (approximate) Subordinated Class D Certificates

                            PROSPECTUS SUPPLEMENT

                                CS First Boston
                             Morgan Stanley & Co.
                                 Incorporated

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